UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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UpHealth, Inc.

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JANUARY 10, 2024

14000 S. Military Trail, Suite 203

Delray Beach, Florida 33484

[●], 2024

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of UpHealth, Inc., a Delaware corporation (“UpHealth,” “we,” “us,” or “our”), to be held on [●], 2024 at [●]:[●] [●]. m., Eastern time, virtually at www.virtualshareholdermeeting.com/UPH2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

On November 16, 2023, UpHealth and its wholly-owned subsidiary, Cloudbreak Health, LLC, a Delaware limited liability company (“Cloudbreak”), entered into a membership interests purchase agreement with Forest Buyer, LLC, a Delaware limited liability company (“Forest Buyer”) and an affiliate of GTCR LLC, a leading private equity firm (as it may be amended from time to time in accordance with its terms, the “Purchase Agreement”), pursuant to which UpHealth has agreed to sell to Forest Buyer all of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak for $180.0 million in cash, subject to certain adjustments as more fully described in the accompanying proxy statement (the “Sale”). The Sale as contemplated by the Purchase Agreement constitutes the sale of substantially all of the assets of UpHealth under Delaware law, and we are therefore seeking the approval of the Sale pursuant to the Purchase Agreement by our stockholders. The board of directors (or equivalent body) of each of UpHealth, Cloudbreak and Forest Buyer has unanimously approved the Sale and the other transactions and agreements contemplated by the Purchase Agreement, which are more fully described in the accompanying proxy statement.

We are soliciting proxies for use at the special meeting, at which UpHealth’s stockholders will be asked to consider and vote upon proposals (1) to approve the Purchase Agreement for the Sale of Cloudbreak, as such Sale constitutes the sale of substantially all of the assets of UpHealth (which we refer to as the “Sale Proposal”) and (2) to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal (which we refer to as the “Adjournment Proposal”).

After careful consideration, our Board of Directors unanimously recommends that you vote “FOR” each of the Sale Proposal and the Adjournment Proposal.

Your vote is very important. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the shares of common stock, par value $0.0001 per share, of UpHealth (“UpHealth Common Stock”) issued and outstanding and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to as the “Requisite Stockholder Approval”). The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of UpHealth Common Stock present in person or by proxy and entitled to vote on the matters to be considered at the special meeting. The closing of the Sale as contemplated by the Purchase Agreement is conditioned upon UpHealth obtaining the Requisite Stockholder Approval at the special meeting. Whether or not you plan to attend the special meeting, please vote your shares through the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure that your shares are represented at the special meeting.

The accompanying proxy statement describes the Purchase Agreement, a copy of which is attached thereto as Annex A, and the proposed Sale as contemplated thereby, and contains other important information about the special meeting, the matters to be voted on and how to cast your vote. We encourage you to read the entire proxy statement and the Purchase Agreement carefully. You may also obtain more information about UpHealth from the annual, quarterly and current event reports, proxy statements and other information that we file with the U.S. Securities and Exchange Commission.

We thank you for your continued support.

Very truly yours,

Martin S. A. Beck
Chief Executive Officer

This proxy statement is dated [●], 2024 and is first being mailed to stockholders on or about [●], 2024.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JANUARY 10, 2024

14000 S. Military Trail, Suite 203

Delray Beach, Florida 33484

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [●], 2024

A special meeting of the stockholders of UpHealth, Inc. (“UpHealth,” “we,” “us,” or “our”) will be held on [●], 2024 at [●]:[●] [●]. m., Eastern time, virtually at www.virtualshareholdermeeting.com/UPH2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned, for the purpose of considering and voting on the following proposals:

1.

Proposal No. 1—The Sale Proposal—To approve the membership interests purchase agreement, dated November 16, 2023, by and among UpHealth and its wholly-owned subsidiary, Cloudbreak Health, LLC, a Delaware limited liability company (“Cloudbreak”), and Forest Buyer, LLC, a Delaware limited liability company (“Forest Buyer”) and an affiliate of GTCR LLC, a leading private equity firm (as it may be amended from time to time in accordance with its terms, the “Purchase Agreement”), providing for the sale by UpHealth to Forest Buyer of all of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak (the “Sale”), as such Sale constitutes the sale of substantially all of the assets of UpHealth under Delaware law. We refer to this proposal as the “Sale Proposal.”

2.

Proposal No. 2—The Adjournment Proposal—To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal. We refer to this proposal as the “Adjournment Proposal.”

After careful consideration, our Board of Directors has unanimously determined that the Sale and the other transactions contemplated by the Purchase Agreement are advisable, fair to and in the best interests of UpHealth and its stockholders, has authorized, adopted and approved the Purchase Agreement and the Sale as contemplated thereby, and unanimously recommends that you vote “FOR” the approval of the Sale Proposal and “FOR” the approval of the Adjournment Proposal.

Only holders of record of shares of the common stock, par value $0.0001 per share, of UpHealth (“UpHealth Common Stock”), at the close of business on [●], which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any postponements or adjournments thereof. At the close of business on the record date, [●] shares of UpHealth Common Stock were outstanding and entitled to vote.

Your vote is very important. The Sale constitutes the sale of substantially all of the assets of UpHealth under Section 271 of the Delaware General Corporation Law, and we are therefore seeking the approval of the Sale by our stockholders. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the shares of UpHealth Common Stock issued and outstanding and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to as the “Requisite Stockholder Approval”). The Adjournment Proposal requires the approval by the affirmative vote of the holders of a majority of UpHealth Common Stock present in person or by proxy and entitled to vote on the matters to be considered at the special meeting. The closing of the Sale as contemplated by the Purchase Agreement is conditioned upon UpHealth obtaining the Requisite Stockholder Approval at the special meeting.

All of our stockholders are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting, we request that you complete, date, sign and return the enclosed proxy card in the postage-paid envelope or vote your shares through the Internet or by telephone as instructed in these materials as soon as possible to ensure that your shares will be represented at the special meeting. If you sign, date and return your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” the Sale Proposal and the Adjournment Proposal. If you hold shares of UpHealth Common Stock in “street name” through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares. If you fail to return your proxy card or vote your shares through the Internet or by telephone, or if you hold your shares in “street name” and you fail to instruct your bank, broker or other nominee how to vote, and do not vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to the Sale Proposal and the Adjournment Proposal, but will have no effect on the approval of the Adjournment Proposal so long as a quorum is present. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

The accompanying proxy statement describes the Purchase Agreement and the proposed Sale as contemplated thereby, and contains other important information about the special meeting, the matters to be voted on and how to cast your vote. A copy of the Purchase Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the entire proxy statement and the Purchase Agreement carefully.

[●], 2024	By Order of the Board of Directors,

Dr. Avi S. Katz
Chairman of the Board

i

ii

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JANUARY 10, 2024

14000 S. Military Trail, Suite 203

Delray Beach, Florida 33484

PROXY STATEMENT

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “UpHealth Board”) for use at the special meeting of the stockholders of UpHealth, Inc. (“UpHealth,” “we,” “us,” or “our”), which will be held on [●], 2024 at [●]:[●] [●]. m., Eastern time, virtually at www.virtualshareholdermeeting.com/UPH2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

YOUR VOTE IS IMPORTANT. It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you with respect to the Purchase Agreement and the Sale of Cloudbreak as contemplated thereby, or any other matter described in this proxy statement. We urge you to carefully read this entire proxy statement, as well as the documents attached to, referred to or incorporated by reference into this proxy statement, to fully understand the Sale Proposal. In particular, you should read the Purchase Agreement, which is described elsewhere in this proxy statement and is attached hereto as Annex A. Additional information regarding UpHealth is included in the documents incorporated by reference into this proxy statement and the other documents we file with the U.S. Securities and Exchange Commission (the “SEC”). See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 125.

General Description of the Sale (page 34)

On November 16, 2023, UpHealth and its wholly-owned subsidiary, Cloudbreak Health, LLC, a Delaware limited liability company (“Cloudbreak”), entered into a membership interests purchase agreement (as it may be amended from time to time in accordance with its terms, the “Purchase Agreement”) with Forest Buyer, LLC, a Delaware limited liability company (“Forest Buyer”) and an affiliate of GTCR LLC, a leading private equity firm (“GTCR”), pursuant to which UpHealth has agreed to sell all of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer for $180.0 million in cash, subject to certain adjustments for closing indebtedness, net working capital, cash and unpaid transaction expenses related to the transactions contemplated by the Purchase Agreement (the “Sale” and all of the transactions contemplated by the Purchase Agreement, as more fully described in this proxy statement, collectively, the “Transactions”). The terms of the Sale as contemplated by the Purchase Agreement provide that, at the closing of Transactions (the “Closing”), Forest Buyer will acquire complete equity ownership of Cloudbreak and its business, including the aggregate Cloudbreak employee base. Immediately following completion of the Sale, Forest Buyer will own all of Cloudbreak’s outstanding equity interests and Cloudbreak will be a wholly-owned subsidiary of Forest Buyer.

The Sale as contemplated by the Purchase Agreement constitutes the sale of substantially all of the assets of UpHealth under Section 271 of the Delaware General Corporation Law (the “DGCL”), and we are therefore seeking the approval of the Sale by our stockholders. The Closing is conditioned on, among other things, UpHealth obtaining the approval of the Sale pursuant to the Purchase Agreement by the affirmative vote of the holders of a majority of the common stock, par value $0.0001 per share, of UpHealth (“UpHealth Common Stock”) issued and outstanding and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to in this proxy statement as the “Requisite Stockholder Approval”). We expect the Closing of the Sale to occur on the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing (including receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting), but in no event prior to March 15, 2024, unless consented to in writing by UpHealth and Forest Buyer (such date, the “Closing Date”).

Following the completion of the Sale, UpHealth will continue to own certain assets and liabilities associated with its behavioral health and services business (the “Retained Business”), including all of the equity interests in its wholly-owned subsidiary, UpHealth Holdings, Inc. (“UpHealth Holdings”) (which, along with certain subsidiaries of UpHealth Holdings, has filed for Chapter 11 protection in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), as further described in the section of this proxy statement entitled “Risk Factors” beginning on page 24), as well as TTC Healthcare, Inc., a wholly-owned subsidiary of UpHealth Holdings (“TTC Healthcare”) that is engaged in providing behavioral health services, and which has not filed for Chapter 11 protection and is operating in the normal course of business. At this time, it is contemplated that UpHealth will maintain the same corporate functions and the same senior executives as UpHealth had prior to the completion of the Sale and the same board of directors that will be in place following the conclusion of UpHealth’s 2023 Annual Meeting of Stockholders. For additional information, see the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement” beginning on page 70 and “Proposal No. 1—The Sale Proposal—Activities of UpHealth Following the Sale” beginning on page 60.

Parties to the Purchase Agreement (page 34)

UpHealth, Inc.

UpHealth is a global digital health company that delivers infrastructure and services to dramatically improve how healthcare is delivered and managed. UpHealth creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through health solutions. UpHealth’s clients include health plans, healthcare providers and community-based organizations.

GigCapital2, Inc. (“GigCapital2”), UpHealth’s predecessor, was incorporated in Delaware on March 6, 2019. GigCapital2 was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. GigCapital2’s business combinations (the “Business Combinations”) were consummated on June 9, 2021, and in connection with the Business Combinations, GigCapital2 changed its corporate name to UpHealth, Inc. UpHealth is a Delaware corporation with its principal offices located at 14000 S. Military Trail, Suite 203, Delray Beach, FL 33484, and its telephone number is (888) 424-3646. UpHealth’s website address is https://uphealthinc.com/. UpHealth Common Stock is currently listed on the New York Stock Exchange (“NYSE”), however, the NYSE has commenced proceedings to delist UpHealth Common Stock, as previously reported in UpHealth’s Current Report on Form 8-K filed with the SEC on December 13, 2023, and has suspended trading of UpHealth Common Stock pending the completion of such proceedings. As a result, UpHealth Common Stock commenced trading in the over-the-counter market on December 12, 2023 under the trading symbol “UPHL.” UpHealth on December 26, 2023 filed an appeal with the NYSE that UpHealth Common Stock remain listed on the NYSE. For additional information regarding these delisting proceedings and the risks related thereto, see the section of this proxy statement entitled “Risk Factors” beginning on page 24.

Additional information regarding UpHealth is contained in the documents incorporated by reference into this proxy statement and the other documents that we file with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 125.

Cloudbreak Health, LLC

Cloudbreak, a Delaware limited liability company and a wholly-owned subsidiary of UpHealth (which UpHealth acquired on June 9, 2021 and made a part of UpHealth’s Virtual Care Infrastructure segment at that time), is a technology and technology-enabled services business that connects healthcare systems with platforms, analytics, and services that make clinical and administrative processes simpler and more efficient. Cloudbreak offers leading telehealth and video remote interpretation solutions and is recognized through its core solution, MarttiTM (“My Accessible Real-Time Trusted Interpreter”), and has constituted the entirety of UpHealth’s Virtual Care Infrastructure segment since July 1, 2022, when a majority owned subsidiary of UpHealth Holdings, Glocal Healthcare Systems Private Limited (“Glocal”) was deconsolidated by UpHealth. The MarttiTM solution provides medical interpreters in over 250 languages, which are delivered through custom MarttiTM devices, such as tablets and smartphones.

Forest Buyer, LLC, an affiliate of GTCR

Forest Buyer is a Delaware limited liability company and an affiliate of GTCR LLC (“GTCR”). Founded in 1980, GTCR is a leading private equity firm that pioneered The Leaders Strategy™ – finding and partnering with management leaders in core domains to identify, acquire and build market-leading companies through organic growth and strategic acquisitions. GTCR is focused on investing in transformative growth in companies in the Business & Consumer Services, Financial Services & Technology, Healthcare and Technology, Media & Telecommunications sectors. Since its inception, GTCR has invested more than $25 billion in over 270 companies, and the firm currently manages over $35 billion in equity capital. GTCR is based in Chicago with offices in New York and West Palm Beach. For more information, please visit www.gtcr.com.

Recommendation of the UpHealth Board and its Reasons for the Sale (page 57)

The UpHealth Board considered a number of factors before determining to enter into the Purchase Agreement, including, among other things, the purchase price to be paid by Forest Buyer for Cloudbreak, the terms and conditions of the Purchase Agreement, the Sale and the other Transactions contemplated thereby, the financial condition of UpHealth (including that a sister subsidiary of Cloudbreak, UpHealth Holdings, and certain of the subsidiaries of UpHealth Holdings have filed for Chapter 11 protection in the Bankruptcy Court, as further described elsewhere in this proxy statement, and that such bankruptcy filings have resulted in UpHealth being in default under UpHealth’s 6.25% Unsecured Convertible Notes due 2026 (“2026 Notes”) and Variable Rate Convertible Senior Secured Notes due 2025 (“2025 Notes”)), the strategic and financial benefits to UpHealth that are expected to result from the Sale, including the ability to repay in full the 2026 Notes and repay in part the 2025 Notes and to waive certain events of default which have occurred under the Indentures (including due to the bankruptcy filings of UpHealth Holdings and certain of its subsidiaries) that accelerated UpHealth’s payment obligations under the Senior Secured Notes Indenture in respect of the 2025 Notes (as more fully described in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Transaction Support Agreement” beginning on page 82), the fact that retention of the Cloudbreak Business (as defined below) based on its projected cash flow as set forth in the Cloudbreak Business Projections (as defined below) (see the section of this proxy statement entitled “Certain Financial Projections—Cloudbreak Business Projections” beginning on page 66 for additional information) would not be sufficient to enable UpHealth to address such accelerated payment obligations, and the prospects for the Retained Business.

After taking into account all of the material factors relating to the Purchase Agreement and the Sale, the UpHealth Board has unanimously determined that the Sale as contemplated by the Purchase Agreement, and the other Transactions contemplated thereby, are advisable, fair to and in the best interests of UpHealth and its stockholders, has authorized, adopted and approved the Purchase Agreement and the Sale as contemplated thereby, and unanimously recommends that you vote:

1.

“FOR” the proposal to approve the Purchase Agreement for the Sale of Cloudbreak, as such Sale constitutes the sale of substantially all of the assets of UpHealth under Delaware law. We refer to this proposal as the “Sale Proposal”; and

2.

“FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal. We refer to this proposal as the “Adjournment Proposal.”

The Sale Proposal and the Adjournment Proposal are collectively referred to herein as the “Proposals.”

For a description of the reasons considered by the UpHealth Board in determining to recommend approval of the Sale Proposal, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the UpHealth Board and its Reasons for the Sale” beginning on page 57.

Use of Proceeds

Following the expiration or termination of all applicable waiting periods under the HSR Act (as defined below), which occurred on January 2, 2024, and receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting, and subject to the satisfaction of the other conditions to Closing under the Purchase Agreement, the Sale of Cloudbreak is expected to close during the first quarter of 2024. UpHealth will utilize the proceeds from the Sale for payment in full of the 2026 Notes and payment in part of the 2025 Notes (and interest due on such notes will be paid from a combination of cash of UpHealth and any dividends, interest, distributions and other income received in respect of the Notes Escrow Account (as defined below)), as well as other expenses related to the Transactions contemplated by the Purchase Agreement. Based on UpHealth’s outstanding debt obligations, UpHealth believes that the consummation of the Sale will result in proceeds sufficient to satisfy a substantial majority (approximately 81.75%) of UpHealth’s indebtedness as of the date of this proxy statement. UpHealth’s stockholders will not receive any proceeds from the Sale. For a detailed description of the use of proceeds from the Sale and how such proceeds will be utilized to repay in full UpHealth’s 2026 Notes and repay in part the 2025 Notes, see the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Escrow Agreement” beginning on page 71 and “—Fundamental Change Repurchase Offer” beginning on page 83.

Activities of UpHealth Following the Sale (page 60)

Following the completion of the Sale, UpHealth intends to pursue a more simplified business strategy that focuses on TTC Healthcare, a growing, cash-flow positive, behavioral health business. UpHealth will continue to be a public company operating under the name UpHealth, Inc., and will continue to own the assets and liabilities which comprise the Retained Business; however, as TTC Healthcare is owned by UpHealth Holdings, which is currently in Chapter 11 bankruptcy, UpHealth will need to resolve the Chapter 11 Proceedings (as defined below) in order to own TTC Healthcare without an intermediate entity that is in bankruptcy directly owning TTC Healthcare. At this time, it is contemplated that UpHealth will maintain the same corporate functions and the same senior executives as UpHealth had prior to the completion of the Sale and the same board of directors that will be in place following the conclusion of UpHealth’s 2023 Annual Meeting of Stockholders. As of immediately following the Closing, all of UpHealth’s revenues will be generated by the Retained Business. For additional information, see the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Activities of UpHealth Following the Sale” beginning on page 60 and “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page 92.

Conditions to Closing of the Sale (page 61)

The Purchase Agreement contains customary conditions to Closing for each of UpHealth, Cloudbreak and Forest Buyer.

Unless waived in writing by UpHealth, the obligations of UpHealth and Cloudbreak to complete the Sale and the other Transactions pursuant to the Purchase Agreement are subject to the satisfaction of the following conditions:

•

the representations and warranties of Forest Buyer being true and correct in all material respects as of the date of the Purchase Agreement and the Closing or, to the extent made as of an earlier date, as of such earlier date;

•	compliance in all material respects with covenants and agreements required to be performed by Forest Buyer prior to the Closing;

•	all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) having expired or been otherwise terminated;

•	UpHealth’s receipt of the Requisite Stockholder Approval at the special meeting;

•

no action having been taken or overtly threatened by any governmental authority of competent jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to (a) prevent the performance of the Purchase Agreement or the consummation of the Transactions or declare the Transactions unlawful or (b) cause the Transactions to be rescinded following consummation; and no such injunction, judgment, order, decree or ruling shall be in effect;

•	receipt of the Escrow Agreement (as defined below), executed by each of Forest Buyer and the Escrow Agent (as defined below), and such agreement being in full force and effect;

•	receipt of the Transition Services Agreement (as defined below), executed by Forest Buyer; and

•

receipt of: (i) a certificate dated the date of the Closing and signed by an authorized officer of Forest Buyer, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) of the Purchase Agreement have been satisfied; and (ii) certified copies of the resolutions of Forest Buyer’s board of managers authorizing the execution, delivery and performance of the Purchase Agreement and the other Transaction Agreements (as defined in the Purchase Agreement) to which Forest Buyer is a party and the consummation of the Transactions.

Unless waived in writing by Forest Buyer, the obligations of Forest Buyer to complete the Sale and the other Transactions pursuant to the Purchase Agreement are subject to the satisfaction of the following conditions:

•

each of the Fundamental Representations (as defined in the Purchase Agreement) of UpHealth and Cloudbreak (other than those regarding equity interests in Cloudbreak and its subsidiaries and title to the equity interests in Cloudbreak) being true and correct in all material respects as of the date of the Purchase Agreement and the Closing or, to the extent made as of an earlier date, as of such earlier date;

•

each of the representations and warranties of UpHealth and Cloudbreak regarding equity interests in Cloudbreak and its subsidiaries and title to the equity interests in Cloudbreak being true and correct in all respects (other than de minimis inaccuracies) as of the date of the Purchase Agreement and the Closing or, to the extent made as of an earlier date, as of such earlier date;

•

each of the other representations and warranties of UpHealth and Cloudbreak contained in the Purchase Agreement being true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein) as of the date of the Purchase Agreement and the Closing or, to the extent made as of an earlier date, as of such earlier date, except where the failure of any such representation or warranty to be so true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or similar qualifier that may be set forth in such representations and warranties) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	compliance in all material respects with the covenants and agreements to be performed by UpHealth and Cloudbreak;

•

since the date of the Purchase Agreement, no fact, event or circumstance having occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or would reasonably be expected to have a Material Adverse Effect on Cloudbreak and its subsidiaries;

•	UpHealth having received the Requisite Stockholder Approval at the special meeting;

•

Forest Buyer, UpHealth and Cloudbreak having received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary for the consummation of the Transactions, and all applicable waiting periods under the HSR Act shall have expired or been terminated;

•

no action having been taken or overtly threatened by any governmental authority of competent jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to (a) prevent the performance of the Purchase Agreement or the consummation of the Transactions or declare the Transactions unlawful, (b) cause the Transactions to be rescinded following consummation, (c) adversely affect the right of Forest Buyer to own the equity interests of Cloudbreak or operate the businesses of or control Cloudbreak and its subsidiaries, (d) affect adversely the right of Cloudbreak and its subsidiaries to own their respective assets or control their respective businesses or (e) result in any material damages being assessed against Cloudbreak or any of its subsidiaries; and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

•	receipt of the Escrow Agreement, executed by each of UpHealth and the Escrow Agent, and such agreement is in full force and effect;

•	receipt of the Intellectual Property Assignment Agreement (as provided for by the Purchase Agreement), executed by UpHealth, and such agreement is in full force and effect;

•	receipt of the Transition Services Agreement, executed by UpHealth, and such agreement is in full force and effect;

•

receipt (in form and media reasonably acceptable to Forest Buyer) of a true and complete copy of all data relating to the Cloudbreak Business that is stored on any system owned or controlled by UpHealth or its affiliates (other than Cloudbreak and its subsidiaries), including all finance and human resources data, together with the full configuration files, of and from “Workday” as of the date of Closing;

•

receipt of (a) a customary fairness opinion confirming that the Transactions are fair to UpHealth’s stockholders and (b) a customary solvency opinion confirming that UpHealth will remain solvent following the Transactions, in each case, on terms and conditions reasonably satisfactory to Forest Buyer and duly completed by one of the independent financial advisors set forth on Schedule 7.1(k) of the Purchase Agreement;

•	the Senior Management Agreement (as defined below) shall remain in full force and effect as of the Closing;

•	no Seller Insolvency Event (as defined below, under “Proposal No. 1—The Sale Proposal—Conditions to Closing of the Sale”) has occurred;

•

receipt (in a form reasonably acceptable to Forest Buyer) of valid and enforceable evidence of the assignment of each of the contracts set forth on Schedule 7.1(n) of the Purchase Agreement from UpHealth or any of its affiliates (other than Cloudbreak and its subsidiaries) to Cloudbreak or one of its subsidiaries;

•	UpHealth and Cloudbreak having completed, to Forest Buyer’s reasonable satisfaction, all migration activities they are obligated to complete pursuant to the Purchase Agreement;

•	receipt of the fully executed Supplemental Indentures (as defined below), and such agreements being in full force and effect in accordance with their terms;

•

the Estimated Net Working Capital (as such term is defined in the Purchase Agreement) as set forth in the Estimated Closing Statement (as such term is defined in the Purchase Agreement) is equal to or greater than $5,000,000; and

•

receipt of: (i) a certificate dated the date of the Closing and signed by an authorized officer of UpHealth, stating that the conditions specified in Section 7.1(a), Section 7.1(b) and Section 7.1(c) of the Purchase

Agreement (with respect to Cloudbreak) have been satisfied as of the Closing; (ii) certified copies of the resolutions of UpHealth as Cloudbreak’s sole member authorizing the execution, delivery and performance of the Purchase Agreement and the other agreements contemplated thereby to which Cloudbreak is a party and the consummation of the Transactions; (iii) certified copies of the certificate of formation and limited liability company agreement (or similar governing documents) for each of Cloudbreak and its subsidiaries; and (iv) resignations of each of the officers and board members (or equivalent positions) of Cloudbreak and its subsidiaries, as applicable, effective as of the Closing.

The Closing of the Sale is not subject to any financing condition.

Interests of UpHealth’s Directors and Executive Officers in the Sale (page 63)

UpHealth does not believe any director, director nominee or executive officer of UpHealth since January 1, 2022 has any direct or indirect substantial interest in the Sale.

Regulatory Approvals (page 68)

The Closing of the Sale is conditioned on, among other things, all applicable waiting periods under the HSR Act having expired or been terminated, which occurred on January 2, 2024.

Material U.S. Federal Income Tax Consequences of the Sale (page 68)

For U.S. federal income tax purposes, the proposed Sale will be treated as a taxable sale of the individual assets comprising Cloudbreak and its wholly owned subsidiaries. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset (based on an allocation of the purchase price agreed to by Forest Buyer and us) and our tax basis in that asset. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of purchase price allocated to an asset as compared with the basis of that asset. Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. To the extent the Sale results in our recognizing a net taxable gain, we will report any tax liability on our consolidated income tax return for the taxable period that includes the Sale. Based upon our financial position, we estimate that the maximum possible amount of taxes that would become due and payable by UpHealth as a result of the Transactions, including the Sale (the “Maximum Seller Tax Amount”), is equal to $27,000,000. At the Closing, a portion of the proceeds from the Sale equal to the Maximum Seller Tax Amount (i.e., $27,000,000, although UpHealth and Forest Buyer may mutually determine no later than one day prior to the Closing that the Maximum Seller Tax Amount should be less than $27,000,000) will be deposited in a segregated escrow account to enable UpHealth to pay any and all taxes that become due and payable by UpHealth as a result of the Transactions (the “Tax Escrow Account”). Furthermore, following the Closing, to the extent that any portion of the proceeds from the Sale remains in the Tax Escrow Account after UpHealth has paid all of its taxes that have come due and payable by UpHealth as a result of the Transactions, then after making provision for the payment of the taxes, (x) if the Fundamental Change Repurchase Date (as defined in the Senior Secured Notes Indenture (as defined below)) has not yet occurred, then the excess amount shall be paid to the Notes Escrow Account by wire transfer of immediately available funds for purposes of making an offer to repurchase the 2026 Notes and the 2025 Notes, or (y) if the Fundamental Change Repurchase Date has occurred, then the excess amount shall be released to UpHealth (and held in a deposit account subject to a control agreement in favor of the Consenting Noteholders (as defined below)) for the sole purpose of complying with mandatory repurchase requirements set forth in the Senior Secured Notes Supplemental Indenture (as defined below) with respect to any remaining 2025 Notes.

The proposed Sale is entirely a corporate action undertaken by UpHealth. Our stockholders will not realize any taxable gain or loss on their shares of UpHealth Common Stock for U.S. federal income tax purposes as a result of the Sale, as our stockholders will not receive any direct proceeds from the Sale. We do not anticipate that the

Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale” beginning on page 68 for additional information.

Financing (page 76)

Equity Commitment Letter

In connection and concurrently with the entry into the Purchase Agreement, on November 16, 2023, GTCR Strategic Growth Fund I/B LP, GTCR Strategic Growth Fund I/C LP and GTCR Strategic Growth Co-Invest I LP, each a Delaware limited partnership (the “Guarantors”), entered into an equity commitment letter with Forest Buyer (the “Equity Commitment Letter”), pursuant to which, subject to the terms and conditions set forth in the Equity Commitment Letter, the Guarantors have committed to invest in Forest Buyer, directly or indirectly, the applicable amounts set forth therein, the proceeds of which may be used to consummate the Transactions (the “Equity Financing”). UpHealth is an express third-party beneficiary under the Equity Commitment Letter, and is entitled to specifically enforce the provisions thereof against Forest Buyer in accordance with the terms thereof. Forest Buyer has represented and warranted in the Purchase Agreement that, assuming the conditions set forth in Section 7.1 and Section 7.2 of the Purchase Agreement have been satisfied (or waived), and subject to the terms and conditions of the Equity Commitment Letter, Forest Buyer will have, as of the Closing, sufficient access to immediately available cash in an amount contemplated by the Equity Commitment Letter.

Limited Guaranty

In connection and concurrently with the entry into the Purchase Agreement, on November 16, 2023, Forest Buyer delivered to UpHealth and Cloudbreak a duly executed limited guaranty from the Guarantors in favor of UpHealth (the “Limited Guaranty”), pursuant to which, subject to the conditions expressly set forth in the Limited Guaranty, the Guarantors are guaranteeing certain payment obligations of Forest Buyer in connection with the Purchase Agreement. In the event the Purchase Agreement is terminated by UpHealth for an uncured breach of the Purchase Agreement by Forest Buyer which would give rise to the failure of certain of UpHealth’s Closing conditions, the Limited Guaranty, and the rights, obligations and agreements set forth therein, will survive the termination of the Purchase Agreement in accordance with its terms. Forest Buyer has represented and warranted in the Purchase Agreement that the Guarantors have sufficient cash, available lines of credit, capital commitments or other sources of available funds to satisfy the full amount of their guaranteed obligations under the Limited Guaranty.

Debt Commitment Letter

In connection and concurrently with the entry into the Purchase Agreement, on November 16, 2023, Forest Buyer delivered to UpHealth a debt commitment letter from Forest Buyer and certain debt financing sources (the “Debt Commitment Letter”), providing for, subject to the conditions set forth in the Debt Commitment Letter, a commitment to provide the debt financing described therein, the proceeds of which may be used to consummate the Transactions.

Transition Services Agreement (page 82)

Prior to the Closing, UpHealth and Cloudbreak will enter into a transition services agreement (the “Transition Services Agreement”), pursuant to which UpHealth will agree to provide, following the Closing, certain transition services to Cloudbreak with respect to the operation of the business of Cloudbreak on terms and conditions set forth in the Transition Services Agreement.

Transaction Support Agreement (page 82)

In connection and concurrently with the entry into the Purchase Agreement, UpHealth, Cloudbreak and Forest Buyer entered into a transaction support agreement, dated as of November 16, 2023 (as may be amended, modified, or supplemented from time to time, including any exhibits, schedules, or annexes thereto, the “Transaction Support Agreement”), with certain beneficial holders of the 2025 Notes (being the holders of at least 69% of the 2025 Notes, the “Consenting Senior Secured Noteholders”) and certain beneficial holders of the 2026 Notes (being the holders of at least 88% of the 2026 Notes, the “Consenting Unsecured Noteholders”, and together with the Consenting Senior Secured Noteholders, the “Consenting Noteholders”), pursuant to which the parties thereto have agreed, among other things, to support the Purchase Agreement and the Transactions, including the Sale, and to enter into and effect the Escrow Agreements, the Supplemental Indentures in connection with the Fundamental Change Repurchase Offer (as defined below) to be made by UpHealth and each other Definitive Document (as defined in the Transaction Support Agreement), in each case, subject to the terms and conditions set forth in the Transaction Support Agreement.

For a discussion of the terms and conditions of the Transaction Support Agreement and its relation to the Purchase Agreement for the Sale of Cloudbreak, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Transaction Support Agreement” beginning on page 82.

Voting and Support Agreement (page 87)

In connection and concurrently with the entry into the Purchase Agreement, on November 16, 2023, UpHealth entered into a voting and support agreement (the “Voting Agreement”) with Forest Buyer and certain stockholders of UpHealth which are directors and/or executive officers (or an affiliate thereof) of UpHealth (the “Supporting Stockholders”), pursuant to which such Supporting Stockholders have agreed, among other things, to vote (i) all of the shares of UpHealth Common Stock owned of record or beneficially by held by them as of the date of the Purchase Agreement and (ii) any additional shares of UpHealth Common Stock or other voting securities of UpHealth acquired by the Supporting Stockholders or their affiliates prior to the record date for the special meeting, (a) in favor of the approval of (1) any or all of the Transactions, including the Sale, pursuant to the Purchase Agreement, (2) any or all of the transactions contemplated by any amended and restated Purchase Agreement or amendment to the Purchase Agreement that, in any such case, does not decrease the Cash Consideration (as defined below) or result in the Purchase Agreement being less favorable to the Supporting Stockholders than the Purchase Agreement in effect as of the date of the Voting Agreement (excluding, for avoidance of doubt, any adverse amendment), (3) any proposal to adjourn or postpone the special meeting if UpHealth, Cloudbreak or Forest Buyer proposes or requests such postponement or adjournment in accordance with Section 5.14(b) of the Purchase Agreement and (4) any other proposal considered and voted upon by the Supporting Stockholders at the special meeting (or by written consent) that is necessary or desirable to effectuate the Transactions, including the Sale, as contemplated by the Purchase Agreement, and (b) against (1) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of UpHealth or Cloudbreak contained in the Purchase Agreement or result in any condition set forth in the Purchase Agreement not being satisfied or not being fulfilled prior to the Closing, (2) any Acquisition Proposal (as defined below), or any other proposal made in opposition to, in competition with, or inconsistent with, the Purchase Agreement or the Transactions, including the Sale, (3) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving Cloudbreak (except as contemplated by the Purchase Agreement) and (4) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay any of the Transactions contemplated by the Purchase Agreement (clauses (a) and (b), collectively, the “Supported Matters”). The aggregate amount of shares of UpHealth Common Stock beneficially owned by the Supporting Stockholders constitutes 29.39% of the issued and outstanding shares of UpHealth Common Stock as of December 31, 2023. The Voting Agreement restricts the ability of the Supporting Stockholders to transfer or sell shares of UpHealth Common Stock, subject to certain limited exceptions. The Voting Agreement provides for customary representations, warranties and covenants by Forest Buyer and the Supporting Stockholders, and will terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Purchase Agreement in accordance with its terms, (ii) written notice of termination of the Voting Agreement by Forest Buyer to the Supporting Stockholders, (iii) the mutual written agreement of the parties to the Voting Agreement and (iv) the Closing.

No Solicitation (page 81)

The Purchase Agreement generally restricts the ability of UpHealth and Cloudbreak to solicit any Acquisition Proposal from third parties, or participate in discussions or negotiations with third parties regarding any Acquisition Proposal. Under certain circumstances, however, the UpHealth Board may consider and pursue an unsolicited Acquisition Proposal received after the execution of the Purchase Agreement and before the receipt of the Requisite Stockholder Approval that the UpHealth Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) either is or is reasonably likely to lead to a Superior Proposal (as defined below). Under certain circumstances, UpHealth is permitted to terminate the Purchase Agreement prior to the approval of the Purchase Agreement by our stockholders, in order to enter into an alternative transaction in response to an unsolicited Acquisition Proposal that constitutes a Superior Proposal, upon payment by UpHealth of a $7.2 million Termination Fee (as defined below) to Forest Buyer. See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—No Solicitation” beginning on page 81 for additional information.

Termination of the Purchase Agreement (page 87)

UpHealth and Forest Buyer may terminate the Purchase Agreement by mutual written consent at any time prior to the Closing.

In addition, either UpHealth or Forest Buyer may terminate the Purchase Agreement at any time prior to the Closing by giving written notice to the other party if:

•

the Closing has not been consummated by May 16, 2024 (the “Outside Date”), provided, that this right to terminate the Purchase Agreement shall not be available to any party if the failure of the Closing to have been consummated on or before the Outside Date was primarily caused by the failure of such party to perform any of its covenants or obligations under the Purchase Agreement;

•

any law is enacted that makes the consummation of the Transactions illegal or otherwise prohibited, or if the consummation of the Transactions would violate any nonappealable final order, decree or judgment of a governmental authority of competent jurisdiction or require the approval of any court or any other governmental authority to consummate the Transactions; or

•

UpHealth fails to obtain the Requisite Stockholder Approval at the special meeting (or any adjournment or postponement thereof), except that such right will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Purchase Agreement) was the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the special meeting (or any adjournment or postponement thereof).

UpHealth may also terminate the Purchase Agreement at any time prior to the Closing by giving written notice to Forest Buyer:

•

if there has been a breach on the part of Forest Buyer of any of its (i) representations or warranties contained in the Purchase Agreement such that the condition set forth in Section 7.2(a) of the Purchase Agreement would not be satisfied (treating such time as if it were the Closing for purposes of applying this right) or (ii) covenants or agreements contained in the Purchase Agreement such that the condition set forth in Section 7.2(b) of the Purchase Agreement would not be satisfied (treating such time as if it were the Closing for purposes of applying this right), except that, in each case, if such breach is capable of being cured, UpHealth will not be entitled to terminate the Purchase Agreement pursuant to this right prior to the delivery by UpHealth to Forest Buyer of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Outside Date; the shorter of such periods, the “Buyer Breach Notice Period”), stating UpHealth’s intention to terminate the Purchase Agreement pursuant to this right and the basis for such termination, it being understood that UpHealth will not be entitled to terminate the Purchase Agreement pursuant to this right if (A) such breach has been cured within the Buyer Breach Notice Period or (B) Forest Buyer has the valid right to terminate the Purchase Agreement pursuant to Section 8.1(b) of the Purchase Agreement; or

•

at any time prior to receiving the Requisite Stockholder Approval, if (a) UpHealth has received a Superior Proposal, (b) the UpHealth Board has authorized UpHealth to enter into a definitive Alternative Acquisition Agreement (as defined below) to consummate the Acquisition Transaction (as defined below) contemplated by such Superior Proposal in accordance with the non-solicitation provisions of the Purchase Agreement, (c) Cloudbreak has complied with its obligations with respect to the non-solicitation provisions of the Purchase Agreement, and (d) concurrently with such termination, Cloudbreak pays the Termination Fee due to Forest Buyer in accordance with the Purchase Agreement.

Forest Buyer may also terminate the Purchase Agreement at any time prior to the Closing by giving written notice to UpHealth:

•

if there has been a breach on the part of Cloudbreak or UpHealth of any of their (i) representations or warranties contained in the Purchase Agreement such that the condition set forth in Section 7.1(a) of the Purchase Agreement would not be satisfied (treating such time as if it were the Closing for purposes of applying this right) or (ii) covenants or agreements contained in the Purchase Agreement such that the condition set forth in Section 7.1(b) if the Purchase Agreement would not be satisfied (treating such time as if it were the Closing for purposes of applying this right), except that, in each case, if such breach is capable of being cured, Forest Buyer will not be entitled to terminate the Purchase Agreement pursuant to this right prior to the delivery by Forest Buyer to UpHealth of written notice of such breach, delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Outside Date; the shorter of such periods, the “Seller Breach Notice Period”), stating Forest Buyer’s intention to terminate the Purchase Agreement pursuant to this right and the basis for such termination, it being understood that Forest Buyer will not be entitled to terminate the Purchase Agreement pursuant to this right if (A) such breach has been cured within the Seller Breach Notice Period or (B) UpHealth has the valid right to terminate the Purchase Agreement pursuant to Section 8.1(c) of the Purchase Agreement;

•	if the UpHealth Board (or a committee thereof) has effected a Seller Board Recommendation Change;

•	if UpHealth, its affiliates or any of their respective representatives has breached its obligations under the non-solicitation provisions of the Purchase Agreement; or

•

in the event (i) of the occurrence of a Seller Insolvency Event or (ii) UpHealth and Cloudbreak are not able to satisfy the condition that they deliver customary fairness and customary solvency opinions.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Termination of the Purchase Agreement” beginning on page 87 for additional information.

Termination Fee (page 89)

UpHealth will pay a termination fee of $7,200,000 (the “Termination Fee”) in the following scenarios:

•

if (a) the Purchase Agreement is validly terminated by either Forest Buyer or UpHealth by giving written notice to the other party if the Closing has not been consummated by the Outside Date (an “Applicable Termination”), (b) prior to an Applicable Termination, UpHealth or Cloudbreak has

received an Acquisition Proposal (and such Acquisition Proposal has not subsequently been irrevocably withdrawn prior to the Applicable Termination) or an Acquisition Proposal has been publicly made or disclosed (and not publicly irrevocably withdrawn at least 4 business days prior to the special meeting (or any adjournment or postponement thereof)), and (c) within 12 months following such Applicable Termination, an Acquisition Transaction is consummated or UpHealth enters into a definitive agreement with respect to an Acquisition Transaction, in which case, UpHealth will, concurrently with the earlier of the execution of the definitive agreement and the consummation of such Acquisition Transaction, pay to Forest Buyer the Termination Fee (and for these purposes, all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”);

•

if the Purchase Agreement is validly terminated by UpHealth or Forest Buyer due to UpHealth’s failure to obtain the Requisite Stockholder Approval, in which case, UpHealth will promptly (and in any event within 2 business days) following such termination pay to Forest Buyer the Termination Fee;

•

if the Purchase Agreement is validly terminated by Forest Buyer (i) for the uncured breach of the Purchase Agreement by UpHealth or Cloudbreak, which breach would give rise to the failure of certain of Forest Buyer’s Closing conditions, (ii) if the UpHealth Board (or a committee thereof) has effected a Seller Board Recommendation Change or UpHealth, its affiliates or any of their respective representatives has breached its obligations under the non-solicitation provisions of the Purchase Agreement, or (iii) in the event of the occurrence of a Seller Insolvency Event or UpHealth and Cloudbreak are not able to satisfy the condition that they deliver customary fairness and customary solvency opinions, in which case, UpHealth will promptly (and in any event within 2 business days) following such termination pay to Forest Buyer the Termination Fee; or

•

if the Purchase Agreement is validly terminated by UpHealth at any time prior to receiving the Requisite Stockholder Approval due to (a) UpHealth having received a Superior Proposal, (b) the UpHealth Board (or a committee thereof) having authorized UpHealth to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal in accordance with the non-solicitation provisions of the Purchase Agreement, (c) Cloudbreak has complied with its obligations with respect to the non-solicitation provisions of the Purchase Agreement, and (d) concurrently with such termination, Cloudbreak pays the Termination Fee due to Forest Buyer in accordance with the Purchase Agreement, in which case, UpHealth must prior to or concurrently with such termination pay to Forest Buyer the Termination Fee.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Termination Fee” beginning on page 89 for additional information.

No Survival; No Indemnification (page 76)

Subject to the rights of any party in the event of Fraud (as defined in the Purchase Agreement), the representations and warranties of the parties contained in the Purchase Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach, and the covenants and agreements of the parties contained in the Purchase Agreement do not survive the Closing, provided that any covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing will survive to the extent so required to be performed after the Closing.

The Purchase Agreement provides for a mutual release of claims by UpHealth and by Forest Buyer (on behalf of itself, the Guarantors and Cloudbreak and its subsidiaries), effective as of the Closing.

No Appraisal or Dissenters’ Rights (page 90)

No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our Second Amended and Restated Certificate of Incorporation or Bylaws in connection with the Sale or any other Transactions contemplated by the Purchase Agreement, regardless of whether such stockholders vote for or against the approval of the Sale Proposal.

Risk Factors (page 24)

The Sale and the other Transactions contemplated by the Purchase Agreement, including the possibility that the Sale and such other Transactions may not be completed, involve and are subject to a number of risks to UpHealth and our stockholders, including the following:

•	the announcement and pendency of the Sale and the other Transactions contemplated by the Purchase Agreement, whether or not completed, may adversely affect the Retained Business;

•

if we fail to complete the Sale and the other Transactions contemplated by the Purchase Agreement, our business and financial performance may be adversely affected, including in the event UpHealth is required to pay the Termination Fee;

•	the Purchase Agreement contains provisions that limit our ability to pursue alternatives to the Sale;

•	if the Purchase Agreement is not approved or if we fail to complete the Sale, there may not be any other offer from potential acquirers that the UpHealth Board determines to be attractive;

•

the filing of the Chapter 11 Proceedings by the Debtors (as defined below) constituted an event of default under our Indentures that accelerated our obligations under the Senior Secured Notes Indenture, and the commencement of delisting procedures in respect of UpHealth Common Stock could also lead to an event of default under our Indentures that could result in the acceleration of our obligations under the Indentures, and as a result of such acceleration of our debt obligations in respect of the 2025 Notes, we believe there is substantial doubt about our ability to continue as a going concern;

•

our debt agreements, including the Senior Secured Notes Indenture, contain, and the Supplemental Indentures that we will enter into pursuant to the Transaction Support Agreement will contain, restrictions that may limit our flexibility in operating and financing our business, and any default on our secured credit facility or any future secured credit facilities (including certain liens to be granted by us in favor of the 2025 Noteholders and 2026 Noteholders (each as defined below) pursuant to the Supplemental Indentures), whether as a result of the failure to consummate the Transactions or otherwise, could result in foreclosure by our secured noteholders or future secured noteholders on our assets;

•

following the closing of the Sale, we will be subject to five-year non-competition and non-solicitation covenants under the Purchase Agreement, which may limit our ability to operate our business in certain respects; and

•	even if the Sale is completed, we cannot provide any assurances that we will realize the financial benefits we currently anticipate from the Sale.

For additional information regarding the risk factors related to the Purchase Agreement, the Sale and the other Transactions provided for thereby, and the operation of the Retained Business by UpHealth following the Closing of the Sale, see the section of this proxy statement entitled “Risk Factors” beginning on page 24.

The Special Meeting (page 29)

Date, Time and Place. The special meeting will be held on [●], 2024 at [●]:[●] [●]. m., Eastern time, virtually at www.virtualshareholdermeeting.com/UPH2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

Matters to be Considered at the Special Meeting. At the special meeting, holders of UpHealth Common Stock as of the record date will consider and vote upon:

•	Proposal No. 1—The Sale Proposal; and

•	Proposal No. 2—The Adjournment Proposal.

Record Date. Holders of UpHealth Common Stock as of the close of business on [●], the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the special meeting.

Required Vote. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the shares of UpHealth Common Stock issued and outstanding and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (the Requisite Stockholder Approval). The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of UpHealth Common Stock present in person or by proxy and entitled to vote on the matters to be considered at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SALE AND SPECIAL MEETING

The following are some questions that you, as a stockholder of UpHealth, may have regarding the Sale as contemplated by the Purchase Agreement and the special meeting, together with brief answers to those questions. UpHealth urges you to read carefully the remainder of this proxy statement, including the annexes and other documents referred to or incorporated by reference in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the Sale as contemplated by the Purchase Agreement and the special meeting.

Q.	What is the Sale?

A.

On November 16, 2023, UpHealth and its wholly-owned subsidiary, Cloudbreak, entered into the Purchase Agreement with Forest Buyer, an affiliate of GTCR, pursuant to which UpHealth has agreed to sell all of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer for $180.0 million in cash, subject to certain adjustments for closing indebtedness, working capital, cash and the unpaid transaction expenses related to the transactions contemplated by the Purchase Agreement (which we refer to in this proxy statement as the Sale). The terms of the Sale as contemplated by the Purchase Agreement provide that, at the Closing of Transactions, Forest Buyer will acquire complete equity ownership of Cloudbreak and its business, including the aggregate Cloudbreak employee base. Immediately following completion of the Sale, Forest Buyer will own all of Cloudbreak’s outstanding equity interests and Cloudbreak will be a wholly-owned subsidiary of Forest Buyer. The Sale as contemplated by the Purchase Agreement constitutes the sale of substantially all of the assets of UpHealth under Section 271 of the DGCL, and we are therefore seeking the approval of the Sale by our stockholders.

A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

Q.	Why is UpHealth proposing to effect the Sale?

A.

In the course of reaching its decision to approve the Sale, the UpHealth Board considered a number of factors, including, among other things, the purchase price to be paid by Forest Buyer for Cloudbreak, the terms and conditions of the Purchase Agreement, the Sale and the other Transactions contemplated thereby, the financial condition of UpHealth (including that a sister subsidiary of Cloudbreak, UpHealth Holdings, and certain of the subsidiaries of UpHealth Holdings have filed for Chapter 11 protection in the Bankruptcy Court, as further described elsewhere in this proxy statement, and that such bankruptcy filings have resulted in UpHealth being in default under UpHealth’s 2026 Notes and 2025 Notes), the strategic and financial benefits to UpHealth that are expected to result from the Sale, including the ability to repay in full the 2026 Notes and repay in part the 2025 Notes and to waive certain events of default which have occurred under the Indentures (including due to the bankruptcy filings of UpHealth Holdings and certain of its subsidiaries for Chapter 11 protection) that accelerated UpHealth’s payment obligations under the Senior Secured Notes Indenture in respect of the 2025 Notes (as more fully described in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Transaction Support Agreement” beginning on page 82), the fact that retention of the Cloudbreak Business based on its projected cash flow as set forth in the Cloudbreak Business Projections (see the section of this proxy statement entitled “Certain Financial Projections—Cloudbreak Business Projections” beginning on page 66 for additional information) would not be sufficient to enable UpHealth to address such accelerated payment obligations, and the prospects for the Retained Business. In particular, the UpHealth Board believes that the consummation of the Sale will result in proceeds sufficient to satisfy a substantial majority of UpHealth’s indebtedness. For additional information, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the UpHealth Board and its Reasons for the Sale” beginning on page 57.

Q.	Why am I receiving these materials?

A.

The Sale as contemplated by the Purchase Agreement constitutes the sale of substantially all of the assets of UpHealth under Section 271 of the DGCL, and we are therefore seeking the approval of the Sale pursuant to the Purchase Agreement by our stockholders. The Closing is conditioned on, among other things, UpHealth obtaining the Requisite Stockholder Approval of the Sale at the special meeting. UpHealth is sending these materials to you to help you decide how to vote your shares of UpHealth Common Stock with respect to the Sale Proposal and the Adjournment Proposal to be considered at the special meeting. This proxy statement contains important information about the Sale Proposal, the special meeting and the Adjournment Proposal, and you should read it carefully.

Q.	How would the proceeds from the Sale be used?

A.

Following the expiration or termination of all applicable waiting periods under the HSR Act, which occurred on January 2, 2024, and receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting, and subject to the satisfaction of the other conditions to Closing, the Sale of Cloudbreak is expected to close during the first quarter of 2024. UpHealth will utilize the proceeds from the Sale for payment in full of the 2026 Notes and payment in part of the 2025 Notes (and interest due on such notes will be paid from a combination of cash of UpHealth and any dividends, interest, distributions and other income received in respect of the Notes Escrow Account), as well as other expenses related to the Transactions contemplated by the Purchase Agreement. Based on UpHealth’s outstanding debt obligations, UpHealth believes that the consummation of the Sale will result in proceeds sufficient to satisfy a substantial majority (approximately 81.75%) of UpHealth’s indebtedness as of the date of this proxy statement. UpHealth’s stockholders will not receive any proceeds from the Sale.

For a detailed description of the use of proceeds from the Sale and how such proceeds will be utilized to repay UpHealth’s 2026 Notes and 2025 Notes, see the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Escrow Agreement” beginning on page 71 and “—Fundamental Change Repurchase Offer” beginning on page 83.

Q.	How will UpHealth stockholders be affected by the Sale and how will the Sale affect UpHealth’s Retained Business?

A.

Cloudbreak offers leading telehealth and video remote interpretation solutions and is recognized through its core solution, MarttiTM (“My Accessible Real-Time Trusted Interpreter”), and has constituted the entirety of UpHealth’s Virtual Care Infrastructure segment since July 1, 2022. The MarttiTM solution provides medical interpreters in over 250 languages, which are delivered through custom MarttiTM devices, such as tablets and smartphones. Pursuant to the Sale, Forest Buyer will acquire complete equity ownership of Cloudbreak, including the aggregate Cloudbreak employee base. See the section entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Employee Matters” beginning on page 90. The Sale will have no effect on the number of shares or the attributes of shares of UpHealth Common Stock held by UpHealth’s stockholders. However, UpHealth’s business will undergo significant changes in connection with the Sale. As of immediately following the Closing, all of UpHealth’s revenues will be generated by the Retained Business through its ownership of TTC Healthcare. Following the completion of the Sale, UpHealth intends to pursue a more simplified business strategy that focuses on TTC Healthcare, a growing, cash-flow positive, behavioral health business that is a wholly-owned subsidiary of UpHealth Holdings, which is a wholly-owned subsidiary of UpHealth and which has filed for Chapter 11 protection in the Bankruptcy Court, as further described in the section of this proxy statement entitled “Risk Factors” beginning on page 24. TTC Healthcare has not filed for Chapter 11 protection and is operating in the normal course of business. At this time, it is contemplated that UpHealth will maintain the same corporate functions and the same senior executives as UpHealth had prior to the completion of the Sale and the same board of directors that will be in place following the conclusion of UpHealth’s 2023 Annual Meeting of Stockholders.

Q.	Are there any risks associated with the Sale?

A.

Yes. You should carefully review the section of this proxy statement entitled “Risk Factors” beginning on page 24, which presents risks and uncertainties related to the Sale and the operations of the Retained

Business by UpHealth following the completion of the Sale or in the event the Purchase Agreement is terminated prior to completion of the Sale.

Q.	What stockholder approval is required to complete the Sale?

A.

As a condition to the Closing of the Sale, UpHealth’s stockholders must approve the Sale Proposal, which requires the affirmative vote of the holders of a majority of the shares of UpHealth Common Stock issued and outstanding and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to in this proxy statement as the Requisite Stockholder Approval).

In addition to the approval of the Sale Proposal by UpHealth’s stockholders, each of the other conditions to the Closing of the Sale contained in the Purchase Agreement must be satisfied or waived. For additional information, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Conditions to Closing of the Sale” beginning on page 61.

Q.	Are there any other proposals to be considered and approved at the special meeting?

A.

Yes. In addition to the Sale Proposal, UpHealth is also asking its stockholders to approve the Adjournment Proposal, to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal, which requires the affirmative vote of the holders of a majority of the shares of UpHealth Common Stock issued and outstanding and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy.

Q.	When is the Closing of the Sale expected to occur?

A.

We expect the Closing of the Sale to occur on the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing, including receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting, but in no event prior to March 15, 2024, unless consented to in writing by UpHealth and Forest Buyer.

Q:	How does the UpHealth Board recommend that UpHealth stockholders vote with respect to each of the proposals?

A:	The UpHealth Board recommends that the UpHealth stockholders vote “FOR” the Sale Proposal and “FOR” the Adjournment Proposal.

Q.	What are the U.S. federal income tax consequences of the Sale to U.S. stockholders?

A.

The proposed Sale is entirely a corporate action undertaken by UpHealth. Our stockholders will not realize any gain or loss on their shares of UpHealth Common Stock for U.S. federal income tax purposes as a result of the Sale. We do not anticipate that the Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale” beginning on page 68 for additional information.

Q.	Do I have appraisal or dissenters’ rights in connection with the Sale?

A.

No. No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our Second Amended and Restated Certificate of Incorporation or Bylaws in connection with the Sale or any other Transactions contemplated by the Purchase Agreement, regardless of whether such stockholders vote for or against the approval of the Sale Proposal.

Q.	When and where will the special meeting take place?

A.

The special meeting will be held on [●], 2024 at [●]:[●] [●]. m., Eastern time, virtually at www.virtualshareholdermeeting.com/UPH2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

Q.	Who can attend and vote at the special meeting?

A.

Holders of UpHealth Common Stock as of the close of business on [●], the record date for the special meeting, are entitled to notice of, and to attend and vote at, the special meeting. Each share of UpHealth Common Stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were [●] shares of UpHealth Common Stock issued and outstanding.

Q:	What do I need to do now and how do I vote?

A:

UpHealth urges you to read this entire proxy statement carefully, including its annexes, and to consider how the Sale as contemplated by the Purchase Agreement and the actions contemplated by each of the Proposals may affect you.

If your shares of UpHealth Common Stock are registered directly in your name with UpHealth’s transfer agent, Continental Stock Transfer and Trust Company, you are considered, with respect to those shares, to be the “stockholder of record,” and the proxy materials and proxy card are being sent directly to you by UpHealth. There are four methods by which you may vote your shares at the special meeting:

•

In Person. You may vote your shares in person at the special meeting if you attend the special meeting, which will be held virtually at www.virtualshareholdermeeting.com/UPH2024SM. Even if you plan to attend the special meeting in person, we encourage you to vote in advance through the Internet, by telephone or by mail so that your vote will be counted in the event you later decide not to attend the special meeting. When we refer to “in person” attendance and voting at the special meeting, we mean virtual attendance and voting over the Internet during the special meeting (such meaning having been authorized by the UpHealth Board in accordance with Section 9.5 of our Second Amended and Restated Bylaws (our “Bylaws”)).

•

By Internet. You may vote your shares 24 hours a day by logging onto the secure website included on the proxy card and following the instructions provided, at any time up until 11:59 p.m., Eastern time, on [●], 2024.

•

By Telephone. You may vote your shares 24 hours a day by calling the telephone number listed on the proxy card and following the instructions provided by the recorded message, at any time up until 11:59 p.m., Eastern time, on [●], 2024.

•

By Mail. You may vote by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials, so that it is received not later than 11:59 p.m., Eastern time, on [●], 2024.

If you hold shares of UpHealth Common Stock in “street name” through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Q.	What happens if I do not sign and return my proxy card or vote through the Internet, by telephone or in person at the special meeting or I do not otherwise provide proxy instructions?

A.

Assuming the presence of a quorum, which is required to transact business at the special meeting, if you fail to return your proxy card or vote your shares through the Internet or by telephone, or if you hold your shares in “street name” and you fail to instruct your bank, broker or other nominee how to vote, and do not vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to the Sale Proposal and the Adjournment Proposal, but will have no effect on the approval of the Adjournment Proposal.

If you are a stockholder of record and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting and all of your shares will be voted “FOR” each of the Proposals.

Whether or not you expect to attend the special meeting, we request that you complete, date, sign and return the enclosed proxy card in the postage-paid envelope or vote your shares through the Internet or by telephone as instructed in these materials as soon as possible to ensure that your shares will be represented at the special meeting. If you hold shares of UpHealth Common Stock in “street name” through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Q.	What if I abstain from voting?

A.

If you attend the special meeting or submit a proxy card, but affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting but will not be voted at the special meeting. As a result, your abstention will have the same effect as voting “AGAINST” each Proposal.

Q.	What is a broker non-vote?

A.

Broker non-votes relate to shares held in “street name” through brokers, dealers, banks and other nominees. If your shares are held in “street name” through an account with a broker, dealer, bank or other nominee, such broker, dealer, bank or other nominee is required to vote your shares according to your instructions, if provided. If you do not provide specific voting instructions, under NYSE rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretionary authority to vote on routine matters, but not on non-routine matters. A broker non-vote occurs when a bank or broker has not received voting instructions from the beneficial owner of the shares and the bank or broker cannot vote the shares at its discretion because the matter is not considered a routine matter under NYSE rules. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	If my shares of UpHealth Common Stock are held in “street name” by my broker, dealer, bank or other nominee, will my broker, dealer, bank or nominee vote my shares for me and may I vote in person?

A:

If your shares of UpHealth Common Stock are held through an account with a broker, dealer, bank or nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. You must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, dealer, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to UpHealth.

As the beneficial owner, you are also invited to attend the special meeting in person. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the broker, dealer, bank or other nominee that holds your shares giving you the right to vote the shares in person at the special meeting.

Q:	May I revoke or change my vote after I have provided proxy instructions?

A:

Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting by returning a later-dated proxy card, by voting again over the

Internet, by telephone or in person at the special meeting as more fully detailed in your proxy card, or by delivering written instructions to the Secretary at the principal executive offices of UpHealth before the special meeting. Attendance at the special meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the special meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a valid proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the special meeting and voting in person. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Q.	What constitutes a quorum for the special meeting?

A.

At least one-third of the shares of UpHealth Common Stock outstanding as of the record date must be represented at the special meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the special meeting. The 170,000 issued shares of UpHealth Common Stock held by UpHealth as treasury shares (which are not considered as outstanding), as a matter of Delaware law, do not count for purposes of determining whether a quorum is present at the special meeting and are not entitled to be voted. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the special meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum. Shares of UpHealth Common Stock held by stockholders in “street name” through a broker, bank or other nominee that do not instruct the nominee how to vote such shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.

Q:	Who is soliciting proxies for the special meeting, and who is paying for this proxy solicitation?

A:

The UpHealth Board is soliciting your proxy, and UpHealth will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing, and distribution of this proxy statement and the related proxy materials. Morrow Sodali, a proxy solicitor, has been retained to assist UpHealth in the solicitation of proxies for the special meeting, and UpHealth will pay Morrow Sodali $[●], plus reimbursement for its reasonable out-of-pocket expenses, and indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as UpHealth’s proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Morrow Sodali, or, without any additional compensation, by certain of UpHealth’s directors, officers and employees.

UpHealth will ask banks, brokers and other institutions, nominees and fiduciaries holding shares of UpHealth Common Stock beneficially owned by others to forward this proxy statement and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. UpHealth will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement and the related proxy materials to UpHealth’s stockholders.

Q.	What does it mean if I received more than one proxy card?

A.

If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. Each proxy card you receive should be completed indicating how you wish to vote and returned separately in the postage-paid envelopes provided in order to ensure that all of your shares of UpHealth Common Stock are voted.

Q.	Will I receive any payment for my shares of UpHealth Common Stock in connection with the Sale?

A.	No. The proceeds from the Sale will be paid directly to UpHealth, not UpHealth stockholders.

Q.	Whom should I contact if I have any questions about the Sale, the special meeting or voting?

A.

If you are a stockholder of UpHealth and have any questions about the Sale or the special meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact Morrow Sodali, our proxy solicitor, by calling ([●]) [●]-[●] (toll-free), or banks and brokers can call ([●]) [●]-[●], or by emailing [●].

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the delisting of UpHealth Common Stock from the NYSE, the trading of UpHealth Common Stock and our Warrants on the over-the-counter market, obtaining customary regulatory and stockholder approval of the Sale, the Cloudbreak Business Projections, the Closing, including its timing, of the Sale of Cloudbreak, the use of proceeds of the Sale, the projected operation and financial performance of UpHealth, including following the Sale of Cloudbreak, and anticipated cash flow of UpHealth, its product offerings and developments and reception of its product by customers, the arbitration and other legal disputes involving Glocal, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections (including the Cloudbreak Business Projections), forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this proxy statement are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether UpHealth will be able to regain compliance with the continued listing standards of the NYSE or comply with the initial listing standards of another national securities exchange, the ability of UpHealth to service or otherwise pay its debt obligations, including to holders of UpHealth’s 2025 Notes and 2026 Notes in the event the Closing does not occur, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, uncertainty with respect to how the ICA or the Indian courts shall decide various matters that are before them or that the board of directors of Glocal will act in compliance with their fiduciary duties to their shareholders, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. These forward-looking statements are also subject to a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied, including, but not limited to, risks and uncertainties relating to the following:

•	the ability of the parties to consummate the proposed Sale and the other Transactions contemplated by the Purchase Agreement in a timely manner or at all;

•	the satisfaction (or waiver) of Closing conditions to the consummation of the proposed Sale and the other Transactions, and potential delays in consummation of the proposed Sale;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Purchase Agreement;

•	significant transaction costs associated with the proposed Sale and the other Transactions;

•	potential litigation relating to the proposed Sale or any other Transaction;

•	the risk that disruptions from the proposed Transactions will harm UpHealth’s business, including current plans and operations;

•	the ability of UpHealth to retain and hire key personnel; and

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Sale and the other Transactions.

Therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

In addition to the other information included and referred to in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 22, you should carefully consider the following risk factors before deciding how to vote your shares of UpHealth Common Stock at the special meeting. These factors should be considered in conjunction with the other information included by UpHealth in this proxy statement and the risk factors described in UpHealth’s other filings with the SEC, including in the “Risk Factors” sections of UpHealth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on March 31, 2023 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 as filed with the SEC on November 21, 2023, which filings are incorporated by reference in this proxy statement, and in all other filings incorporated herein by reference. In addition to those risk factors which are incorporated by reference herein, as of the date of this proxy statement, UpHealth supplements such risk factors with the following risk factors. If any of the risks described below, incorporated by reference or otherwise referred to in this proxy statement actually materialize, the business, financial condition, results of operations or prospects of UpHealth, or the stock price of UpHealth, could be materially and adversely affected.

Risks Related to the Sale

The announcement and pendency of the Sale and the other Transactions contemplated by the Purchase Agreement, whether or not completed, may adversely affect the Retained Business.

The announcement and pendency of the Sale may adversely affect the trading price of UpHealth Common Stock, our business or our relationships with clients, customers, suppliers and employees. Third parties may be unwilling to enter into material agreements with respect to the Retained Business. New or existing customers, suppliers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers, suppliers and business partners may perceive that such new relationships are likely to be more stable. Additionally, employees working in the Retained Business may become concerned about the future of the Retained Business, as applicable, and lose focus or seek other employment. In addition, while the completion of the Sale is pending we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters.

If we fail to complete the Sale and the other Transactions contemplated by the Purchase Agreement, our business and financial performance may be adversely affected, including in the event UpHealth is required to pay the Termination Fee.

The completion of the Sale and the other Transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of various conditions, including the approval of the Sale by our stockholders, which may not be satisfied in a timely manner or at all.

If the Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Sale and the other Transactions. Our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Sale, and we will have incurred significant third-party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

Furthermore, if the Sale and the other Transactions are not completed, the announcement of the termination of the Purchase Agreement may adversely affect our relationships with our customers, vendors and employees, which could have a material adverse impact on our ability to effectively operate our business, and we may be required to pay the Termination Fee of $7,200,000 under certain circumstances, each of which could have further adverse effects on our business, results of operations and the trading price of UpHealth Common Stock.

The Purchase Agreement contains provisions that limit our ability to pursue alternatives to the Sale.

The Purchase Agreement contains provisions that may make it more difficult for us to sell Cloudbreak to any party other than Forest Buyer. These provisions include the prohibition on our ability to solicit competing proposals and the requirement that we pay Forest Buyer the Termination Fee of $7,200,000 if we terminate the Purchase Agreement prior to the closing of the Sale as a result of our determining to accept an alternative Acquisition Proposal that we determine to be a Superior Proposal. For additional information, see the sections of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—No Solicitation” beginning on page 81and “—Termination Fee” beginning on page 89.

These provisions have, and could in the future, make it less advantageous for a third party that might have an interest in acquiring UpHealth or all of or a significant part of Cloudbreak to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Forest Buyer. See the discussion in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Background of the Sale” beginning on page 35 for additional information.

If the Purchase Agreement is not approved or if we fail to complete the Sale, there may not be any other offer from potential acquirers that the UpHealth Board determines to be attractive.

If our stockholders do not approve the Purchase Agreement or if we fail to complete the Sale, the UpHealth Board, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives including, but not limited to, continuing to operate Cloudbreak for the foreseeable future or an alternative sale transaction relating to Cloudbreak or UpHealth. An alternative sale transaction, if available, may yield lower consideration than the proposed Sale, be on less favorable terms and conditions than those contained in the Purchase Agreement and involve significant delay. Any future sale of substantially all of the assets of UpHealth or other similar transaction may be subject to further stockholder approval, and there is no guarantee that UpHealth would be able to obtain such stockholder approval in favor of any such sale or other transaction.

The filing of the Chapter 11 Proceedings by the Debtors constituted an event of default under our Indentures that accelerated our obligations under the Senior Secured Notes Indenture, and the commencement of delisting procedures in respect of UpHealth Common Stock could also lead to an event of default under our Indentures that could result in the acceleration of our obligations under the Indentures, and as a result of such acceleration of our debt obligations in respect of the 2025 Notes, we believe there is substantial doubt about our ability to continue as a going concern.

As discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, the filing by UpHealth Holdings and by two of UpHealth Holdings’ wholly-owned subsidiaries, Thrasys, Inc. (“Thrasys”) and Behavioral Health Services, LLC (“BHS”), and each of the subsidiaries of Thrasys and BHS (such subsidiaries, collectively with UpHealth Holdings, Thrasys and BHS, being referred to individually herein and collectively as the “Debtors”), of voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on September 19, 2023 and October 20, 2023, respectively, which Chapter 11 cases are being jointly administered (for procedural purposes only) under the caption In re UpHealth Holdings, Inc., Case No. 23-11476 (U.S. Bankr. D. Del.) (the “Chapter 11 Proceedings”), constituted an event of default under the Indentures governing the 2025 Notes and 2026 Notes. The Senior Secured Notes Indenture provides that upon the commencement of the Chapter 11 Proceedings, the principal and interest due thereunder in respect of the 2025 Notes shall be immediately due and payable. As a result of such acceleration of our debt obligations in respect of the 2025 Notes, we believe there is substantial doubt about our ability to continue as a going concern. To address these concerns, on November 16, 2023, we entered into the Purchase Agreement and the Transaction Support Agreement, pursuant to which, among other things, we will enter into Waiver and Rescission Agreements with a sufficient percentage of each of the 2025 Noteholders and 2026 Noteholders necessary to waive the Specified Defaults (as defined below), and with a sufficient percentage of the 2025 Noteholders to rescind the 2025 Notes Acceleration (as defined below), with such Waiver and Rescission Agreements providing for such waivers and rescission, as applicable.

In addition, on December 11, 2023, the NYSE informed us that it is commencing procedures to delist UpHealth Common Stock from listing on the NYSE. UpHealth on December 26, 2023 filed an appeal with the NYSE that UpHealth Common Stock remain listed on the NYSE. The failure to maintain a listing of the UpHealth Common Stock could also result in a separate event of default under the Indentures. To address the possibility of such a separate event of default, we will enter into the Supplemental Indentures with an intent that the delisting of UpHealth Common Stock from listing on the NYSE would not give rise to an event of default under the Indentures.

Notwithstanding these anticipated waivers of the Specified Defaults and recission of the 2025 Notes Acceleration to be provided for by the Waiver and Rescission Agreements, certain termination provisions contained in the Purchase Agreement and the Transaction Support Agreement could prevent us from consummating the Transactions, and as a result, cause us to not obtain the benefits of the anticipated waivers and the rescission. If the Purchase Agreement or the Transaction Support Agreement are terminated, and the Closing of the Transactions does not occur, the waiver of the events of default under the Indentures and rescission of the acceleration of our debt obligations with respect to the 2025 Notes provided under the Waiver and Rescission Agreements will be void, and we could be obligated to pay the full amount due and payable under the 2025 Notes under the terms of the Senior Secured Notes Indenture in the event of a Fundamental Change. If that were to occur, we believe it would raise substantial doubts about our ability to continue as a going concern.

Our debt agreements, including the Senior Secured Notes Indenture, contain, and the Supplemental Indentures that we will enter into pursuant to the Transaction Support Agreement will contain, restrictions that may limit our flexibility in operating and financing our business, and any default on our secured credit facility or any future secured credit facilities (including certain liens to be granted by us in favor of the 2025 Noteholders and 2026 Noteholders pursuant to the Supplemental Indentures), whether as a result of the failure to consummate the Transactions or otherwise, could result in foreclosure by our secured noteholders or future secured noteholders on our assets.

Our Indenture governing our 2025 Notes, Security Agreement and related documents contain a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	create liens on certain assets;

•	incur additional debt or issue new equity;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	sell certain assets.

The filing of the Chapter 11 Proceedings by the Debtors constituted an event of default giving rise to cross defaults under the Indentures, and accelerated our debt obligations under the Senior Secured Notes Indenture with respect to the 2025 Notes. While any efforts to enforce our payment obligations pursuant to such event of default under the Senior Secured Notes Indenture against the Debtors are automatically stayed as a result of the filing of the Chapter 11 Proceedings, a significant portion of our operations are conducted through the Debtors, and a significant portion of our assets are held by the Debtors. As a result, the filing of the Debtors for Chapter 11 protection has and could continue to limit our available resources and our ability to plan for or react to market conditions and could otherwise restrict corporate activities.

In addition, while that percentage of 2025 Noteholders and 2026 Noteholders necessary to waive the Specified Defaults and that percentage of 2025 Noteholders necessary to rescind the 2025 Notes Acceleration have agreed to enter into the Waiver and Rescission Agreements, in each case, in accordance with the terms of the Purchase Agreement and the Transaction Support Agreement, we can make no assurances that we will not in the future be in default under the Indentures, whether due to the failure to consummate the Transactions or otherwise. Any future default under our Senior Secured Notes Indenture or our Unsecured Notes Indenture (as defined below) (including as modified by the Supplemental Indentures, once entered into) could trigger a cross default under such agreements as well as agreements governing any future indebtedness, as has already occurred upon the commencement of the Chapter 11 Proceedings, which constituted an event of default under our Senior Secured Notes Indenture that triggered cross-defaults under our Unsecured Notes Indenture.

Furthermore, in accordance with the terms of the Transaction Support Agreement, we and Cloudbreak have each agreed (severally and not jointly) to (a) grant liens in favor of the 2025 Noteholders and 2026 Noteholders with respect to the Escrow Accounts (as defined below) and the funds held therein, as applicable, subject to the terms of the Supplemental Indentures and any related intercreditor agreements; and (b) in connection with the Unsecured Notes Supplemental Indenture, grant a second priority lien on the assets of UpHealth and Cloudbreak and any subsidiaries of UpHealth and Cloudbreak that are not at the time of entry into the Supplemental Indentures a debtor or debtor in possession in any bankruptcy proceeding, including the Chapter 11 Proceedings, and in connection with those modifications to the Unsecured Notes Indenture, the Unsecured Notes Supplemental Indenture will incorporate provisions similar to those in the Senior Secured Notes Indenture, including with respect to covenants and events of default and as modified by the Senior Secured Notes Supplemental Indenture (provided, that any such liens on the issued and outstanding equity interests of Cloudbreak or the assets of Cloudbreak and its subsidiaries will be released at or prior to the Closing). In addition, the Senior Secured Notes Supplemental Indenture, once entered into, will modify the provisions of the Senior Secured Notes Indenture in respect of repurchases of 2025 Notes as a result of a Fundamental Change for the Consenting Noteholders in respect of the Sale, to account for a multi-step process for the repurchase of the 2025 Notes (i.e., to require a repurchase offer at Closing and in connection with subsequent paydowns with the proceeds of released funds from the Escrow Accounts), in each case, at a 5.00% premium to the principal amount of such 2025 Notes.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in further defaults under our Indentures or instruments governing any future indebtedness of ours, including the Supplemental Indentures. Additionally, each of our Senior Secured Notes Indenture, including as modified by the Senior Secured Notes Supplemental Indenture, is (and our Unsecured Notes Indenture, as modified by the Unsecured Notes Supplemental Indenture, will be) secured by substantially all of our assets and those of our domestic subsidiaries that are not at the time of entry into the Supplemental Indentures a debtor or debtor in possession in any bankruptcy proceeding, including the Chapter 11 Proceedings. Upon a default, unless waived, the 2025 Noteholders and the 2026 Noteholders could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to secure our obligations to such noteholders under our Security Agreement (or under the secured credit facilities provided under the Supplemental Indentures, once entered into) and force UpHealth into bankruptcy or liquidation. Our results of operations currently are not, and may not be in the future if the Transactions, including the Sale, are not consummated, sufficient to service our indebtedness and to fund our other expenditures, and we may not be able to obtain financing to meet these requirements. If we experience a default under our Indentures (including as modified by the Supplemental Indentures, once entered into) or instruments governing our future indebtedness, our business, financial condition and results of operations may be adversely impacted.

Risks Related to UpHealth and the Retained Business if the Sale is Completed

Following the closing of the Sale, we will be subject to five-year non-competition and non-solicitation covenants under the Purchase Agreement, which may limit our ability to operate our business in certain respects.

Following the closing of the Sale, we will be subject to five-year non-competition and non-solicitation covenants made in the Purchase Agreement, as more fully described in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Certain Covenants and Agreements” beginning on page 77. During such five-year period, UpHealth and its affiliates and subsidiaries will be restricted from directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for, or in any other manner engaging anywhere in the United States (whether as an officer, director, employee, partner, member, agent, representative or otherwise) (the “Restricted Territories”) in any other business engaged directly or indirectly in the business of Cloudbreak (subject to limited exceptions for passive ownership). In addition, during this five-year period, UpHealth has agreed, and will cause its affiliates and subsidiaries to agree, not to directly or indirectly through another person, induce or attempt to induce any Company Employee (as defined below) to leave the employ of Cloudbreak, hire any person who is currently or was an employee of Cloudbreak at any time during the one-year period immediately prior to the date on which such hiring would take place, or solicit or service any customer, supplier, lessee, lessor, licensee, licensor or other business relation of Cloudbreak or its subsidiaries. These limitations may negatively impact the scope and/or volume of our business and our ability to hire key personnel, which may adversely affect our financial condition and results of operations.

Even if the Sale is completed, we cannot provide any assurances that we will realize the financial benefits we currently anticipate from the Sale.

We cannot provide any assurances that we will realize the financial benefits we currently anticipate from the Sale. We currently expect to realize a material reduction in UpHealth’s outstanding debt obligations, but also a significant decrease in revenue, as a result of the sale of Cloudbreak. Any failure to realize the financial benefits we currently anticipate from the Sale could have a material adverse impact on our future operating results and financial condition and could materially and adversely affect the trading price or trading volume of UpHealth Common Stock. Our results of operations currently are not, and may not be in the future even if the Transactions, including the Sale, are consummated, sufficient to service our indebtedness and to fund our other expenditures, and we may not be able to obtain financing to meet these requirements. Even if the Sale and the other Transactions are consummated, if we experience a default under our Indentures (including as modified by the Supplemental Indentures, once entered into) or instruments governing our future indebtedness, our business, financial condition and results of operations may be adversely impacted.

THE SPECIAL MEETING

This proxy statement is being furnished to UpHealth’s stockholders as part of the solicitation of proxies by the UpHealth Board for use at the special meeting. This proxy statement provides UpHealth’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to UpHealth’s stockholders as part of the solicitation of proxies by the UpHealth Board for use at the special meeting to be held which will be held on [●], 2024 at [●]:[●] [●]. m., Eastern time, virtually at www.virtualshareholdermeeting.com/UPH2024SM, or at such other time, on such other date and at such other place to which the special meeting may be adjourned, to consider and vote upon the Sale Proposal and the Adjournment Proposal.

Purposes of the Special Meeting

The primary purpose of the special meeting is for UpHealth stockholders to consider and vote upon the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak. UpHealth stockholders must approve the Purchase Agreement for the Sale of Cloudbreak in order for the Sale to occur, as such Sale constitutes the sale of substantially all of the assets of UpHealth under Delaware law and, as a result, it is a condition to Closing of the Sale under the Purchase Agreement that UpHealth shall have received the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting. If UpHealth’s stockholders fail to approve the Purchase Agreement for the Sale of Cloudbreak, the Sale will not occur. A copy of the Purchase Agreement is attached to this proxy statement as Annex A, and the material terms of the Purchase Agreement are described under “Proposal No. 1—The Sale Proposal—The Purchase Agreement” beginning on page 70.

UpHealth’s stockholders are also being asked to approve the Adjournment Proposal, to adjourn the special meeting to a later date or dates, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal.

This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about [●], 2024.

Recommendation of the UpHealth Board

After careful consideration, the UpHealth Board has unanimously approved the Purchase Agreement and the consummation of the Sale and the other Transactions contemplated thereby, and determined that it is advisable, fair to and in the best interests of UpHealth and its stockholders to enter into the Purchase Agreement. Certain factors considered by the UpHealth Board in reaching its decision to approve the Purchase Agreement and the Sale may be found in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the UpHealth Board and its Reasons for the Sale” beginning on page 57.

The UpHealth Board unanimously recommends that the stockholders of UpHealth vote “FOR” the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak.

In addition, the UpHealth Board unanimously recommends that the stockholders of UpHealth vote “FOR” the Adjournment Proposal, to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies.

Record Date and Quorum

The holders of record of UpHealth Common Stock as of the close of business on [●], the record date, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, [●] shares of UpHealth Common Stock were issued and outstanding.

At least one-third of the shares of UpHealth Common Stock outstanding as of the record date must be represented at the special meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions as described below under the sub-heading “The Special Meeting—Voting; Proxies; Revocation—Providing Voting Instructions by Proxy” will be included in the calculation of the number of shares considered to be present for purposes of a quorum at the special meeting.

Shares of UpHealth Common Stock held by stockholders of record that submit a proxy but fail to provide voting instructions or abstain on any of the Proposals listed on the proxy card will be counted for the purpose of determining whether a quorum is present at the special meeting.

Shares of UpHealth Common Stock held by stockholders in “street name” by a broker, bank or other nominee that do not instruct such broker, bank or other nominee on how to vote such shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

The Supporting Stockholders, who are certain stockholders of UpHealth which are directors and/or executive officers (or affiliates thereof) of UpHealth, and who collectively hold approximately 29.39% of the voting power of the issued and outstanding shares of UpHealth Common Stock as of December 31, 2023, have entered into the Voting Agreement with UpHealth and Forest Buyer, pursuant to which the Supporting Stockholders have agreed to vote their shares “FOR” the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak, subject to, and in accordance with, the terms and conditions of the Voting Agreement.

Required Vote

Each share of UpHealth Common Stock issued and outstanding at the close of business on the record date is entitled to one vote at the special meeting.

In order for UpHealth to complete the Sale as contemplated by the Purchase Agreement, stockholders holding at least a majority of the shares of UpHealth Common Stock issued and outstanding at the close of business on the record date and entitled to vote on the matters to be considered at the special meeting, must vote “FOR” the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak. A failure to vote your shares of UpHealth Common Stock or an abstention from voting will have the same effect as a vote “AGAINST” the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of UpHealth Common Stock present in person or by proxy and entitled to vote on the matters to be considered at the special meeting. An abstention will have the same effect as a vote “AGAINST” the Adjournment Proposal, but the failure to vote your shares will have no effect on the outcome of the Adjournment Proposal so long as a quorum is present.

Voting by UpHealth’s Directors and Executive Officers

As of the close of business on the record date, directors and executive officers of UpHealth were entitled to vote [●] shares of UpHealth Common Stock, or approximately [●]% of the shares of UpHealth Common Stock issued and outstanding on that date. UpHealth currently expects that UpHealth’s directors and executive officers will vote their shares in favor of the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak and the Adjournment Proposal to be considered at the special meeting, although none of them is obligated to do so, except as required pursuant to the terms of the Voting Agreement. See the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Voting and Support Agreement” beginning on page 87 for additional information regarding the terms of the Voting Agreement.

Voting; Proxies; Revocation

Attendance

All holders of shares of UpHealth Common Stock as of close of business on the [●] record date, including stockholders of record and beneficial owners of UpHealth Common Stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of UpHealth Common Stock in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

To ensure that your shares of UpHealth Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of UpHealth Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

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Submit a Proxy via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions via the Internet. You may vote via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of UpHealth Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

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Submit a Proxy by Telephone. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions by telephone. You may vote by telephone by calling the telephone number specified on the enclosed proxy card. Your shares of UpHealth Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card.

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Submit a Proxy Card by Mail. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of UpHealth Common Stock will be voted in the manner directed by you on your proxy card.

If you stockholder of record on the record date and you sign, date and return your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” the Sale Proposal and the Adjournment Proposal. If you fail to return your proxy card or vote your shares through the Internet or by telephone, unless you attend the special meeting and vote in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to the Sale Proposal and the Adjournment Proposal, but will have no effect on the approval of the Adjournment Proposal so long as a quorum is present. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Shares of UpHealth Common Stock Held in “Street Name”

If your shares of UpHealth Common Stock are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. Many banks and brokerage firms have a process for their customers to provide voting instructions via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with the rules of the NYSE, banks, brokers and other nominees who hold shares of UpHealth Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the Sale Proposal and the Adjournment Proposal described in this proxy statement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the Sale Proposal and the Adjournment Proposal described in this proxy statement. Since all of the proposals currently expected to be voted on at the special meeting are considered non-routine matters, shares held in “street name” through a broker, bank or other nominee will not be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on any such proposals. For shares of UpHealth Common Stock held in “street name,” only shares UpHealth Common Stock affirmatively voted “FOR” the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak will be counted as a favorable vote for such proposal.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

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submitting a new proxy with a later date, by using the Internet or telephone proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to UpHealth as specified on the enclosed proxy card;

•	attending the special meeting and voting in person; or

•	delivering a written notice of revocation to UpHealth’s Secretary at c/o UpHealth, Inc., 14000 S. Military Trail, Suite 203, Delray Beach, Florida 33484.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to UpHealth or by sending a written notice of revocation to UpHealth, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by UpHealth before the special meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting by returning a later-dated proxy card, by voting again over the Internet, by telephone or in person at the special meeting as more fully detailed in your proxy card, or by delivering written instructions to the Secretary at the principal executive offices of UpHealth before the special meeting. Attendance at the special meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the special meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a valid proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the special meeting and voting in person. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of UpHealth Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak and a vote “AGAINST” the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of UpHealth necessary to approve the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak, UpHealth does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law.

Regardless of whether a quorum is present, the chairperson of the special meeting has the power under UpHealth’s Bylaws to adjourn the special meeting from time to time. Any signed proxies received by UpHealth in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow UpHealth’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The UpHealth Board is soliciting your proxy, and UpHealth will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing, and distribution of this proxy statement and the related proxy materials. Morrow Sodali, a proxy solicitor, has been retained to assist UpHealth in the solicitation of proxies for the special meeting, and UpHealth will pay Morrow Sodali $[●], plus reimbursement for its reasonable out-of-pocket expenses, and indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as UpHealth’s proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Morrow Sodali, or, without any additional compensation, by certain of UpHealth’s directors, officers and employees.

UpHealth will ask banks, brokers and other institutions, nominees and fiduciaries holding shares of UpHealth Common Stock beneficially owned by others to forward this proxy statement and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. UpHealth will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement and the related proxy materials to UpHealth’s stockholders.

PROPOSAL NO. 1—THE SALE PROPOSAL

General Description of the Sale

On November 16, 2023, UpHealth and Cloudbreak, entered into the Purchase Agreement with Forest Buyer, an affiliate of GTCR, pursuant to which UpHealth has agreed to sell in the Sale all of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer for $180.0 million in cash, subject to certain adjustments for closing indebtedness, net working capital, cash and unpaid transaction expenses related to the Transactions contemplated by the Purchase Agreement. The terms of the Sale as contemplated by the Purchase Agreement provide that, at the Closing, Forest Buyer will acquire complete equity ownership of Cloudbreak and its business, including the aggregate Cloudbreak employee base. Immediately following completion of the Sale, Forest Buyer will own all of Cloudbreak’s outstanding equity interests and Cloudbreak will be a wholly-owned subsidiary of Forest Buyer.

The Sale as contemplated by the Purchase Agreement constitutes the sale of substantially all of the assets of UpHealth under Section 271 of the DGCL, and we are therefore seeking the approval of the Sale by our stockholders. The Closing is conditioned on, among other things, UpHealth obtaining the approval of the Sale pursuant to the Purchase Agreement by the Requisite Stockholder Approval, which consists of the affirmative vote of the holders of a majority of the UpHealth Common Stock issued and outstanding and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy. We expect the Closing of the Sale to occur on the Closing Date, which shall be the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing (including receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting), but in no event prior to March 15, 2024, unless consented to in writing by UpHealth and Forest Buyer.

Following the completion of the Sale, UpHealth will continue to own certain assets and liabilities associated with the Retained Business, including all of the equity interests in UpHealth Holdings (which, along with certain subsidiaries of UpHealth Holdings, has filed for Chapter 11 protection in the Bankruptcy Court, as further described in the section of this proxy statement entitled “Risk Factors” beginning on page 24), as well as TTC Healthcare, which is a wholly-owned subsidiary of UpHealth Holdings that is engaged in providing behavioral health services, and which has not filed for Chapter 11 protection and is operating in the normal course of business. At this time, it is contemplated that UpHealth will maintain the same corporate functions and the same senior executives as UpHealth had prior to the completion of the Sale and the same board of directors that will be in place following the conclusion of UpHealth’s 2023 Annual Meeting of Stockholders.

Parties to the Purchase Agreement

UpHealth, Inc.

UpHealth is a global digital health company that delivers infrastructure and services to dramatically improve how healthcare is delivered and managed. UpHealth creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through health solutions. UpHealth’s clients include health plans, healthcare providers and community-based organizations.

GigCapital2, UpHealth’s predecessor, was incorporated in Delaware on March 6, 2019. GigCapital2 was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. GigCapital2’s Business Combinations, which consisted of the separate acquisitions of Cloudbreak and UpHealth Holdings, were consummated on June 9, 2021, and in connection with the Business Combinations, GigCapital2 changed its corporate name to UpHealth, Inc. UpHealth is a Delaware corporation with its principal offices located at 14000 S. Military Trail, Suite 203, Delray Beach, FL 33484, and its telephone number is (888) 424-3646. UpHealth’s website address is https://uphealthinc.com/. UpHealth Common Stock is currently listed on the NYSE, however, the NYSE has commenced proceedings to delist UpHealth Common Stock, as previously reported in UpHealth’s Current

Report on Form 8-K filed with the SEC on December 13, 2023, and has suspended trading pending the completion of such proceedings. As a result, UpHealth Common Stock commenced trading in the over-the-counter market on December 12, 2023 under the trading symbol “UPHL.” UpHealth on December 26, 2023 filed an appeal with the NYSE that UpHealth Common Stock remain listed on the NYSE. For additional information regarding these delisting proceedings and the risks related thereto, see the section of this proxy statement entitled “Risk Factors” beginning on page 24.

Additional information regarding UpHealth is contained in the documents incorporated by reference into this proxy statement and the other documents that we file with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 125.

Cloudbreak Health, LLC

Cloudbreak, a Delaware limited liability company and a wholly-owned subsidiary of UpHealth (which UpHealth acquired on June 9, 2021 and made a part of UpHealth’s Virtual Care Infrastructure segment at that time), is a technology and technology-enabled services business that connects healthcare systems with platforms, analytics, and services that make clinical and administrative processes simpler and more efficient. Cloudbreak offers leading telehealth and video remote interpretation solutions and is recognized through its core solution, MarttiTM (“My Accessible Real-Time Trusted Interpreter”), and has constituted the entirety of UpHealth’s Virtual Care Infrastructure segment since July 1, 2022, when Glocal was deconsolidated by UpHealth. The MarttiTM solution provides medical interpreters in over 250 languages, which are delivered through custom MarttiTM devices, such as tablets and smartphones.

Forest Buyer, LLC, an affiliate of GTCR

Forest Buyer is a Delaware limited liability company and an affiliate of GTCR. Founded in 1980, GTCR is a leading private equity firm that pioneered The Leaders Strategy™ – finding and partnering with management leaders in core domains to identify, acquire and build market-leading companies through organic growth and strategic acquisitions. GTCR is focused on investing in transformative growth in companies in the Business & Consumer Services, Financial Services & Technology, Healthcare and Technology, Media & Telecommunications sectors. Since its inception, GTCR has invested more than $25 billion in over 270 companies, and the firm currently manages over $35 billion in equity capital. GTCR is based in Chicago with offices in New York and West Palm Beach. For more information, please visit www.gtcr.com.

Background of the Sale

As part of their ongoing evaluation of UpHealth’s business, the UpHealth Board and UpHealth’s senior management periodically review and assess UpHealth’s operations, liquidity and debt obligations, financial performance, strategic direction, and prospects in light of industry conditions and the general economic environment and their potential impact on UpHealth’s short- and long-term strategic goals and plans, as well as the impact of UpHealth’s capital structure and indebtedness agreements on its business, operations and prospects. In the past, this review and assessment have included, among other things, whether to partner with another company, whether to accept investment from third parties, and whether to pursue potential merger and acquisition opportunities or opportunities to sell business units, in each case, in light of prevailing market conditions and the current and anticipated future prospects for UpHealth’s business and operations.

As noted above, UpHealth closed the Business Combinations on June 9, 2021, and acquired Cloudbreak and UpHealth Holdings at that time. UpHealth Holdings had separately since November 2020 acquired four separate businesses – TTC Healthcare, Thrasys, BHS and Innovations Group, Inc. (“IGI”), which operated a compounding pharmacy business. In addition, UpHealth Holdings owned in excess of 90% of an Indian company, Glocal. In connection with the Business Combinations, and to help pay for certain obligations of Cloudbreak and UpHealth Holdings, UpHealth at the time of the closing of the Business Combinations, borrowed $160 million through the issuance of the 2026 Notes pursuant to the terms of the Unsecured Notes Indenture.

In July 2022, UpHealth began exploring financing options and strategic alternative transactions in order to generate cash for investment in business development and growth initiatives, as well as for repayment of certain seller notes due on September 1, 2022 (the “BHS and IGI Seller Notes”) that were entered into by UpHealth Holdings as partial consideration for the acquisitions by UpHealth Holdings of BHS and IGI, and which were payable to the former shareholders of BHS and IGI. After due consideration of the available alternatives, and in light of the fact that UpHealth Holdings was not able to secure an extension for repayment of the BHS and IGI Seller Notes from the holders thereof beyond November 1, 2022, the UpHealth Board determined that a senior secured convertible notes offering proposed by Oppenheimer & Co. Inc. (“OpCo”) was the only viable option available to UpHealth for raising cash in order for UpHealth Holdings to timely repay the BHS and IGI Seller Notes, and the UpHealth Board authorized UpHealth’s management to engage OpCo as placement agent for the proposed offering and negotiate the terms of such offering.

Also in July 2022, the UpHealth Board began considering the prospect of a divestment of IGI, and on July 11, 2022, the UpHealth Board authorized UpHealth’s management to engage Bourne Partners as UpHealth’s financial advisor to develop a plan for divestment options for IGI.

On August 15, 2022, UpHealth announced the offering of $67.5 million in aggregate principal amount of 2025 Notes in a private placement transaction, for which OpCo served as sole placement agent, and the concurrent repurchase of $45.0 million of UpHealth’s outstanding 2026 Notes. The 2025 Notes offering closed on August 19, 2022 and raised approximately $22.5 million in gross cash proceeds after paying for the partial repurchase of the 2026 Notes, which proceeds were used in part to repay the remaining $18.7 million in principal amount of the BHS and IGI Seller Notes plus accrued interest of $1.9 million.

Beginning in September 2022, UpHealth became involved in a dispute and litigation regarding control of the board of directors of Glocal, a majority (94.81%) owned subsidiary of UpHealth Holdings. The dispute is the subject of an arbitration brought by UpHealth Holdings against its counterparties to the October 30, 2020 Share Purchase Agreement pursuant to which UpHealth Holdings acquired Glocal. As a result of the ongoing control issues and legal proceedings with Glocal, UpHealth determined that a reconsideration event occurred in July 2022, which required a reassessment of whether Glocal was a Variable Interest Entity (“VIE”) and whether UpHealth continued to have a controlling financial interest in Glocal. Based on this assessment, UpHealth concluded that Glocal was a VIE, and furthermore, that UpHealth no longer has the ability to direct any activities of Glocal and no longer has a controlling financial interest. As a result, effective July 1, 2022, UpHealth deconsolidated Glocal.

On September 6, 2022, UpHealth received an unsolicited, non-binding proposal to purchase UpHealth from a private equity firm (“Entity A”) that stated that it had partnered with a former senior employee of Cloudbreak (“Individual A”), who at the time had engaged legal counsel who had asserted various claims related to Individual A’s employment at Cloudbreak and UpHealth, for the acquisition of UpHealth. The proposed purchase price to be paid was based on a multiple of the 10-day volume-weighted average price of UpHealth Common Stock as of August 30, 2022, and the proposed transaction was conditioned on, among other things, renegotiating the terms of UpHealth’s outstanding convertible notes. On September 14, 2022, the UpHealth Board discussed the terms of the unsolicited, non-binding proposal from Entity A to purchase UpHealth, including the fact that the proposal did not include the assumption or repayment (in full or in part) of UpHealth’s debt obligations in respect of its 2025 Notes and 2026 Notes. After careful consideration and with the assistance of its advisors, the UpHealth Board unanimously concluded, based on, among other things, the tentative price to be paid and the proposed renegotiation of UpHealth’s debt obligations in lieu of assumption or repayment of such debt, that the unsolicited proposal from Entity A significantly undervalued UpHealth, and was not in the best interests of UpHealth and its stockholders. Following this discussion, the UpHealth Board unanimously rejected the unsolicited proposal from Entity A.

On December 5, 2022, UpHealth’s stockholders approved an amendment to the Second Amended and Restated Certificate of Incorporation of UpHealth to effect a reverse split of the outstanding shares of UpHealth Common

Stock, at a specific ratio within a range of 4:1 to 10:1, with the specific ratio to be fixed within this range by the UpHealth Board in its sole discretion without further stockholder approval. Following the receipt of stockholder approval, the UpHealth Board fixed the Reverse Stock Split ratio at 10:1, such that each ten shares of UpHealth Common Stock were combined and reconstituted into one share of UpHealth Common Stock effective December 8, 2022.

In early 2023, UpHealth made the decision to integrate BHS into UpHealth’s legacy TTC operations and wind down UpHealth’s provider practice operated by BHS in Missouri. During the course of 2023, UpHealth ceased the operations of BHS and has been in the process of winding BHS down.

On February 27, 2023, UpHealth announced that on February 26, 2023, UpHealth Holdings had agreed to sell 100% of the outstanding capital stock of its wholly-owned subsidiary, IGI, which comprised UpHealth’s Pharmacy business, to Belmar MidCo, Inc., a wholly-owned subsidiary of Belmar Holdings, Inc., a portfolio company of Webster Capital IV, L.P., pursuant to a Stock Purchase Agreement, dated February 26, 2023, for a purchase price of $56.0 million.

On March 7, 2023, UpHealth entered into a mutual nondisclosure agreement with a private equity firm (“Entity B”) (which contained no standstill provisions) for the purpose of exploring a business opportunity of mutual interest.

On May 1, 2023, Samuel J. Meckey, who served as the Chief Executive Officer of UpHealth from July 11, 2022 until his employment was terminated effective October 6, 2023, received an unsolicited email from Individual A, requesting that UpHealth provide access to diligence materials for the purposes of Individual A and unnamed financial partners of Individual A preparing a bid for the purchase of UpHealth. Individual A did not make a proposal for the purchase of UpHealth at such time, nor did he identify the purported financial partners. Mr. Meckey consulted with Mr. Beck, who then served as the Chief Financial Officer of UpHealth and currently serves as our Chief Executive Officer since October 6, 2023, Jeremy Livianu, the Chief Legal Officer of UpHealth, and Dr. Katz, the Chairman of the UpHealth Board, regarding the unsolicited email from Individual A, and after careful consideration, they unanimously concluded that this request did not include any offer to purchase UpHealth, and as such it was not appropriate to provide the requested diligence materials to Individual A and his purported financial partners. Accordingly, in an email sent to Individual A on May 10, 2023, Mr. Meckey declined to provide the requested materials and informed Individual A that any prospective acquisition interest should be presented to UpHealth by a licensed broker or an accredited financial institution. The UpHealth Board was informed of this exchange with Individual A on September 9, 2023 following a subsequent communication from Individual A discussed below.

On May 11, 2023, the sale of IGI closed for gross proceeds of $56.0 million, subject to working capital, closing debt and other adjustments. Proceeds from the sale were used to invest in building a fully integrated platform for UpHealth to drive growth and to pay down a portion of UpHealth’s secured debt obligations.

On June 8, 2023, Mr. Beck received an unsolicited email from a representative of GTCR who expressed his interest in scheduling an introductory call with Mr. Beck, which call was scheduled for June 20, 2023. This communication on June 8, 2023 was the first time GTCR contacted UpHealth for the purpose of exploring a business opportunity of mutual interest.

Following the closing of the sale of IGI, in accordance with the terms and conditions of the Senior Secured Notes Indenture, on June 9, 2023, UpHealth commenced an offer to purchase up to $10.3 million (representing 20% of the net proceeds from the sale subject to adjustment to maintain the authorized denominations of the 2025 Notes) in aggregate principal amount of the 2025 Notes for cash, at a repurchase price per 2025 Note equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any), from the 2025 Noteholders (the “Offer”).

On June 15, 2023, UpHealth completed the repurchase of $10.3 million in aggregate principal amount of the 2025 Notes, which were validly tendered and accepted for repurchase by UpHealth in accordance with the terms and conditions of the Offer (the “Note Repurchase”), representing 15.22% of the outstanding principal amount of the 2025 Notes before the Note Repurchase. Following the completion of the Note Repurchase, $57.2 million in aggregate principal amount of 2025 Notes remained outstanding.

On June 20, 2023, Mr. Beck and the representative of GTCR who had previously contacted Mr. Beck on June 8, 2023, attended their scheduled call, during which Mr. Beck and the representative of GTCR introduced themselves and GTCR requested more information about UpHealth. Mr. Beck told the representative of GTCR that UpHealth could only provide additional information about UpHealth if the parties execute a nondisclosure agreement, and the representative of GTCR requested that UpHealth send him a nondisclosure agreement for review and execution. Following this introductory call, UpHealth sent GTCR a mutual nondisclosure agreement for GTCR to review.

On June 27, 2023, UpHealth entered into the mutual nondisclosure agreement with GTCR that contained a standstill provision for the purpose of exploring a business opportunity of mutual interest.

On June 29, 2023, Mr. Beck sent the representative of GTCR in response to the request made by GTCR on June 20, 2023 for more information about UpHealth some financial and operating data regarding UpHealth, including financial projections with respect to UpHealth as a whole that were prepared by UpHealth’s senior management as of May 18, 2023, based on information available at that time, which projections included financial information on a business unit basis, including financial projections with respect to Cloudbreak assuming that UpHealth continued to operate the Cloudbreak Business as part of UpHealth after giving effect to associated costs, for GTCR to review. These financial projections were provided to GTCR for general informational purposes prior to any discussions between UpHealth and GTCR regarding a potential transaction, and such financial projections were not provided to or considered by the UpHealth Board in connection with its evaluation of the Sale or the other Transactions. The financial projections with respect to Cloudbreak that were provided to GTCR on June 29, 2023 are summarized in the section of this proxy statement entitled “Certain Financial Projections” beginning on page 63 (as discussed below, these financial projections were subsequently revised by UpHealth with a reduction in projected revenue and as otherwise set forth in the section entitled “Certain Financial Projections”; except as described below, the revised projections were not shared with anyone at GTCR). Subsequent to that, during the month of July 2023, Mr. Beck had several calls with the representative of GTCR to discuss the data which had been sent on June 29, 2023.

In late July 2023, in advance of its August 1, 2023 board meeting, the UpHealth Board was informed by Mr. Meckey that Entity B had during the latter part of July 2023 made an unsolicited indication of interest for a potential acquisition of UpHealth and/or its subsidiaries. On August 1, 2023, the UpHealth Board held a regularly scheduled meeting. During that meeting, the UpHealth Board discussed this unsolicited indication of interest from Entity B, as well as UpHealth’s strategic plan. Mr. Meckey reviewed for the UpHealth Board, UpHealth’s three-year strategy and told the UpHealth Board that UpHealth has three strategic options: (1) continuing to operate UpHealth in its current form according to its current business plan and grow all three of its business units, (2) sell UpHealth or (3) sell off one or more of UpHealth’s assets, including either Cloudbreak or TTC Healthcare, to fund operations and growth of the remainder. Dr. Katz informed the UpHealth Board that in addition to Entity B, there may be other interested parties who were interested in a potential transaction. UpHealth’s outside counsel, DLA Piper LLP (US) (“DLA”), then reviewed, and the UpHealth Board discussed, the fiduciary framework for the UpHealth Board in light of the unsolicited indication of interest from Entity B. Following this discussion, the UpHealth Board unanimously agreed that management should conduct a financial analysis of the three strategic options for presentation to the UpHealth Board, that Dr. Katz is authorized to reach out to Entity B to confirm the unsolicited indication of interest, as well as to do the same with other interested parties and ask such other parties to provide any proposal for a strategic transaction that they would like to have considered by the UpHealth Board, and to schedule an UpHealth Board meeting for September 1, 2023 to consider the analytical information from management and any proposals from Entity B and any other interested parties to explore their interest and solicit them to submit written proposals with respect to strategic transactions involving UpHealth.

Following the conclusion of the August 1, 2023 meeting and in light of the authority granted by the UpHealth Board to Dr. Katz at the meeting, on August 2, 2023, Mr. Meckey introduced Dr. Katz to a representative of

Entity B, following which, that same day, Dr. Katz arranged by email for a meeting with such representative of Entity B for August 8, 2023. After setting up this meeting, Dr. Katz updated the UpHealth Board on August 2, 2023 on the upcoming meeting. Dr. Katz also asked the other members of the UpHealth Board to let him know whether any of them had received any unsolicited inquiries during the last few months so that he could reach out to those parties in the same manner as he was doing with Entity B.

On August 8, 2023, Dr. Katz and the representative of Entity B spoke for approximately 30 minutes. Following that meeting, on August 8, 2023, Dr. Katz told the UpHealth Board that during the meeting the representative of Entity B expressed a continuing interest in exploring the possibility of Entity B acquiring UpHealth and taking it private, and that Entity B was considering structuring an offer where Entity B will assume all the debt of UpHealth and in addition offer a “meaningful premium” to the equity price. Dr. Katz also told the UpHealth Board that he and the representative of Entity B had agreed to a further follow-up meeting that would include two other representatives of Entity B on August 14, 2023 to do a deeper exploration of the prospect of a transaction.

On August 9, 2023, management of UpHealth, which had separately informed Dr. Katz of the potential interest of GTCR in a strategic transaction involving UpHealth, introduced Dr. Katz to a representative of GTCR, and on August 10, 2023, Dr. Katz arranged to speak with this representative of GTCR in a couple of weeks after that. This call was eventually scheduled for August 24, 2023. Also on August 9, 2023, UpHealth represented to GTCR that incremental standalone costs to run Cloudbreak outside of UpHealth were estimated as at least $2.8 million, and UpHealth increased this estimate to at least $3.2 million on September 21, 2023. On August 10, 2023, Dr. Katz updated the UpHealth Board on his communications with GTCR and again asked that members of the UpHealth Board let him know if they had heard from any other potential parties with an interest in a strategic transaction involving UpHealth.

On the afternoon of August 14, 2023, Dr. Katz and the representatives of Entity B attended their scheduled meeting in person, during which they discussed Entity B’s previously stated unsolicited indication of interest.

On August 18, 2023, Dr. Katz received a phone call from a representative of Entity B, who told Dr. Katz that Entity B would be sending over a written proposal on August 21, 2023.

On August 21, 2023, Dr. Katz received a non-binding written proposal from Entity B, with a request for exclusivity, to acquire UpHealth, which included full repayment of UpHealth’s outstanding debt and a purchase price for the purchase of UpHealth Common Stock of $3.00 - $3.75 per share (which represented a 121% - 176% premium to the closing share price of UpHealth Common Stock on August 21, 2023 of $1.36) and proposed a negotiation process of 3-4 weeks. Dr. Katz forwarded this proposal by email to the UpHealth Board that same day and in this same email, told the UpHealth Board that GTCR may also make a proposal.

On August 22, 2023, Mr. Beck received an email from a representative of GTCR containing a list of due diligence questions and data requests.

On August 24, 2023, Dr. Katz attended the scheduled call with GTCR and told GTCR that the UpHealth Board would be meeting on September 1, 2023 to discuss strategic directions for UpHealth, and GTCR responded by stating its serious interest to acquire UpHealth and readiness to move immediately, and committed to send Dr. Katz a letter of intent during the coming weekend for consideration at the September 1, 2023 meeting of the UpHealth Board. Following the conclusion of this call, that same day, Dr. Katz informed the UpHealth Board that he had spoken with GTCR that day and the subject matter of that discussion.

On August 26, 2023, Dr. Katz informed the UpHealth Board that he had received a call from a representative of GTCR that afternoon and was told by that representative that GTCR would be preparing a proposal to acquire UpHealth as a whole and that they would consider offering to pay all debt at par and a price of $2.50 - $2.75 per share, but that Dr. Katz had informed this representative of GTCR that UpHealth would only consider its offer once a formal term sheet was provided for the UpHealth Board’s review and that GTCR should do its best to “sharpen its pencil” on its offer.

On the afternoon of August 29, 2023, Dr. Katz received a formal written indication of interest proposal from GTCR, with a request for exclusivity, to acquire UpHealth in a full cash transaction, which included repayment of all outstanding debt of UpHealth and a price per share in the range of $2.75 -$3.25 (which represented a 129% -171% premium to the closing share price of UpHealth Common Stock on August 29, 2023 of $1.20), which he communicated to the UpHealth Board that same afternoon. This was the first written indication of interest that UpHealth received from GTCR.

On August 29, 2023, Dr. Katz informed Entity B that there may be another proposal for a strategic transaction involving UpHealth, and that to the extent that Entity B would like to reconsider the value that it was willing to offer for the proposed strategic transaction, it should submit a revised written proposal in advance of the September 1, 2023 UpHealth Board meeting.

On the afternoon of August 30, 2023, Dr. Katz received a revised indication of interest proposal from Entity B, which reiterated Entity B’s earlier request for exclusivity in its initial written proposal, with an increased purchase price range of $3.25 -$4.00 per share (which represented a 171% -233% premium to the closing share price of UpHealth Common Stock on August 30, 2023 of $1.20). Dr. Katz forwarded this revised indication of interest proposal to the UpHealth Board that same day. By the end of August 2023, UpHealth had received a written indication of interest proposal from each of Entity B and GTCR, each setting forth the terms of a proposed transaction to take UpHealth private, which proposals had been circulated to the UpHealth Board by Dr. Katz.

On September 1, 2023, the UpHealth Board held a special meeting, telephonically and by video conference, and was joined by representatives of DLA and UpHealth’s management, to discuss the proposals and the other strategic alternatives available to UpHealth. Dr. Katz reviewed for the UpHealth Board the terms of the GTCR and Entity B indications of interest proposals. At the meeting, DLA reviewed, and the UpHealth Board discussed, its fiduciary duties in connection with these proposals and the draft exclusivity agreement, as well as the material legal terms of each proposal and exclusivity letter, including the four-week exclusivity periods. The UpHealth Board engaged in further discussion of the proposals, including the premium on the price of UpHealth Common Stock reflected by the proposed purchase price, the reputations of GTCR and Entity B, the lack of any financing contingency in the proposals, UpHealth’s ongoing liquidity needs including its outstanding debt obligations and the nonviability of refinancing such debt, the interests of the stockholders and UpHealth’s financing options and other strategic alternatives, the risk to UpHealth of non-compliance with the market capitalization and stock price requirements of the NYSE and the risk of being delisted from the NYSE, and potential alternative transactions, including a possible sale of TTC Healthcare or Cloudbreak. The UpHealth Board discussed and considered certain alternatives available to UpHealth, including (1) continuing to operate UpHealth in its current form according to its current business plan and (2) divesting Cloudbreak or TTC Healthcare from UpHealth and using the net proceeds to pay down some of UpHealth’s debt and grow the remaining business units of UpHealth, and following discussion and consideration of the significant premium to UpHealth’s current share price, which was the best price that was presented to the UpHealth Board, the fact that the UpHealth Board would have additional opportunities to discuss any potential transaction with Entity B prior to entry into any definitive agreement with Entity B, and further, that any definitive agreement entered into pursuant to Entity B’s proposal would provide that the UpHealth Board may consider and pursue, under certain circumstances and consistent with its fiduciary duties, an alternative acquisition proposal that constitutes a superior proposal, the risks to UpHealth’s operating budget, UpHealth’s ongoing liquidity needs and debt obligations, the interests of the stockholders and UpHealth’s financing options, the UpHealth Board approved pursuing a potential transaction with Entity B. The UpHealth Board authorized, with seven directors voting affirmatively, one director voting against and one director abstaining, that UpHealth further pursue the proposal from Entity B and enter into an exclusivity agreement to permit Entity B to commence due diligence of UpHealth and to commence negotiations with Entity B.

Also at the September 1, 2023 meeting, the UpHealth Board discussed the potential formation of a new transaction committee of the UpHealth Board (the “Special Strategic Committee”) as a matter of convenience and efficiency to manage the diligence, negotiation and communication process for potential strategic transactions involving UpHealth, including the proposals from Entity B and GTCR. Following discussion, the UpHealth Board, with seven directors voting affirmatively and two directors voting against, adopted resolutions establishing the Special Strategic Committee and adopting the charter of the Special Strategic Committee, and authorizing it to manage on behalf of UpHealth the due diligence process with Entity B, including managing all communications and discussions, and to oversee the negotiation of a proposed definitive agreement with Entity B. The UpHealth Board appointed independent directors Dr. Katz, as chairman of the Special Strategic Committee, and Messrs. Machuca and Locke as the other members of the Special Strategic Committee. The Special Strategic Committee was not formed for the purpose of mitigating potential conflicts of interest.

Following the conclusion of the September 1, 2023 meeting, Dr. Katz communicated to Entity B, on behalf of the UpHealth Board, that UpHealth would like to move forward with exploring the potential transaction and begin the due diligence process. UpHealth and Entity B then proceeded to finalize the terms of the exclusivity agreement and engage on preliminary transaction matters. On the morning of September 2, 2023, DLA was introduced to representatives of Entity B and its counsel. That morning, Entity B’s counsel sent a final version of the exclusivity agreement to DLA and on the evening of September 2, 2023, UpHealth and Entity B reached agreement regarding the terms of the exclusivity agreement and proceeded to arrange for execution of the exclusivity agreement.

Later that same night, on September 2, 2023, following the completion of negotiations regarding the exclusivity agreement with Entity B, the UpHealth Board received an unsolicited email from representatives of a law firm (“Entity C Counsel”), acting on behalf of Individual A’s investment firm (“Entity C”), providing an unsolicited letter (the “September 2 Letter”) from Individual A which stated that Entity C was preparing a proposal to acquire UpHealth for cash and requested that UpHealth engage in discussions with Individual A and Entity C regarding a potential acquisition of UpHealth by Entity C. The September 2 Letter did not include any offer or proposal to purchase UpHealth. It also did not identify any partners with which Entity C would work on a potential acquisition or how Entity C was otherwise proposing to pay for any potential acquisition. On September 3, 2023, in accordance with the terms of the exclusivity agreement agreed to the prior day with Entity B, DLA informed counsel to Entity B of UpHealth’s receipt of the September 2 Letter from Individual A and Entity C.

On September 3, 2023, UpHealth and Entity B executed the agreed-upon exclusivity agreement, following which Dr. Katz informed GTCR by telephone that UpHealth would be ceasing further discussions regarding potential transactions with GTCR until further notice.

Following the execution of the exclusivity agreement on September 3, 2023, on September 4, 2023, Entity B provided UpHealth with a detailed due diligence request list, and UpHealth commenced with preparing responses and gathering documents, which it provided to Entity B.

On September 5, 2023, Dr. Katz received an unsolicited email from Entity A, inquiring whether UpHealth would be interested in further discussion of a potential acquisition of UpHealth by Entity A. This email did not include any offer to purchase UpHealth.

On September 6, 2023, UpHealth and DLA conferred with Entity B’s counsel regarding the proposed response to the unsolicited September 2 Letter from Individual A and the September 5, 2023 inquiry from Entity A.

On September 7, 2023, Dr. Katz sent a letter on behalf of the UpHealth Board to each of Individual A, in response to the September 2 Letter, and Entity A, in response to its September 5, 2023 inquiry, confirming that UpHealth was not interested in engaging with Individual A and Entity C or Entity A, and their respective advisors, on a potential acquisition of UpHealth at such time.

At the request of the UpHealth Board, on September 7, 2023, Martin Beck, then the Chief Financial Officer, provided a comparison of the three unsolicited proposals that UpHealth had received to date from Entity A, Entity B and GTCR, to the UpHealth Board for its consideration in assessing the value provided by each proposal to UpHealth’s stockholders. Mr. Beck noted to the UpHealth Board that it is very difficult to compare the recent offers from Entity B and GTCR with the letter submitted in September 2022 by Entity A, because Entity A proposed negotiating with the 2025 Noteholders and 2026 Noteholders rather than repaying them in full (the position taken by both GTCR and Entity B). In addition, Mr. Beck informed the UpHealth Board that as of September 7, 2023, UpHealth had received no indication that the 2025 Noteholders and 2026 Noteholders would have an interest or incentive to permit Entity A to assume UpHealth’s obligations under the 2025 Notes and the 2026 Notes or to accept anything less than par value, plus the redemption premium for the 2025 Notes and the 2026 Notes, in connection with an acquisition transaction.

Since September 3, 2021, UpHealth Holdings has been a party to a legal action in the state court in New York entitled Needham & Company LLC (“Needham”) v. UpHealth Holdings, Inc. and UpHealth Services, Inc. (the “Needham Action”), which arose out of UpHealth Services, Inc.’s engagement of Needham to provide placement and other financial advisory services. On September 14, 2023, the court in New York issued a Decision and Order granting summary judgment in favor of Needham and denying UpHealth Holdings’ and UpHealth Services, Inc.’s motion for summary judgment. The court in New York entered that Decision and Order on its docket on September 15, 2023. The Decision and Order concluded that Needham is entitled to fees in the amount of $31.3 million, plus interest. UpHealth publicly announced the Decision and Order in the Needham Action on September 18, 2023. That same day, on September 18, 2023, the court in New York signed a judgment against UpHealth Holdings and UpHealth Services, Inc. in the amount of $31.3 million, plus prejudgment interest of $6.5 million, for a total judgment of $37.8 million, plus post-judgment interest of 9% per year.

Following the announcement by UpHealth of the Decision and Order on September 18, 2023, that same day, Entity B notified UpHealth that it was terminating its exclusivity agreement with UpHealth and withdrawing its proposal for a take-private acquisition of UpHealth.

Following the Decision and Order in the Needham Action and Entity B’s decision to withdraw from the potential take-private acquisition of UpHealth, on September 19, 2023, UpHealth Holdings filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court, commencing the Chapter 11 Proceedings.

Following the termination of exclusivity with Entity B, Dr. Katz, on behalf of the Special Strategic Committee, reached out on September 19, 2023 to GTCR regarding whether GTCR was willing to engage in discussions on a proposal for a strategic transaction. GTCR responded in the affirmative, and indicated that it was interested only in an acquisition of Cloudbreak and not of the entirety of UpHealth. On September 21, 2023, GTCR sent to the UpHealth Board a proposal to acquire Cloudbreak on a cash-free, debt-free basis for $130 million with a request for exclusivity. Upon receipt, Dr. Katz informed GTCR that this price was inadequate for UpHealth to proceed with a transaction for the sale of Cloudbreak.

The next day, on September 22, 2023, GTCR sent to the UpHealth Board a revised written proposal, in which GTCR increased its proposed purchase price for the acquisition of Cloudbreak to $180 million on a cash-free, debt-free basis. On September 23, 2023, the Special Strategic Committee determined to enter into an exclusivity agreement with GTCR for the purposes of negotiating a potential sale of Cloudbreak on the terms proposed by GTCR on September 22, 2023.

Also on September 23, 2023, DLA and counsel to GTCR, Kirkland & Ellis LLP (“K&E”), negotiated the terms of an exclusivity agreement between UpHealth and GTCR, following which UpHealth entered into this exclusivity agreement with GTCR, which provided for an exclusivity period of three weeks. GTCR then began its diligence of Cloudbreak and UpHealth, and UpHealth and GTCR commenced negotiations of the proposed terms of the Sale of Cloudbreak and its subsidiaries.

Following the execution of the exclusivity agreement, UpHealth commenced with preparing responses and gathering documents in response to the prior due diligence request from GTCR and, on September 24, 2023, UpHealth granted GTCR access to a virtual data room where responses to certain of GTCR’s diligence requests were posted. Over the next month, representatives of GTCR, K&E and UpHealth met periodically in person and via videoconference and teleconference to discuss various aspects of GTCR’s due diligence review of UpHealth, including its operations, product portfolio and roadmap, business unit and customer trends, unit economics, cost structure, financial forecast and growth strategy.

On October 5, 2023, the disinterested members of the UpHealth Board approved the payment of special board fees to the members of the Special Strategic Committee. The fees approved were a one-time retainer in the amount of $20,000 for the chairman and $10,000 for each other member and monthly fees of $10,000 per month to each member, with a cap on the total fees to be paid to the chairman of $80,000 and a cap on the total fees to be paid to each other member of $70,000. Such fees were not contingent on the successful consummation of a transaction. Mr. Locke disclaimed receipt of the fees payable to him for service on the Special Strategic Committee.

On October 20, 2023, two of UpHealth Holdings’ wholly-owned subsidiaries, Thrasys and BHS, and each of the subsidiaries of Thrasys and BHS, filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court. The Chapter 11 Proceedings of the Debtors are being jointly administered under the caption In re UpHealth Holdings, Inc., Case No. 23-11476 (U.S. Bankr. D. Del.), for procedural purposes only.

During the month of October 2023, in anticipation of the potential Sale of the Cloudbreak Business, UpHealth’s senior management prepared certain updated financial projections for the Cloudbreak Business based on information available at that time and assuming that UpHealth continued to operate the Cloudbreak Business as part of UpHealth after giving effect to associated costs. On or about October 20, 2023, a representative of UpHealth verbally communicated to a representative of GTCR the revenue component of these updated Cloudbreak financial projections for fiscal year 2023, telling GTCR that UpHealth revised its projections down to $72,334,000 in revenue for Cloudbreak during that fiscal year, and revised down its forecast for fiscal year 2024 (management did not provide specific 2024 revenue to GTCR). UpHealth also communicated that it expected significant gross margin pressure into 2024, but did not provide a forecast to GTCR.

On October 21, 2023, K&E provided the initial draft of the Purchase Agreement to DLA for review, which included a purchase price of $180.0 million in cash, and the delivery of which had been requested by Dr. Katz, in his capacity as chairman of the Special Strategic Committee, as a condition to UpHealth’s agreement to an extension of exclusivity. On the same day, following the delivery of a satisfactory initial draft of the Purchase Agreement, and in consideration of the fact that the parties were continuing to negotiate the Transactions in good faith, and that the contemplated Transactions with GTCR would provide a mechanism for UpHealth to address its outstanding debt obligations, UpHealth and GTCR entered into an exclusivity extension to extend the exclusivity period to October 31, 2023.

In discussions of the Purchase Agreement that occurred over the days following the delivery of the initial draft of the Purchase Agreement, GTCR raised a concern regarding the ability of UpHealth to satisfy its financial obligations following the Sale of Cloudbreak in light of the Chapter 11 Proceedings involving UpHealth Holdings, Thrasys and BHS and given that upon the Sale of Cloudbreak, the only remaining direct subsidiary of UpHealth will be UpHealth Holdings and UpHealth itself has no operations. GTCR indicated to UpHealth that it wanted to receive a solvency opinion as a condition to Closing of the Sale and the other Transactions. GTCR also stated that it wanted to make sure that the Transactions were being structured in a manner that would not prevent the consummation of such Transactions as a result of the solvency of UpHealth at the Closing of the Sale. UpHealth responded to this concern that the consideration being paid was insufficient to enable it to repurchase all of the 2025 Notes and the 2026 Notes in full, but that it believed that it had sufficient assets on a consolidated basis, even with UpHealth Holdings and certain other indirect subsidiaries in bankruptcy, and that it had commenced discussions with the Consenting Noteholders around the structure of the Transactions to allow for it to be able to satisfactorily address the concern raised by GTCR. Starting the last week of October 2023, and into the first week of November 2023, DLA began holding separate discussions with counsel to the Consenting Noteholders, Akin Gump Strauss Hauer & Feld LLP (“Akin”), and K&E with respect to the Purchase Agreement and the structure of the Transactions. By November 1, 2023, DLA had discussed with Akin, K&E and UpHealth initiating three-way joint discussions between DLA, Akin and K&E regarding the structure of the Transactions, and repayment of the 2025 Notes and the 2026 Notes following the consummation of the Sale and the other Transactions, and the first of such joint discussions occurred on November 3, 2023.

Prior to that, on October 27, 2023, K&E provided the initial draft of the Voting Agreement to DLA. The initial draft of the Voting Agreement required that the Supporting Stockholders, among other things, agree to vote (i) all of the shares of UpHealth Common Stock owned of record or beneficially by held by them as of the date of the Purchase Agreement and (ii) any additional shares of UpHealth Common Stock or other voting securities of UpHealth acquired by the Supporting Stockholders or their affiliates prior to the record date for the special meeting, in favor of the approval of the Transactions, including the Sale, pursuant to the Purchase Agreement and against any proposals that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of UpHealth or Cloudbreak contained in the Purchase Agreement or result in any condition set forth in the Purchase Agreement not being satisfied or not being fulfilled prior to the Closing. Additionally, the initial draft of the Voting Agreement provided that from the date of the Purchase Agreement until the earliest to occur of (i) the valid termination of the Purchase Agreement in accordance with its terms or (ii) the Closing, the Supporting Stockholders are prohibited from tendering, transferring, entering into any contract, option, agreement, understanding or arrangement with respect to the transfer of any shares covered under the Voting Agreement.

On October 28, 2023, DLA provided a revised draft of the Purchase Agreement to K&E, which was revised, among other things, to (i) limit the representations and warranties provided by UpHealth and Cloudbreak from what GTCR had sought in the initial draft of the Purchase Agreement, (ii) provide additional carveouts to the no solicitation provision in the Purchase Agreement to allow UpHealth and Cloudbreak the ability to inform third parties of the existence of the no solicitation provision and (iii) allow UpHealth and Cloudbreak to contact third parties in writing to clarify any ambiguous terms and conditions of an Acquisition Proposal if reasonably necessary to determine whether an Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal. Also on October 28, 2023, DLA provided a revised draft of the Voting Agreement to K&E, which was revised to provide for additional events of termination of the Voting Agreement, including for (x) a Seller Board Recommendation Change, (y) written notice of termination of the Purchase Agreement by Forest Buyer to the Supporting Stockholders or mutual written agreement of the parties to the Voting Agreement and (z) the Requisite Stockholder Approval having been received. The revised draft of the Voting Agreement also allowed for the Supporting Stockholders to be able to effectuate certain transfers of the UpHealth Common Stock that such Supporting Stockholders hold. On the same day, representatives from K&E and DLA connected via email on the status of the draft of the Transition Services Agreement.

On October 29, 2023, UpHealth’s senior management provided the updated financial projections which they had prepared that month pertaining to the Cloudbreak Business to the UpHealth Board for review and consideration in advance of an UpHealth Board meeting that had been scheduled for October 31, 2023 for the purpose of considering the Sale of Cloudbreak and the Purchase Agreement and the ancillary agreements thereto. The projections provided to the UpHealth Board on October 29, 2023 are referred to in this proxy statement as the “Cloudbreak Business Projections” and are summarized in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Certain Financial Projections—Cloudbreak Business Projections” beginning on page 66. Other than changes to projected revenue amounts for 2023 and 2024 verbally communicated on or about October 20, 2023, UpHealth did not provide to GTCR the information set forth in the Cloudbreak Business Projections.

On October 30, 2023, DLA provided a further revised draft of the Purchase Agreement, which included additional revisions to the financing provisions of the Purchase Agreement, including Forest Buyer’s representation that it will have sufficient access to immediately available cash to enable it to (i) satisfy all payment obligations of Forest Buyer contemplated by the Purchase Agreement, (ii) repay the principal of and accrued and unpaid interest on all indebtedness outstanding and (iii) pay all fees and expenses required to be paid at Closing by UpHealth and Cloudbreak, and will provide a copy of the Equity Commitment Letter. Later that afternoon, K&E provided a revised draft of the Voting Agreement, which was circulated to the UpHealth Board for review in advance of its October 31, 2023 meeting. The revised draft of the Voting Agreement from K&E required the Supporting Stockholders to vote against any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Purchase Agreement or the Transactions contemplated by the Purchase Agreement. K&E also removed the occurrence of a Seller Board Recommendation Change and receipt of the Requisite Stockholder Approval as termination events for the Voting Agreement and limited the exempted transfers allowed under the Voting Agreement compared to those that had been included in the revised draft of the Voting Agreement circulated by DLA on October 28, 2023. In addition, given the ongoing negotiations of the Purchase Agreement and the related ancillary agreements, and the ongoing review of diligence and the disclosure schedules to the Purchase Agreement, GTCR requested an extension to the exclusivity agreement. Later that day, UpHealth and GTCR entered into a second exclusivity extension to extend the exclusivity period to November 3, 2023.

On October 31, 2023, the UpHealth Board held a meeting, telephonically and by video conference, and was joined by representatives of DLA and UpHealth’s management, to discuss the negotiations with GTCR for the Sale of Cloudbreak and to review and discuss the terms of the Purchase Agreement and the ancillary agreements thereto (other than the Transaction Support Agreement, which was not yet contemplated at this time). Dr. Katz provided the UpHealth Board with an update on the negotiations with GTCR for the Sale of Cloudbreak, including that UpHealth, GTCR and an ad hoc group of 2025 Noteholders and 2026 Noteholders, had begun three-way discussions with respect to the proposed Transactions, the solvency of UpHealth following the Closing of the proposed Transactions and the repayment of the 2025 Notes and the 2026 Notes. Mr. Beck, who had become the Chief Executive Officer a few weeks earlier, provided the UpHealth Board with an update on the extensiveness of the diligence activities of GTCR. At the meeting, DLA reviewed, and the UpHealth Board discussed, the status and terms of the draft Purchase Agreement, including that UpHealth would need to call a special meeting of stockholders to approve the Sale of Cloudbreak to GTCR under the Purchase Agreement as such Sale constitutes a sale of substantially all of the assets of UpHealth under Section 271 of the DGCL and that the receipt of the Requisite Stockholder Approval is a condition to Closing under the Purchase Agreement. DLA also reviewed for the UpHealth Board the ancillary agreements to the Purchase Agreement (other than the Transaction Support Agreement), including, among others, the Voting Agreement that each of the members of the UpHealth Board (including Mr. Beck) and Mr. Jennings, and any affiliates, would be asked to sign in furtherance of the Sale of Cloudbreak, and the UpHealth Board approved the Voting Agreement for purposes of Section 203 of the DGCL pertaining to business combinations with interested stockholders. In addition, DLA reviewed for the UpHealth Board the Escrow Agreement and the Transition Services Agreement. At the October 31, 2023 meeting, the UpHealth Board discussed that the terms of the Purchase Agreement would allow UpHealth to entertain certain unsolicited third-party proposals received by UpHealth following the execution and announcement of the Purchase Agreement and prior to the special meeting of stockholders to approve the Purchase Agreement for the Sale, and that if the UpHealth Board determines that any such proposals constitute a Superior Proposal, UpHealth could terminate the Purchase Agreement and move forward with a Superior Proposal subject to the payment of the Termination Fee, and that the terms of the Voting Agreement would provide that the obligations under the Voting Agreement will terminate if the Purchase Agreement is validly terminated for any reason. In addition, the UpHealth Board reviewed and discussed the Cloudbreak Business Projections that were provided by management in advance of the meeting, and concluded that retention of the Cloudbreak Business, based on the projected cash flows of the Cloudbreak Business as set forth in the Cloudbreak Business Projections, would not be sufficient to enable UpHealth to satisfy its outstanding payment obligations in respect of the 2025 Notes. After discussion and careful consideration of all of the material facts relevant to the Sale and the other Transactions, and having carefully considered the alternatives available to UpHealth at that time, and with knowledge of the financial position of UpHealth, including with regard to its obligations to UpHealth’s noteholders and the fact that retention of the Cloudbreak Business, based on its projected cash flows as set forth in the Cloudbreak Business Projections, would not be sufficient to enable UpHealth to satisfy its outstanding payment obligations in respect of the 2025 Notes, the UpHealth Board concluded that it would be in the best interests of UpHealth and its stockholders to secure the benefits of the proposed Sale and the other Transactions with GTCR. The UpHealth Board unanimously approved and adopted the Purchase Agreement and the ancillary agreements at the meeting on October 31, 2023 as being in the best interests of UpHealth and its stockholders, and unanimously authorized the execution and delivery of the Purchase Agreement and the ancillary agreements thereto, subject to any changes determined to be necessary or advisable by the executive officers of UpHealth.

On November 2, 2023, K&E sent a revised draft of the Purchase Agreement to DLA, pursuant to which K&E (i) removed the provision allowing UpHealth and Cloudbreak to contact third parties in order to clarify ambiguous terms and conditions of an Acquisition Proposal if reasonably necessary to determine whether an Acquisition Proposal constitutes or would be reasonably likely to lead to a Superior Proposal and (ii) further expanded the definition of a Board Recommendation Change and limited the exceptions to the definition.

On November 3, 2023, DLA delivered a further revised draft of the Purchase Agreement to K&E, pursuant to which DLA added a representation that Forest Buyer would provide a copy of the Debt Commitment Letter to UpHealth and Cloudbreak in order understand the proposed scope of the debt financing assistance that UpHealth and Cloudbreak would be required to provide. Furthermore, as noted above, DLA, K&E and Akin met jointly for the first time to discuss issues pertaining to the use of proceeds of the Sale of Cloudbreak and the repurchase of 2025 Notes and 2026 Notes.

Following this initial joint meeting on November 3, 2023, DLA and Dr. Katz on November 4 and 5, 2023 had numerous separate conversations with each of K&E and representatives of GTCR, as well as certain of the Consenting Noteholders, to further discuss the structure of the Transactions and the repurchase of 2025 Notes and 2026 Notes. In the discussions between Dr. Katz and GTCR, it was agreed on November 4, 2023 that the exclusivity previously extended until November 3, 2023, would be further extended during the period of discussions involving the Consenting Noteholders, with such period to be expected to continue until November 14, 2023. During these discussions, on November 4, 2023, GTCR proposed a structure by which $27 million would be funded into an escrow account for the payment of taxes on the Sale as well as a separate working capital adjustment escrow amount that would still need to be determined, the 2025 Notes would be repurchased by UpHealth in full, and that after providing for those amounts, the remainder from the Sale proceeds would be used to repurchase the 2026 Notes, with any balance that was not repurchased to be acquired by GTCR for $5 million, with such 2026 Notes that GTCR would acquire to be converted into convertible preferred stock of UpHealth with no coupon and convertible into UpHealth Common Stock at $1.00 per share at GTCR’s option. GTCR’s proposal also sought that a supermajority of each of the 2025 Notes and the 2026 Notes enter into the Transaction Support Agreement.

Certain of the Consenting Noteholders raised concerns to Dr. Katz and DLA regarding the viability of the proposal presented by GTCR on November 4, 2023 under the terms of the Indentures, as well as whether holders of the 2026 Notes would be willing to sell the balance of such Notes that would not be repurchased by UpHealth to GTCR at the discounted price of $5 million given the expected value of UpHealth following the Sale of Cloudbreak. As an alternative, such Consenting Noteholders proposed that the 2026 Notes be repurchased in full following the Sale, and a portion of the 2025 Notes that only such Consenting Noteholders would hold would not be repurchased following the Sale, and that such Consenting Noteholders would then enter into the Transaction Support Agreement in furtherance and support of the Purchase Agreement and the repurchase of the 2025 Notes and the 2026 Notes. DLA discussed this counterproposal from the Consenting Noteholders with K&E on November 6 and 7, 2023.

On November 8, 2023, K&E provided the initial draft of the Transaction Support Agreement and a revised draft of the Purchase Agreement to DLA for review by DLA and Akin. DLA delivered this initial draft of the Transaction Support Agreement to Akin for Akin to review concurrently with DLA. The initial draft of the Transaction Support Agreement aligned with the counterproposal from the Consenting Noteholders with respect to the repurchase of the 2026 Notes in full and a portion of the 2025 Notes, with only Consenting Noteholders continuing to own 2025 Notes following the Closing of the Sale of Cloudbreak, as well as entry into the Supplemental Indentures. The revised draft of the Purchase Agreement included revisions to the requirements of the Estimated Closing Statement along with the requirement for additional Closing deliverables, including, among others, escrow amounts for the Tax Escrow Amount and to fund the repurchase of the 2025 Notes and the 2026 Notes. Additional revisions included changes to UpHealth’s and Cloudbreak’s covenants related to the operation of the business from the date of the Purchase Agreement until Closing or the valid termination of the Purchase Agreement.

On November 10, 2023, DLA provided a further revised draft of the Purchase Agreement to K&E, which provided revisions to (i) the percentage of 2025 Noteholders and 2026 Noteholders required to execute the Transaction Support Agreement in connection with the contemplated Transactions and (ii) Cloudbreak’s covenants with respect to the termination, modification or waiver of any Material Contracts and entry into any new contracts after the date of the Purchase Agreement and prior to Closing.

On the evening of November 10, 2023, the UpHealth Board and Akin received an unsolicited email from representatives of a boutique investment bank (“Investment Bank A”), acting on behalf of Individual A’s investment firm, Entity C, and a private equity firm which was introduced as partnering with Entity C (“Entity D”), providing an unsolicited letter from Individual A and Entity D which stated that, notwithstanding that UpHealth is engaged with another buyer on a potential transaction and was subject to exclusivity, Entity C and Entity D were prepared to make a proposal to acquire Cloudbreak and requested that UpHealth engage in discussions with Individual A, Entity C and Entity D regarding a potential acquisition of Cloudbreak by Entity C and Entity D. The letter did not include any offer or proposal to purchase Cloudbreak. On November 11, 2023, in accordance with the terms of the exclusivity agreement with GTCR, DLA informed counsel to GTCR of UpHealth’s receipt of this unsolicited communication from Investment Bank A on behalf of Individual A, Entity C and Entity D.

On November 11, 2023, K&E delivered a further revised draft of the Purchase Agreement to DLA, which, among other things, revised certain of the covenants regarding the operation of Cloudbreak between signing and Closing. On the same day, UpHealth and GTCR, in order to reflect what had been agreed a week earlier, executed the written third exclusivity extension to extend the exclusivity period to November 14, 2023. Later that evening, K&E provided a further revised draft of the Purchase Agreement to DLA.

On November 12, 2023, Dr. Katz sent an email on behalf of the UpHealth Board to representatives of Investment Bank A, in response to the November 10 Letter, confirming that UpHealth remained subject to exclusivity with another buyer and that, consistent with its obligations under the exclusivity agreement, UpHealth was not interested in engaging with Entity C and Entity D on a potential acquisition of Cloudbreak at such time. In response, later that same day, representatives of Investment Bank A responded to the email from Dr. Katz, on behalf of Entity C and Entity D, with an unsolicited email copied to the UpHealth Board and Akin which stated that Entity C and Entity D were prepared to offer a bid for Cloudbreak at an enterprise value of $190.0 million, subject to confirmatory due diligence. However, this unsolicited November 12, 2023 email did not include any offer or proposal to purchase Cloudbreak.

On November 12, 2023, Akin provided a revised draft of the Transaction Support Agreement to DLA. The revisions significantly expanded the Transaction Support Agreement, adding representations and warranties from Forest Buyer, placing support obligations on all of the parties to the Transaction Support Agreement, and not just the Consenting Noteholders, and expanding the grounds for termination of the obligations of the Consenting Noteholders, among other things. The revised draft of the Transaction Support Agreement also added conditions to the Consenting Noteholders’ obligations under such agreement. That same day, DLA forwarded the revised draft of the Transaction Support Agreement to K&E.

On November 13, 2023, K&E sent a revised draft of the Transaction Support Agreement to DLA for review by DLA and Akin. DLA provided the revised draft to Akin for review as well. Among other things, the revised draft of the Transaction Support Agreement removed a number of the termination grounds and the conditions that Akin had added into the Transaction Support Agreement the prior day.

Early in the morning on November 14, 2023, DLA provided a revised draft of the Purchase Agreement to K&E to reflect revisions to the escrow accounts being established for the repurchase of the 2025 Notes and the 2026 Notes and to add a provision requested by the Consenting Noteholders with respect to any disputes that may arise with them that Akin had requested DLA include in the Purchase Agreement.

In advance of the expiration of the exclusivity deadline at the end of November 14, 2023, on that same day, the UpHealth Board held a special meeting by video conference to review and consider the terms of the proposed Transactions with GTCR, including the Transaction Support Agreement, and to discuss whether to confirm its prior authorization of UpHealth to proceed with signing definitive agreements for the Sale and the other Transactions. As part of this discussion, the UpHealth Board reviewed and considered the material changes to the terms of the Purchase Agreement since the October 31, 2023 meeting, including that the parties had agreed to increase the Termination Fee from 3.0% of the purchase price to 4.0% of the purchase price, but that the terms enabling the UpHealth Board to consider and pursue Superior Proposals under certain circumstances had not changed. The UpHealth Board also considered how the escrows for the working capital purchase price adjustment and the payment of taxes in connection with the Transactions would work, and that the amount to be placed into the Tax Escrow Account was subject to adjustment prior to Closing, as well as the structure for the payments to be made in connection with the repurchase of the 2026 Notes and the 2025 Notes. In addition, DLA reviewed, and the UpHealth Board discussed and considered, the terms of the Transaction Support Agreement with GTCR and the Consenting Noteholders, including that it provides for entry into the Supplemental Indentures. DLA informed the UpHealth Board that final changes were being discussed with K&E and Akin to the terms of the Transaction Support Agreement and the Purchase Agreement concerning the repurchase of the 2025 Notes and the 2026 Notes, but that based on its discussions that day with both K&E and Akin, none of such changes concerned matters that were material to UpHealth (as opposed to matters that were of concern for the Consenting Noteholders and GTCR). The UpHealth Board also discussed the recent communications from Entity C and Entity D and its fiduciary obligations in light of such communications, and following this discussion, determined that it was not in the best interests of UpHealth and its stockholders to engage with Entity C and Entity D at such time as, despite the last communication of November 12, 2023 stating a proposed figure of $190.0 million, such communication did not present any bona fide offer for the purchase of Cloudbreak, and the complexity of the discussions between UpHealth, GTCR and the Consenting Noteholders was at such a level, that the UpHealth Board did not believe that trying to restart with a different potential buyer was going to result in an improved purchase price. After these discussions, and having carefully reviewed the facts, including the complexity of the Transactions and the Purchase Agreement and the agreements contemplated thereby, including the Transaction Support Agreement, and the difficulty in negotiating the terms of such agreements in light of UpHealth’s financial position, and the fact that retention of the Cloudbreak Business, based on its projected cash flows as set forth in the Cloudbreak Business Projections, would not be sufficient to enable UpHealth to satisfy its outstanding payment obligations in respect of the 2025 Notes, the UpHealth Board concluded that it remained in the best interests of UpHealth and its stockholders to secure the benefits of the proposed Sale and the other Transactions with GTCR. The UpHealth Board unanimously reaffirmed, as being in the best interests of UpHealth and its stockholders, its prior approval of the Purchase Agreement and the agreements and Transactions contemplated thereby, including the Sale, and the consummation of such Transactions, and unanimously adopted and approved the Transaction Support Agreement, and authorized the execution and delivery of the Purchase Agreement, the Transaction Support Agreement and the other agreements provided for therein.

On the evening of November 14, 2023, the parties continued to exchange drafts of the Transaction Support Agreement and the Purchase Agreement, and DLA spoke with both K&E and Akin in an effort to resolve outstanding matters between GTCR and the Consenting Noteholders relating to those agreements. As the expiration of the exclusivity deadline approached, a meeting of UpHealth, GTCR, the Consenting Noteholders, DLA, K&E and Akin was held to review the open items on these two agreements, and it was determined that one more day should be used to reach agreement between GTCR and the Consenting Noteholders on the matters that remained open between them. To implement that decision, UpHealth and GTCR agreed to a fourth extension of the exclusivity agreement, to extend the exclusivity period for an additional 24 hours to the end of the day on November 15, 2023.

On November 15, 2023, drafts of the Purchase Agreement that further refined the provisions regarding the escrows and the repurchase of the 2025 Notes and the 2026 Notes continued to be exchanged between K&E, DLA and Akin. Similarly, the three sets of counsel continued to revise and exchange drafts of the Transaction Support Agreement. As the deadline for the expiration of the exclusivity period approached that night, Akin informed DLA that it did not yet have all of the Consenting Noteholders ready to agree to the drafts of the two agreements as they had been finalized that day. As a result, GTCR, UpHealth, K&E and DLA met and decided to extend exclusivity until noon Pacific time the following day, and to ask for a meeting with UpHealth, GTCR, the Consenting Noteholders, DLA, K&E and Akin to be held two hours before that deadline to confirm whether all agreements were finalized and could be executed.

On the morning of November 16, 2023, DLA, K&E and Akin had further communications with respect to the drafts of the Purchase Agreement and Transaction Support Agreement. At 10:00 a.m. Pacific time on that day, as agreed the prior evening, a meeting was held with UpHealth, GTCR, the Consenting Noteholders, DLA, K&E and Akin to determine whether there were any remaining open issues with respect to the agreements that would require further revision. None were identified, and shortly after that (and in advance of the noon Pacific deadline), UpHealth, Cloudbreak and GTCR executed the Purchase Agreement and Transaction Support Agreement. The Supporting Stockholders also executed the Voting Agreement. On the afternoon of November 16, 2023, UpHealth and GTCR each issued press releases announcing the Sale and the other Transactions and their execution of a definitive Purchase Agreement.

Following this announcement, on November 29, 2023, UpHealth received an unsolicited email from Investment Bank A, attaching a letter dated November 29, 2023, from Entity D on behalf of itself and Entity C (the “November 29 Letter”). The November 29 Letter purported to set forth the terms upon which Entity C and Entity D would be willing to acquire Cloudbreak from UpHealth, including consideration of no less than $205 million in cash (subject to adjustments for indebtedness, cash and unpaid transaction expenses, on substantially the same terms as under the Purchase Agreement) payable to UpHealth and otherwise under terms and conditions that are substantially consistent with the Purchase Agreement. The November 29 Letter further indicated that Entity C and Entity D were prepared to quickly and diligently move forward with a targeted due diligence process, and were confident that they could execute an “Acceptable Confidentiality Agreement” as defined in the Purchase Agreement and that, assuming timely access to UpHealth management and requested UpHealth information, due diligence could be completed and definitive agreements executed on a reasonably expedited basis. While the November 29 Letter stated that Entity C and Entity D believed the contents of the November 29 Letter constituted a “Superior Proposal” as defined in the Purchase Agreement such that UpHealth would be entitled to engage with Entity C and Entity D toward consummation of the transactions contemplated by the November 29 Letter consistent with UpHealth’s obligations under Section 5.8(b) of the Purchase Agreement, the November 29 Letter also stated that it did not constitute a binding offer or commitment on the part of Entity C and Entity D to negotiate or execute a definitive agreement, and that Entity C and Entity D would not object to UpHealth’s payment of the Termination Fee pursuant to the terms of the Purchase Agreement.

Later that same day, on November 29, 2023, Dr. Katz notified GTCR of the November 29 Letter in accordance with the terms of the Purchase Agreement and scheduled a special meeting of the UpHealth Board to be held on November 30, 2023 to discuss the November 29 Letter. The next day, this special meeting of the UpHealth Board was rescheduled to the afternoon of December 1, 2023 to accommodate the schedule of members of the UpHealth Board and to allow for further preparation of management of UpHealth and UpHealth’s advisors to be able to discuss the November 29 Letter with the UpHealth Board.

On November 30, 2023, Dr. Katz spoke with Mr. Anderson, during which they discussed the November 29 Letter, including whether GTCR would be willing to amend the terms of the Purchase Agreement in favor of UpHealth in response to the terms outlined in the November 29 Letter. During such discussion, Mr. Anderson indicated to Dr. Katz that Mr. Anderson would contact Dr. Katz the next day with GTCR’s decision on whether to amend the Purchase Agreement in favor of UpHealth once Mr. Anderson had an opportunity to consult with GTCR’s investment committee and K&E.

Later that same day, on November 30, 2023, K&E contacted DLA to schedule a call between representatives of the two firms to discuss the November 29 Letter, which call was scheduled for the morning of December 1, 2023.

On December 1, 2023, DLA and K&E attended their scheduled call to discuss the November 29 Letter, which began with DLA noting that, per the discussion between Dr. Katz and Mr. Anderson, Dr. Katz expected to hear from GTCR that day (December 1, 2023) on whether GTCR would be willing to make any amendment to the terms of the Purchase Agreement in favor of UpHealth. Representatives of DLA further noted that the UpHealth Board had scheduled a special meeting for later that day (December 1, 2023) to discuss the November 29 Letter, presumably after Dr. Katz had heard back from Mr. Anderson, during which meeting DLA anticipated that the UpHealth Board would make a determination as to whether the November 29 Letter constituted a Superior Proposal or would be reasonably likely to lead to a Superior Proposal, and whether the failure to take the actions contemplated by Section 5.8(b) of the Purchase Agreement would or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law. In response to a question from K&E, DLA noted that the UpHealth Board had not had an opportunity to assess whether the November 29 Letter was meritorious and constituted a legitimate Superior Proposal or would reasonably be likely to lead to a Superior Proposal, and that DLA did not expect that UpHealth would make the November 29 Letter public at the earliest until shortly after the UpHealth Board had an opportunity to make such a determination, and at the latest as part of UpHealth’s disclosures in this proxy statement. DLA and K&E then discussed whether UpHealth would seek a waiver from GTCR to permit UpHealth to engage with Entity C and Entity D in connection with the November 29 Letter without making a determination that the November 29 Letter constituted a Superior Proposal or would be reasonably likely to lead to a Superior Proposal under the terms of the Purchase Agreement. DLA then indicated that it would be helpful to the UpHealth Board to know whether GTCR would be willing to amend the Purchase Agreement in favor of UpHealth in consideration of the November 29 Letter, or to grant such a waiver (and if so, to receive a form of such waiver), prior to the UpHealth Board’s special meeting that had been scheduled later that day.

Later that same day, on December 1, 2023, Mr. Anderson called Dr. Katz to revisit the conversation they had on November 30, 2023. During that call, Mr. Anderson indicated to Dr. Katz that GTCR was unwilling to amend the Purchase Agreement, but that GTCR would be willing to grant UpHealth a waiver of the requirement under the Purchase Agreement that the UpHealth Board determine that the November 29 Letter either constitutes a Superior Proposal or would be reasonably likely to lead to a Superior Proposal, and that the failure to engage with Entity C and Entity D would or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, before UpHealth engages in discussions with, or provides access to non-public information regarding UpHealth and Cloudbreak to, Entity C and Entity D in connection with the November 29 Letter. Mr. Anderson further indicated that K&E was working on a form of such waiver, which it would send to DLA later that day. Mr. Anderson also stated to Dr. Katz that GTCR had reserved the right to come back to UpHealth if UpHealth received a Superior Proposal.

Later that same day, on December 1, 2023, the UpHealth Board convened the scheduled special meeting, during which the UpHealth Board considered the November 29 Letter in consultation with UpHealth management and DLA. During that meeting, the UpHealth Board discussed that, under the terms of the Purchase Agreement, in order for UpHealth to engage with Entity C and Entity D regarding the November 29 Letter, UpHealth would be required to enter into an “Acceptable Confidentiality Agreement” (as defined in the Purchase Agreement) with each of Entity C and Entity D, and that the UpHealth Board would be required to determine that the November 29 Letter constitutes a Superior Proposal or would reasonably be likely to lead to a Superior Proposal, and that the failure to engage with Entity C and Entity D would or would reasonably be expected to be inconsistent with the UpHealth Board’s fiduciary duties under law. The UpHealth Board also discussed that, under the terms of the Purchase Agreement, in order for UpHealth to terminate the Purchase Agreement to enter into a transaction with Entity C and Entity D, the UpHealth Board would be required to (i) find that Entity C and Entity D had made a Superior Proposal, (ii) provide GTCR with five business days written notice of such determination, and an opportunity to make a counteroffer to such Superior Proposal, and (iii) pay to GTCR the Termination Fee of $7,200,000. The UpHealth Board further discussed that it would need to make a determination as to whether the November 29 Letter would be reasonably likely to lead to a Superior Proposal, as on its face the November 29 Letter was not a Superior Proposal because it specifically stated that it is a non-binding indication of interest and, among other things, only contemplated that Entity C and Entity D “would not object” to UpHealth paying the Termination Fee to GTCR, but that UpHealth did not have the funds to make such a payment and the November 29 Letter did not address that fact. DLA informed the UpHealth Board, however, that GTCR had indicated earlier that day that GTCR would provide a waiver of the requirement that the UpHealth Board make such a determination before engaging with Entity C and Entity D, that a draft of such waiver had been sent to DLA by K&E during the course of the UpHealth Board’s special meeting, and that such a waiver would enable UpHealth to have conversations with Entity C and Entity D without having to make the determination as to whether the November 28 Letter would be reasonably likely to lead to a Superior Proposal.

Further, during such special meeting of the UpHealth Board on December 1, 2023, members of the UpHealth Board expressed concerns that, while they would welcome a credible Superior Proposal from Entity C and Entity D that would provide additional value for UpHealth’s noteholders and stockholders, the November 29 Letter may not represent such a credible offer or inquiry as (i) the members of the UpHealth Board, which had experience with numerous private equity firms, were not familiar with Entity D, and (ii) the actions of Individual A, as a principal of Entity C, given his prior employment with, and subsequent claims against, UpHealth, and, Individual A having apparently ceased to partner with Entity A, and reportedly been rejected as a partner by other potential private equity firms, may now be using Entity D to introduce uncertainty into the Cloudbreak sale process with the intent of impairing, preventing or delaying the Transactions with GTCR but without a realistic path or intent to make a legitimate Superior Proposal involving Entity D. Members of the UpHealth Board expressed further concern that allowing Individual A, as a former senior employee of the Cloudbreak Business, access to Cloudbreak’s sensitive customer pricing information and contracts would give Individual A and his potential business partners and affiliates, including Entity C and Entity D, the ability to establish a Cloudbreak competitor that could target Cloudbreak’s key customer relationships, and compromise GTCR’s interest in consummating the Purchase Agreement, despite such agreement being binding, and the viability of Cloudbreak’s business if the Transactions with GTCR failed to close for any reason. Members of the UpHealth Board therefore asked how the UpHealth Board could go about validating the credibility and seriousness of the November 29 Letter. The UpHealth Board discussed that the draft waiver that had been sent by K&E during the special meeting, once signed by the parties, would provide UpHealth with 10 days during which UpHealth, after entering into an Acceptable Confidentiality Agreement with each of Entity C and Entity D, could (i) engage in discussions with Entity C and Entity D toward establishing a Superior Proposal without making the determinations otherwise required under the terms of the Purchase Agreement, and (ii) commence a high-level inquiry to determine the credibility of the indication of interest from Entity C and Entity D and their ability to pay the $7,200,000 Termination Fee to GTCR as required under the Purchase Agreement and otherwise consummate a transaction that would constitute a Superior Proposal. The UpHealth Board further discussed that, despite the UpHealth Board’s concerns, without such waiver, the UpHealth Board would have a difficult time from a fiduciary perspective not making a determination that the November 29 Letter would reasonably be likely to lead to a Superior Proposal and engaging with Entity C and Entity D on that basis.

Further, during such special meeting of the UpHealth Board on December 1, 2023, the UpHealth Board then discussed how it could verify the validity and seriousness of the interest indicated by the November 29 Letter. During this discussion, members of the UpHealth Board expressed that, once UpHealth had entered into an Acceptable Confidentiality Agreement with each of Entity C and Entity D, it would be critical to confirm that Entity C and Entity D would be willing, and have the financial resources, to pay, the $7,200,000 Termination Fee to GTCR as required under the Purchase Agreement for UpHealth to terminate the Purchase Agreement and enter into an agreement for a Superior Proposal with Entity C and Entity D, and that without obtaining such confirmation, any discussions with Entity C and Entity D would be pointless and introduce unnecessary risk and delay into the Cloudbreak sale process, and compromise the value that UpHealth’s noteholders and stockholders, to whom the UpHealth Board owed its fiduciary duties, could realize from the Sale of Cloudbreak. Members of the UpHealth Board also expressed that, to confirm that Entity C and Entity D were serious about their interest indicated in the November 29 Letter and would be willing and able to pay the $7,200,000 Termination Fee to GTCR as a precondition to moving forward with UpHealth (since UpHealth did not have the financial resources to make such payment to GTCR on its own), UpHealth should seek to have as a pre-condition to UpHealth providing Entity C and Entity D with access to any diligence material, that Entity C and Entity D deposit $7,200,000 into an escrow account with a reputable third party escrow agent as a refundable earnest money deposit that would be paid to GTCR as required to terminate the Purchase Agreement in the event that Entity C and Entity D made a serious Superior Proposal following negotiations with UpHealth that UpHealth was prepared to enter into. The UpHealth Board discussed that a request for such an escrow would be atypical relative to other public company topping bid scenarios, and that UpHealth could make that ask of Entity C and Entity D, but that if Entity C and Entity D refused to agree to such an escrow, and instead provided bank account information and financial statements, along with a commitment to pay the $7,200,000 Termination Fee to GTCR as required under the Purchase Agreement, such a refusal to escrow the $7,200,000 would likely not be grounds for the UpHealth Board and UpHealth to walk away from discussions with Entity C and Entity D. Members of the UpHealth Board further expressed that UpHealth would need to verify that Entity C and Entity D have the financial ability to consummate a Superior Proposal on the terms outlined in the November 29 Letter by asking

Entity C and Entity D a targeted set of due diligence questions aimed at assessing their creditworthiness, and that any diligence material provided to Entity C and Entity D after they committed to paying the $7,200,000 Termination Fee and depositing that amount into escrow, and providing UpHealth with evidence of their overall creditworthiness and ability to consummate a transaction on the terms indicated in the November 29 Letter, should not, in the first instance, include sensitive customer pricing information or customer contracts that could be used by Individual A and his affiliates to inappropriately disadvantage the Cloudbreak Business. The UpHealth Board then agreed that UpHealth should finalize Acceptable Confidentiality Agreements with Entity C and Entity D as soon as possible and prepare a set of targeted diligence questions through the weekend, aimed at establishing Entity C’s and Entity D’s creditworthiness and willingness to escrow and ultimately pay to GTCR the $7,200,000 Termination Fee, that could be delivered to Entity C and Entity D as soon as possible after the Acceptable Confidentiality Agreements had been finalized, and assuming the UpHealth Board was satisfied with Entity C’s and Entity D’s responses, UpHealth should provide them with initial diligence access with the goal of negotiating a Superior Proposal with Entity C and Entity D.

Later that same day, on December 1, 2023, DLA returned to K&E a revised draft of the proposed waiver that K&E delivered to DLA earlier that day during the UpHealth Board’s special meeting.

On December 2, 2023, K&E responded to DLA that the revised draft of the waiver was acceptable, and DLA requested that K&E provide a copy of the waiver signed by GTCR.

Later that same day, on December 2, 2023, DLA circulated a copy of the agreed form of waiver, the proposed Acceptable Confidentiality Agreements with Entity C and Entity D (which forms had been based on the form of mutual non-disclosure agreement that UpHealth had entered into with GTCR, including the standstill included in such non-disclosure agreement with GTCR but with a carveout for Entity C and Entity D to make a private proposal regarding certain acquisition transactions involving UpHealth and/or its subsidiaries to the UpHealth Board without obtaining the prior written approval of the UpHealth Board, consistent with the requirements of the Purchase Agreement), and a proposed Action by Unanimous Written Consent of the UpHealth Board approving such Acceptable Confidentiality Agreements, to the members of the UpHealth Board for their signatures to the Action by Unanimous Written Consent. Later that same day, the UpHealth Board signed such Action by Unanimous Written Consent.

Following the execution by the UpHealth Board of the Action by Unanimous Written Consent, on December 2, 2023, UpHealth sent the proposed Acceptable Confidentiality Agreements (which had been approved by the UpHealth Board via the Action by Unanimous Written Consent) to Entity C and Entity D and their advisors at Investment Bank A, Entity C Counsel and legal counsel to Entity D (“Entity D Counsel”), requesting that Entity C and Entity D confirm or update the address and other personal information for those parties in the proposed Acceptable Confidentiality Agreements, and return signed copies of the completed Acceptable Confidentiality Agreements to UpHealth.

On December 3, 2023, K&E sent DLA a copy of the aforementioned waiver executed by GTCR, and later that same day UpHealth accepted and agreed to such waiver by countersigning the waiver, and DLA returned a fully executed copy of the waiver to K&E.

On December 3 and 4, 2023, UpHealth management, members of the Special Strategic Committee and DLA exchanged emails to align on a proposed set of targeted diligence questions for Entity C and Entity D to assess their creditworthiness, ability and willingness to consummate a Superior Proposal and to escrow and pay to GTCR the $7,200,000 Termination Fee required under the Purchase Agreement, as had been discussed at the UpHealth Board’s special meeting.

On December 4, 2023, at approximately 2:48 p.m. Pacific time, and approximately 44 hours after UpHealth had delivered the proposed Acceptable Confidentiality Agreements to Entity C, Entity D and their advisors at Investment Bank A, Entity C Counsel and Entity D Counsel, Entity C Counsel delivered revised drafts of the Acceptable Confidentiality Agreements to UpHealth, which revised drafts, among other things, (i) expressly acknowledged that such agreements were “Acceptable Confidentiality Agreements” under the Purchase

Agreement, and (ii) provided that Entity C and Entity D could make multiple private proposals to the UpHealth Board concerning the acquisition transactions described in UpHealth’s initial drafts of the proposed Acceptable Confidentiality Agreements with Entity C and Entity D, and that Entity C and Entity D could make multiple proposals, whether public or private, to the UpHealth Board concerning an acquisition by Entity C, Entity D and/or their respective affiliates of the membership interests or assets of Cloudbreak, in each case without obtaining the prior written approval of the UpHealth Board.

On December 5, 2023, at approximately 2:18 a.m. Pacific time, and approximately 11.5 hours after Entity C Counsel had delivered the aforementioned revised drafts of the proposed Acceptable Confidentiality Agreements to UpHealth, DLA delivered to Entity C Counsel and Entity D Counsel further revised drafts of the proposed Acceptable Confidentiality Agreements, which revised drafts, among other things, removed the right of Entity C and Entity D to make public proposals to the UpHealth Board concerning an acquisition by Entity C, Entity D and/or their respective affiliates of the membership interests or assets of Cloudbreak without obtaining the prior written approval of the UpHealth Board, and requested that Entity C Counsel arrange for their clients to sign and return executed copies of the proposed Acceptable Confidentiality Agreements to DLA.

Later that same day, on December 5, 2023, at approximately 8:38 a.m. Pacific time, a representative of Entity C Counsel responded to DLA that he expected to come back to DLA regarding the proposed Acceptable Confidentiality Agreements very shortly.

At approximately 10:06 a.m. Pacific time of that same day, this representative of Entity C Counsel left a voicemail for a representative of DLA stating that the representative of Entity C Counsel was calling on behalf of Entity C and Entity D with respect to Cloudbreak, confirming that his clients had received the revised drafts of the proposed Acceptable Confidentiality Agreements from DLA, and that he was hoping to touch base with the representative of DLA very quickly, not on the substance of the drafts, which he believed his clients were inclined to sign and send back to DLA, but on process, and requested a return call from DLA to discuss. Later that same day on December 5, 2023, at approximately 11:47 a.m. Pacific time, DLA responded to the representative of Entity C Counsel that DLA would be happy to participate in a call with Entity C Counsel to discuss process, but would like to have the proposed Acceptable Confidentiality Agreements in place before having that discussion, and that if Entity C Counsel could get the signed Acceptable Confidentiality Agreements back to DLA, DLA would get back to Entity C Counsel with DLA’s availability for a call. The representative of Entity C Counsel responded to DLA that day at approximately 12:21 p.m. Pacific time that he understood, and would be back to DLA shortly.

That same day, on December 5, 2023, members of the Special Strategic Committee, UpHealth management and DLA continued to exchange emails in which they proposed and refined a set of the targeted diligence questions that had been discussed at the UpHealth Board’s special meeting on December 1, 2023.

On December 6, 2023, at approximately 1:30 p.m. Pacific time, approximately 36 hours after DLA had delivered the aforementioned proposed Acceptable Confidentiality Agreements to Entity C Counsel and Entity D Counsel, Entity C Counsel sent to DLA those proposed Acceptable Confidentiality Agreements signed by Entity C and Entity D. That same day, at approximately 3:18 p.m. Pacific time, DLA returned to Entity C Counsel and Entity D Counsel copies of the Acceptable Confidentiality Agreements that had been fully executed by UpHealth, Entity C and Entity D, and asked if Entity C Counsel and Entity D Counsel would be available to speak at any time that evening as DLA was generally available. Later that evening on December 6, 2023, at approximately 8:09 p.m. Pacific time, DLA sent an email to Entity C Counsel indicating that, since DLA had not heard back from Entity C Counsel to schedule a call and it was getting late in New York City where the Entity C Counsel team was located, DLA assumed that a call would have to occur the next day on December 7, 2023, providing DLA’s availability for a call on December 7, 2023, and inviting Entity C Counsel to send a calendar invitation for a call on December 7, 2023 during DLA’s windows of availability. Entity C Counsel then responded that evening at approximately 8:36 p.m. Pacific time stating that Entity C Counsel would connect with Entity D Counsel and send an invitation to talk on December 7, 2023 as suggested by DLA.

On December 7, 2023, DLA, Entity C Counsel and Entity D Counsel convened a call at 9:00 a.m. Pacific time. At the outset of that call, Entity C Counsel indicated that Entity C Counsel and Entity D Counsel would like to understand how they would receive access to UpHealth’s due diligence material concerning Cloudbreak, and whether they would be provided access to a virtual data room with such material. DLA responded that there were a few gating items that needed to be discussed and addressed before UpHealth would be prepared to provide Entity C and Entity D and their advisors with access to any diligence materials. First, DLA explained that UpHealth had received a waiver from GTCR that would allow UpHealth to engage with Entity C and Entity D, and provide them with access to UpHealth’s diligence materials, without having to make a determination that the November 29 Letter would be reasonably likely to lead to a Superior Proposal, but that the waiver would only be effective through December 12, 2023, and therefore UpHealth would like to have the diligence process and initial discussions with Entity C and Entity D completed by that date so that the UpHealth Board could assess whether the interest indicated by the November 29 Letter was reasonably likely to lead to a Superior Proposal. Second, DLA indicated that UpHealth would not have the financial ability to pay the $7,200,000 Termination Fee that would be required to be paid to GTCR under the Purchase Agreement if UpHealth and Entity C and Entity D were to otherwise desire to move forward with a Superior Proposal, and therefore in that situation UpHealth would need Entity C and Entity D to pay that Termination Fee on UpHealth’s behalf, a point which the Entity C Counsel and Entity D Counsel indicated they understood, even though they did not confirm that their clients would be prepared to make that payment on UpHealth’s behalf. Further, DLA indicated that, as a condition to granting Entity C and Entity D access to UpHealth’s due diligence materials, UpHealth would require that Entity C and Entity D deposit $7,200,000 into a refundable escrow to be held by a reputable escrow agent until released back to Entity C and Entity D if they decided they are no longer interested in pursuing a transaction with UpHealth, or paid to GTCR as required to terminate the Purchase Agreement once UpHealth, Entity C and Entity D had agreed upon the terms of a binding Superior Proposal. A representative of Entity D Counsel responded that the request for an escrow was a provocative request that was unlikely to be received well by Entity C and Entity D, and that he did not believe that Entity D could get comfortable with such an escrow. He also stated that he did not believe the parties would be able to find an escrow agent who was willing to provide such an escrow account, and that the request for an escrow seemed like a “solution looking for a problem” since it would cost UpHealth nothing to provide Entity C and Entity D with access to UpHealth’s diligence materials. A representative of DLA responded that, while he acknowledged that the request for an escrow was not a customary ask in a typical topping bid scenario, this was not a typical topping bid scenario given UpHealth’s precarious financial position with one of its key subsidiaries in bankruptcy, and that the UpHealth Board believed that allowing Entity C and Entity D access to diligence materials and to occupy UpHealth’s bandwidth would introduce unacceptable incremental risk and delay into the Cloudbreak sale process, which could get the UpHealth Board sued by its noteholders, to whom it principally owed its fiduciary duties, if anything were to threaten the deal with GTCR without a path to a legitimate Superior Proposal on the table from another party, and that therefore the UpHealth Board would need Entity C and Entity D to provide such an escrow to assure the UpHealth Board that their interest in making a Superior Proposal was serious and sincere before the UpHealth Board was willing to provide Entity C and Entity D with access to UpHealth’s diligence materials. The representative of Entity D Counsel indicated that Entity D Counsel and Entity C Counsel would take the escrow proposal back to their clients to discuss it, but reiterated his belief that it would not be received well. Third, the representative of DLA stated that UpHealth had prepared a set of diligence questions and requests that were aimed at assessing the creditworthiness of Entity C and Entity D and their ability to consummate a transaction on the terms outlined in the November 29 Letter, and the relationship between Entity C and Entity D, and that he would send those questions and requests to Entity C Counsel and Entity D Counsel following their call. Fourth, the representative of DLA stated that, once the escrow had been established and UpHealth’s diligence questions had been adequately addressed, UpHealth would only be willing to provide Entity C and Entity D with material public information, and information necessary to clarify material public information, and not sensitive customer pricing information or contracts. The representative of Entity D Counsel responded that Entity D would need access to such non-public information concerning the Cloudbreak Business in order to justify the higher purchase price of $205 million that Entity C and Entity D had indicated in the November 29 Letter, and that UpHealth should not be concerned about providing such information given that the parties had signed the Acceptable Confidentiality Agreements. A representative of Entity C Counsel then asked whether DLA and the UpHealth

Board were comfortable that limiting Entity C’s and Entity D’s access to UpHealth’s diligence materials would be consistent with the UpHealth Board’s fiduciary duties. The representative of DLA responded that the UpHealth Board was comfortable that limiting Entity C’s and Entity D’s access to UpHealth’s diligence materials was consistent with the UpHealth Board’s fiduciary duties because, despite the Acceptable Confidentiality Agreements between UpHealth and Entity C and Entity D, Entity C and Entity D were working with Individual A, who as a former senior employee of the Cloudbreak Business could potentially utilize such non-public information to compete or otherwise disadvantage the Cloudbreak Business, and Entity C and Entity D should be able to rely on publicly available information, any incremental clarifying information UpHealth was willing to provide, and Individual A’s general industry knowledge, as well as the comfort that GTCR was willing to agree to a deal to acquire Cloudbreak after completing a fulsome diligence process, for sufficient information to justify the terms outlined in the November 29 Letter and make a Superior Proposal on that basis. The representatives of Entity C Counsel and Entity D Counsel indicated that they would speak with Entity C and Entity D about what had been discussed on the call, and follow up with DLA.

Later that same day, on December 7, 2023, shortly after the call among DLA, Entity C Counsel and Entity D Counsel, DLA sent the set of diligence questions and requests concerning Entity C and Entity D that had been prepared by UpHealth and DLA to Entity C Counsel and Entity D Counsel.

On December 10, 2023, Dr. Katz received a text message from Individual A stating, “Avi, I am struggling to understand the current situation and would appreciate a conversation. I have reached out multiple times and in the spirit of our relationship would like to connect. You never struck me as someone who avoided a constructive discussion and frankly [. . .] you told me the door was always open. Please let me know a time to connect over the next day or so. Thank you in advance for the consideration.”

On December 11, 2023, Dr. Katz responded to Individual A by text, stating, “Hi [            ] – thanks for the note. We are awaiting to hear back from your counsels. Happy Hanukkah, Avi.” Later that same day, Individual A responded to Dr. Katz by text, stating “Avi, we were told that we would not be given any information on which we could perform reasonable diligence so wanted to talk with you to discuss where to go from here. If we keep going through counsel, it may continue to go off the rails as it already has. Trying to be reasonable here and talk man to man. Given all we have been through together, I am sure you can agree a congenial and respectful discussion here is the least we can all do.”

Later that same day, on December 11, 2023, a representative of DLA sent an email to Entity C Counsel and Entity D Counsel copying a photo image of the aforementioned latest text message from Individual A to Dr. Katz, and stating that “First, the above contains an inaccurate statement. Second, Dr. Katz requests that Individual A cease reaching out to him directly as communications should be through counsel. In that regard, we have not received any communications with respect to whether Entity C and Entity D are committing to fund the $7.2 million termination fee that would be due to GTCR if the existing purchase agreement is to be terminated and that they will place that amount into a refundable escrow as an earnest money deposit in order for proceeding with discussions of a potential transaction. If the cash for payment of the termination fee is not made available from Entity C and Entity D, then UpHealth would not have the ability to pay the termination fee as it lacks the cash to do so. With respect to the contours of what diligence is provided by both parties, Jeff and I remain available to discuss with you. Please make sure that your clients understand this. Thank you.” Since the conclusion of the call between DLA, Entity C Counsel and Entity D Counsel on December 7, 2023, there had been no communications from Entity C Counsel and Entity D Counsel to DLA prior to the forgoing email being sent, notwithstanding the statement at the end of that call that there would be follow up.

Later that same day, on December 11, 2023, a representative of Entity D Counsel sent an email to the representative of DLA who had sent the email earlier that day, stating that “Entity D Counsel and Entity D were not involved in any way with the content of that text or any decision to send that text.”

In addition, on December 11, 2023, the NYSE informed UpHealth that it is commencing procedures to delist UpHealth Common Stock from listing on the NYSE because UpHealth is not currently in compliance with

Section 802.01B of the NYSE Listed Company Manual, which requires listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000. UpHealth on December 26, 2023 filed an appeal with the NYSE that UpHealth Common Stock remain listed on the NYSE.

On December 12, 2023, Investment Bank A sent an email to the UpHealth Board and DLA, copying Individual A and Entity C Counsel, but not any representatives of Entity D and Entity D Counsel, and attaching a letter signed by Individual A on behalf of Entity C (the “December 12 Letter”), which letter stated, among other things, that “we and our private equity partner submitted a written proposal, dated November 29, 2023” and that based on the UpHealth Board’s “hostile response to our proposal, and the subsequent obstacles to a reasonable and fair process as conveyed by your counsel on December 7, 2023, are withdrawing our proposal.” The December 12 Letter further stated that, “[i]n furtherance of our proposal, we executed non-disclosure agreements, including a burdensome standstill, with you on December 6, 2023, with the obvious intent to enter diligence in support of reaching an agreement, only to be told on December 7 that the Board had no intention of providing us with the same non-public information that the other bidder for Cloudbreak received – and in fact, that the Board would not provide to us any non-public information. The Board’s position is not required by its agreement with GTCR, is not consistent with its fiduciary obligation, and constitutes bad faith. It appears the NDA’s were a premediated ruse by the Board to stifle competition and an open process to maximize stakeholder value contrary to its fiduciary duties and the Board had no intent to engage in good faith despite indications to the contrary pre-signing. We stand ready to re-engage should you seek to maximize value and proceeds through a proper review of our superior proposal.”

Later that same day, on December 12, 2023, since neither Entity D nor Entity D Counsel had been copied on the aforementioned email from Investment Bank A, and Entity D had not been mentioned by name in the December 12 Letter, DLA contacted Entity D Counsel by forwarding the December 12 Letter via email to confirm whether Entity D had withdrawn its proposal, and Entity D Counsel responded later that same day that Entity D’s proposal had been withdrawn.

On December 13, 2023, the UpHealth Board convened a previously scheduled meeting, during which its members discussed, among other things, the December 12 Letter, and concluded that the December 12 Letter effectively confirmed that the November 29 Letter did not constitute and would not reasonably be expected to lead to a Superior Proposal, and otherwise that the allegations contained in the December 12 Letter lacked merit, and that there was no need to respond in writing to Individual A to address the unfounded allegations in the December 12 Letter.

Following the December 13, 2023 meeting of the UpHealth Board, on that same day, UpHealth informed GTCR and DLA informed K&E, that the November 29 Letter proposal had been withdrawn and no further discussions were occurring between UpHealth, Entity C and Entity D.

On January 3, 2024, in consideration for the significant time and effort expended by Dr. Katz as chairman of the Special Strategic Committee, the disinterested members of the UpHealth Board approved an increase in the monthly fees payable to Dr. Katz for his service as chairman of the Special Strategic Committee, from what had been previously approved on October 5, 2023 to $85,000 per month for the six-month period from September 2023 to February 2024. For the months of September 2023 through December 2023, Dr. Katz will be paid in January 2024 the amount equal to the difference between the fees which have previously been paid to Dr. Katz for his service as chairman of the Special Strategic Committee (including the $20,000 retainer payment), and the amount due to Dr. Katz factoring in the increased monthly fee of $85,000 for each of those months. For the months of January 2024 and February 2024, Dr. Katz will be paid the monthly fee of $85,000 in each of those months. Furthermore, 48% of the amounts being paid to Dr. Katz (as well as 48% of the amounts being paid to Mr. Machuca for service on the Special Strategic Committee), will be paid by the UpHealth Holdings bankruptcy estate pursuant to an approved budget.

Recommendation of the UpHealth Board and its Reasons for the Sale

The UpHealth Board, with the assistance of UpHealth’s outside legal counsel, evaluated the terms and conditions of the Sale as contemplated by the Purchase Agreement. After careful consideration, the UpHealth Board, in meetings held on October 31, 2023 and November 14, 2023, (i) unanimously determined that the Transactions contemplated by the Purchase Agreement, including the Sale, are advisable, fair to and in the best interests of UpHealth and our stockholders, (ii) unanimously authorized, adopted and approved the Purchase Agreement and the Sale as contemplated thereby, and (iii) unanimously recommended that you vote “FOR” the Sale Proposal and “FOR” the Adjournment Proposal.

As described above in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Background of the Sale,” prior to and in reaching its determination to approve the Purchase Agreement and the Sale, the UpHealth Board consulted with and received the advice of UpHealth’s outside legal counsel, discussed certain issues with UpHealth’s management and considered a variety of factors weighing positively in favor of the Purchase Agreement and the Sale, each of which the directors believed supported their decision, including the following material factors:

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that the consideration for the Sale of $180.0 million is likely to be more favorable to UpHealth than the potential value that might result from other alternatives reasonably available to UpHealth, including the continued operation of UpHealth in its current form or the divestiture of TTC Healthcare or other subsidiaries of UpHealth, taking into account UpHealth’s financial condition (including that a sister subsidiary of Cloudbreak, UpHealth Holdings, and certain of the subsidiaries of UpHealth Holdings have filed for Chapter 11 protection in the Bankruptcy Court, as further described elsewhere in this proxy statement, and that such bankruptcy filings have resulted in UpHealth being in default under the 2025 Notes and 2026 Notes), the strategic and financial benefits to UpHealth that are expected to result from the Sale, including the ability to repay in full the 2026 Notes and repay in part the 2025 Notes and to waive certain events of default which have occurred under the Indentures (including due to the bankruptcy filings of UpHealth Holdings and certain of its subsidiaries for Chapter 11 protection) that accelerated UpHealth’s payment obligations under the Senior Secured Notes Indenture in respect of the 2025 Notes, and the fact that retention of the Cloudbreak Business based on its projected cash flow as set forth in the Cloudbreak Business Projections (see the section of this proxy statement entitled “Certain Financial Projections—Cloudbreak Business Projections” beginning on page 66 for additional information) would not be sufficient to enable UpHealth to address such accelerated payment obligations, and UpHealth’s short-and long-term prospects, in light of a number of factors, including the risks, costs, challenges, financial and industry-specific considerations and uncertainty associated with those alternatives;

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that UpHealth’s general and administrative expenses remain a significant issue and, without the use of proceeds from the Sale, UpHealth does not have and will not be able to generate sufficient cash to satisfy its payment obligations in respect of the 2025 Notes and 2026 Notes, which could result in UpHealth becoming insolvent and filing for bankruptcy protection, which would negatively impact UpHealth’s shareholder return;

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that none of the alternatives reasonably available to UpHealth, including retaining the Cloudbreak Business, allow for sufficient cash flow to repay UpHealth’s outstanding debt and avoid refinancing, and if UpHealth were to refinance its debts, the terms for repayment would be substantially worse for UpHealth than under its current debt agreements, including in light of the fact that applicable interest rates have increased to more than 15% and the terms of any refinancing of UpHealth’s debt would include the issuance of dilutive equity-linked securities;

•	that the lack of significant forecasted growth in the healthcare industry poses as an operational risk for UpHealth for the next five years;

•	that under the terms of the Purchase Agreement, the consideration for the Sale will enable UpHealth to satisfy a substantial majority of UpHealth’s outstanding debt, as the Supplemental Indentures and

Waivers and Rescission Agreements, once entered into pursuant to the Transaction Support Agreement, will waive the existing events of default under the Indentures and provide a process to repay in full the 2026 Notes and repay in part the 2025 Notes pursuant to the Fundamental Change Repurchase Offer to be made by UpHealth using cash proceeds from the Sale;

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that UpHealth was at risk of being delisted from the NYSE due to both the trading price of UpHealth Common Stock and UpHealth’s market capitalization, and that UpHealth may not be able to regain compliance with the continued listing standards of the NYSE, which could lead to UpHealth Common Stock being delisted indefinitely (and since the time of the UpHealth Board’s determination to approve the Purchase Agreement and the Sale, NYSE Regulation has commenced delisting proceedings with respect to UpHealth Common Stock, as described in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Parties to the Purchase Agreement” beginning on page 34);

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that UpHealth’s projected cash at December 31, 2023 and 2024 would likely give rise to BPM LLP (“BPM”), the independent auditor of UpHealth’s audited financial statements for fiscal year 2022, raising doubt as to UpHealth’s ability to continue to operate as a going concern, as UpHealth’s projected amount of cash at such times would be insufficient to repay UpHealth’s debt due 12 months later (as previously reported in UpHealth’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed with the SEC on November 21, 2023, UpHealth believes there is substantial doubt about its ability continue to as a going concern, due to certain events of default under the Indentures in respect of the 2025 Notes and 2026 Notes as more fully described in the section of this proxy statement entitled “Risk Factors” beginning on page 24);

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the UpHealth Board’s understanding of UpHealth’s business, operations, financial condition, earnings, historical and projected financial performance, competitive position and the nature of the industries in which UpHealth competes;

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the review by UpHealth management of the historical and projected future financial performance of UpHealth’s business segments, including certain business lines that face challenging operating and financial conditions;

•	the provisions of the Purchase Agreement that permit UpHealth to explore a Superior Proposal, including:

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UpHealth’s ability to receive unsolicited proposals during the no-shop period and to furnish information to and engage in negotiations with third parties under certain circumstances pursuant to the terms and conditions of the Purchase Agreement, as more fully described in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—No Solicitation” beginning on page 81; and

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the UpHealth Board’s ability to consider, and under certain conditions, to accept, a Superior Proposal, and UpHealth’s corresponding right to terminate the Purchase Agreement in order to enter into a definitive agreement providing for such Superior Proposal, subject to the terms and conditions of the Purchase Agreement as more fully described in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—No Solicitation” beginning on page 81;

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that the unsolicited email received on November 12, 2023 from representatives of Investment Bank A, on behalf of Entity C and Entity D, contained no bona fide offer for an acquisition proposal to acquire Cloudbreak, and that, despite naming a proposed figure of $190.0 million as an enterprise value for Cloudbreak, when factoring in the contemplated break-up fee, as well as the legal fees, associated with the negotiation of the Purchase Agreement for the Sale of Cloudbreak to Forest Buyer, even if such email from Entity C and Entity D did contain a bona fide offer, as proposed, it would not constitute a Superior Proposal as compared to the Sale as contemplated by the Purchase Agreement;

•	that the consideration to be paid by Forest Buyer is all cash, which provides certainty of value, especially when viewed against the risks and uncertainties inherent in UpHealth’s business, including short-and long-term business and execution risks, UpHealth’s outstanding debt obligations (a substantial majority of which will satisfied using the cash proceeds from the Sale by way of the Fundamental Change Repurchase Offer as described in the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—The Purchase Agreement—Fundamental Change Repurchase Offer” beginning on page 83) and uncertainty in global economic conditions;

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GTCR’s reputation as a leading private equity firm, the fact that Forest Buyer, an affiliate of GTCR, has the financial capacity to consummate the Sale and UpHealth’s ability to seek specific performance to prevent breaches of the Purchase Agreement and to enforce specifically the terms of the Purchase Agreement;

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the fact that a vote of UpHealth’s stockholders is required under Delaware law to approve the Sale pursuant to the Purchase Agreement, as such Sale constitutes the sale of substantially all of the assets of UpHealth under Delaware law; and

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the belief that the terms of the Purchase Agreement, taken as a whole, provide protection against the risk that the consummation of the Sale is delayed or that the Sale cannot be completed, including due to required stockholder approval, based on, among other things:

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the covenants contained in the Purchase Agreement obligating UpHealth and Forest Buyer to use reasonable best efforts to cause the Sale and the other Transactions contemplated by the Purchase Agreement to be consummated, subject to the terms and conditions of the Purchase Agreement;

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the nature of the conditions to Closing of the Sale as provided by the Purchase Agreement, including that receipt of the approval by UpHealth’s stockholders in favor of the Purchase Agreement providing for the Sale is a condition to Closing under the Purchase Agreement;

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the fact that the Supporting Stockholders have duly executed and entered into the Voting Agreement with UpHealth and Forest Buyer, pursuant to which the Supporting Stockholders, who hold approximately 29.39% of the voting power of the outstanding shares of Company Common Stock as of December 31, 2023, have agreed to vote their respective shares in favor of the approval of the Purchase Agreement providing for the Sale, subject to, and in accordance with, the terms and conditions of the Voting Agreement; and

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the belief that the terms of the Purchase Agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the conditions to the parties’ respective obligations, are reasonable.

In the course of its deliberations, the UpHealth Board also considered a variety of risks and countervailing factors related to the Purchase Agreement and the Sale, including the following material factors:

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the possibility that the Sale might not be consummated in a timely manner or at all due to a failure of certain conditions to the parties’ obligations to complete the Sale, including with respect to the required approval of the Purchase Agreement for the Sale of Cloudbreak by UpHealth’s stockholders;

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the risks and costs to UpHealth if the Sale does not close at all, including that if the Purchase Agreement or the Transaction Support Agreement are terminated, and the Closing of the Sale and the other Transactions does not occur, the anticipated waiver of the events of default under the Indentures and rescission of the acceleration of UpHealth’s debt obligations with respect to the 2025 Notes to be provided under the Waiver and Rescission Agreements to be entered into pursuant to the applicable Supplemental Indenture will be void, and UpHealth could be obligated to pay the full amount due and payable under the 2025 Notes under the terms of the Senior Secured Notes Indenture in the event of a Fundamental Change, which, if that were to occur, would raise substantial doubt about UpHealth’s ability to continue as a going concern;

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the Supplemental Indentures that UpHealth will be entering into pursuant to the Transaction Support Agreement will contain covenants that may impose significant operating and financial restrictions on UpHealth;

•	the five-year non-competition and non-solicitation covenants under the Purchase Agreement may limit UpHealth’s ability to operate in certain respects following the Sale;

•	the possibility of distracting litigation from stockholder suits in connection with the Sale or attempts by stockholders to discourage a vote in favor of the Sale;

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the possibility that if the Purchase Agreement for the Sale is not approved, there may not be any other offers to acquire Cloudbreak or to engage in another alternative transaction that UpHealth management determines to be attractive;

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the significant costs involved in connection with negotiating the Purchase Agreement and completing the Sale, including in connection with any litigation that may result from the announcement, pendency or completion of the Sale, and the fact that if the Sale is not consummated, UpHealth may be required to bear such costs; and

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the possibility that, if the Sale is not completed, UpHealth may become insolvent because retention of the Cloudbreak Business based on its projected cash flow as set forth in the Cloudbreak Business Projections would not be sufficient to enable UpHealth to address its accelerated payment obligations in respect of the 2025 Notes.

The foregoing discussion of the factors considered by the UpHealth Board is not intended to be exhaustive, but rather includes the material factors considered by the UpHealth Board. The UpHealth Board collectively reached the conclusion to approve the Purchase Agreement and deem the Purchase Agreement, the Sale and the other Transactions contemplated by the Purchase Agreement, to be advisable and in the best interests of UpHealth, in light of the various factors described above and other factors that the members of the UpHealth Board believed were appropriate. In view of the wide variety of factors considered by the UpHealth Board in connection with its evaluation of the Sale and the complexity of these matters, the UpHealth Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the UpHealth Board. Rather, the UpHealth Board made its recommendation based on the totality of the information available to the UpHealth Board, including discussions with, and questioning of, UpHealth’s management and the legal advisors. In considering the factors discussed above, individual members of the UpHealth Board may have given different weights to different factors.

This explanation of the UpHealth Board’s reasons for recommending the approval of the Purchase Agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 22.

Activities of UpHealth Following the Sale

Following the completion of the Sale, UpHealth intends to pursue a more simplified business strategy that focuses on TTC Healthcare, a growing, cash-flow positive, behavioral health business. UpHealth will continue to be a public company operating under the name UpHealth, Inc., and will continue to own the assets and liabilities which comprise the Retained Business; however, as TTC Healthcare is owned by UpHealth Holdings, which is currently in Chapter 11 bankruptcy, UpHealth will need to resolve the Chapter 11 Proceedings in order to own TTC Healthcare without an intermediate entity that is in bankruptcy directly owning TTC Healthcare. At this time, it is contemplated that UpHealth will maintain the same corporate functions and the same senior executives as UpHealth had prior to the completion of the Sale and the same board of directors that will be in place following the conclusion of UpHealth’s 2023 Annual Meeting of Stockholders. As of immediately following the Closing, all of UpHealth’s revenues will be generated by the Retained Business. For additional information, see the section of this proxy statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page 92.

Conditions to Closing of the Sale

The Purchase Agreement contains customary conditions to Closing of each of UpHealth, Cloudbreak and Forest Buyer. We expect the Closing Date of the Sale to occur on the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing, including the receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting, but in no event prior to March 15, 2024, unless consented to in writing by UpHealth and Forest Buyer.

Unless waived in writing by UpHealth, the obligations of UpHealth and Cloudbreak to complete the Sale and the other Transactions pursuant to the Purchase Agreement are subject to the satisfaction of the following conditions:

•

the representations and warranties of Forest Buyer being true and correct in all material respects as of the date of the Purchase Agreement and the Closing or, to the extent made as of an earlier date, as of such earlier date;

•	compliance in all material respects with covenants and agreements required to be performed by Forest Buyer prior to the Closing;

•	all applicable waiting periods under the HSR Act having expired or been otherwise terminated;

•	UpHealth’s receipt of the Requisite Stockholder Approval at the special meeting;

•

no action having been taken or overtly threatened by any governmental authority of competent jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to (a) prevent the performance of the Purchase Agreement or the consummation of the Transactions or declare the Transactions unlawful or (b) cause the Transactions to be rescinded following consummation; and no such injunction, judgment, order, decree or ruling shall be in effect;

•	receipt of the Escrow Agreement, executed by each of Forest Buyer and the Escrow Agent, and such agreement being in full force and effect;

•	receipt of the Transition Services Agreement, executed by Forest Buyer; and

•

receipt of: (i) a certificate dated the date of the Closing and signed by an authorized officer of Forest Buyer, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) of the Purchase Agreement have been satisfied; and (ii) certified copies of the resolutions of Forest Buyer’s board of managers authorizing the execution, delivery and performance of the Purchase Agreement and the other Transaction Agreements (as defined in the Purchase Agreement) to which Forest Buyer is a party and the consummation of the Transactions.

Unless waived in writing by Forest Buyer, the obligations of Forest Buyer to complete the Sale and the other Transactions pursuant to the Purchase Agreement are subject to the satisfaction of the following conditions:

•

each of the Fundamental Representations of UpHealth and Cloudbreak (other than those regarding equity interests in Cloudbreak and its subsidiaries and title to the equity interests in Cloudbreak) being true and correct in all material respects as of the date of the Purchase Agreement and the Closing or, to the extent made as of an earlier date, as of such earlier date;

•

each of the representations and warranties of UpHealth and Cloudbreak regarding equity interests in Cloudbreak and its subsidiaries and title to the equity interests in Cloudbreak being true and correct in all respects (other than de minimis inaccuracies) as of the date of the Purchase Agreement and the Closing or, to the extent made as of an earlier date, as of such earlier date;

•

each of the other representations and warranties of UpHealth and Cloudbreak contained in the Purchase Agreement being true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein) as of the date of the Purchase Agreement and the Closing or, to the extent made as of an earlier date, as of such earlier date, except where the failure of any such representation or warranty to be so true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or similar qualifier that may be set forth in such representations and warranties) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	compliance in all material respects with the covenants and agreements to be performed by UpHealth and Cloudbreak;

•

since the date of the Purchase Agreement, no fact, event or circumstance having occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or would reasonably be expected to have a Material Adverse Effect on Cloudbreak and its subsidiaries;

•	UpHealth having received the Requisite Stockholder Approval at the special meeting;

•

Forest Buyer, UpHealth and Cloudbreak having received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary for the consummation of the Transactions and all applicable waiting periods under the HSR Act shall have expired or been terminated;

•

no action having been taken or overtly threatened by any governmental authority of competent jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to (a) prevent the performance of the Purchase Agreement or the consummation of the Transactions or declare the Transactions unlawful, (b) cause the Transactions to be rescinded following consummation, (c) adversely affect the right of Forest Buyer to own the equity interests of Cloudbreak or operate the businesses of or control Cloudbreak and its subsidiaries, (d) affect adversely the right of Cloudbreak and its subsidiaries to own their respective assets or control their respective businesses or (e) result in any material damages being assessed against Cloudbreak or any of its subsidiaries; and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

•	receipt of the Escrow Agreement, executed by each of UpHealth and the Escrow Agent, and such agreement is in full force and effect;

•	receipt of the Intellectual Property Assignment Agreement, executed by UpHealth, and such agreement is in full force and effect;

•	receipt of the Transition Services Agreement, executed by UpHealth, and such agreement is in full force and effect;

•

receipt (in form and substance reasonably acceptable to Forest Buyer) of a true and complete copy of all data relating to the Cloudbreak Business that is stored on any system owned or controlled by UpHealth or its affiliates (other than Cloudbreak and its subsidiaries), including all finance and human resources data, together with the full configuration files, of and from “Workday” as of the date of Closing;

•

receipt of (a) a customary fairness opinion confirming that the Transactions are fair to UpHealth’s stockholders and (b) a customary solvency opinion confirming that UpHealth will remain solvent following the Transactions, in each case, on terms and conditions reasonably satisfactory to Forest Buyer and duly completed by one of the independent financial advisors set forth on Schedule 7.1(k) of the Purchase Agreement;

•	the Senior Management Agreement shall remain in full force and effect as of the Closing;

•	no Seller Insolvency Event has occurred;

•

receipt (in a form reasonably acceptable to Forest Buyer) of valid and enforceable evidence of the assignment of each of the contracts set forth on Schedule 7.1(n) of the Purchase Agreement from UpHealth or any of its affiliates (other than Cloudbreak and its subsidiaries) to Cloudbreak or one of its subsidiaries;

•	UpHealth and Cloudbreak having completed, to Forest Buyer’s reasonable satisfaction, all migration activities they are obligated to complete pursuant to the Purchase Agreement;

•	receipt of the fully executed Supplemental Indentures, and such agreements being in full force and effect in accordance with their terms;

•	the Estimated Net Working Capital as set forth in the Estimated Closing Statement is equal to or greater than $5,000,000; and

•

receipt of: (i) a certificate dated the date of the Closing and signed by an authorized officer of UpHealth, stating that the conditions specified in Section 7.1(a), Section 7.1(b) and Section 7.1(c) of the Purchase Agreement (with respect to Cloudbreak) have been satisfied as of the Closing; (ii) certified copies of the resolutions of UpHealth as Cloudbreak’s sole member authorizing the execution, delivery and performance of the Purchase Agreement and the other agreements contemplated thereby to which Cloudbreak is a party and the consummation of the Transactions; (iii) certified copies of the certificate of formation and limited liability company agreement (or similar governing documents) for each of Cloudbreak and its subsidiaries; and (iv) resignations of each of the officers and board members (or equivalent positions) of Cloudbreak and its subsidiaries, as applicable, effective as of the Closing.

Under the terms of the Purchase Agreement, “Seller Insolvency Event” means, collectively, (a) that UpHealth has (i) voluntarily commenced any case, proceeding or action or filed any petition seeking relief under Title 11 of the United States Code, Sections 101 et. seq. or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law (collectively, a “Bankruptcy Event”), (ii) consented to the institution of, or failed to contravene in a timely and appropriate manner, any such Bankruptcy Event or the filing of any such petition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator or similar official for UpHealth or any of its subsidiaries, as applicable, or for a substantial part of its property or assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any Bankruptcy Event, (v) made a general assignment for the benefit of creditors or (vi) taken any action or entered into any agreement for the purpose of effecting any of the foregoing; (b) there has been commenced against UpHealth any case, proceeding, action or petition that would constitute a Bankruptcy Event or any other action of a nature referred to in the foregoing clause (a) above; (c) there has been commenced against UpHealth any case, proceeding, action or petition seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets; or (d) UpHealth has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above.

The Closing of the Sale is not subject to any financing condition.

Interests of UpHealth’s Directors and Executive Officers in the Sale

UpHealth does not believe any director, director nominee or executive officer of UpHealth since January 1, 2022 has any direct or indirect substantial interest in the Sale.

Certain Financial Projections

Other than guidance that UpHealth historically has made available on a quarterly basis, UpHealth does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, earnings or other results, given, among other things, the unpredictability of the underlying assumptions and estimates. However, as discussed in the section of this proxy statement entitled “Background of the Sale” beginning on page 35, prior to any discussions between UpHealth and GTCR regarding a potential transaction, Mr. Beck on June 29, 2023 provided to GTCR certain financial and operating data regarding UpHealth, including financial projections with respect to UpHealth as a whole that were prepared by UpHealth’s senior management as of May 18, 2023, based on information available at that time, which projections included financial information on a business unit basis, including financial projections with respect to Cloudbreak assuming that UpHealth continued to operate the Cloudbreak Business as part of UpHealth after giving effect to associated costs, for GTCR to review. The financial projections with respect to Cloudbreak, which are summarized below under “Projections Provided to GTCR on June 29, 2023,” were provided to GTCR for general informational purposes pursuant to the mutual nondisclosure agreement entered into by UpHealth and GTCR on June 27, 2023. The financial projections provided to GTCR on June 29, 2023 were not provided to or considered by the UpHealth Board in connection with its evaluation of the Sale or the other Transactions.

Subsequently, in connection with the Sale, UpHealth’s senior management, during the month of October 2023 updated its financial projections for the Cloudbreak Business based on information available at that time and assuming that UpHealth continued to operate the Cloudbreak Business as part of UpHealth after giving effect to associated costs, which Cloudbreak Business Projections are summarized below under “Cloudbreak Business Projections”. On or about October 20, 2023, a representative of UpHealth verbally communicated to a representative of GTCR the revenue component of the Cloudbreak Business Projections for fiscal year 2023, telling GTCR that UpHealth revised down its projections to $72,334,000 in revenue for Cloudbreak during that fiscal year, and revised down its forecasted revenue for fiscal year 2024 (management did not provide specific 2024 revenue to GTCR; nor was the revised reduced information for 2023 or 2024 communicated in writing to GTCR). These financial projections for Cloudbreak updated and superseded the financial projections that Mr. Beck had provided to GTCR on June 29, 2023. On October 29, 2023, UpHealth’s senior management provided the updated financial projections which they had prepared that month pertaining to the Cloudbreak Business to the UpHealth Board for review and consideration in advance of an UpHealth Board meeting that had been scheduled for October 31, 2023 for the purpose of considering the Sale of Cloudbreak and the Purchase Agreement and the ancillary agreements thereto.

The financial projections were not prepared with a view toward public disclosure, however, UpHealth has included below a summary of the financial projections to provide stockholders with access to information that was furnished to other parties in connection with the Sale. The financial projections reflect numerous estimates and assumptions made by UpHealth’s senior management team with respect to general business and economic conditions and competitive, regulatory and other future events, as well as, among other things, matters related specifically to Cloudbreak’s recent operational performance and gross margins, all of which are difficult to predict and inherently subjective and many of which are beyond UpHealth’s control. Please read the information set forth in the section below entitled “Important Information About the Financial Projections.”

Projections Provided to GTCR on June 29, 2023

As discussed above and in the section of this proxy statement entitled “Background of the Sale” beginning on page 35, the following financial projections with respect to Cloudbreak were prepared by UpHealth’s senior management as of May 18, 2023, based on information available at that time, and were provided to GTCR on June 29, 2023. These projections were not provided to or considered by the UpHealth Board in connection with its evaluation of the Sale or the other Transactions, and these projections were updated and superseded by reduced revenue projections with respect to Cloudbreak that were verbally communicated by a representative of UpHealth to a representative of GTCR on or about October 20, 2023. These financial projections with respect to Cloudbreak that were provided to GTCR on June 29, 2023 (i) assume that UpHealth continues to operate the Cloudbreak Business (giving effect to associated costs), (ii) assume the continuity of Cloudbreak’s existing supplier and customer relationships, (iii) reflect uncertainties regarding gross margins and operating expenses and (iv) did not include incremental costs to operate Cloudbreak on a standalone basis, which were estimated to be at least $3.2 million as of late September 2023.

	Fiscal Year (dollars in thousands)
	2023 F (1)	2024 P (2)	2025 P (2)
Revenue	$77,502	$96,877	$124,003
Cost of Goods Sold	37,302	46,143	58,133

Gross Profit	40,200	50,734	65,870
Gross Margin	51.9%	52.4%	53.1%

	Fiscal Year (dollars in thousands)
	2023 F (1)	2024 P (2)	2025 P (2)
Sales and Marketing	6,455	7,423	8,537
Research and Development	337	371	408
General and Administrative	6,470	6,981	7,469
Stock Based Compensation (3)	8	—	—
Transformation Cost	46	—	—

Operating Expenses	13,316	14,775	16,414

Operating Income/(Loss)	26,884	35,959	49,456
Other Income/(Expense)	(157)	—	—

Net Income/(Loss)	26,727	35,959	49,456
Add Backs (Depreciation and Amortization, Goodwill Impairment, Stock Based Compensation (3), etc.)	9,677	10,355	11,080

Adjusted EBITDA (4)(6)	$36,561	$46,314	$60,535

Adjusted EBITDA Margin (5)(6)	47.2%	47.8%	48.8%

(1)

The projected financial information for fiscal year 2023 includes actual results for the three months ended March 31, 2023, and forecasted results for the period from April 1, 2023 to December 31, 2023 based on information available to management as of May 18, 2023.

(2)	The projected financial information for fiscal years 2024 and 2025 is based on the following key assumptions of management relating to profit and loss:

(a)	revenue growth of 25% and 28% in fiscal years 2024 and 2025, respectively, with projected gross margin of 52% and 53% in fiscal years 2024 and 2025, respectively;

(b)

Sales and Marketing expenses equal to 15% of revenue in fiscal years 2024 and 2025, Research and Development expenses equal to 10% of revenue in fiscal years 2024 and 2025, and General and Administrative expenses equal to 7% of revenue in fiscal years 2024 and 2025; and

(c)	capital expenditures of approximately $4.2 million and $4.8 million in fiscal years 2024 and 2025, respectively.

(3)	Stock based compensation is accounted for as a non-cash expense.

(4)

Adjusted EBITDA consists of net income (loss) attributable to the Cloudbreak Business, excluding: depreciation and amortization; stock-based compensation; impairment of goodwill, intangible assets, and other long-lived assets; acquisition, integration, and transformation costs; other income (expense); income tax benefit (expense); net income (loss) attributable to noncontrolling interests; and other non-recurring charges to GAAP net income (loss) attributable to the Cloudbreak Business. Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

(5)	Adjusted EBITDA Margin is the fraction of Adjusted EBITDA divided by revenue.

(6)

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by UpHealth may not be comparable to similarly titled amounts used by other companies.

Cloudbreak Business Projections

The Cloudbreak Business Projections provided to the UpHealth Board (which contained reduced revenue and as shown by a comparison of the respective tables, other amounts, from the information prepared by UpHealth’s senior management as of May 18, 2023, which May 18, 2023 information was not provided to the UpHealth

Board), which include 2023 and 2024 fiscal years revenue projections that were verbally communicated by a representative of UpHealth to a representative of GTCR on or about October 20, 2023, (i) assume that UpHealth continues to operate the Cloudbreak Business (giving effect to associated costs), (ii) assume the continuity of Cloudbreak’s existing supplier and customer relationships, (iii) reflect uncertainties regarding gross margins and operating expenses and (iv) did not include incremental costs to operate Cloudbreak on a standalone basis, which were estimated to be at least $3.2 million as of late September 2023. The following written Cloudbreak Business Projections were not sent to GTCR for its review and comment.

	Fiscal Year (dollars in thousands)
	2023E (1)	2024F (2)	2025F (2)
Revenue	$72,334	$83,184	$96,494
Cost of Goods Sold	32,289	41,592	47,282

Gross Profit	40,045	41,592	49,212
Gross Margin	55.4%	50.0%	51.0%
Sales and Marketing	6,454	7,422	8,535
Research and Development	821	878	940
General and Administrative	3,048	3,262	3,490
Depreciation and Amortization	4,461	4,773	5,107
Stock Based Compensation (3)	74	70	75
Lease Abandonment Expenses	—	—	—
Acquisition, Integration and Transformation Costs	201	—	—

Operating Expenses	15,058	16,404	18,146

Operating Income/(Loss)	24,987	25,188	31,065
Other Income/(Expense)	(490)	(400)	(400)
Gain (Loss) on Consolidation of Equity Method Investment	986	—	—
Income Taxes	(114)	—	—

Net Income/(Loss)	25,597	24,788	30,665
Depreciation and Amortization	8,538	9,136	9,776
Stock Based Compensation (3)	74	70	75
Other Add Backs	201	—	—

Adjusted EBITDA (4)(6)	$33,801	$34,394	$40,916

Adjusted EBITDA Margin (5)(6)	46.7%	41.3%	42.4%
Capital Expenditures (7)	2,193	3,400	3,800

(1)

The projected financial information for fiscal year 2023 includes actual results for the nine months ended September 30, 2023, and forecasted results for the three months ending December 31, 2023 based on information available to management as of October 25, 2023.

(2)	The projected financial information for fiscal years 2024 and 2025 is based on the following key assumptions of management relating to profit and loss:

(a)	revenue growth of 15% and 16% in fiscal years 2024 and 2025, respectively, with projected gross margin of 50% and 51% in fiscal years 2024 and 2025, respectively;

(b)	an increase in Sales and Marketing expenses by 15% year-over-year, and an increase in General and Administrative expenses by 7% year-over-year; and

(c)	capital expenditures of $3.4 million and $3.8 million in fiscal years 2024 and 2025, respectively.

(3)	Stock based compensation is accounted for as a non-cash expense.

(4)

Adjusted EBITDA consists of net income (loss) attributable to the Cloudbreak Business, excluding: depreciation and amortization; stock-based compensation; impairment of goodwill, intangible assets, and other long-lived assets; acquisition, integration, and transformation costs; other income (expense); income tax benefit (expense); net income (loss) attributable to noncontrolling interests; and other non-recurring charges to GAAP net income (loss) attributable to the Cloudbreak Business. Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

(5)	Adjusted EBITDA Margin is the fraction of Adjusted EBITDA divided by revenue.

(6)

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by UpHealth may not be comparable to similarly titled amounts used by other companies.

(7)	Capital expenditures excludes capitalized software development costs.

Important Information About the Financial Projections

While the financial projections were prepared in good faith and management believes the assumptions on which the financial projections were based were reasonable for the scenario considered, no assurance can be made regarding future events. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. The estimates and assumptions underlying the financial projections involve judgments with respect to, among other things, future economic, competitive, regulatory, and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive, and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond UpHealth’s and/or Forest Buyer’s control and will be beyond their control following the Sale. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results may differ materially from those reflected in the financial projections, whether or not the Sale is completed.

The Cloudbreak Business Projections contain certain adjusted financial measures that UpHealth’s management believes is the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of UpHealth. The adjusted financial measures are not meant to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. While we believe these adjusted financial measures provide meaningful and useful information to investors, analysts, rating agencies and others who use financial information in evaluating the performance of the Company, there are limitations associated with the use of these adjusted financial measures. These adjusted financial measures are not prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to certain parties in connection with a proposed business combination such as the Sale if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of adjusted financial measures prepared in accordance with SEC rules relating to the presentation of non-GAAP financial measures were not relied upon by the UpHealth Board in connection with its evaluation of the Sale. Accordingly, although the projections provided above include certain reconciliations of adjusted financial measures, those reconciliations are only those that were included in the projections, and do not purport to comply with SEC rules requiring a reconciliation of the adjusted financial measures to the relevant GAAP financial measures.

The financial projections summarized in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or GAAP. UpHealth’s senior management team prepared the financial projections in good faith and on a reasonable basis based on the best information available to UpHealth’s senior management team at the time such projections were prepared. The financial projections, however, are not actual results and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the information provided in this “Certain Financial Projections” section of the proxy statement. All of the financial projections summarized in this section were prepared by, and are the responsibility of, UpHealth’s senior management team, as indicated. Neither BPM, UpHealth’s current independent registered public accounting firm, nor Plante & Moran, PLLC (“P&M”), UpHealth’s previous independent registered public accounting firm, provided any assistance in preparing the financial projections and neither BPM nor P&M has examined, compiled or otherwise performed any procedures with respect to the financial projections and, accordingly, neither BPM nor P&M has expressed any opinion or given any other form of assurance with respect thereto, and BPM and P&M assume no responsibility for the prospective financial information. The reports of BPM and P&M that are incorporated by reference into this proxy statement relate solely to the historical financial information of UpHealth. Such reports do not extend to the financial projections and should not be read to do so. By including in this proxy statement a summary of the financial projections, neither UpHealth nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of the Cloudbreak Business compared to the information contained in UpHealth’s financial projections. UpHealth has made no representation to GTCR or Forest Buyer, in the Purchase Agreement or otherwise, concerning the financial projections. The financial projections summarized in this section were prepared during the periods described above and have not been updated to reflect any changes since the date of their preparation or any actual results of the Cloudbreak Business. UpHealth undertakes no obligation, except as required by law, to update or otherwise revise the financial projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are not realized, or to reflect changes in general economic or industry conditions. The inclusion of the financial projections in this proxy statement should not be regarded as an indication that UpHealth, the UpHealth Board, or any party that received the financial projections considered at such time, or now considers, the financial projections to be necessarily predictive of actual future events, and the financial projections should not be relied upon as such. UpHealth views the financial projections as immaterial because of the inherent risks and uncertainties associated with such long-range financial projections. The foregoing summary of the financial projections is not included in this proxy statement in order to induce any UpHealth stockholder to vote in favor of the Sale Proposal or the Adjournment Proposal.

Regulatory Approvals

The Closing of the Sale is conditioned on, among other things, all applicable waiting periods under the HSR Act having expired or been terminated, which occurred on January 2, 2024.

Material U.S. Federal Income Tax Consequences of the Sale

The following is a general summary of the anticipated material U.S. federal income tax consequences of the Sale. This summary is based upon the Internal Revenue Code (the “Code”), existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-U.S., alternative minimum tax, state or local tax considerations.

For U.S. federal income tax purposes, the proposed Sale will be treated as a taxable sale of the individual assets comprising Cloudbreak and its wholly owned subsidiaries. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset (based on an allocation of the purchase price agreed to by Forest Buyer and us) and our tax basis in that asset. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of purchase price allocated to an asset as compared with the basis of that asset.

Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. To the extent the Sale results in our recognizing a net taxable gain, we will report any tax liability on our consolidated income tax return for the taxable period that includes the Sale. Based upon our financial position, we estimate that the Maximum Seller Tax Amount, which is the maximum possible amount of taxes that would become due and payable by UpHealth as a result of the Transactions, including the Sale, is equal to $27,000,000. At the Closing, Forest Buyer shall place a portion of the proceeds from the Sale equal to the Maximum Seller Tax Amount (i.e., $27,000,000, although UpHealth and Forest Buyer may mutually determine no later than one day prior to the Closing that the Maximum Seller Tax Amount should be less than $27,000,000) will be deposited in the Tax Escrow Account, which is a segregated escrow account to enable UpHealth to pay any and all taxes that become due and payable by UpHealth as a result of the Transactions. For additional information, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Escrow Agreement” beginning on page 71.

The proposed Sale is entirely a corporate action undertaken by UpHealth. Our stockholders will not realize any taxable gain or loss on their shares of UpHealth Common Stock for U.S. federal income tax purposes as a result of the Sale, as our stockholders will not receive any direct proceeds from the Sale. We do not anticipate that the Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

This summary is not a complete description of all of the tax consequences of the Sale that may be relevant to you. Holders of UpHealth Common Stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the Sale, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

Accounting Treatment of the Sale

The Sale will be accounted for as a “sale of a business” by UpHealth, as that term is used under accounting principles generally accepted in the U.S. (“GAAP”), for accounting and financial reporting purposes.

THE PURCHASE AGREEMENT

The following is a summary of the material provisions of the Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary may not contain all of the information about the Purchase Agreement that is important to you. You should refer to the full text of the Purchase Agreement for details of the transaction and the terms and conditions of the Purchase Agreement. We encourage you to read carefully the Purchase Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Purchase Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Purchase Agreement

The following summary of the Purchase Agreement and the Sale and the other Transactions, and the copy of the Purchase Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Purchase Agreement and are not intended to modify or supplement any factual disclosures about UpHealth in its periodic and current reports filed with the SEC. In particular, the Purchase Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to UpHealth, Cloudbreak or Forest Buyer, or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about UpHealth, Cloudbreak or Forest Buyer at the time they were made or otherwise and should only be read in conjunction with the other information that UpHealth makes publicly available in reports, statements and other documents filed with the SEC. Moreover, the below description of the Purchase Agreement, the Sale and the other Transactions is not complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is attached as Annex A to this proxy statement and which is incorporated herein by reference. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement or may change in the future, and these changes may not be fully reflected in the public disclosures made by UpHealth, Cloudbreak and Forest Buyer. As a result of the foregoing, you are strongly encouraged not to rely on the representations, warranties and covenants contained in the Purchase Agreement, or any descriptions thereof, as accurate characterizations of the state of facts or condition of UpHealth, Cloudbreak, Forest Buyer or any other party. You are likewise cautioned that you are not a third-party beneficiary under the Purchase Agreement and do not have any direct rights or remedies pursuant to the Purchase Agreement.

Additional information regarding UpHealth is contained in the documents incorporated by reference into this proxy statement and the other documents that we file with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 125.

Purchase and Sale of all Outstanding Equity Interests of Cloudbreak

On November 16, 2023, UpHealth, Cloudbreak and Forest Buyer entered into the Purchase Agreement providing for the Sale and the other Transactions. Subject to the terms and conditions of the Purchase Agreement, and to the approval of the Sale Proposal by our stockholders, Forest Buyer will purchase 100% of the outstanding equity interests of Cloudbreak, a wholly-owned subsidiary of UpHealth, and the wholly-owned subsidiaries of Cloudbreak, from UpHealth. The Closing of the Transactions are expected to occur on the Closing Date, which is the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing, which include that the Sale Proposal is approved at the special meeting, but in no event prior to March 15, 2024, unless consented to in writing by UpHealth and Forest Buyer.

Consideration for the Sale

Pursuant to the terms of the Purchase Agreement, the “Cash Consideration” for the Sale means an amount equal to $180,000,000, with adjustments for debt as of immediately prior to the Closing and cash as of 11:59 p.m. (Delray Beach, Florida time) on the day immediately prior to the Closing Date (the “Calculation Time”), Cloudbreak’s net working capital as of the Calculation Time, and unpaid expenses related to the Transactions. The consideration payable for the benefit of UpHealth at the Closing shall equal $180,000,000, subject to adjustments for the closing indebtedness, net working capital, cash and unpaid transaction expenses related to the Transactions (the “Estimated Cash Consideration”), with all such Estimated Cash Consideration to be delivered by Forest Buyer to the Escrow Agent for deposit into certain segregated escrow accounts to be established pursuant to the Escrow Agreement, as described below. Following the Closing, in connection with a customary adjustment to the Cash Consideration, which adjustment is expected, in the absence of any disagreement, to be determined within 120 days following the Closing Date, to the extent that the Cash Consideration exceeds the Estimated Cash Consideration, a payment shall be made for the purpose of repurchasing the 2026 Notes and/or the 2025 Notes of an amount equal to the amount by which the Cash Consideration exceeds the Estimated Cash Consideration (up to an excess equal to the amount of the Adjustment Escrow Amount (as defined below)). To the extent that following such customary adjustment to the Cash Consideration, the Estimated Cash Consideration is greater than the Cash Consideration, Forest Buyer and UpHealth shall cause the Escrow Agent to make payment to Forest Buyer (or its designees) of an amount equal to the lesser of (i) the amount by which the Estimated Cash Consideration exceeds the Cash Consideration, and (ii) the Adjustment Escrow Amount held in the Adjustment Escrow Account (as defined below), including any dividends, interest, distributions and other income received in respect thereof, less any losses on investment thereof, less distributions thereof in accordance with the Purchase Agreement and the Escrow Agreement (the “Adjustment Escrow Funds”), in each case, from the Adjustment Escrow Account, and after any such payments are made to Forest Buyer, the remaining Adjustment Escrow Funds (if any) shall be paid for the purpose of repurchasing the 2026 Notes and/or the 2025 Notes.

Escrow Agreement

Pursuant to the terms of the Purchase Agreement, prior to the Closing, UpHealth, Forest Buyer and an escrow agent (the “Escrow Agent”) will enter into one or more escrow agreements in a customary form to be agreed upon as provided under the Purchase Agreement by Forest Buyer, UpHealth, the Required Noteholders (as defined below) and the Escrow Agent (the “Escrow Agreement”), pursuant to which, at the Closing, Forest Buyer will remit to the Escrow Agent all of the Estimated Cash Consideration to be deposited as follows:

•	$3,000,000 (the “Adjustment Escrow Amount”) shall be deposited in a segregated escrow account to satisfy any adjustment to the Cash Consideration (the “Adjustment Escrow Account”);

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the Maximum Seller Tax Amount of $27,000,000 (the “Tax Escrow Amount”) (although UpHealth and Forest Buyer may mutually determine no later than one day prior to the Closing that the Maximum Seller Tax Amount should be less than $27,000,000) will be deposited in the Tax Escrow Account, which is a segregated escrow account to enable UpHealth to pay any and all taxes that become due and payable by UpHealth as a result of the Transactions; provided, that to the extent any portion of the proceeds from the Sale remains in the Adjustment Escrow Account after the post-Closing adjustment or in the Tax Escrow Account after UpHealth has paid all of its taxes that have come due and payable by UpHealth as a result of the Transactions, then after making provision for the payment of taxes, (x) if the Fundamental Change Repurchase Date has not yet occurred, be paid to the Notes Escrow Account by wire transfer of immediately available funds for purposes of making an offer to repurchase the 2026 Notes and the 2025 Notes, or (y) if the Fundamental Change Repurchase Date has occurred, then the excess amount shall be released to UpHealth (and held in a deposit account subject to a control agreement in favor of the Consenting Noteholders) for the sole purpose of complying with mandatory repurchase requirements set forth in the Senior Secured Notes Supplemental Indenture with respect to any remaining 2025 Notes; and

•	the remaining portion of the Estimated Cash Consideration (such amount, the “Notes Escrow Amount”), shall be deposited in a segregated escrow account (the “Notes Escrow Account”, and together with the Adjustment Escrow Account and the Tax Escrow Account, the “Escrow Accounts”), the purpose of which shall be to fund the offer, on behalf of UpHealth,

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to repurchase all of UpHealth’s 2026 Notes, issued under the indenture (as the same may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to the Unsecured Notes Supplemental Indenture, the “Unsecured Notes Indenture”), dated as of June 9, 2021, by and among UpHealth and Wilmington Trust, National Association (“Wilmington Trust”), in its capacity as trustee thereunder (which trustee will be replaced in accordance with the terms of such Unsecured Notes Indenture by BNY Mellon (“BNY Mellon”) prior to the entry into the Unsecured Notes Supplemental Indenture, as further described below in the section of this proxy statement entitled “Supplemental Indentures and Waivers and Rescission Agreements”), which repurchase shall use a portion of the Notes Escrow Account, together with any dividends, interest, distributions and other income received in respect thereof, less any losses on investment thereof, less distributions thereof in accordance with the Purchase Agreement and the Escrow Agreement (the “Notes Escrow Fund”), which portion as of the date of the Purchase Agreement and based on certain assumptions that are subject to change, is currently estimated to be equal to $115,000,000, and which payment is expected to occur on or around June 3, 2024, together with the payment of any other amounts, including interest, to be made to the beneficial holders of the 2026 Notes (the “2026 Noteholders”) concurrently with the payment of such portion of the Notes Escrow Funds as specified by the Unsecured Notes Indenture following a Fundamental Change (as such term is defined in the Unsecured Notes Indenture), which other amounts may be paid using amounts of the Notes Escrow Funds, and

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in addition to the repurchase of up to all of the 2026 Notes, to repurchase in accordance with the terms of the Senior Secured Notes Indenture in the event of a Fundamental Change (as such term is defined in the Senior Secured Notes Indenture) the maximum principal amount of UpHealth’s 2025 Notes, issued under the indenture, dated as of August 18, 2022, by and among UpHealth, the subsidiary guarantors party thereto and Wilmington Trust, in its capacity as trustee and as collateral agent thereunder (as the same may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to the Senior Secured Notes Supplemental Indenture, the “Senior Secured Notes Indenture” and together with the Unsecured Notes Indenture, the “Indentures”), which, as of the date of the Purchase Agreement and based on certain assumptions that are subject to change and presuming that all of the 2026 Noteholders accept the repurchase of the 2026 Notes as well as any other amounts of the Notes Escrow Funds paid in respect of the repurchase of the 2026 Notes, is estimated to be approximately $25,800,000, and UpHealth, in accordance with such terms of the Senior Secured Notes Indenture, shall make such payments of other amounts required to be made in connection with such repurchase, including interest, which other amounts may be paid using amounts of the Notes Escrow Funds and other funds of UpHealth, such that following the payment of the amounts to be paid for such initial repurchase of the 2025 Notes, which payment is expected to occur on or around June 3, 2024, a portion of the 2025 Notes shall remain outstanding (which, as of the date of the Purchase Agreement and based on certain assumptions that are subject to change, is estimated to be approximately $31,427,000 in aggregate principal amount), the terms of which shall be governed by the 2025 Notes and the Senior Secured Notes Indenture and the Senior Secured Notes Supplemental Indenture (it being acknowledged and agreed that all of the beneficial holders of the 2025 Notes (the “2025 Noteholders”) that have not signed the Transaction Support Agreement will be repurchased in full with respect to their 2025 Notes to the extent such noteholders so elect and all of the 2025 Noteholders that have signed the Transaction Support Agreement will be partially repurchased with respect to their 2025 Notes on a pro rata basis).

In the event that any amounts remain outstanding of the Notes Escrow Funds, those amounts shall be used to offer to repurchase in part such anticipated outstanding amount of the 2025 Notes in accordance with the terms of the Senior Secured Notes Indenture in the event of a Fundamental Change (as such term is defined in the Senior Secured Notes Indenture). Furthermore, any repurchases of the 2025 Notes in accordance with the Purchase Agreement will be made at a premium of 5.00% to the principal amount of such 2025 Notes.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties by each of UpHealth, Cloudbreak and Forest Buyer as of the date of the Purchase Agreement and as of the Closing. The statements embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, some of those representations and warranties were made as of specified dates, may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to stockholders or may have been used for the purpose of allocating contractual risk between the parties to the Purchases Agreement rather than establishing matters as facts. Many of the representations and warranties contained in the Purchase Agreement are qualified by materiality or Material Adverse Effect, and are further modified and limited by confidential disclosure schedules delivered by UpHealth to Forest Buyer, as may or may not be specifically indicated in the text of the Purchase Agreement.

The representations and warranties concerning Cloudbreak (including, in certain cases, with respect to its subsidiaries) made by UpHealth to Forest Buyer relate to, among other things, the following:

•	Cloudbreak’s organization, existence and good standing;

•	Cloudbreak’s authority to execute, deliver, and perform the Purchase Agreement, and the enforceability of the Purchase Agreement;

•	the absence of conflicts with or defaults under Cloudbreak’s organizational documents, applicable law or material contracts of Cloudbreak;

•	Cloudbreak’s valid authorization and approval of issuance of Cloudbreak’s equity interest and Cloudbreak’s compliance with applicable law;

•	financial statements;

•	the absence of undisclosed liabilities;

•	the absence of certain facts or events that would have reasonably expected to have a material adverse effect since December 31, 2022;

•	the absence of certain developments affecting Cloudbreak since December 31, 2022;

•	good and marketable title to certain assets, including real property;

•	contracts and commitments;

•	intellectual property matters;

•	information technology, cybersecurity, and data matters;

•	litigation matters;

•	compliance with any applicable laws, absence of regulatory restrictions and validity of required permits;

•	certain business practices;

•	environmental matters;

•	employee matters;

•	employee benefit plans;

•	insurance;

•	tax matters;

•	brokerage and transaction bonuses;

•	affiliate transactions;

•	customers and suppliers;

•	bank accounts;

•	healthcare regulatory matters;

•	powers of attorney;

•	sufficiency of assets; and

•	the disclaimer of any other representations or warranties, express or implied.

For purposes of the Purchase Agreement, “Material Adverse Effect” means any occurrence, change, event or effect that, individually or in the aggregate, (x) has had a material adverse effect on the assets, financial condition, liabilities or results of operations of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak, taken as a whole or (y) would reasonably be expected to prevent or materially delay the consummation of the Transactions; provided, however, solely with respect to clause (x), that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect:

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general business or economic conditions in the industries or geographic markets in which Cloudbreak and the wholly-owned subsidiaries of Cloudbreak operate, except to the extent such general business or economic conditions have a materially disproportionate effect on Cloudbreak and the wholly-owned subsidiaries of Cloudbreak as compared to any of the other companies in the industry in which Cloudbreak and the wholly-owned subsidiaries of Cloudbreak operate;

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global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway, and any conditions affecting the financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), in each case except to the extent such adverse effect has a materially disproportionate effect on Cloudbreak and the wholly-owned subsidiaries of Cloudbreak as compared to any of the other companies in which Cloudbreak and the wholly-owned subsidiaries of Cloudbreak operate;

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hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters and other force majeure events in the United States or any other country or region in the world, except to the extent such event has a materially disproportionate effect on Cloudbreak and the wholly-owned subsidiaries of Cloudbreak as compared to any of the other companies in the industry in which Cloudbreak and the wholly-owned subsidiaries of Cloudbreak operate;

•	the announcement, execution, delivery or performance of the Purchase Agreement or the pendency or consummation of the Transactions;

•	any change in GAAP or any change in applicable laws or the interpretation thereof, in each case, following the date of the Purchase Agreement;

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any pandemic, epidemic or disease outbreak, except to the extent such pandemic, epidemic or disease outbreak has a materially disproportionate effect on Cloudbreak and the wholly-owned subsidiaries of Cloudbreak as compared to any of the other companies in which Cloudbreak and the wholly-owned subsidiaries of Cloudbreak operate; and

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the failure, in and of itself, of the financial or operating performance of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak, or the business of providing video remote interpreter services, over the phone interpreter services, onsite interpreter services, document translation and localization services and/or any services related or ancillary thereto and/or any other services or activities presently conducted or presently proposed to be conducted, or conducted in the last 12 months, by or on behalf of Cloudbreak or any of the wholly-owned subsidiaries of Cloudbreak (the “Cloudbreak Business”), to meet internal or external (including Forest Buyer, the Guarantors or analysts) projections (including the projections that were provided to GTCR in advance of the entry into the Purchase Agreement with Forest Buyer), forecasts or budgets for any period (provided, that the underlying facts causing such failure, to the extent not otherwise excluded by this definition, may be deemed to constitute or contribute to a Material Adverse Effect).

The representations and warranties concerning UpHealth (including, in certain cases, with respect to its subsidiaries), made by UpHealth to Forest Buyer are more limited and relate to, among other things, the following:

•	UpHealth’s authority to execute, deliver, and perform the Purchase Agreement, and the enforceability of the Purchase Agreement;

•	approval of the Purchase Agreement and the Transactions contemplated thereby, including the Sale, by the UpHealth Board;

•	the requisite stockholder approval required to approve the Transactions, including the Sale;

•	title to the equity interests in Cloudbreak;

•	the absence of conflicts with or defaults under UpHealth’s organizational documents, applicable law or material contracts of UpHealth;

•	the absence of actions pending, threatened against, affecting UpHealth, that would adversely affect UpHealth’s performance under the Purchase Agreement;

•	financial statements;

•	the absence of undisclosed liabilities;

•	the solvency of UpHealth, including following the Sale, and the lack of insolvency events concerning UpHealth; and

•	disclaimer of any other representation or warranty, express or implied.

The representations and warranties made by Forest Buyer to UpHealth and Cloudbreak, are similarly limited and relate to, among other things, the following:

•	corporate organization and authority;

•	corporate power and authority to enter into the Purchase Agreement and perform their obligations thereunder, and the enforceability of the Purchase Agreement;

•	the absence of conflicts with Forest Buyer’s organizational documents, other contracts and applicable law;

•	the absence of actions pending, threatened against, affecting Forest Buyer, that would adversely affect Forest Buyer’s performance under the Purchase Agreement;

•	that Forest Buyer will have sufficient funds to consummate the Closing;

•	delivery and enforceability of the limited guaranty;

•	the solvency of Forest Buyer following the Sale;

•	the absence of prior business activities and material agreements or arrangements of Forest Buyer;

•	that the equity interests in Cloudbreak are restricted securities;

•	due diligence review;

•	the absence of claims for brokerage commissions, finder’s fees or similar compensation in connection with the Sale for which UpHealth could become liable; and

•	disclaimer of any other representation or warranty, express or implied.

In the event that Forest Buyer or any of its affiliates obtains any third party representations and warranties insurance policy related to the representations and warranties in the Purchase Agreement (a “Forest Buyer Insurance Policy”), such Forest Buyer Insurance Policy shall expressly provide that the insurer issuing such policy shall have no right, and waive any right, of subrogation, contribution or otherwise against UpHealth (including any former, current or future representative of UpHealth) based upon, arising out of, or in any way connected to the Purchase Agreement, the Transactions, or such Forest Buyer Insurance Policy, except with respect to Fraud of UpHealth. The foregoing subrogation provision may not be amended, waived, modified or otherwise revised by Forest Buyer or any of its affiliates in any Forest Buyer Insurance Policy, and UpHealth shall be an intended third party beneficiary under any Forest Buyer Insurance Policy of such subrogation provision.

No Survival; No Indemnification

The representations and warranties of the parties contained in the Purchase Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach, and the covenants and agreements of the parties contained in the Purchase Agreement do not survive the Closing; provided, that any covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing will survive to the extent so required to be performed after the Closing, and provided further, that the foregoing will not prevent or otherwise limit the rights of any party in the event of Fraud.

The Purchase Agreement provides for a mutual release of claims by UpHealth and by Forest Buyer (on behalf of itself, the Guarantors and Cloudbreak and its subsidiaries), effective as of the Closing.

Financing

Equity Commitment Letter

In connection and concurrently with the entry into the Purchase Agreement, on November 16, 2023, the Guarantors entered into the Equity Commitment Letter with Forest Buyer, pursuant to which, subject to the terms and conditions set forth in the Equity Commitment Letter, the Guarantors have committed to the Equity Financing by investing in Forest Buyer, directly or indirectly, the applicable amounts set forth therein, the proceeds of which may be used to consummate the Transactions. UpHealth is an express third-party beneficiary under the Equity Commitment Letter, and is entitled to specifically enforce the provisions thereof against Forest Buyer in accordance with the terms thereof. Forest Buyer has represented and warranted in the Purchase Agreement that, assuming the conditions set forth in Section 7.1 and Section 7.2 of the Purchase Agreement have been satisfied (or waived), and subject to the terms and conditions of the Equity Commitment Letter, Forest Buyer will have, as of the Closing, sufficient access to immediately available cash in an amount contemplated by the Equity Commitment Letter.

Limited Guaranty

In connection and concurrently with the entry into the Purchase Agreement, on November 16, 2023, Forest Buyer delivered to UpHealth and Cloudbreak a duly executed Limited Guaranty from the Guarantors in favor of UpHealth, pursuant to which, subject to the conditions expressly set forth in the Limited Guaranty, the Guarantors are guaranteeing certain payment obligations of Forest Buyer in connection with the Purchase Agreement. In the event the Purchase Agreement is terminated by UpHealth for an uncured breach of the Purchase Agreement by Forest Buyer which would give rise to the failure of certain of UpHealth’s Closing conditions, the Limited Guaranty, and the rights, obligations and agreements set forth therein, will survive the termination of the Purchase Agreement in accordance with its terms. Forest Buyer has represented and warranted in the Purchase Agreement that the

Guarantors have sufficient cash, available lines of credit, capital commitments or other sources of available funds to satisfy the full amount of their guaranteed obligations under the Limited Guaranty.

Debt Commitment Letter

In connection and concurrently with the entry into the Purchase Agreement, on November 16, 2023, Forest Buyer delivered to UpHealth the Debt Commitment Letter from Forest Buyer and certain debt financing sources, providing for, subject to the conditions set forth in the Debt Commitment Letter, a commitment to provide the debt financing described therein, the proceeds of which may be used to consummate the Transactions.

Certain Covenants and Agreements

The Purchase Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Purchase Agreement and the earlier of the Closing or the termination of the Purchase Agreement in accordance with its terms, including (i) that UpHealth and Forest Buyer will reasonably cooperate with each other and generally act reasonably and in good faith, and (ii) to the extent reasonably required, UpHealth shall (and shall procure that its affiliates shall), as may be requested by Forest Buyer, provide such documents or other information as reasonably necessary to implement certain migration activities to the extent required to be performed after the Closing.

Special Meeting of UpHealth Stockholders

UpHealth has agreed to use its reasonable best efforts to take all action necessary to hold the special meeting of its stockholders for the purpose of obtaining the Requisite Stockholder Approval, including the mailing of this proxy statement and the related proxy materials to its stockholders, as promptly as practicable following entry into the Purchase Agreement. Subject to the non-solicitation provisions of the Purchase Agreement with respect to Superior Proposals, and unless there has been a Seller Board Recommendation Change, UpHealth will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

Covenants Relating to the Conduct of the Cloudbreak Business Prior to Closing

Affirmative Covenants

The Purchase Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Purchase Agreement and the earlier of the Closing or the termination of the Purchase Agreement in accordance with its terms, including the performance of certain migration activities in respect of Cloudbreak, as well as certain customary covenants that will continue after the Closing to the extent required to be performed after the Closing.

Negative Covenants

Prior to the completion of the Sale, UpHealth has agreed that it will not (and will cause Cloudbreak not to) take any of the following actions with respect to the Cloudbreak Business, subject to specified exceptions, without the prior written consent of Forest Buyer (which consent shall not be unreasonably withheld or delayed):

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sell, assign, transfer, abandon, permit to lapse, license sublicense, lease, or subject to any lien, any material portion of the tangible properties or assets of Cloudbreak or any of its subsidiaries or UpHealth, with respect to the Cloudbreak Business;

•	sell, assign, transfer, lease, license, sublicense, or encumber any intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

•	(i) disclose any confidential information, trade secret, or personal information (other than personal information that is publicly available business-to-business contact information) to any person,

(ii) disclose, license, release, deliver, escrow or make available any source code or knowingly receive any confidential information or trade secret of any person in violation of any obligations of confidentiality, or (iii) take or fail to take any action that could reasonably be expected to result in the loss, lapse or abandonment of any intellectual property or confidential information;

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make any material change to the operation or the security of, or any administrative, technical or physical safeguards, or any of the policies or procedures related to any system or personal information, except as required by applicable law;

•	terminate, modify, waive any rights under or amend any material contract or enter into any new contract that would be required to be set forth in Schedule 2.11(a) of the Purchase Agreement;

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(i) increase the compensation or other benefits to any Cloudbreak employee, except increases in base compensation to non-officer Cloudbreak employees in the ordinary course of business or as required by law, (ii) enter into any new employment, incentive, severance, change of control, deferred compensation or similar agreement with any Cloudbreak employee or (iii) take any action to accelerate the timing, funding or vesting of any payment or benefit to any Cloudbreak employee;

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(i) negotiate, modify, extend, terminate or enter into any collective bargaining agreement or other contract with any union, works council, or other labor organization or employee representative applicable to Cloudbreak or (ii) recognize or certify any labor union, works council, or other labor organization or group of employees as the bargaining representative for any employees of Cloudbreak or its wholly-owned subsidiaries;

•	implement or announce any actions that would implicate the WARN Act;

•	hire, engage, terminate (without cause), furlough, or temporarily layoff any employee of Cloudbreak or a wholly-owned subsidiary of Cloudbreak with an annual base salary in excess of $150,000;

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waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any employee of Cloudbreak or a wholly-owned subsidiary of Cloudbreak;

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issue any equity interests, ownership interests, shares of capital stock, phantom equity, stock appreciation rights or other equity security of Cloudbreak or any of its subsidiaries or any security, right, option or warrant convertible into or exercisable or exchangeable for any such equity interests, ownership interests, shares of capital stock or other equity security of the Cloudbreak or any of its subsidiaries;

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adjust, split, combine, reorganize, recapitalize or reclassify, or declare, set aside or pay any dividend or other distribution in respect of the equity interests of the Cloudbreak or any of its subsidiaries;

•	establish, enter into, terminate or amend (except amendments required to comply with changes in applicable law) any company plan;

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acquire or agree to acquire in any manner (whether by merger or consolidation, the purchase of an equity interest in or a material portion of the assets of or otherwise) any business or any corporation, partnership, association or other business organization or division thereof or any other person, or acquire any material assets;

•	change any accounting principles, policies or procedures, except as required by GAAP;

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divest or dispose of, or agree to divest or dispose of, in any manner, a material portion of the properties or assets of the Cloudbreak or any of its subsidiaries or UpHealth (with respect to the Cloudbreak Business);

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make any capital expenditures in excess of $250,000 in the aggregate, except in the ordinary course of business or for such capital expenditures or commitments therefor that are reflected in the Cloudbreak Business’ current budget;

•	settle any action or waive or forgive any amount paid exceeds $100,000;

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make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any tax return other than consistent with past practice, amend any tax return, file any claims for tax refunds, enter into any pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement in relation to taxes, settle or compromise any tax claim, audit or assessment, consent to any extension or waiver of the limitation period, incur any liability for taxes outside the ordinary course of business, fail to pay any tax that becomes due and payable, or surrender any material right to claim tax refund, offset or other reduction in tax liability;

•	authorize or effect any liquidation or other dissolution;

•	assume, guaranty, or incur any indebtedness; or

•	commit to do any of the foregoing.

The foregoing restrictions apply only to operation of the Cloudbreak Business, and accordingly, UpHealth’s operation of the Retained Business is not subject to these restrictions, except that without the prior written consent of Forest Buyer, UpHealth shall not (i) borrow money (other than letters of credit (solely to the extent undrawn) or bankers’ acceptances) and (ii) enter into any bonds, debentures, notes, or other similar instruments or debt securities.

Public Announcements

Prior to the Closing, UpHealth and its subsidiaries, including Cloudbreak, and Forest Buyer have agreed to consult with each other before issuing any press release or making any other public announcement. UpHealth and Forest Buyer have also agreed not to issue any public release or announcement concerning the Purchase Agreement and the Transactions contemplated thereby without the consent of the other party, other than releases or announcements as may be required by law or as may be reasonably necessary in light of UpHealth’s public company status.

Amendment and Waiver

The Purchase Agreement may be amended, and any provision may be waived, only if such amendment or waiver is set forth in a writing executed by the parties that will be bound. No course of dealing between any persons having any interest in the Purchase Agreement shall be effective to modify, amend or waive any part of the Purchase Agreement. No waiver of any of the provisions of the Purchase Agreement shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

Specific Performance

Each of the parties agree that the Purchase Agreement is intended to be specifically enforceable, and Forest Buyer, UpHealth, and Cloudbreak would be irreparably harmed if any provisions of the Purchase Agreement were not performed in accordance with their specific terms and that monetary damages would not be an adequate remedy. Accordingly, each party shall be entitled to injunctive relief, other equitable relief, and specific performance of the terms of the Purchase Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Expenses

Except as otherwise expressly provided in the Purchase Agreement, all costs and expenses incurred in connection with the Purchase Agreement and all related documents and transactions shall be borne by the party incurring such costs and expenses.

Governing Law

Any and all claims, controversies, and causes of action arising out of or relating to the Purchase Agreement shall be governed by the laws of the State of Delaware, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of any jurisdiction other than the State of Delaware.

Post-Closing Covenants

If at any time after Closing any further action is necessary to carry out the purposes of the Purchase Agreement, the parties will take such further action as any other party may reasonably request, at the sole cost and expense of the requesting party. UpHealth has agreed under the Purchase Agreement that, from and after Closing, Forest Buyer and Cloudbreak will be entitled to possession of all documents, books, records, agreements, and financial data of any sort to the extent relating to Cloudbreak; provided that UpHealth shall be entitled to retain copies of all such materials and records.

In addition, the Purchase Agreement provides for certain other covenants of UpHealth and Forest Buyer following the Closing, which relate to, among other things, the following:

•	cooperation and preparation of taxes, and indemnification by UpHealth in favor of Forest Buyer for certain losses;

•	use of Cloudbreak’s name and information by UpHealth and its affiliates (other than Cloudbreak and its subsidiaries);

•

the grant by UpHealth to Cloudbreak, its subsidiaries, Forest Buyer, and Forest Buyer’s affiliates, for a period of 12 months following the Closing, of a limited, non-exclusive, worldwide, royalty-free, fully paid-up license to use the UpHealth Marks (as defined in the Purchase Agreement) in connection with the business conducted by Cloudbreak or any of its subsidiaries; and

•	return of any misdirected payment, benefit or asset to the entitled party.

Non-Competition and Non-Solicitation

Following the closing of the Sale, we will be subject to five-year non-competition and non-solicitation covenants made in the Purchase Agreement. During such five-year period, UpHealth and its affiliates and subsidiaries will be restricted from directly or indirectly owning any interest in, managing, controlling, participating in (whether as an officer, director, employee, partner, member, agent, representative or otherwise), consulting with, rendering services for, or in any other manner engaging anywhere in the Restricted Territories in any other business engaged directly or indirectly in the business of Cloudbreak (subject to limited exceptions for passive ownership). In addition, UpHealth has agreed, and will cause its affiliates and subsidiaries to agree, not to directly or indirectly through another person, (i) induce or attempt to induce any director, officer employee, or other individual service provider of Cloudbreak or its subsidiaries as of the Closing Date or any such person who is currently employed by UpHealth but will continue with Cloudbreak following the completion of the Sale (each such person, a “Company Employee”), to leave the employ of Cloudbreak or its subsidiaries, or in any way interfere with the relationship between the Cloudbreak or its subsidiaries and any employee thereof, (ii) hire any person who is then an employee of Cloudbreak or its subsidiaries or who was an employee of Cloudbreak or its subsidiaries at any time during the one-year period immediately prior to the date on which such hiring would take place, or (iii) for so long as UpHealth has continuing non-competition obligations pursuant to the Purchase Agreement, call on, solicit or service any customer, supplier, lessee, lessor, licensee, licensor or other business relation of Cloudbreak or its subsidiaries (including any person that was a customer, supplier, lessee, lessor, licensee, licensor or other potential business relation of Cloudbreak or its subsidiaries at any time during the 12-month period immediately prior to such call, solicitation or service), induce or attempt to induce such person to cease doing business with Cloudbreak or its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, lessee, lessor, licensee, licensor or other business relation and Cloudbreak or its subsidiaries (including making any negative statements or communications about Cloudbreak or its subsidiaries, other than as protected by law) in a manner harmful to Cloudbreak or its subsidiaries.

These limitations may negatively impact the scope and/or volume of our business and our ability to hire key personnel, which may adversely affect our financial condition and results of operations.

No Solicitation

Under the terms of the Purchase Agreement, UpHealth and Cloudbreak have agreed, subject to certain exceptions described below, that during the period beginning on November 16, 2023 (the date of the Purchase Agreement) and continuing until the earlier of the termination of the Purchase Agreement or the Closing, they will not, and will cause their respective subsidiaries and its and their directors and officers not to, and will instruct their other representatives not to, directly or indirectly:

•

solicit, initiate, propose, induce the making of or knowingly encourage, facilitate or assist, any inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, a bona fide written offer or proposal (other than an offer or proposal by Forest Buyer) relating to an Acquisition Transaction (an “Acquisition Proposal”);

•

furnish any non-public information to any third party with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, or to knowingly encourage, facilitate or assist any inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•

participate in any discussions, communications or negotiations with third parties with respect to any inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•	approve, endorse or recommend any offer or proposal that constitutes, or would lead to, an Acquisition Proposal; or

•

enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (as defined in the Purchase Agreement) (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”).

Provided, that notwithstanding the restrictions set forth above and subject to the terms and conditions of the Purchase Agreement, prior to UpHealth’s receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting, UpHealth may engage in discussions or negotiations regarding an Acquisition Transaction pursuant to a bona fide written Acquisition Proposal made or delivered to UpHealth or Cloudbreak after the execution and delivery of the Purchase Agreement and before the receipt of the Requisite Stockholder Approval, that the UpHealth Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes or is reasonably likely to lead to a bona fide written Acquisition Proposal for an Acquisition Transaction that:

(i)	was not the result or effect of a violation of the non-solicitation provisions and agreements set forth in the Purchase Agreement; and

(ii)

is on terms that the UpHealth Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing), the identity of the person making the proposal and other aspects of the Acquisition Proposal that the UpHealth Board (or a committee thereof) deems relevant, and, if consummated, would be more favorable from a financial point of view to the stockholders of UpHealth (in their capacity as such) than the Transactions (taking into account (A) any revisions to the Purchase Agreement made or proposed in writing by Forest Buyer prior to the time of such determination by the UpHealth Board and (B) all legal, regulatory, financial (including any Termination Fee amounts and conditions), timing, financing and other aspects of such proposal) (a “Superior Proposal”; provided, that for purposes of the reference to an “Acquisition Proposal” in this definition, (x) all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (y) all references to “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”), and with respect to which the failure of the UpHealth Board to take action would be inconsistent with its fiduciary duties.

Under the terms of the Purchase Agreement, an “Acquisition Transaction” means any transaction or series of related transactions (other than the Sale or the other Transactions) involving:

(i)

any direct or indirect purchase or other acquisition by any person or “group” of persons (within the meaning of Section 13(d) of the Exchange Act), other than (a) UpHealth or any of its controlled affiliates, including Cloudbreak and the wholly-owned subsidiaries of Cloudbreak, or (b) Forest Buyer, any Guarantor or any their respective affiliates or any “group” including Forest Buyer, any Guarantor or any their respective affiliates (each such person or “group” other than as set forth in clauses (a) or (b), a “Third Party”) or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from UpHealth or any other person(s), of securities representing more than 15% of the total outstanding voting power of UpHealth or any of its subsidiaries after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding voting power of UpHealth or any of its subsidiaries after giving effect to the consummation of such tender or exchange offer;

(ii)

any direct or indirect purchase, exclusive license or other acquisition by any Third Party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of UpHealth and its subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii)

any joint venture, partnership, merger, consolidation, business combination, tender offer, exchange offer, recapitalization, reorganization, liquidation, dissolution or other transaction involving UpHealth pursuant to which (x) any Third Party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than 15% of the total outstanding voting power of UpHealth or any of its subsidiaries outstanding after giving effect to the consummation of such transaction or (y) stockholders of UpHealth or any of its subsidiaries immediately preceding such transaction hold less than 85% of the equity interests of the surviving or resulting entity of such transaction.

Transition Services Agreement

Prior to the Closing, UpHealth and Cloudbreak will enter into the Transition Services Agreement, pursuant to which UpHealth will agree to provide, following the Closing, certain transition services to Cloudbreak with respect to the operation of the business of Cloudbreak on terms and conditions set forth in the Transition Services Agreement.

Transaction Support Agreement

In connection and concurrently with the entry into the Purchase Agreement, UpHealth, Cloudbreak and Forest Buyer entered into the Transaction Support Agreement, dated as of November 16, 2023 (as may be amended, modified, or supplemented from time to time, including any exhibits, schedules, or annexes thereto), with the Consenting Senior Secured Noteholders and the Consenting Unsecured Noteholders, pursuant to which the parties thereto have agreed, among other things, to support the Purchase Agreement and the Transactions and to enter into and effect the Escrow Agreements, the Supplemental Indentures in connection with the Fundamental Change Repurchase Offer to be made by UpHealth and each other Definitive Document (as defined in the Transaction Support Agreement), in each case, subject to the terms and conditions set forth in the Transaction Support Agreement.

Fundamental Change Repurchase Offer

The Transaction Support Agreement provides that (i) UpHealth and Cloudbreak will abide by the proceeds waterfall set forth in the Purchase Agreement as described above, the Escrow Agreements and the Supplemental Indentures, including releasing the Escrow Funds as set forth in each Escrow Agreement, commencing offers to repurchase the 2025 Notes and the 2026 Notes in accordance with the terms of the applicable Indenture as a result of any or all of the Transactions constituting a Fundamental Change (as such term is defined in each of the Indentures) under the applicable Indenture (each, a “Fundamental Change Repurchase Offer”) and delivering the applicable Fundamental Change Company Notices (as such terms are defined in each of the Indentures) pursuant to the applicable Indenture, in each case, at the times and pursuant to the terms specified in the Supplemental Indentures; (ii) Forest Buyer will abide by the proceeds waterfall set forth in the Purchase Agreement as described above, the Escrow Agreements and the Supplemental Indentures, including, for the avoidance of doubt, depositing and releasing the Notes Escrow Funds as set forth in the Escrow Agreement; and (iii) the Consenting Noteholders will, so long as UpHealth complies with the applicable terms, conditions and procedures set forth in the Indentures, participate in and comply with the terms set forth in respect of any Fundamental Change Company Notice given under (and as defined in) the applicable Indenture and Supplemental Indenture in connection with each relevant Fundamental Change Repurchase Offer.

UpHealth and each Consenting Noteholder, in their separate and individual capacities, represent in the Transaction Support Agreement that, as of the date thereof and to the best of their knowledge, and assuming that all coupon payments on the 2025 Notes and the 2026 Notes due prior to June 3, 2024 are paid in full: if the Sale were to occur on March 15, 2024, (i) the outstanding amount due and payable in the aggregate to the 2025 Noteholders arising under or in connection with a Fundamental Change Repurchase Offer under the Senior Secured Notes Indenture to be consummated on June 3, 2024 would be $62,208,500, consisting of (a) $57,227,000 in aggregate principal amount of the 2025 Notes (assuming 100% participation), (b) $2,861,350 premium payable in respect of the 2025 Notes, and (c) $2,120,150 in accrued and unpaid interest; and (ii) the outstanding amount due and payable in the aggregate to the 2026 Noteholders arising under or in connection with a Fundamental Change Repurchase Offer under the Unsecured Notes Indenture to be consummated on June 3, 2024 would be $119,596,084, consisting of (x) $115,000,000 in aggregate principal amount of the 2026 Notes (assuming 100% participation) and (y) $4,596,084 of accrued and unpaid interest. Each of UpHealth, Cloudbreak and the Consenting Noteholders expressly agree and acknowledge under the Transaction Support Agreement that Forest Buyer is not assuming and shall not assume any Note Obligations (as defined in the applicable Indenture) as part of or in connection with the Transactions.

Additional Agreements in Support of the Transactions

The Transaction Support Agreement provides for certain agreements by and among UpHealth and Cloudbreak (severally and not jointly) and Forest Buyer, including, among other things, to support, execute necessary agreements, provide any necessary consents, and otherwise take all actions reasonably necessary or reasonably requested by any of such parties or the Consenting Noteholders to facilitate the consummation of the Transactions, including the Sale and entry into the Supplemental Indentures (it being understood and agreed that Forest Buyer will not be required to be a party to the Supplemental Indentures), and to take no action, nor solicit, encourage, direct or support any other person to take any action inconsistent with such party’s obligations under or seek to modify in whole or in part, in a manner inconsistent with the Transaction Support Agreement, each of the Transaction Support Agreement, the Purchase Agreement, the Escrow Agreement, the Supplemental Indentures and any documents or instruments relating to the Fundamental Change Repurchase Offer, or any action that directly or indirectly would, or would reasonably be expected to, breach the Transaction Support Agreement or prevent, interfere with, materially delay or impede the consummation of the Transactions, including the Sale and entry into the Supplemental Indentures; provided, that except as and to the extent limited by the terms of the Transaction Support Agreement, the foregoing does not in any way limit the rights and obligations of UpHealth or Cloudbreak under the terms of the Purchase Agreement with respect to alternative Acquisition Transactions.

In addition, each of UpHealth and Cloudbreak has agreed (severally and not jointly) to (a) grant liens in favor of the 2025 Noteholders and 2026 Noteholders with respect to the Escrow Accounts and the funds held therein, as applicable, subject to the terms of the Supplemental Indentures and any related intercreditor agreements; and (b) in connection with the Unsecured Notes Supplemental Indenture, grant a second priority lien on the assets of UpHealth and Cloudbreak and any subsidiaries of UpHealth and Cloudbreak that are not at such time a debtor or debtor in possession in any bankruptcy proceeding, including the Chapter 11 Proceedings, provided, that any such liens on the issued and outstanding equity interests of Cloudbreak or the assets of Cloudbreak and its subsidiaries will be released at or prior to the Closing.

Subject to the terms of the Transaction Support Agreement, each Consenting Noteholder has agreed, severally and not jointly with respect to all 2025 Notes and 2026 Notes (as applicable) beneficially owned by such Consenting Noteholder as of the date of the Transaction Support Agreement, and agreed to direct the applicable trustee under the respective Indenture (“Trustee”) (solely to the extent permissible under the terms of the relevant Indenture), as applicable: (a) to support the Purchase Agreement and the Transactions on the terms set forth in the Transaction Support Agreement, execute necessary agreements, in form and substance acceptable to Forest Buyer and reasonably acceptable to the beneficial holders, as of any date of determination, of (i) more than 50% in principal amount of the 2025 Notes beneficially owned or controlled by the Consenting Noteholders in the aggregate as of such date and (ii) more than 50% in principal amount of the 2026 Notes beneficially owned or controlled by the Consenting Noteholders in the aggregate as of such date (provided, that if there are at least two unaffiliated Consenting Noteholders, then such beneficial holders must include at least two unaffiliated Consenting Noteholders) (the “Required Noteholders”) (provided that the Escrow Agreement and the Supplemental Indentures shall be acceptable to the Required Parties, and the Consenting Noteholder Critical Items shall be acceptable to the Required Noteholders), to provide any necessary consents, and to otherwise take all available actions necessary or requested by any party to the Transaction Support Agreement facilitate the consummation of the Transactions, including the Sale and entry into the Supplemental Indentures; provided, that notwithstanding the foregoing, nothing in the Transaction Support Agreement shall require the Consenting Noteholders to (x) assist UpHealth, Cloudbreak or Forest Buyer in obtaining additional support for the Transactions from UpHealth’s or Cloudbreak’s other stakeholders (including any of the 2025 Noteholders or 2026 Noteholders that are not Consenting Noteholders), (y) take any action that requires a specified percentage of the aggregate principal amount of the 2025 Notes or 2026 Notes, as applicable, in excess of the percentage thereof then beneficially held by the Consenting Noteholders, or (z) otherwise take any action that is not permitted under the Indentures or applicable law; (b) not to direct the Trustee to take any action, nor solicit, encourage, or support any other person to take any action, inconsistent with such Consenting Noteholder’s obligations under the Transaction Support Agreement and the approval, acceptance, and implementation of the Transactions, including the Sale and entry into the Supplemental Indentures; (c) to give, to the fullest extent able, any notice, order, instruction, or direction to the Trustee necessary or reasonably requested by any of UpHealth, Cloudbreak, Forest Buyer and the Consenting Noteholders to give effect to the Transactions, including the Sale and entry into the Supplemental Indentures; (d) to (i) not take any action, directly or indirectly, that would, or would reasonably be expected to, prevent, interfere with, materially delay, or impede, the consummation of the Transactions, including the Sale and entry into the Supplemental Indentures, (ii) not directly or indirectly propose, support, endorse, vote for, consent to, solicit, initiate, approve, or take any other action in furtherance of the negotiation or toward the pursuit of any alternative Acquisition Transaction, alternative Acquisition Proposal, or Alternative Acquisition Agreement, and (iii) not, nor direct any other person to take, any action that would, or would reasonably be expected to, breach the Transaction Support Agreement, or object to, or delay, or take any other negative action, directly or indirectly, to interfere with the implementation of the Transactions, including the Sale and entry into the Supplemental Indentures; (e) until the completion of the initial Fundamental Change Repurchase Offer, to not, and to not direct any other person (including, without limitation, the Trustee) to, exercise any right or remedy for the enforcement, collection or recovery of any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, against UpHealth or Cloudbreak in respect of the 2025 Notes or the 2026 Notes (as applicable), including resulting from (i) the Specified Defaults and (ii) either of (A) the default in any payment of interest on any 2025 Note or 2026 Note when due and payable, and the default continues for a period of 30 days, or (B) the default in the payment of principal or premium, if any, of any 2025 Note or 2026 Note when due and payable on the Maturity Date (as defined in the applicable Indenture), upon (x) Optional Redemption, any required repurchase, declaration of acceleration or otherwise (with respect to the 2025 Notes), or (y) any required repurchase, declaration of acceleration or otherwise (with respect to the 2026 Notes), other than in accordance with the Transaction Support Agreement and/or the Purchase Agreement; provided, that the agreement pursuant to this clause (e) is subject to the limitations as set forth the Transaction Support Agreement, including that it shall not constitute a waiver of any defaults (including the Specified Defaults or any existing or future defaults or events of default), nor compliance with any term or provision of the applicable Indenture, nor shall it establish a custom or course of dealing or waiver, alter or impair the obligations of UpHealth and the Subsidiary Guarantors, as applicable, or the rights and remedies of the Trustee, the collateral agent or the Consenting Noteholders under the applicable Indenture, at law or in equity, and the Consenting Noteholders have expressly reserved all of their rights and remedies under the applicable Indenture and applicable law with respect to all defaults and events of default (including, without limitation, the Specified Defaults) except as expressly modified or limited by the Transaction Support Agreement; (f) to take no action, directly or indirectly, that would be inconsistent with the proceeds waterfall set forth in the Purchase Agreement as described above, the Escrow Agreement and the Supplemental Indentures; and (g) to agree (including in the Senior Secured Notes Supplemental Indenture) that the 2025 Notes beneficially held by noteholders who are not Consenting Noteholders and the 2026 Notes may each be paid with the proceeds of the Transactions, with any remaining 2025 Notes beneficially held by the Consenting Noteholders that are not fully paid with the proceeds of the Transactions (including the full depletion of the Notes Escrow Account) to be governed by the Senior Secured Notes Indenture as supplemented by the Senior Secured Notes Supplemental Indenture.

Transaction Support Agreement—Representations and Warranties

The Transaction Support Agreement provides for customary representations and warranties by each of the Consenting Noteholders (each only as to itself), UpHealth, Cloudbreak and Forest Buyer as of the date of the Transaction Support Agreement. Certain of the representations are subject to specified exceptions and qualifications contained in the Transaction Support Agreement.

Each of UpHealth, Cloudbreak and each Consenting Noteholder has expressly agreed and acknowledged that (a) its inability to perform under the Transaction Support Agreement as a result of or in light of (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally and/or (ii) general principles of equity (regardless of whether such enforceability is considered), including any invocation thereof by the warranting party, shall create an immediate termination right in favor of Forest Buyer, and (b) Forest Buyer is not assuming and shall not assume any obligations under the 2025 Notes or 2026 Notes (or the applicable Indenture) as part of or in connection with the Transactions.

Transaction Support Agreement—Modification and Termination Events

Pursuant to the terms of the Transaction Support Agreement, certain amendments, modifications, waivers and supplements to the Purchase Agreement (including the provisions relating to the purchase and sale of interests and the Consenting Noteholders and any provision or term relating to the Fundamental Change Repurchase Offers, the Escrow Agreement, the Transaction Support Agreement or the Supplemental Indentures, as well as any modification, amendment, waiver, or supplement thereto that materially and adversely affects the Consenting Noteholders), will require the prior written consent of the Required Noteholders; provided, that any modification, amendment, waiver, or supplement that has a material, disproportionate, and adverse effect on any specific Consenting Noteholder as compared to other Consenting Noteholders will require the consent of each such affected Consenting Noteholder. Any modification, amendment, waiver or supplement to the Transaction Support Agreement, the Escrow Agreement or the Supplemental Indentures will require the prior written consent of the Required Noteholders; provided, that any modification or amendment to the definitions of “Required Parties,” “Required Noteholders,” and any other defined term whose definition affects the population thereby will require the consent of all Consenting Noteholders.

The Transaction Support Agreement will terminate and, except as otherwise provided for therein, all obligations of the parties shall immediately terminate and be of no further force and effect upon the occurrence of certain events, including (a) the date upon which all of the funds held in each Escrow Account have been released and such funds have been applied in accordance with the Purchase Agreement, the Escrow Agreement, the Supplemental Indentures and any documents or instruments relating to the Fundamental Change Repurchase Offer, (b) the mutual written consent of each of the Required Parties or (c) if the Closing Date does not occur on or before the Outside Date (unless such date is extended by Forest Buyer, in its sole and exclusive discretion, for up to one month after the initial Outside Date and, thereafter, by the Required Parties). In addition, the Transaction Support Agreement may be terminated (a) by Forest Buyer (i) if the Supplemental Indentures have not been entered into and effected by [●], 2024 (as such date may be further extended by Forest Buyer), (ii) upon any material breach of the Transaction Support Agreement by any of UpHealth, Cloudbreak or the Consenting Noteholders that goes unremedied for a period of 5 business days following written notice thereof, (iii) if the Purchase Agreement is terminated and/or there is a material default or event of default under the Purchase Agreement by any party other than Forest Buyer, unless waived by Forest Buyer, or (iv) if any of UpHealth, Cloudbreak or any Consenting Noteholder is either (A) unable to perform its obligations under the Transaction Support Agreement due to (x) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (y) general principles of equity, or (B) invokes such inability, unless waived by Forest Buyer; and (b) by the Required Noteholders (i) upon any material breach by Forest Buyer of the Transaction Support Agreement that goes unremedied for a period of 5 business days following written notice thereof and (ii) upon the material breach by Forest Buyer of Article I of the Purchase Agreement, the Escrow Agreement or the Supplemental Indentures as they relate to the Fundamental Change Repurchase Offers or the release of Escrow Funds from the Escrow Accounts; provided, that the Transaction Support Agreement may be terminated by either Forest Buyer or the Required Noteholders if the Purchase Agreement is terminated.

Except as otherwise provided in the Transaction Support Agreement, upon termination in accordance with its terms, the Transaction Support Agreement shall be void and of no further force or effect, and each party shall be released from its commitments, undertakings, and agreements under or related thereto, and there shall be no liability or obligation on the part of any party (other than in the case of breach or non-performance by such party of its obligations thereunder prior to the date of such termination).

Supplemental Indentures and Waivers and Rescission Agreements

In accordance with the terms of the Purchase Agreement and the Transaction Support Agreement, UpHealth will enter into a supplement to the Senior Secured Notes Indenture with Wilmington Trust, in its capacity as trustee and collateral agent thereunder, to be agreed and effected no later than [•], 2024 (the “Senior Secured Notes Supplemental Indenture”), the terms of which will, among other things (a) provide for certain changes to certain of the definitions in the Senior Secured Notes Indenture, including “Permitted Indebtedness”; (b) provide for certain modifications to covenants of UpHealth and certain changes with respects to events of default; (c) provide a carveout for the Sale from the terms of the Senior Secured Notes Indenture with respect to mergers and sale transactions; and (d) delete the rule prohibiting repurchases in connection with a Fundamental Change (as such term is defined in the Senior Secured Notes Indenture) arising from the Sale at the time the 2025 Notes have been accelerated, and will modify the provisions in respect of repurchases of 2025 Notes as a result of a Fundamental Change for the Consenting Noteholders in respect of the Sale to account for a multi-step process for the repurchase of the 2025 Notes (i.e., to require a repurchase offer at Closing and in connection with subsequent paydowns with the proceeds of released funds from the Escrow Accounts), in each case, at a 5.00% premium to the principal amount of such 2025 Notes. In addition, UpHealth and the Consenting Noteholders have agreed to enter into a Waiver and Rescission Agreement that will provide for the waiver, with respect to UpHealth and Cloudbreak, of the specified events of default under the Senior Secured Notes Indenture resulting from the commencement of the Chapter 11 Proceedings (the “2025 Indenture Events of Default”) and will rescind, with respect to UpHealth and Cloudbreak, the automatic acceleration of the 2025 Notes resulting from the occurrence of the foregoing events of default (the “2025 Notes Acceleration”).

In addition, on December 14, 2023, UpHealth was informed that in accordance with the terms of the Unsecured Notes Indenture, Wilmington Trust would be resigning in its capacity as trustee thereunder, and would be replaced in such capacity by BNY Mellon. Following the effectiveness of such resignation, and in accordance with the terms of the Purchase Agreement and the Transaction Support Agreement, UpHealth will enter into a supplement to the Unsecured Notes Indenture with BNY Mellon, in its capacity as trustee and collateral agent thereunder, to be agreed and effected no later than [●], 2024 (the “Unsecured Notes Supplemental Indenture” and together with the Senior Secured Notes Supplemental Indenture, the “Supplemental Indentures”), the terms of which will, among other things (a) add each subsidiary of UpHealth, other than any subsidiary of UpHealth that is, as of the date of the Unsecured Notes Supplemental Indenture, a debtor or debtor in possession in any bankruptcy proceeding, including the Chapter 11 Proceedings, as a guarantor of the obligations under the 2026 Notes pursuant to the Unsecured Notes Indenture; (b) cause UpHealth and each of its subsidiaries, other than any subsidiary of UpHealth that is, as of the date of the Unsecured Notes Supplemental Indenture, a debtor or debtor in possession in any bankruptcy proceeding, including the Chapter 11 Proceedings, to grant a second-priority security interest on the same collateral that secures the 2025 Notes; (c) in connection with those items described in clauses (a) and (b) above, incorporate provisions similar to those in the Senior Secured Notes Indenture including with respect to covenants and events of default and as modified by the Senior Secured Notes Supplemental Indenture; and (d) provide a carveout for the Sale from the terms of the Unsecured Notes Indenture with respect to mergers and sale transactions. In addition, UpHealth and the Consenting Noteholders have agreed to enter into a Waiver and Rescission Agreement that will provide for the waiver, with respect to UpHealth and Cloudbreak, of the specified events of default under the Unsecured Notes Indenture resulting from the 2025 Notes Acceleration and the commencement of the Chapter 11 Proceedings (the “2026 Indenture Events of Default” and together with the 2025 Indenture Events of Default, the “Specified Defaults”).

UpHealth has agreed to use its reasonable best efforts to take all actions that may be required under or in connection with the execution of the Supplemental Indentures. The Supplemental Indentures, once entered into by UpHealth and the Trustee, may not be amended, modified or terminated in a manner that is material and adverse to Forest Buyer without its prior written consent.

Voting and Support Agreement

In connection and concurrently with the entry into the Purchase Agreement, on November 16, 2023, UpHealth entered into the Voting Agreement with Forest Buyer and the Supporting Stockholders pursuant to which the Supporting Stockholders have agreed, among other things, to vote (i) all of the shares of Common Stock owned of record or beneficially by held by them as of the date of the Purchase Agreement and (ii) any additional shares of Common Stock or other voting securities of UpHealth acquired by the Supporting Stockholders or their affiliates prior to the record date for the Stockholder Meeting, in favor of the Supported Matters. The Voting Agreement restricts the ability of the Supporting Stockholders to transfer or sell shares of UpHealth Common Stock, subject to certain limited exceptions. The Voting Agreement provides for customary representations, warranties and covenants by Forest Buyer and the Supporting Stockholders, and will terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Purchase Agreement in accordance with its terms, (ii) written notice of termination of the Voting Agreement by Forest Buyer to the Supporting Stockholders, (iii) the mutual written agreement of the parties to the Voting Agreement and (iv) the Closing.

Termination of the Purchase Agreement

UpHealth and Forest Buyer may terminate the Purchase Agreement by mutual written consent at any time prior to the Closing.

In addition, either UpHealth or Forest Buyer may terminate the Purchase Agreement at any time prior to the Closing by giving written notice to the other party if:

•

the Closing has not been consummated by the Outside Date, provided, that this right to terminate the Purchase Agreement shall not be available to any party if the failure of the Closing to have been consummated on or before the Outside Date was primarily caused by the failure of such party to perform any of its covenants or obligations under the Purchase Agreement;

•

any law is enacted that makes the consummation of the Transactions illegal or otherwise prohibited, or if the consummation of the Transactions would violate any nonappealable final order, decree or judgment of a governmental authority of competent jurisdiction or require the approval of any court or any other governmental authority to consummate the Transactions; or

•

UpHealth fails to obtain the Requisite Stockholder Approval at the special meeting (or any adjournment or postponement thereof), except that such right will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Purchase Agreement) was the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the special meeting (or any adjournment or postponement thereof).

UpHealth may also terminate the Purchase Agreement at any time prior to the Closing by giving written notice to Forest Buyer:

•

if there has been a breach on the part of Forest Buyer of any of its (i) representations or warranties contained in the Purchase Agreement such that the condition set forth in Section 7.2(a) of the Purchase Agreement would not be satisfied (treating such time as if it were the Closing for purposes of applying this right) or (ii) covenants or agreements contained in the Purchase Agreement such that the condition set forth in Section 7.2(b) of the Purchase Agreement would not be satisfied (treating such time as if it were the Closing for purposes of applying this right), except that, in each case, if such breach is capable of being cured, UpHealth will not be entitled to terminate the Purchase Agreement pursuant to this right prior to the delivery by UpHealth to Forest Buyer of written notice of such breach, delivered at least 30 days prior to the end of the Buyer Breach Notice Period, stating UpHealth’s intention to terminate the Purchase Agreement pursuant to this right and the basis for such termination, it being understood that UpHealth will not be entitled to terminate the Purchase Agreement pursuant to this right if (A) such breach has been cured within the Buyer Breach Notice Period or (B) Forest Buyer has the valid right to terminate the Purchase Agreement pursuant to Section 8.1(b) of the Purchase Agreement; or

•

at any time prior to receiving the Requisite Stockholder Approval, if (a) UpHealth has received a Superior Proposal, (b) the UpHealth Board has authorized UpHealth to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal in accordance with the non-solicitation provisions of the Purchase Agreement, (c) Cloudbreak has complied with its obligations with respect to the non-solicitation provisions of the Purchase Agreement, and (d) concurrently with such termination, Cloudbreak pays the Termination Fee due to Forest Buyer in accordance with the Purchase Agreement.

Forest Buyer may also terminate the Purchase Agreement at any time prior to the Closing by giving written notice to UpHealth:

•

if there has been a breach on the part of Cloudbreak or UpHealth of any of their (i) representations or warranties contained in the Purchase Agreement such that the condition set forth in Section 7.1(a) of the Purchase Agreement would not be satisfied (treating such time as if it were the Closing for purposes of applying this right) or (ii) covenants or agreements contained in the Purchase Agreement such that the condition set forth in Section 7.1(b) if the Purchase Agreement would not be satisfied (treating such time as if it were the Closing for purposes of applying this right), except that, in each case, if such breach is capable of being cured, Forest Buyer will not be entitled to terminate the Purchase Agreement pursuant to this right prior to the delivery by Forest Buyer to UpHealth of written notice of such breach, delivered at least 30 days prior to the end of the Seller Breach Notice Period, stating Forest Buyer’s intention to terminate the Purchase Agreement pursuant to this right and the basis for such termination, it being understood that Forest Buyer will not be entitled to terminate the Purchase Agreement pursuant to this right if (A) such breach has been cured within the Seller Breach Notice Period or (B) UpHealth has the valid right to terminate the Purchase Agreement pursuant to Section 8.1(c) of the Purchase Agreement;

•	if the UpHealth Board (or a committee thereof) has effected a Seller Board Recommendation Change;

•	if UpHealth, its affiliates or any of their respective representatives has breached its obligations under the non-solicitation provisions of the Purchase Agreement; or

•

in the event (i) of the occurrence of a Seller Insolvency Event or (ii) UpHealth and Cloudbreak are not able to satisfy the condition that they deliver customary fairness and customary solvency opinions.

If the Purchase Agreement is terminated, all further obligations of the parties under the Purchase Agreement (except for certain obligations related to confidentiality, effect of termination, payment of the Termination Fee, fees and expenses and customary miscellaneous provisions) will terminate, and no party to the Purchase Agreement will have any further liability to any other party except for liability for any Fraud or willful breach of the Purchase Agreement prior to termination. In addition, no termination of the Purchase Agreement will affect the rights or obligations of any party under the Confidentiality Agreement (as defined in the Purchase Agreement), or, in the event of termination by UpHealth for an uncured breach of the Purchase Agreement by Forest Buyer that would give rise to the failure of certain of UpHealth’s Closing conditions, the Limited Guaranty, which rights, obligations and agreements will survive the termination of the Purchase Agreement in accordance with their respective terms.

Following the termination of the Purchase Agreement, the maximum aggregate liability of Forest Buyer and its affiliates for any and all liabilities or damages suffered as a result of the breach of the Purchase Agreement or any representation, warranty, covenant or agreement of Forest Buyer contained therein, or the failure to consummate the Transactions, including the Sale, shall in no event exceed $14,400,000.

Termination Fee

UpHealth will pay the Termination Fee of $7,200,000 in the following scenarios:

•

if (a) the Purchase Agreement is validly terminated in an Applicable Termination by either Forest Buyer or UpHealth by giving written notice to the other party if the Closing has not been consummated by the Outside Date, (b) prior to an Applicable Termination, UpHealth or Cloudbreak has received an Acquisition Proposal (and such Acquisition Proposal has not subsequently been irrevocably withdrawn prior to the Applicable Termination) or an Acquisition Proposal has been publicly made or disclosed (and not publicly irrevocably withdrawn at least 4 business days prior to the special meeting (or any adjournment or postponement thereof)), and (c) within 12 months following such Applicable Termination, an Acquisition Transaction is consummated or UpHealth enters into a definitive agreement with respect to an Acquisition Transaction, in which case, UpHealth will, concurrently with the earlier of the execution of the definitive agreement and the consummation of such Acquisition Transaction pay to Forest Buyer the Termination Fee (and for these purposes, all references to “15%” and “85%” in the definition of “Acquisition Transaction will be deemed to be references to “50%”);

•

if the Purchase Agreement is validly terminated by UpHealth or Forest Buyer due to UpHealth’s failure to obtain the Requisite Stockholder Approval, in which case, UpHealth will promptly (and in any event within 2 business days) following such termination pay to Forest Buyer the Termination Fee;

•

if the Purchase Agreement is validly terminated by Forest Buyer (i) for the uncured breach of the Purchase Agreement by UpHealth or Cloudbreak, which breach would give rise to the failure of certain of Forest Buyer’s Closing conditions, (ii) if the UpHealth Board (or a committee thereof) has effected a

Seller Board Recommendation Change or UpHealth, its affiliates or any of their respective representatives has breached its obligations under the non-solicitation provisions of the Purchase Agreement, or (iii) in the event of the occurrence of a Seller Insolvency Event or UpHealth and Cloudbreak are not able to satisfy the condition that they deliver customary fairness and customary solvency opinions, in which case, UpHealth will promptly (and in any event within 2 business days) following such termination pay to Forest Buyer the Termination Fee; or

•

if the Purchase Agreement is validly terminated by UpHealth at any time prior to receiving the Requisite Stockholder Approval due to (a) UpHealth having received a Superior Proposal, (b) the UpHealth Board (or a committee thereof) having authorized UpHealth to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal in accordance with the non-solicitation provisions of the Purchase Agreement, (c) Cloudbreak has complied with its obligations with respect to the non-solicitation provisions of the Purchase Agreement, and (d) concurrently with such termination, Cloudbreak pays the Termination Fee due to Forest Buyer in accordance with the Purchase Agreement, in which case, UpHealth must prior to or concurrently with such termination pay to Forest Buyer the Termination Fee.

In no event will UpHealth be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable pursuant to more than one provision of the Purchase Agreement at the same or at different times and upon the occurrence of different events.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our Second Amended and Restated Certificate of Incorporation or Bylaws in connection with the Sale or any other Transactions contemplated by the Purchase Agreement, regardless of whether such stockholders vote for or against the approval of the Sale Proposal.

Employee Matters

Pursuant to the terms of the Purchase Agreement, prior to the Closing of the Sale, UpHealth or its affiliates shall transfer the employment of any Company Employee who is then employed by UpHealth or its affiliates (other than Cloudbreak or its subsidiaries) to Cloudbreak (other than any Company Employee who is currently employed in India, with respect to whom UpHealth and Forest Buyer will reasonably cooperate to transfer their employment to Cloudbreak following the Closing).

Upon the Closing of the Sale, the Cloudbreak Employees will continue their employment with Cloudbreak. Such employees include, among others, Andy Panos, who currently serves as UpHealth’s EVP, US Telehealth, but is not an executive officer or Section 16 filer of UpHealth. From and after the Closing Date, the terms of Mr. Panos’ employment will be subject to a Senior Management Agreement entered with Cloudbreak on November 16, 2023 (the “Senior Management Agreement”).

None of the executive officers of UpHealth have entered into any agreement, arrangement or understanding with UpHealth or our subsidiaries in connection with the Sale or any amendments or modifications to his or her existing employment agreement with UpHealth, as applicable, in connection with the Sale.

Treatment of Company Employee Restricted Stock Units and Stock Options

In accordance with the terms of the 2021 UpHealth Equity Incentive Plan, upon the Closing of the Sale, the vesting of each restricted stock unit of UpHealth (“RSU”) outstanding as of the Closing of the Sale and held by any Company Employee, which as of October 16, 2023 included 195,811 RSUs, will have become fully vested by the passage of time or shall be accelerated, such that all of such RSUs shall be fully vested as of the Closing. In addition, in accordance with the terms of the Cloudbreak Health, LLC 2015 Unit Incentive Plan, the vesting of each unvested stock option held by a Company Employee, which as of November 1, 2023 included 993 stock options for the purchase of UpHealth Common Stock, will have become fully vested by the passage of time or shall be accelerated, such that all such unvested stock options will be exercisable by a Company Employee. The exercise price of such unvested stock options is $73.80 per share of UpHealth Common Stock.

Required Vote; Recommendation of the UpHealth Board

The UpHealth Board recommends that our stockholders vote “FOR” the Sale Proposal.

For a discussion of the factors considered by the UpHealth Board in determining to recommend approval of the Purchase Agreement, and the Sale and other Transactions as contemplated thereby, see the section of this proxy statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the UpHealth Board and its Reasons for the Sale” beginning on page 57.

Approval of this Sale Proposal requires the affirmative vote of the holders of a majority of the shares of UpHealth Common Stock issued and outstanding and entitled to vote thereon at the special meeting, voting together as a single class in person or by proxy (which we refer to as the Requisite Stockholder Approval). For purposes of the vote on this Sale Proposal, an abstention, a “broker non-vote,” or a failure to submit a proxy card or vote over the Internet, by telephone or in person at the special meeting will have the same effect as voting “AGAINST” this Sale Proposal.

THE UPHEALTH BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE SALE PROPOSAL

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

UpHealth is the parent company of both UpHealth Holdings, and the wholly-owned subsidiaries of UpHealth Holdings, and Cloudbreak, and the wholly-owned subsidiaries of Cloudbreak.

On November 16, 2023, UpHealth agreed to sell 100% of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer, an affiliate of GTCR, pursuant to the Purchase Agreement. UpHealth will utilize the proceeds from the Sale for payment in full or in part of the 2026 Notes and the 2025 Notes, as well as other expenses related to the Sale. The Closing is expected to occur on the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing, including receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting, but in no event prior to March 15, 2024, unless consenting to in writing by UpHealth and Forest Buyer.

In connection and concurrently with the entry into the Purchase Agreement, UpHealth, Cloudbreak and Forest Buyer entered into the Transaction Support Agreement with the Consenting Senior Secured Noteholders, which are the holders of at least 69% of the 2025 Notes, and the Consenting Unsecured Noteholders, which are the holders of at least 88% of the 2026 Notes, pursuant to which the parties have agreed, among other things, to support the Purchase Agreement and the Transactions, including the Sale, and to enter into and effect the Escrow Agreements, the Supplemental Indentures in connection with the Fundamental Change Repurchase Offer to be made by UpHealth and each other Definitive Document, in each case, subject to the terms and conditions set forth in the Transaction Support Agreement.

On February 26, 2023, UpHealth Holdings agreed to sell 100% of the outstanding capital stock of UpHealth Holdings’ wholly-owned subsidiary, IGI, to Belmar MidCo, Inc., a Delaware corporation and a wholly-owned subsidiary of Belmar Holdings, Inc., a Delaware corporation, a portfolio company of Webster Capital IV, L.P., a Delaware limited partnership, pursuant to a Stock Purchase Agreement, dated February 26, 2023, by and among UpHealth, UpHealth Holdings, IGI and Belmar MidCo, Inc.

On May 11, 2023, UpHealth Holdings completed the closing of the sale of IGI pursuant to the Stock Purchase Agreement. The gross cash proceeds from the sale of IGI were approximately $56,000,000, before adjustments for the net working capital of IGI and its wholly-owned subsidiaries, closing debt and accrued but unpaid expenses related to the transactions contemplated by the Stock Purchase Agreement, and less the escrow amount provided for under the Stock Purchase Agreement.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 gives effect to the Sale and the other Transactions as if they had occurred on that date. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of UpHealth as of September 30, 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared to illustrate the effects of the Sale of Cloudbreak as if it had occurred on June 9, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared to illustrate the effects of the Sale of Cloudbreak as if had occurred on June 9, 2021, and the sale of IGI as if it had occurred on January 1, 2022. Since the Sale of Cloudbreak qualifies as a discontinued operation, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared to illustrate the effects of the Sale of Cloudbreak as if it had occurred on June 9, 2021. The unaudited pro forma condensed consolidated statements of operations are derived from the unaudited historical consolidated financial statements of UpHealth for the nine months ended September 30, 2023 and the audited historical consolidated financial statements of UpHealth for the years ended December 31, 2022 and 2021.

The unaudited pro forma condensed consolidated financial information does not necessarily reflect what UpHealth’s financial condition or results of operations would have been had the Sale of Cloudbreak and the sale of IGI occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of UpHealth. The actual financial condition and results of operations of UpHealth may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

UPHEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(In thousands)

	UpHealth, Inc.	Transaction Accounting Adjustments - Cloudbreak Health, LLC	Notes		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,342	$—	(b)(c	)	$3,342
Accounts receivable, net	16,527	(16,524)	(a	)	3
Prepaid expenses and other current assets	2,140	(1,093)	(a	)	1,047

Total current assets	22,009	17,617			4,392
Property, plant and equipment, net	10,228	(9,354)	(a	)	874
Operating lease right-of-use assets	1,653	(1,649)	(a	)	4
Intangible assets, net	23,683	(23,683)	(a	)	—
Goodwill	80,310	(80,310)	(a	)	—
Equity investment	96,768	—			96,768
Other assets	493	(168)	(a	)	325

Total assets	$235,144	$(132,781)			$102,363

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,187	$(2,920)	(a	)	$2,267
Accrued expenses	11,032	(3,272)	(a	)	7,760
Deferred revenue	52	(52)	(a	)	—
Due to related parties	2,544	—			2,544
Debt, current	143,889	(119,784)	(c	)	24,105
Lease liabilities, current	3,664	(3,660)	(a	)	4

Total current liabilities	166,368	(129,688)			36,680
Deferred tax liabilities	1,202	(1,202)	(a	)	—
Lease liabilities, noncurrent	3,297	(3,297)	(a	)	—
Other liabilities, noncurrent	147	—	(a	)	147

Total liabilities	171,014	(134,187)			36,827

Stockholders’ equity:
Common stock	2	—			2
Additional paid-in capital	695,152	—	(a	)	695,152
Treasury stock, at cost	(17,000)	—			(17,000)
Retained earnings (deficit)	(614,024)	1,406	(a)(d	)	(612,618)

Total UpHealth, Inc., stockholders’ equity	64,130	1,406			65,536

Total liabilities and stockholders’ equity	$235,144	$(132,781)			$102,363

UPHEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(In thousands, except per share amounts)

	UpHealth, Inc.	Transaction Accounting Adjustments - Innovations Group, Inc.	Notes		Subtotal	Transaction Accounting Adjustments - Cloudbreak Health, LLC	Notes		Pro Forma
Revenues	$112,649	$(12,540)	(l	)	$100,109	$(52,802)	(e	)	$47,307
Cost of revenues	52,374	(6,730)	(l	)	45,644	(23,358)	(e	)	22,286

Gross profit	60,275	(5,810)			54,465	(29,444)			25,021

Operating expenses:
Sales and marketing	9,785	(937)	(m	)	8,848	(4,711)	(f	)	4,137
Research and development	4,111	—			4,111	(600)	(f	)	3,511
General and administrative	32,591	(1,229)	(m	)	31,362	(2,151)	(f	)	29,211
Depreciation and amortization	5,175	—			5,175	(3,355)	(f	)	1,820
Stock-based compensation	2,645	—			2,645	(57)	(f	)	2,588
Goodwill and intangible asset impairment	49,959	(1,936)	(m	)	48,023	—			48,023
Acquisition, integration, and transformation costs	40,319	—			40,319	(201)	(f	)	40,118

Total operating expenses	144,585	(4,102)			140,483	(11,075)			129,408

Loss from operations	(84,310)	(1,708)			(86,018)	(18,369)			(104,387)

Other income (expense):
Interest expense	(20,703)	—			(20,703)	16,006	(g)(i	)	(4,697)
Gain on deconsolidation of subsidiary	59,065	—			59,065	(986)	(g	)	58,079
Gain on fair value of warrant liabilities	(3)	—			(3)	—			(3)
Other income, net, including interest income	425	91	(n	)	516	126	(g	)	642

Total other income (expense)	38,784	91			38,875	15,146			54,021

Net loss before income tax benefit	(45,526)	(1,617)			(47,143)	(3,223)			(50,366)
Income tax benefit	(867)	—			(867)	(114)	(h	)	(981)

Net loss	(46,392)	(1,617)			(48,010)	(3,337)			(51,347)
Less: net loss attributable to noncontrolling interest	1,423	—			1,423	—			1,423

Net loss attributable to UpHealth, Inc.	$(47,816)	$(1,617)			$(49,433)	$(3,337)			$(52,770)

Net loss per common share attributable to UpHealth, Inc.:
Basic and diluted	$(2.74)	$(0.09)			$(2.83)	$(0.19)			$(3.02)

Weighted average common shares outstanding:
Basic and diluted	17,459	17,459			17,459	17,459			17,459

UPHEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except per share amounts)

	UpHealth, Inc.	Transaction Accounting Adjustments - Innovations Group, Inc.	Notes		Subtotal	Transaction Accounting Adjustments - Cloudbreak Health, LLC	Notes		Pro Forma
Revenues	$158,803	$(32,308)	(l	)	$126,495	$(58,093)	(e	)	$68,402
Cost of revenues	88,648	(20,349)	(l	)	68,299	(29,721)	(e	)	38,578

Gross profit	70,155	(11,959)			58,196	(28,372)			29,824

Operating expenses:
Sales and marketing	15,951	(2,458)	(m	)	13,493	(6,161)	(f	)	7,332
Research and development	7,888	(49)	(m	)	7,839	(860)	(f	)	6,979
General and administrative	48,755	(4,129)	(m	)	44,626	(4,825)	(f	)	39,801
Depreciation and amortization	16,140	(202)	(m	)	15,938	(4,055)	(f	)	11,883
Stock-based compensation	6,464	(3,650)	(m	)	2,814	(209)	(f	)	2,605
Goodwill and intangible asset impairment	144,136	(1,791)	(m	)	112,345	(75)	(f	)	112,270
Acquisition, integration, and transformation costs	22,214	(520)	(m	)	21,694	(763)	(f	)	20,931

Total operating expenses	231,548	(12,799)			218,749	(16,948)			201,801

Loss from operations	(161,393)	840			(160,553)	(11,424)			(171,977)

Other income (expense):
Interest expense	(26,500)	—			(26,500)	23,187	(g)(i	)	(3,313)
Loss on deconsolidation of subsidiary	(37,708)	—			(37,708)	—			(37,708)
Gain on fair value of derivative liability	7,529	—			7,529	(7,529)	(j	)	—
Gain on fair value of warrant liabilities	242	—			242	—			242
Loss on extinguishment of debt	(14,610)	—			(14,610)	14,610	(k	)	—
Other income, net, including interest income	121	36	(n	)	157	46	(g	)	203

Total other income (expense)	(70,926)	36			(70,890)	30,314			(40,576)

Net loss before income tax benefit	(232,319)	876			(231,443)	18,890			(212,553)
Income tax benefit	9,384	(1,100)	(o	)	8,284	(750)	(h	)	7,534

Net loss	(222,935)	(224)			(223,159)	18,140			(205,019)
Less: net loss attributable to noncontrolling interest	65	—			65	—			65

Net loss attributable to UpHealth, Inc.	$(223,000)	$(224)			$(223,224)	$18,140			$(205,084)

Net loss per common share attributable to UpHealth, Inc.:
Basic and diluted	$(15.17)	$(0.02)			$(15.19)	$1.23			$(13.95)

Weighted average common shares outstanding:
Basic and diluted	14,699	14,699			14,699	14,699			14,699

UPHEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except per share amounts)

	UpHealth, Inc.	Transaction Accounting Adjustments - Cloudbreak Health, LLC	Notes		Pro Forma
Revenues	$123,795	$(23,488)	(e	)	$100,307
Cost of revenues	80,208	(12,885)	(e	)	67,323

Gross profit	43,587	(10,603)			32,984

Operating expenses:
Sales and marketing	9,275	(2,241)	(f	)	7,034
Research and development	7,302	—			7,302
General and administrative	57,763	(7,000)	(f	)	50,763
Depreciation and amortization	13,044	(2,226)	(f	)	10,818
Stock-based compensation	1,048	(119)	(f	)	929
Lease abandonment expense	915	(915)	(f	)	—
Goodwill and intangible asset impairment	297,930	(26,909)	(f	)	271,021
Acquisition, integration, and transformation costs	36,289	(94)	(f	)	36,195

Total operating expenses	423,566	(39,504)			384,062

Loss from operations	(379,979)	28,901			(351,078)

Other income (expense):
Interest expense	(19,516)	13,630	(g	)(i)	(5,886)
Gain on consolidation of equity method investment	640	—			640
Gain on fair value of derivative liability	53,846	(53,846)	(j	)	—
Gain on fair value of warrant liabilities	1,595	—			1,595
Loss on extinguishment of debt	151	—			151
Other income, net, including interest income	490	(19)	(g	)	471

Total other income (expense)	37,206	(40,235)			(3,029)

Net loss before income tax benefit	(342,773)	(11,334)			(354,107)
Income tax benefit	2,437	—			2,437

Loss before loss from equity method investment	(340,336)	(11,334)			(351,670)

Loss from equity method investment	(561)	—			—

Net loss	(340,897)	(11,334)			(351,670)
Less: net loss attributable to noncontrolling interest	126	—			126

Net loss attributable to UpHealth, Inc.	$(341,023)	$(11,334)			$(351,796)

Net loss per common share attributable to UpHealth, Inc.:
Basic and diluted	$(31.86)	$(1.06)			$(32.87)

Weighted average common shares outstanding:
Basic and diluted	10,703	10,703			10,703

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(In thousands)

1.	Basis of Presentation

See “Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information” above for more information regarding the basis of presentation for the unaudited pro forma condensed consolidated financial information.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial information reflects the impact of the following pro forma transaction accounting adjustments:

1.	to UpHealth’s unaudited pro forma condensed consolidated balance sheet, primarily consisting of:

a.	the elimination of assets and liabilities attributable to the Cloudbreak Business;

b.

the receipt of gross proceeds from the Sale of Cloudbreak of approximately $180.0 million in cash, subject to certain adjustments for closing debt and cash as of immediately prior to the Closing Date, Cloudbreak’s net working capital as of the Closing Date, and unpaid expenses related to the Sale;

c.	the repayment of the 2025 Notes in the amount of $25.8 million and the repayment of the 2026 Notes in the amount of $115.0 million; and

d.	the estimated gain to be recognized upon the Sale.

2.	to UpHealth’s unaudited pro forma condensed consolidated statements of operations, primarily consisting of:

e.	the elimination of revenues and cost of revenues of the Cloudbreak Business;

f.	the elimination of operating expenses at the Cloudbreak Business;

g.	the elimination of other expenses at the Cloudbreak Business;

h.	the elimination of income tax expense at the Cloudbreak Business;

i.	the elimination of interest expense due to the repayment of principal of the 2025 Notes in the amount of $25.8 million and the repayment of principal of the 2026 Notes in the amount of $115.0 million;

j.	the elimination of the gain on derivative liability due to the repayment of the 2026 Notes in the amount of $115.0 million;

k.	the elimination of the loss on extinguishment of debt due to the repayment of the 2026 Notes in the amount of $115.0 million;

l.	the elimination of revenues and cost of revenues of the IGI business;

m.	the elimination of operating expenses at the IGI business;

n.	the elimination of other expenses at the IGI business; and

o.	the elimination of income tax expense at the IGI business.

3.	Pro Forma Net Loss per Common Share

Pro forma net loss per common share for the nine months ended September 30, 2023 and the years ended December 31, 2022 and 2021 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below.

UpHealth’s unaudited historical condensed consolidated statements of operations for the nine months ended September 30, 2023 and audited historical consolidated statements of operations for the years ended December 31, 2022 and 2021 were in a net loss position, and thus UpHealth’s stock awards and outstanding warrants were excluded from the computation of net loss per share because their effect would have been anti-dilutive. There is no adjustment for the dilutive impact of stock awards and outstanding warrants in the pro forma condensed consolidated financial information due to the pro forma results being in a net loss position.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak include only the assets and liabilities of Cloudbreak and its wholly-owned subsidiaries, as they are being acquired and assumed by Forest Buyer as a result of the Sale, and the revenue and expenses which are related to those specific assets and liabilities, and exclude any standalone costs incurred by Cloudbreak and its wholly-owned subsidiaries in connection with the acquisition and assumption by Forest Buyer as a result of the Sale.

The accompanying unaudited condensed consolidated financial statements have been prepared based on UpHealth’s historical consolidated financial statements and do not purport to reflect the revenue and expenses that would have resulted if Cloudbreak had been a standalone business separate from UpHealth during the periods presented. Although management has estimated allocations of certain corporate, administrative and public company costs to Cloudbreak, such allocations are not necessarily indicative of the actual costs that Cloudbreak would have incurred had it been a standalone entity.

The unaudited condensed consolidated financial statements of Cloudbreak and its wholly-owned subsidiaries consist of:

•	Unaudited Condensed Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022 and 2021;

•	Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021;

•	Unaudited Condensed Consolidated Statements of Members’ Interests for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021; and

•	Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021.

The accompanying unaudited condensed consolidated financial statements of Cloudbreak and its wholly-owned subsidiaries, and the notes thereto, should be read in conjunction with (i) the unaudited condensed consolidated financial statements of UpHealth, and the notes thereto, as of and for the nine months ended September 30, 2023, included in UpHealth’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed with the SEC on November 21, 2023, and (ii) the audited consolidated financial statements of UpHealth, and the notes thereto, as of and for the years ended December 31, 2022 and 2021, included in UpHealth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 31, 2023, which are incorporated herein by reference.

Page
Financial Information of Cloudbreak Health, LLC and Subsidiaries	101
Financial Statements of Cloudbreak Health, LLC and Subsidiaries	101
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022 and 2021	102
Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021	103
Unaudited Condensed Consolidated Statements of Members’ Interests for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021	104
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2023 and for the years ended December 31, 2022 and 2021	105
Notes to Unaudited Condensed Consolidated Financial Statements	106

Financial Information

Financial Statements

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30, 2023	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$2,096	$3,857	$1,705
Accounts receivable, net	16,524	17,244	8,042
Prepaid expenses and other current assets	1,093	705	833

Total current assets	19,713	21,806	10,580
Property and equipment, net	9,354	9,985	8,269
Operating lease right-of-use assets	1,649	1,964	—
Due from related parties	12,593	—	—
Intangible assets, net	23,683	26,599	30,334
Goodwill	80,310	80,310	80,401
Other assets	168	112	482

Total assets	$147,470	$140,776	$130,066

LIABILITIES AND MEMBERS’ INTERESTS
Current Liabilities:
Accounts payable	$2,920	$3,609	$3,144
Accrued expenses	3,272	3,137	1,947
Deferred revenue	52	6	48
Lease liabilities, current	3,660	3,806	2,404

Total current liabilities	9,904	10,558	7,543
Deferred tax liabilities	3,093	3,093	4,003
Lease liabilities, noncurrent	3,297	5,192	2,878
Due to related parties	—	3,377	2,713
Other liabilities, noncurrent	—	—	272

Total liabilities	16,294	22,220	17,409
Commitments and Contingencies (Note 11)
Members’ Interests:
Additional paid-in capital	143,276	143,219	143,010
Accumulated deficit	(12,100)	(24,663)	(30,353)

Total members’ interests	131,176	118,556	112,657

Total liabilities and members’ interests	$147,470	$140,776	$130,066

The accompanying notes are an integral part of these condensed consolidated financial statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, unaudited)

	Nine Months Ended September 30,	Year Ended December 31,	Period from June 9 to December 31,
	2023	2022	2021
Revenues:
Services	$52,476	$57,380	$23,203
Products	326	713	285

Total revenues	52,802	58,093	23,488
Costs of revenues:
Services	23,197	29,427	12,690
Products	161	294	195

Total costs of revenues	23,358	29,721	12,885

Gross profit	29,444	28,372	10,603
Operating expenses:
Sales and marketing	4,711	6,161	2,241
Research and development	600	860	—
General and administrative	8,667	10,892	8,206
Depreciation and amortization	3,355	4,055	2,226
Stock-based compensation	57	209	119
Impairment of goodwill	—	—	26,909
Lease abandonment expense	—	75	915
Acquisition, integration, and transformation costs	201	763	94

Total operating expenses	17,591	23,015	40,710

Income (loss) from operations	11,853	5,357	(30,107)

Other income (expense):
Interest expense	(264)	(371)	(265)
Gain on deconsolidation of subsidiary	986	—	—
Other income, net, including interest income	(126)	(46)	19

Total other income (expense)	596	(417)	(246)
Income before income tax benefit	12,449	4,940	(30,353)

Income tax benefit	114	750	—

Net income (loss)	$12,563	$5,690	$(30,353)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ INTERESTS

(In thousands, unaudited)

	Additional Paid-In Capital	Accumulated Earnings (Deficit)	Total Members’ Interests
Balance at June 9, 2021	$142,891	$—	$142,891
Net loss	—	(30,353)	(30,353)
Stock-based compensation	119	—	119

Balance at December 31, 2021	143,010	(30,353)	112,657
Net income	—	5,690	5,690
Stock-based compensation	209	—	209
Balance at December 31, 2022	143,219	(24,663)	118,556

Net income	—	12,563	12,563
Stock-based compensation	57	—	57

Balance at September 30, 2023	$143,276	$(12,100)	$131,176

The accompanying notes are an integral part of these condensed consolidated financial statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,	Years Ended December 31,	Period from June 9 to December 31,
	2023	2022	2021
Operating activities:
Net loss	$12,563	$5,690	$(30,353)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,266	8,965	5,250
Stock-based compensation	56	209	119
Impairment of goodwill	—	—	26,909
Provision for credit losses	158	586	—
Gain on deconsolidation of subsidiary	(986)	—	—
Deferred income taxes	—	(819)	—
Amortization of operating lease right-of-use assets	315	963	—
Changes in operating assets and liabilities:
Accounts receivable	563	(9,789)	(2,636)
Prepaid expenses and other current assets	(444)	499	172
Due from related parties	(14,969)	—	—
Accounts payable and accrued expenses	(570)	2,153	—
Operating lease liabilities	(390)	(944)	—
Deferred revenue	47	(43)	33
Due to related parties	—	664	3,972
Other liabilities	(215)	(40)	492

Net cash provided by operating activities	2,394	8,094	3,958

Investing activities:
Purchases of property and equipment	(1,645)	(2,836)	(967)

Net cash used in investing activities	(1,645)	(2,836)	(967)

Financing activities:
Payments of finance and capital lease obligations	(2,510)	(3,106)	(2,173)

Net cash used in financing activities	(2,510)	(3,106)	(2,173)

Net increase (decrease) in cash and cash equivalents	(1,761)	2,152	818
Cash and cash equivalents, beginning of period	3,857	1,705	887

Cash and cash equivalents, end of period	$2,096	$3,857	$1,705

Supplemental cash flow information:
Cash paid for interest	$264	$371	$265
Non-cash investing and financing activity:
Property and equipment acquired through capital lease and vendor financing arrangements	$1,075	$4,110	$3,469
Right of use assets obtained in exchange for new operating lease liabilities	$—	$2,927	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in dollars, unaudited)

1.	Organization and Business

Cloudbreak was formed as a limited liability company in Delaware on May 26, 2015, and is the direct parent company of each of Language Access Network, LLC, Carenection, LLC and Carenection Labs, LLC, each a Delaware limited liability company. On June 9, 2021, Cloudbreak was acquired by UpHealth. These unaudited condensed consolidated financial statements present the operations of Cloudbreak since June 9, 2021.

Cloudbreak is a technology-enabled services business that connects healthcare systems with platforms, analytics, and services that make clinical and administrative processes simpler and more efficient. Hospital systems, physicians, and patients depend on Cloudbreak to help them improve performance, reduce costs and advance care quality through technology-enabled services built directly into clinical workflows.

Cloudbreak is a provider of unified telehealth solutions and digital health tools aimed at increasing access to healthcare and resolving health disparities across the care continuum. Through its MarttiTM platform, which serves as the digital front door to in-hospital care, Cloudbreak provides digital health infrastructure enabling its partners to implement unique, private-label telehealth strategies customized to their specific needs and markets, with language access built-in.

On November 16, 2023, UpHealth agreed to sell 100% of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer, an affiliate of GTCR, pursuant to the Purchase Agreement. The Closing is expected to occur on the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing, including receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting, but in no event prior to March 15, 2024, unless consenting to in writing by UpHealth and Forest Buyer.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared by management without audit and should be read in conjunction with UpHealth’s unaudited condensed consolidated financial statements, including the notes thereto, appearing in UpHealth’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and UpHealth’s audited consolidated financial statements, including the notes thereto, appearing in UpHealth’s Annual Report on Form 10-K for the year ended December 31, 2022. In the opinion of management, all adjustments necessary for a fair presentation of the financial position, results of operations and cash flows, for the periods indicated, have been made. Management believes that the assumptions in the carve out unaudited financial statements are reasonable. The results of operations for Cloudbreak for the periods presented are not necessarily indicative of operating results that may have been achieved if Cloudbreak was a standalone company and was no longer able to benefit from the overhead and support provided by its consolidation with UpHealth.

Fiscal Year

Cloudbreak’s fiscal year ends on December 31.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liability, revenues and expenses set forth in the unaudited condensed consolidated financial statements and accompanying notes thereto.

Significant estimates and assumptions made by management include the determination of:

•	the valuation of assets acquired and liabilities assumed for business combinations, including intangible assets and goodwill;

•	the estimated economic lives and recoverability of intangible assets;

•	the valuations prepared in connection with the review of goodwill, intangible assets, and other long-lived assets for impairment:

•	the timing and amount of revenues to be recognized, including standalone selling price (“SSP”) of performance obligations for revenue contracts with multiple performance obligations;

•	the identification of and provision for uncollectible accounts receivable;

•	the capitalization and useful life of internal-use software development costs; and

•	the recognition, measurement, and valuation of current and deferred income taxes and uncertain tax positions.

Actual results could differ materially from these estimates. Management based its estimates on historical experience and on various other assumptions that it believes to be reasonable, the result of which forms the basis for making judgments about the carrying values of assets and liabilities.

Cash and Cash Equivalents

Cloudbreak considers all cash on deposit, money market funds and short-term investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash and cash equivalents consist of amounts Cloudbreak has on deposit with major commercial financial institutions.

Allowance for Expected Credit Losses

Cloudbreak closely monitors its accounts receivable balances and estimates the allowance for expected credit losses. The estimate is primarily based on historical collection experience and other factors, including those related to current market conditions and events. Credit losses associated with accounts receivable have not been material historically.

As of September 30, 2023, December 31, 2022 and 2021, the total allowance for expected credit losses was $0.8 million, $0.6 million, and $0.1 million, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated economic lives of the assets, which range as follows:

Electrical and other equipment	5-7 years
Computer equipment, furniture and fixtures	3-7 years
Capitalized software development costs	3 years

Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated economic life of the asset.

When assets are retired or disposed of, the asset costs and related accumulated depreciation or amortization are removed from the respective accounts and any related gain or loss is recognized in the consolidated statements of operations. Maintenance and repairs are charged to expense as incurred. Significant expenditures, which extend the economic lives of assets, are capitalized.

Capitalized Software Development Costs

Cloudbreak capitalizes its ongoing costs of developing software during the application development stage, which consist primarily of external contractor costs.

Costs incurred internally in researching and developing a computer software product are charged to expense until technological feasibility has been established for the product. Once technological feasibility is established, software costs are capitalized until the product is available for general release to customers.

Intangible Assets

Acquired intangible assets subject to amortization are stated at fair value and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment when events or circumstances indicate that carrying amounts may not be recoverable. No impairment charge was recognized in the nine months ended September 30, 2023, the year ended December 31, 2022, or the period from June 9, 2021 to December 31, 2021.

Long-Lived Assets

Cloudbreak evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment charge was recognized in the nine months ended September 30, 2023, the year ended December 31, 2022, or the period from June 9, 2021 to December 31, 2021.

Goodwill

Cloudbreak’s goodwill represents the excess of the purchase price of Cloudbreak in connection with the Business Combinations over the fair value of the net assets acquired. Cloudbreak assesses goodwill for impairment on an annual basis as of the first day of Cloudbreak’s fourth quarter, or sooner if events indicate such a review is necessary through a triggering event. An impairment exists if the fair value of a reporting unit to which goodwill has been allocated is less than its respective carrying value. The impairment for goodwill is limited to the total amount of goodwill allocated to the reporting unit. Future changes in the estimates used to conduct the impairment review, including revenue projections, market values, and changes in the discount rate used, could cause the analysis to indicate that Cloudbreak’s goodwill is impaired in subsequent periods and result in a write-down of a portion or all of goodwill. The discount rate used is based on independently calculated risks, Cloudbreak’s capital mix, and an estimated market premium. No impairment charge was recognized in the nine months ended September 30, 2023, or the year ended December 31, 2022. In the period from June 9, 2021 to December 31, 2021, Cloudbreak recorded an impairment charge of $26.9 million.

Revenue Recognition

Services revenues are generated primarily from the sale of subscription-based fixed monthly minute and variable rate per unit of service medical language interpretation services. Ancillary revenues are also generated from the rental of Martti™ devices and from the provision of information technology services that include connectivity and ongoing support of the Martti™ software platform. Generally, medical language interpretation and information technology services are invoiced monthly. Fixed monthly minute medical language interpretation subscription and information technology services fees are invoiced in advance in the period preceding the service. Variable rate per unit medical language interpretation and information technology services fees (including overage fees related to minutes used by the customer in excess of the fixed monthly minute subscription) are invoiced monthly in arrears. Martti™ device leases are invoiced monthly in advance in the period preceding the usage. Invoiced amounts are typically due within 30 days of the invoice date.

Products revenues consist of the sale of Martti™ devices to its customers. Sale of Martti™ devices are generally invoiced at contract execution (50%) and upon the delivery of the devices to the customer (50%). Invoiced amounts are typically due within 30 days of the invoice date.

Contracts with Multiple Performance Obligations and Transaction Prices

From time to time, Cloudbreak may enter into contracts that contain multiple performance obligations. For these arrangements, Cloudbreak allocates the transaction price to each performance obligation identified in the contract based on relative standalone selling prices, or estimates of such prices, and recognizes the related revenue as control of each individual product or service is transferred to the customer, in satisfaction of the corresponding performance obligations.

A significant portion of Cloudbreak’s contracts with customers have fixed transaction prices. For some contracts, the amount of consideration to which Cloudbreak will be entitled is variable. Cloudbreak includes variable consideration in a contract’s transaction price only to the extent that Cloudbreak has a relatively high level of confidence that the amounts will not be subject to significant reversals. In determining amounts of variable consideration to include in a contract’s transaction price, management relies on its experience and other evidence that supports its qualitative assessment of whether revenue would be subject to significant reversal.

Cost of Revenues

Cost of revenues includes the cost of direct labor, payroll taxes and direct benefits of those individuals who provide direct services and/or generate billable hours, an appropriately allocated portion of indirect overhead, and the cost of Martti™ devices to customers.

Taxes Collected from Customers and Remitted to Governmental Authorities

Cloudbreak excludes from its measurement of transaction prices all taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue-producing transaction and collected from customers. Accordingly, such tax amounts are not included as a component of revenue or cost of revenues in the accompanying unaudited condensed consolidated statements of operations.

Research and Development Costs

Research and development costs are expensed as incurred and were $0.6 million in the nine months ended September 30, 2023, $0.9 million in the year ended December 31, 2022, and zero in the period from June 9, 2021 to December 31, 2021.

Advertising, Marketing, and Promotion Expenses

Advertising, marketing, and promotion costs are expensed as incurred. Advertising expense was $0.2 million in the nine months ended September 30, 2023, $0.2 million in the year ended December 31, 2022, and $0.5 million in the period from June 9, 2021 to December 31, 2021, and are included within sales and marketing expenses in the accompanying unaudited condensed consolidated statements of operations.

Stock-Based Compensation

Stock-based compensation from stock options is recognized in the accompanying unaudited condensed consolidated statements of operations based on the grant date fair value of the awards using a Black-Scholes model. The compensation expense recognized for stock-based awards is recognized ratably over the service period of the awards.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the year in which the differences are expected to affect taxable income. Valuation allowances are established when it is deemed more likely than not that some portion or all of the deferred tax assets will not be realized.

Cloudbreak accounts for income tax uncertainties in accordance with ASC guidance on income taxes, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Legal and Other Contingencies

Cloudbreak is currently involved in various claims and legal proceedings. Cloudbreak reviews the status of each significant matter and assesses its potential financial exposure on a quarterly basis. Cloudbreak accrues a liability for an estimated loss if the potential loss from any claim or legal proceeding is considered probable, and the amount can be reasonably estimated (see Note 11, Commitments and Contingencies, for further information).

Cloudbreak Carve Out and UpHealth Allocations

For the nine months ended September 30, 2023, the year ended December 31, 2022, and the period from June 9, 2021 to December 31, 2021, Cloudbreak’s unaudited condensed consolidated financial statements were prepared (i) in accordance with the SEC’s carve out rules under Staff Accounting Bulletin (“SAB”) Topic 1B1 and (ii) are derived from identifying and carving out the specific assets, liabilities, revenues, cost of revenues, operating expenses, and interest expense associated with Cloudbreak’s operations. Assets and liabilities, revenues, and expenses related to other business units and operations of UpHealth or its subsidiaries are excluded from the Cloudbreak’s financial statements. Furthermore, general administrative and overhead expenses, including personnel expenses, incurred by UpHealth (for which Cloudbreak benefits from such resources) are allocated to these unaudited condensed consolidated financial statements based upon the percentage of Cloudbreak’s consolidated revenues to UpHealth’s consolidated revenues. UpHealth allocated $6.5 million in the nine months ended September 31, 2023, $6.1 million in the year ended December 31, 2022, and $1.2 million in the period from June 9, 2021 to December 31, 2021 in the accompanying unaudited condensed consolidated statements of operations.

Recently Adopted Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequently issued several supplemental/clarifying ASUs (collectively, “ASC 326”). ASC 326 requires entities to estimate a lifetime expected credit loss for most financial assets, including trade and other receivables, other long-term financings including available for sale and held-to-maturity debt securities, and loans. Subsequently, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which amended the scope of ASC 326 and clarified that receivables arising from operating leases are not within the scope of the standard and should continue to be accounted for in accordance with ASC 326. This ASU was effective for Cloudbreak on January 1, 2023, and the adoption did not have a material effect on Cloudbreak’s unaudited condensed consolidated financial statements.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842), which created a new topic, ASC 842, Leases, (“ASC 842”), which requires companies to recognize on the consolidated balance sheet assets and liabilities for the rights and obligations created by leases. The FASB has subsequently issued supplemental and clarifying ASUs inclusive of ASU 2020-05, which updated the effective date for “all other” entities for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted in all cases.

Cloudbreak adopted ASC 842 effective January 1, 2022, using the modified retrospective transition method as allowed under ASU 2018-11, which includes the ability to recognize the cumulative effect of the adoption being recorded as an adjustment to accumulated deficit on January 1, 2022. Prior period results will continue to be presented under ASC 840 as it was the accounting standard in effect for such periods. Cloudbreak elected to apply the package of practical expedients that allows entities to forgo reassessing at the transition date: (1) whether any expired or existing contracts are or contain leases; (2) lease classification for any expired or existing leases; and (3) whether unamortized initial direct costs for existing leases meet the definition of initial direct costs under the new guidance. Cloudbreak did not elect the hindsight practical expedient. Cloudbreak also elected to use the practical expedient that allows the combination of lease and non-lease contract components in all of its underlying asset categories. Additionally, Cloudbreak elected the short-term lease recognition exemption for all leases that qualify, meaning Cloudbreak does not recognize right-of-use assets or lease liabilities for those leases.

Due to the adoption of this guidance, Cloudbreak recognized operating right-of-use assets and operating lease liabilities of $2.0 million and $2.5 million, respectively, as of the date of adoption. The difference between the right-of-use assets and lease liabilities on the accompanying unaudited condensed consolidated balance sheets is primarily due to the impact of accrual for lease payments as a result of straight-line lease expense. Cloudbreak did not have any impact on opening accumulated deficit as a result of the adoption of the guidance. The adoption of this new guidance did not have a material impact on Cloudbreak’s results of operations and comprehensive loss, cash flows, liquidity or Cloudbreak’s covenant compliance under its existing credit agreements (see Note 10, Leases, for further information).

3.	Revenues

All revenue is derived from customers located in the United States.

In the nine months ended September 30, 2023, one customer accounted for approximately 10% of total revenues. In the years ended December 31, 2022 and 2021, no customers accounted for more than 10% of total revenues.

As of September 30, 2023, one customer accounted for 11% of total accounts receivable. As of December 31, 2022, one customer accounted for 15% of total accounts receivable. As of December 31, 2021, one customer accounted for 23% of total accounts receivable.

Contract Assets

There were no contract assets at September 30, 2023, December 31, 2022 or 2021.

Contract Liabilities

Cloudbreak establishes a contract liability for billings or payments received in advance of when revenue recognition criteria are met. The change in contract liabilities, consisting of deferred revenue, was as follows:

	Nine Months Ended September 30,	Years Ended December 31,	Period from June 9 to December 31,
(In thousands)	2023	2022	2021
Deferred revenue, beginning of period	$6	$48	$1
Revenues recognized from balances held at the beginning of the period	(6)	(48)	(1)
Revenues deferred from period collections on unfulfilled performance obligations	52	6	48

Deferred revenue, end of period	$52	$6	$48

As of September 30, 2023, the deferred revenue is expected to be recognized within a year, and as such, is classified as current on the accompanying unaudited condensed consolidated balance sheets.

4.	Supplemental Financial Statement Information

Property and equipment consisted of the following:

(In thousands)	September 30, 2023	December 31, 2022	December 31, 2021
Computer equipment, furniture and fixtures	16,747	15,709	10,582
Vehicles	9	9	11
Capitalized software development costs	2,970	—	—
Capitalized software development costs in progress	1,469	2,591	1,013

	21,195	18,309	11,606
Accumulated depreciation and amortization	(11,841)	(8,324)	(3,337)

Total property and equipment, net	$9,354	$9,985	$8,269

Depreciation expense was $3.4 million in the nine months ended September 30, 2023, $5.2 million in the year ended December 31, 2022, and $3.1 million in the period from June 9, 2021 to December 31, 2021.

Accrued expenses consisted of the following:

(In thousands)	September 30, 2023	December 31, 2022	December 31, 2021
Accrued professional fees	$2,708	$2,443	$333
Accrued payroll and bonuses	564	694	816
Other accruals	—	—	798

Total accrued expenses	$3,272	$3,137	$1,947

5.	Intangible Assets

The following table summarizes the gross carrying amount and accumulated amortization for intangible assets as of September 30, 2023:

(In thousands)	Trade Names	Technology and Intellectual Property	Customer Relationships	Total
Gross carrying amount as of September 30, 2023	$12,975	$5,825	$13,675	$32,475
Accumulated amortization	(2,995)	(2,641)	(3,156)	(8,792)

Intangible assets, net as of September 30, 2023	$9,980	$3,184	$10,519	$23,683

The following table summarizes the gross carrying amount and accumulated amortization for intangible assets as of December 31, 2022:

(In thousands)	Trade Names	Technology and Intellectual Property	Customer Relationships	Total
Gross carrying amount as of December 31, 2022	$12,975	$5,825	$13,675	$32,475
Accumulated amortization	(1,974)	(1,784)	(2,118)	(5,876)

Intangible assets, net as of December 31, 2022	$11,001	$4,041	$11,557	$26,599

The following table summarizes the gross carrying amount and accumulated amortization for intangible assets as of December 31, 2021:

(In thousands)	Trade Names	Technology and Intellectual Property	Customer Relationships	Total
Gross carrying amount as of December 31, 2021	$12,975	$5,825	$13,675	$32,475
Accumulated amortization	(725)	(651)	(765)	(2,141)

Intangible assets, net as of December 31, 2021	$12,250	$5,174	$12,910	$30,334

The estimated useful lives of trade names are 3-10 years, the estimated useful lives of technology and intellectual property are 5-7 years, and the estimated useful life of customer relationships is 10 years.

Amortization expense was $2.9 million in the nine months ended September 30, 2023, $3.7 million in the year ended December 31, 2022, and $2.1 million in the period from June 9, 2021 to December 31, 2021.

The estimated amortization expense related to definite-lived intangible assets for the five succeeding years is as follows:

(In thousands)	Trade Name Amortization	Technology and Intellectual Property Amortization	Customer Relationships Amortization	Total
Remaining 2023	$364	$286	$345	$995
2024	1,298	1,165	1,368	3,831
2025	1,298	1,165	1,368	3,831
2026	1,298	568	1,368	3,234
2027	1,298	—	1,368	2,666
Thereafter	4,424	—	4,702	9,126

	$9,980	$3,184	$10,519	$23,683

6.	Goodwill

The carrying amount of goodwill consisted of the following:

(In thousands)	Goodwill
Balance at June 9, 2021	$110,968
Impairment	(26,909)
Measurement period adjustments	(3,658)

Balance as of December 31, 2021	80,401
Measurement period adjustments	(91)

Balance as of December 31, 2022	80,310

Balance as of September 30, 2023	$80,310

Management performed a goodwill impairment assessment as of December 31, 2021, which included both qualitative and quantitative assessments. Management’s assessment included a comparison of carrying value to an estimated fair value using a market approach based on Cloudbreak’s market capitalization. Based on this assessment, management concluded the fair value was below the carrying value primarily due to the change in Cloudbreak’s market valuation and financial performance and recorded a goodwill impairment in the amount of $26.9 million. There were no impairment charges recorded in the nine months ended September 30, 2023 or the year ended December 31, 2022. An impairment charge of $26.9 million was recorded during the period from June 9, 2021 to December 31, 2021.

7.	Fair Value of Financial Instruments

Management estimates the fair value of Cloudbreak’s financial instruments using available market information and valuation methodologies management believes to be appropriate. As of September 30, 2023, December 31, 2022 and 2021, the fair values of cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their carrying values due to the short-term nature of these instruments. Additionally, the fair values of short-term and long-term debt instruments approximate their carrying values.

8.	Capital Structure

Cloudbreak 2015 Unit Incentive Plan

When UpHealth acquired Cloudbreak on June 9, 2021, UpHealth assumed 134,943 unvested options with a fair value of $0.6 million that had been granted under Cloudbreak’s 2015 Unit Incentive Plan (the “Cloudbreak Plan”), which are subject to continued vesting and were recorded as stock-based compensation prospectively, and Cloudbreak ceased granting awards under the Cloudbreak Plan.

The following table summarizes stock option activity under the Cloudbreak Plan:

(In thousands)	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding as of June 9, 2021	171	$44.51
Options exercised	(20)	$16.30
Outstanding as of December 31, 2021	151	$48.15

Options exercised	(10)	$2.40
Options forfeited or expired	(3)	$73.80

Outstanding as of December 31, 2022	138	$50.76
Options forfeited or expired	(84)	$53.00

Outstanding as of September 30, 2023	54	$47.35

As of September 30, 2023, there was $0.1 million of unrecognized stock-based compensation expense related to stock options, expected to be recognized over a weighted-average period of 0.8 years.

9.	Income Taxes

The income tax benefit was $0.1 million in the nine months ended September 30, 2023, $0.8 million in the year ended December 31, 2022, and zero in the period from June 9, 2021 to December 31, 2021. The tax provisions for the accompanying carve out unaudited condensed consolidated financial statements were prepared based on the separate return method. The reported tax rate is lower than the 21% U.S. federal statutory tax rate in the nine months ended September 30, 2023, the year ended December 31, 2022, and the period from June 9, 2021 to December 31, 2021, due to the impact of valuation allowances, state taxes, and permanent differences. Items giving rise to deferred tax assets and liabilities are property and equipment, intangible assets, and the allowance for estimated credit losses. Management believes it is more likely than not that a portion of the benefit from the deferred tax assets will not be realized, and as such, has recorded a valuation allowance against Cloudbreak’s deferred tax assets as of September 30, 2023, December 31, 2022 and December 31, 2021.

10.	Leases

Adoption of ASC 842

Cloudbreak leases real estate for its offices, customer care centers, and warehouse space, as well as certain equipment under operating leases, with varying expiration dates through 2028. Cloudbreak also leases certain computer devices and network equipment under finance leases with varying expiration dates through 2025. In addition to purchasing Martti™ units for sale to customers, Cloudbreak also leases units through arrangements with third-party lessors to be used as equipment. Leased units are used as part of Cloudbreak’s promotional program whereby Cloudbreak loans out Martti™ units for trial purposes to various customers. Leases are categorized at their commencement date, which is the date Cloudbreak takes possession or control of the underlying asset. Generally, the term of real estate leases ranges from 1 to 7 years at inception of the contract and the term for equipment leases ranges from 1 to 3 years at the inception of the contract. Most real estate leases include one or more options to renew, with renewal terms that generally can extend the lease term from 1 to 6 years.

Cloudbreak elected the package of transitional practical expedients, under which Cloudbreak (1) did not reassess whether any expired or existing contracts are or contain leases, (2) Cloudbreak did not reassess the lease classification for any expired or existing leases and (3) Cloudbreak did not reassess initial direct costs for any existing leases. Additionally, Cloudbreak elected the short-term lease recognition exemption for all leases that qualify, meaning it does not recognize right-of-use assets or lease liabilities for those leases. Cloudbreak also elected the practical expedient to not separate lease and non-lease components for all asset classes.

The components of lease expense consisted of the following during the nine months ended September 30, 2023 and year ended December 31, 2022:

In thousands	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Finance lease costs:
Amortization of right-of-use assets	$2,546	$3,083
Interest on lease liabilities	245	312
Operating lease costs	503	1,062
Short-term lease costs	21	12
Variable lease costs	296	40
Sublease income	(351)	(635)

Total lease costs	$3,260	$3,874

Lease-related assets and liabilities recorded on the accompanying unaudited condensed consolidated balance sheets are as follows:

In thousands	September 30, 2023	December 31, 2022
Assets
Finance lease right-of-use assets (included in property and equipment, net)	$4,696	$5,916
Operating lease right-of-use assets	1,649	1,964

Total leased assets	$6,345	$7,880

Liabilities
Lease liabilities, current:
Finance lease liabilities	$3,044	$2,993
Operating lease liabilities	616	813

Lease liabilities, current	$3,660	$3,806

Lease liabilities, noncurrent:
Finance lease liabilities	$1,821	$3,523
Operating lease liabilities	1,476	1,669

Lease liabilities, noncurrent	3,297	5,192

Total leased liabilities	$6,957	$8,998

Accumulated amortization related to the finance lease assets was $9.2 million and $6.7 million as of September 30, 2023 and December 31, 2022, respectively.

Other information consisted of the following:

In thousands	September 30, 2023	December 31, 2022
Cash paid for amounts included in measurement of liabilities:
Operating cash flows from operating leases	$183	$1,415
Operating cash flows from finance leases	$73	$310
Financing cash flows from finance leases	$2,510	$3,106
Right-of-use assets obtained in exchange for new lease liabilities:
Finance leases	$706	$4,110

The following table summarizes Cloudbreak’s lease term and discount rate assumptions as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Weighted-average remaining lease term (years):
Finance leases	1.78	1.76
Operating leases	3.2	3.64
Weighted-average discount rate:
Finance leases	7.2%	5.6%
Operating leases	6.9%	6.3%

Undiscounted future minimum lease payments (displayed by year and in the aggregate) under noncancelable operating and finance leases with terms of more than one year, as of September 30, 2023, have been reconciled to the total operating and finance lease liabilities recognized on the accompanying unaudited condensed consolidated balance sheets as of September 30, 2023 as follows:

	September 30, 2023
In thousands	Finance Leases	Operating Leases
Remaining 2023	$878	$184
2024	2,896	732
2025	1,202	704
2026	206	594
2027	—	100
Thereafter	—	—

Total lease payments	5,182	2,314
Less: Interest	317	222

Present value of lease liabilities	$4,865	$2,092

Prior to the adoption of ASU 2016-02, Leases, Cloudbreak’s contractual operating lease commitments and buyout obligations were as follows:

Capital Lease Transactions

Cloudbreak has capital leases for certain computer devices and network equipment. In addition to purchasing Martti™ units for use as inventory, Cloudbreak also leases units through arrangements with third-party lessors to be used as equipment. Leased units are used as part of Cloudbreak’s promotional program whereby Cloudbreak loans out Martti™ units for trial purposes to various customers.

As of December 31, 2021, capital lease assets and liabilities are as follows:

December 31, 2021
(In thousands)
Assets		Liabilities
Leased property under capital leases, less accumulated amortization	$5,013	Current: obligations under capital leases	$2,404
		Noncurrent: obligations under capital leases	2,644

		Total	$5,048

Total rent expense under third-party agreements was approximately $1.0 million in the period from June 9, 2021 to December 31, 2021.

Total sublease income under third-party agreements was approximately $0.3 million in the period from June 9, 2021 to December 31, 2021.

During the period from June 9, 2021 to December 31, 2021, Cloudbreak recorded a lease abandonment accrual totaling $0.9 million related to five offices where Cloudbreak vacated the spaces during the period.

11.	Commitments and Contingencies

Commitments

Operating leases

See Note 10, Leases, for commitments related to Cloudbreak’s operating leases.

Contingencies

From time to time, Cloudbreak may be subjected to claims or lawsuits which arise in the ordinary course of business. Estimates for resolution of legal and other contingencies are accrued when losses are probable and reasonably estimable in accordance with ASC 450, Contingencies. Except as set forth below, in the opinion of management, after consulting with legal counsel, none of such claims are currently expected to have a material adverse effect on Cloudbreak’s condensed consolidated results of operations, financial position or cash flows.

Indemnification

Certain of Cloudbreak’s agreements require Cloudbreak to indemnify its customers from any claim or finding of intellectual property infringements, as well as from any losses incurred relating to breach of representations, failure to perform, or specific events as outlined within the particular contract. Cloudbreak has not received any claims or estimated the maximum potential amount of indemnification liability under these agreements and has recorded no liabilities for these agreements.

12.	Subsequent Events

Management has determined that no material events or transactions have occurred subsequent to the balance sheet date, other than those events noted below, that require disclosure in Cloudbreak’s unaudited condensed consolidated financial statements.

As discussed in Note 1, Organization and Business, on November 16, 2023, UpHealth agreed to sell 100% of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer, an affiliate of GTCR, pursuant to the Purchase Agreement. The Closing is expected to occur on the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing, including receipt of the Requisite Stockholder Approval in favor of the Sale Proposal at the special meeting, but in no event prior to March 15, 2024, unless consenting to in writing by UpHealth and Forest Buyer.

PROPOSAL NO. 2—THE ADJOURNMENT PROPOSAL

UpHealth’s stockholders are being asked to approve the Adjournment Proposal that will give UpHealth authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak, if there are not sufficient votes at the time of the special meeting to approve the Sale Proposal. If this Adjournment Proposal is approved, the special meeting could be adjourned by the UpHealth Board to any date. In addition, regardless of whether a quorum is present, the chairperson of the special meeting has the power under UpHealth’s Bylaws to adjourn the special meeting from time to time. Furthermore, the UpHealth Board could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons.

If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign, date and return a proxy and do not indicate how you wish to vote on any Proposal, or if you sign, date and return a proxy and you indicate that you wish to vote in favor of the Sale Proposal to approve the Purchase Agreement for the Sale of Cloudbreak, but do not indicate a choice on the Adjournment Proposal, your shares of UpHealth Common Stock will be voted in favor of the Adjournment Proposal. UpHealth does not intend to call a vote on this Adjournment Proposal if the Sale Proposal has been approved at the special meeting.

If you have previously submitted a proxy on the Proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the special meeting, you may do so.

If a quorum is present at the special meeting, the Adjournment Proposal will be approved if the number of shares voted in favor of the Adjournment Proposal are greater than those voted against the Adjournment Proposal. Abstentions and “broker non-votes” will have the effect of an “AGAINST” vote with respect to the Adjournment Proposal, but will have no effect on the outcome of the Adjournment Proposal so long as a quorum is present. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

THE UPHEALTH BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2023 regarding the beneficial ownership of shares of UpHealth Common Stock by (i) each person, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act, known to be the beneficial owner of more than 5% of the outstanding UpHealth Common Stock; (ii) each of the named executive officers (our “NEOs”) who were identified in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 filed with the SEC on April 14, 2023; (iii) each of our directors; and (iv) all of our NEOs and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days, or RSUs that will vest within 60 days. As of December 31, 2023, there were 18,671,142 shares of UpHealth Common Stock outstanding.

Unless otherwise indicated, UpHealth believes that all persons named in the table have sole voting and investment power with respect to all shares of UpHealth Common Stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of UpHealth Common Stock	% of Class
Samuel J. Meckey(2)	295,197	1.58%
Dr. Ramesh Balakrishnan(3)	752,447	4.03%
Martin S. A. Beck(4)(i)	220,778	1.18%
Dr. Avi S. Katz(4)(iv)	513,318	2.75%
Dr. Raluca Dinu(4)(vi)	12,783	*
Agnès Rey-Giraud(4)(vii)	13,283	*
Nathan Locke(4)(viii)	12,783	*
Luis Machuca(4)(ix)	20,203	*
Mark Guinan(4)(x)	20,203	*
Dr. Mariya Pylypiv(4)(xi)	677,580	3.63%
Dr. Chirinjeev Kathuria(4)(xii)	3,853,991	20.64%
Jay Jennings(4)(xiii)	19,420	*
James S. Greene	—	*
Armistice Capital Master Fund, Ltd.(5)	1,619,000	8.67%
GigAcquisitions2, LLC(4)(v)	500,555	2.68%
Kayne Anderson Capital Advisors, L.P.(6)	1,065,509	5.71%
Rewi Enterprises LLC(4)(ii)	186,164	1.00%
TTC Healthcare Partners, LLC(4)(iii)	122,208	*

All directors and all NEOs as of December 31, 2022 (11 individuals) as a group	6,392,566	34.24%

*	Less than 1%

(1)

The business address of Drs. Katz and Dinu and GigAcquisitions2, LLC is 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303. The business address of each of the other Supporting Stockholders and Mr. Meckey and Dr. Balakrishnan is c/o UpHealth, Inc., 14000 S. Military Trail, Suite 203, Delray Beach, FL 33484. The business address of Armistice Capital Master Fund, Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The business address of Kayne Anderson Capital Advisors, L.P. is 1800 Avenue of the Stars, Third Floor, Los Angeles, CA 90067.

(2)

Mr. Meckey was terminated from his role as the Chief Executive Officer of UpHealth effective October 6, 2023. On October 9, 2023, Mr. Meckey informed the UpHealth Board of his resignation from his position as a Class I director of UpHealth, effective immediately.

(3)

Dr. Balakrishnan resigned as President and Chief Strategy Officer of UpHealth effective December 30, 2022. The number of shares reported is based on information available to UpHealth as of March 31, 2023.

(4)

Includes an aggregate of 5,486,550 shares of UpHealth Common Stock beneficially owned by the Supporting Stockholders, who are certain stockholders which are directors and/or executive officers (or an affiliate thereof) of UpHealth who are identified below, in the amounts set forth below for each Supporting Stockholder. The aggregate amount of shares of UpHealth Common Stock beneficially owned by the Supporting Stockholders constitutes 29.39% of the issued and outstanding shares of UpHealth Common Stock as of the date of this proxy statement.

As described elsewhere in this proxy statement, on November 16, 2023, UpHealth, Cloudbreak and Forest Buyer entered into the Purchase Agreement providing for the Sale of Cloudbreak and the other Transactions. The Closing of the Transactions, including the Sale, is expected to occur on the date that is the third business day following the satisfaction or waiver of each of the conditions to Closing (including the receipt of the Requisite Stockholder Approval), but in no event prior to March 15, 2024, unless consented to in writing by UpHealth and Forest Buyer. The Sale as contemplated by the Purchase Agreement, if and when consummated, constitutes a sale of substantially all of the assets of UpHealth.

In connection and concurrently with the execution of the Purchase Agreement, on November 16, 2023, the Supporting Stockholders entered into the Voting Agreement with UpHealth and Forest Buyer, pursuant to which the Supporting Stockholders have agreed, among other things, to vote (i) all of the shares of UpHealth Common Stock owned of record or beneficially by held by them as of the date of the Voting Agreement and (ii) any additional shares of UpHealth Common Stock or other voting securities of UpHealth acquired by the Supporting Stockholders or any of their respective affiliates prior to the record date for the special meeting, in favor of the Supported Matters. Accordingly, the Voting Agreement relates to, and the agreement by the Supporting Stockholders to vote in favor of the approval of the Sale in accordance therewith may result in, the sale of substantially all of the assets of UpHealth.

The Voting Agreement provides that, if any Supporting Stockholder (i) fails to comply with its obligations to return any proxy card or voting instructions it receives in respect of the special meeting in accordance with the Voting Agreement or (ii) otherwise attempts to vote its shares of UpHealth Common Stock or other securities that are subject to the Voting Agreement, in person or by proxy, in a manner that is inconsistent with its obligations under the Voting Agreement (each, a “Triggering Event”), such Supporting Stockholder will be deemed, upon and as of the time of such Triggering Event, to irrevocably appoint as its proxy and attorney-in-fact the officers of Forest Buyer, each of them individually, with full power of substitution and resubstitution, to vote such shares in accordance with the Voting Agreement.

The Voting Agreement restricts the ability of the Supporting Stockholders to transfer or sell shares of UpHealth Common Stock, subject to certain limited exceptions. The Voting Agreement will terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Purchase Agreement in accordance with its terms, (ii) written notice of termination of the Voting Agreement by Forest Buyer to the Supporting Stockholders, (iii) the mutual written agreement of the parties to the Voting Agreement and (iv) the Closing.

Each Supporting Stockholder expressly disclaims beneficial ownership of the shares of UpHealth Common Stock beneficially owned by the other Supporting Stockholders. As of December 31, 2023, the Supporting Stockholders, who comprise a group within the meaning of Section 13(d)(3) of the Act, beneficially own the shares of UpHealth Common Stock as set forth next to their names:

(i)

Martin S. A. Beck beneficially owns an aggregate of 220,778 shares of UpHealth Common Stock. Mr. Beck (i) is the record owner of 34,614 shares of UpHealth Common Stock, (ii) is the sole member of Rewi Enterprises LLC (“Rewi Enterprises”) and (iii) is an equity owner and chairman of the board of directors of TTC Healthcare Partners, LLC (“TTC Partners”). As a result, Mr. Beck shares voting and dispositive power over, and may be deemed to have beneficial ownership of, the 186,164 shares of UpHealth Common Stock beneficially owned by Rewi Enterprises and the 122,208 shares of UpHealth Common Stock beneficially owned by TTC Partners. Mr. Beck disclaims beneficial ownership of the shares held by TTC Partners. On October 5, 2023, the UpHealth Board appointed Mr. Beck, then serving as UpHealth’s Chief Financial Officer, to serve as the Chief Executive Officer of UpHealth effective October 6, 2023. On October 9, 2023, the UpHealth Board appointed Mr. Beck to serve as a Class I director.

(ii)

Rewi Enterprises beneficially owns an aggregate of 186,164 shares of UpHealth Common Stock. Mr. Beck is the sole member of Rewi Enterprises, and he shares voting and dispositive power over the shares held by it. As a result, Mr. Beck may be deemed to have beneficial ownership of the shares held by Rewi Enterprises.

(iii)

TTC Partners beneficially owns an aggregate of 122,208 shares of UpHealth Common Stock. Mr. Beck is an equity owner and chairman of the board of directors of TTC Partners, and he shares voting and dispositive power over the shares held by it. As a result, Mr. Beck may be deemed to have beneficial ownership of the shares held by TTC Partners. Mr. Beck disclaims beneficial ownership of such shares.

(iv)

Dr. Avi S. Katz beneficially owns an aggregate of 513,318 shares of UpHealth Common Stock. Dr. Katz is the record owner of 12,763 shares of UpHealth Common Stock and is the sole manager but is not a member of GigAcquisitions2, LLC (“GigAcquisitions2”), and he shares voting and dispositive power over the shares held by it. As a result, the 452,430 shares of UpHealth Common Stock and 48,125 shares of UpHealth Common Stock underlying warrants, all held by GigAcquisitions2, are beneficially owned by Dr. Katz.

(v)

GigAcquisitions2 beneficially owns an aggregate of 452,430 shares of UpHealth Common Stock and 48,125 shares of UpHealth Common Stock underlying warrants. Dr. Katz is the sole manager but is not a member of GigAcquisitions2, and he shares voting and dispositive power over the shares held by it. As a result, Dr. Katz beneficially owns the shares held by GigAcquisitions2.

(vi)	Dr. Raluca Dinu beneficially owns an aggregate of 12,783 shares of UpHealth Common Stock.

(vii)	Agnes Rey-Giraud beneficially owns an aggregate of 13,283 shares of UpHealth Common Stock.

(viii)	Nathan Locke beneficially owns an aggregate of 12,783 shares of UpHealth Common Stock.

(ix)	Luis Machuca beneficially owns an aggregate of 20,203 shares of UpHealth Common Stock.

(x)	Mark Guinan beneficially owns an aggregate of 20,203 shares of UpHealth Common Stock.

(xi)

Dr. Mariya Pylypiv beneficially owns an aggregate of 677,580 shares of UpHealth Common Stock. Dr. Pylypiv has pledged approximately 14,449 of such shares to UpHealth to secure her obligations under an agreement executed by Drs. Pylypiv and Kathuria.

(xii)

Dr. Chirinjeev Kathuria beneficially owns an aggregate of 3,853,991 shares of UpHealth Common Stock. Dr. Kathuria has pledged approximately 83,461 of such shares to UpHealth to secure his obligations under an agreement executed by Drs. Kathuria and Pylypiv.

(xiii)

Jay Jennings beneficially owns an aggregate of 19,420 shares of UpHealth Common Stock. On October 9, 2023, Mr. Jennings, then UpHealth’s Chief Accounting Officer (which role did not make Mr. Jennings the principal accounting officer of UpHealth as Mr. Beck has previously served as both the principal financial officer and the principal accounting officer), was appointed by the UpHealth Board to replace Mr. Beck as the Chief Financial Officer of UpHealth, effective immediately, and assume the position of both the principal financial officer and the principal accounting officer of UpHealth.

(5)

The number of shares reported above is pursuant to a Form 13F filed with the SEC on November 14, 2023. These securities are directly held by Armistice Capital Master Fund, Ltd. (“Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund, and Steven Boyd, as the Managing Member of Armistice. Armistice and Mr. Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein.

(6)

Pursuant to a Schedule 13G filed with the SEC on March 22, 2023, the shares reported above are owned by investment accounts (investment limited partnerships, registered investment companies and institutional accounts) managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P. (or a controlled affiliate thereof), as a registered investment adviser. Kayne Anderson Capital Advisors, L.P. is the general partner (or general partner of the general partner) of the limited partnerships and investment adviser to the other accounts. Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the shares reported above, except those shares attributable to it by virtue of its general partner interests in the limited partnerships.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT THE 2024 ANNUAL MEETING

SEC rules permit stockholders to submit proposals for inclusion in our 2024 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Secretary at our principal executive offices, located at 14000 S. Military Trail, Suite 203, Delray Beach, Florida 33484, no later than the close of business on August 14, 2024 (120 days prior to the anniversary of this year’s mailing date). If the 2024 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2023 annual meeting, then the deadline is a reasonable time before UpHealth begins to print and send its proxy materials for the 2024 annual meeting, which we deem to be the later of 90 days prior to the 2024 annual meeting or 10 days following UpHealth’s first public announcement of the date of such meeting. Failure to deliver a proposal in accordance with these procedures may result in it being deemed not timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our 2024 proxy statement. Stockholder proposals that do not meet the requirements set forth above may be excluded from our 2024 proxy statement as provided under Rule 14a-8. Our Nominating and Corporate Governance Committee reviews all stockholder proposals submitted for inclusion in our proxy statements and makes recommendations to the UpHealth Board for actions on such proposals. For information on qualifications of director nominees considered by our Nominating and Corporate Governance committee, see the “Corporate Governance” section of our Definitive Proxy Statement on Form DEF 14A for our 2023 Annual Meeting of Stockholders filed with the SEC on December 12, 2023.

Stockholders who intend to present a director nomination or other proposal at an annual meeting must comply with the advance notice provisions contained in our Bylaws, which include delivering notice of such nomination or other proposal to our Secretary at our principal executive offices no earlier than 120 and no later than 90 days prior to the first anniversary of the prior year’s annual meeting as first specified in UpHealth’s notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). Based on the 2023 annual meeting date of December 27, 2023, a stockholder’s notice will be considered timely for the 2024 annual meeting if it is received by our Secretary no earlier than August 29, 2024, and no later than September 28, 2024. However, if the 2024 annual meeting is held more than 30 days before or after the first anniversary of the 2023 annual meeting, such stockholder’s notice must be delivered to our Secretary by the later of 90 days prior to the 2024 annual meeting or 10 days following UpHealth’s first public announcement of the date of such meeting. The stockholder’s notice must satisfy the information requirements of Section 3.2 of our Bylaws with respect to each director nomination and Section 2.7 of our Bylaws with respect to each other proposal that such stockholder intends to present at the 2024 annual meeting.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than UpHealth’s nominees must comply with any additional requirements of Rule 14a-19 under the Exchange Act.

We will not entertain any nominations or other proposals at an annual meeting that do not satisfy the advance notice requirements set forth in our Bylaws or the requirements established by the SEC. For nominations or other proposals that are properly submitted and timely filed, if the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal, provided that we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion. To make a submission or request a copy of our Bylaws, stockholders should contact our Secretary at our principal executive offices. Our Bylaws are also available online through the SEC’s EDGAR website as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 24, 2022. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a nomination or other proposal.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING ONE ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding UpHealth Common Stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Secretary at our principal executive offices, located at 14000 S. Military Trail, Suite 203, Delray Beach, Florida 33484, or call MZ North America, our investor relations consultant, at (203) 741-8811, and we will promptly send you what you have requested. You can also contact MZ North America at the phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

UpHealth files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including UpHealth, that file electronically with the SEC at www.sec.gov. Any documents that we file electronically with the SEC are available to the public, free of charge through the SEC’s website and through the “Investor Relations” section of our website at https://uphealthinc.com/. Copies of such material can also be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on, or that can be accessed through, our website is specifically not incorporated into this proxy statement or our other filings with the SEC and is not a part of these filings.

We will provide each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, with a copy of all of the information that has been incorporated by reference in this proxy statement but not delivered with the proxy statement. You may obtain copies of these filings, at no cost, through our website and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

UpHealth, Inc.

14000 S. Military Trail, Suite 203

Delray Beach, Florida 33484

Attention: Investor Relations

(203) 741-8811

If you have questions about the proposals or this proxy statement, would like additional copies of this proxy statement, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Morrow Sodali, the proxy solicitor for UpHealth, by calling ([●]) [●]-[●] (toll-free), or banks and brokers can call ([●]) [●]-[●], or by emailing [●]. You will not be charged for any of the documents that you request.

If you are an UpHealth stockholder and would like to request documents, in order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than five business days before the date of the special meeting, or no later than [●], 2024.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 13, 2023;

•

Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 11, 2023, for the quarterly period ended June 30, 2023, filed with the SEC on August 10, 2023, and for the quarterly period ended September 30, 2023, filed with the SEC on November 21, 2023;

•	Definitive Proxy Statement on Form DEF 14A for UpHealth’s 2023 Annual Meeting of Stockholders, filed with the SEC on December 12, 2023; and

•

Current Reports on Form 8-K,  filed with the SEC on June  20, 2023, September  18, 2023, September  19, 2023, October  11, 2023, October  20, 2023, November  16, 2023, November  20, 2023, November  29, 2023 and December 13, 2023.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

This document is a proxy statement of UpHealth for the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

By Order of the Board of Directors,

Dr. Avi. S. Katz
Chairman of the Board

[●], 2024

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING BY FOLLOWING THE INSTRUCTIONS IN THIS PROXY STATEMENT. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

Annex A

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

by and among

FOREST BUYER, LLC

CLOUDBREAK HEALTH, LLC,

and

UPHEALTH, INC.,

Dated as of November 16, 2023

EXHIBITS AND SCHEDULES

Annexes:

Annex A	–	Defined Terms
Annex B	–	Accounting Principles
Annex C	–	Illustrative Calculation of Net Working Capital

Exhibits:

Exhibit A	–	Intellectual Property Assignment Agreement
Exhibit B	–	Form Transition Services Agreement
Exhibit C	–	Purchase Price Allocation Schedule

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

This MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 16, 2023, by and among Forest Buyer, LLC, a Delaware limited liability company (“Buyer”), Cloudbreak Health, LLC, a Delaware limited liability company (the “Company”), and UpHealth, Inc., a Delaware corporation (“Seller”). Certain terms used herein are defined in Annex A attached hereto.

RECITALS

WHEREAS, Seller is the direct owner of all of the issued and outstanding Equity Interests of the Company (the “Company Interests”);

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Company Interests (the “Sale” and together with all of the other transactions contemplated by this Agreement and the other Transaction Agreements, including entry into the Supplemental Indentures and the repurchase of the 2025 Notes and the 2026 Notes as contemplated hereby, collectively, the “Contemplated Transactions”);

WHEREAS, the Contemplated Transactions may be deemed to constitute a sale of all or substantially all of the assets of Seller and, therefore, approval of the Contemplated Transactions by Seller’s stockholders will be sought under Section 271 of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the board of directors of Seller (the “Seller Board”) has: (a) unanimously resolved that the entry by Seller into this Agreement and the consummation of the Contemplated Transactions are expedient and in the best interests of Seller and its stockholders, and declared it advisable and in Seller’s best interests to enter into this Agreement and perform its obligations hereunder and under the other Transaction Agreements, (b) unanimously approved (i) the execution and adoption of this Agreement and the consummation of the Contemplated Transactions and (ii) the performance by Seller of its covenants and other obligations hereunder on the terms and subject to the conditions set forth in this Agreement and the other Transaction Agreements, subject to the Requisite Stockholder Approval and (c) unanimously resolved to recommend that the Contemplated Transactions be approved by Seller’s stockholders in accordance with the DGCL (collectively, the “Seller Board Recommendation”);

WHEREAS, as a condition and inducement to Seller’s willingness to enter into this Agreement, Buyer has delivered to Seller concurrently with execution of this Agreement, (a) an equity commitment letter (the “Equity Commitment Letter”) from the Guarantors, pursuant to which, subject to the terms and conditions therein, the Guarantors have committed to invest in Buyer, directly or indirectly, the applicable amounts set forth therein, and (b) a limited guaranty (the “Limited Guaranty”) from the Guarantors in favor of Seller and pursuant to which, subject to the terms and conditions therein, the Guarantors are guaranteeing certain obligations of Buyer in connection with this Agreement;

WHEREAS, as a condition and inducement to Buyer’s willingness to enter into this Agreement, at least sixty-nine percent (69%) of the 2025 Noteholders and at least eighty-eight percent (88%) of the 2026 Noteholders have concurrently in connection with this Agreement entered into a Transaction Support Agreement (the “Noteholder Support Agreement”) with Seller, the Company and Buyer in connection with the Contemplated Transactions; and

WHEREAS, as a condition and inducement to Buyer’s willingness to enter into this Agreement, certain persons, in their capacity as stockholders of Seller, have concurrently in connection with this Agreement entered into a Voting and Support Agreement (the “Voting and Support Agreement”) in connection with the Contemplated Transactions.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF INTERESTS

1.1 Purchase and Sale of Interests. On the basis of the representations, warranties, covenants and agreements herein, and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, Buyer shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer, all of the Company Interests, free and clear of any Liens (other than restrictions under applicable securities Laws), in exchange for the Cash Consideration.

1.2 Estimated Cash Consideration.

(a) No later than five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer its good faith calculations of (i) the Estimated Cash Consideration, (ii) the Estimated Net Working Capital, (iii) the 2026 Notes Repurchase Amount (assuming a repurchase date of June 3, 2024), (iv) the 2025 Notes Repurchase Amount (assuming a repurchase date of June 3, 2024) and (v) the Notes Escrow Amount, in each case together with reasonable supporting detail of its calculations and each component thereof (collectively, the “Estimated Closing Statement”). For purposes of the Estimated Closing Statement and this Agreement, “Estimated Cash Consideration” means an amount equal to $180,000,000, minus the Estimated Closing Indebtedness, plus the Estimated Closing Cash Amount, minus the Estimated Transaction Expenses.

(b) The Estimated Closing Statement shall be prepared in good faith in accordance with the terms of this Agreement and the Indentures, including, as applicable, the Accounting Principles, and the books and records of the Company and its Subsidiaries and shall include invoices or similar supporting documentation with respect to the Estimated Transaction Expenses set forth in the Estimated Closing Statement. Seller acknowledges and agrees that no portion of the Estimated Cash Consideration shall be paid to Seller, and all of the Estimated Cash Consideration will be paid by Buyer as set forth in Section 1.4(a). After delivery of the Estimated Closing Statement, Seller shall provide to Buyer reasonable access, during regular business hours, in such a manner as to not interfere with the normal operation of Seller (subject to the execution of customary work paper access letters, if requested), to work papers and books and records relating to the preparation of the Estimated Closing Statement and to the Company Employees who are knowledgeable about the preparation of the Estimated Closing Statement, in each case, solely for the purpose of assisting Buyer and its Representatives in their review of the Estimated Closing Statement and the calculations contained therein. Seller shall consider in good faith any reasonable comments of Buyer to the Estimated Closing Statement and make any corresponding changes to the Estimated Closing Statement and potential adjustments to the calculation of the Estimated Cash Consideration (or any of the components thereof) that Seller reasonably deems appropriate based on Buyer’s proposed adjustments.

1.3 Closing. The closing of the Contemplated Transactions (the “Closing”) will take place remotely via the electronic exchange of documents and signatures on the third Business Day following the satisfaction or waiver of each of the conditions set forth in Article VII (other than those conditions which by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of any such conditions at the Closing); provided, that, in no event shall the Closing take place prior to March 15, 2024, unless consented to in writing by Buyer and Seller. The date on which the Closing shall occur is referred to herein as the “Closing Date.” The Closing shall be deemed effective as of 12:01a.m. on the Closing Date.

1.4 Deliveries at Closing.

(a) Buyer Closing Deliverables. At the Closing and on the terms and subject to the conditions set forth in this Agreement, Buyer shall:

(i) pay or cause to be paid to the intended recipients thereof the Estimated Transaction Expenses and the Closing Indebtedness contemplated by the Company Payoff Letters; provided, that with respect to the Estimated Transaction Expenses, any amounts treated as wages to an employee of the Company or any of its Subsidiaries shall be paid as directed in writing by Seller to Buyer prior to the Closing Date, to the Company or one of its Subsidiaries, which shall pay such amounts, less applicable withholding Taxes, to the applicable recipient through its payroll system on the next regularly scheduled payroll cycle following the Closing Date;

(ii) deliver or cause to be delivered to the Escrow Agent the Adjustment Escrow Amount for deposit into the Adjustment Escrow Account;

(iii) deliver or cause to be delivered to the Escrow Agent the Tax Escrow Amount for deposit into the Tax Escrow Account; and

(iv) deliver or cause to be delivered to the Escrow Agent the remaining portion (after taking into account the payments in clauses (ii) and (iii) of this Section 1.4(a)) of the Estimated Cash Consideration (such amount, the “Notes Escrow Amount”) for deposit in the Notes Escrow Account.

(b) Seller Closing Deliveries. At the Closing and upon the terms and subject to the conditions set forth in this Agreement, Seller shall:

(i) deliver to Buyer duly executed assignments representing the Company Interests;

(ii) deliver to Buyer the following: (A) evidence of termination of all agreements (if any) regarding voting, transfer or other arrangements related to the Company Interests that are in effect prior to the Closing (other than any organizational document thereof or any Transaction Agreement) (in each case on terms and conditions reasonably satisfactory to Buyer); (B) evidence of the release of all Liens against Seller or the Company and its Subsidiaries related to the Company Interests and the assets of the Company and its Subsidiaries (including any Tax Liens and/or any applicable termination letters suitable for filing at the U.S. Patent and Trademark Office); and (C)(i) duly executed customary payoff letters in form and substance reasonably satisfactory to Buyer in respect of the Closing Indebtedness being repaid in full at the Closing from the third-party creditors listed on Schedule 1.4(b)(ii)(C) (the “Company Payoff Letters”) and (ii) evidence of the release of all obligations of the Company and its Subsidiaries under the 2025 Notes, the 2026 Notes, the Senior Secured Notes Indenture and the Unsecured Notes Indenture, in each case of clauses (i) and (ii), including copies of the related lien and guarantee releases, discharges and other required terminations in connection therewith (or commitment to release, if applicable) (such evidence shall include, without limitation and to the extent applicable, UCC-3 terminations, Intellectual Property security agreement terminations, account control agreement terminations, mortgage releases and landlord waiver terminations, which, in each case, drafts of each shall be provided to Buyer at least three (3) Business Days prior to Closing) of, in each case, in customary form and substance reasonably satisfactory to Buyer;

(iii) deliver to Buyer evidence that the Supplemental Indentures have been executed and delivered by Seller and the Trustee, and remain in full force and effect;

(iv) deliver to the Company all books and records (including Tax Returns) and other property of the Company in Seller’s possession or under Seller’s control;

(v) deliver or cause to be delivered to Buyer a completed and executed IRS Form W-9 of Seller;

(vi) deliver to Buyer, an Intellectual Property Assignment Agreement (the “Intellectual Property Assignment Agreement”) in the form attached hereto as Exhibit A, executed by Seller and any of its applicable Subsidiaries;

(vii) deliver to Buyer evidence of renewal of the Company’s or its Subsidiaries’ agreements set forth on Schedule 1.4(b)(vii); and

(viii) deliver to Buyer evidence of termination of agreements set forth on Schedule 1.4(b)(viii) without any further liability to the Company or any of its Subsidiaries.

1.5 Post-Closing Adjustment.

(a) Within ninety (90) days following the Closing Date, Buyer shall, or shall cause the Company to, prepare and deliver to Seller a statement (the “Closing Statement”) setting forth its calculation of the Cash Consideration and each of the components thereof. The Closing Statement shall be prepared in good faith in accordance with the terms of this Agreement, including, as applicable, the Accounting Principles, and the books and records of the Company and its Subsidiaries. During the thirty (30) days immediately following Seller’s receipt of the Closing Statement, the Company shall provide Seller and its representatives with reasonable access, during normal business hours and after reasonable advance notice, to the books and records of the Company for purposes of their review of the Closing Statement. The Closing Statement and the resulting calculation of the Cash Consideration shall become final and binding upon the parties hereto thirty (30) days following Seller’s receipt thereof unless Seller delivers written notice of its disagreement (a “Notice of Disagreement”) to Buyer prior to such date; provided that the Closing Statement and the resulting calculation of the Cash Consideration shall become final and binding upon the parties upon Seller’s delivery, prior to the expiration of the thirty (30) day period, of written notice to Buyer of its acceptance of the Closing Statement. Any Notice of Disagreement delivered pursuant to this Section 1.5(a) shall specify in reasonable detail the nature and amount of any disagreement so asserted and attach documentation supporting Seller’s calculations.

(b) If a timely Notice of Disagreement is delivered by Seller, then the Closing Statement (as revised in accordance with this Section 1.5(b)) and the resulting calculation of the Cash Consideration shall become final and binding upon the parties on the earlier of (i) the date any and all matters specified in the Notice of Disagreement are finally resolved in writing by Buyer and Seller and (ii) the date any and all matters specified in the Notice of Disagreement not resolved by Buyer and Seller are finally resolved in writing by the Arbiter (as defined below). The Closing Statement shall be revised to the extent necessary to reflect any resolution agreed to by Buyer and Seller or any final resolution determined by the Arbiter in accordance with this Section 1.5. During the thirty (30) days immediately following the delivery of a Notice of Disagreement or such longer period as Buyer and Seller may agree in writing, Buyer and Seller may attempt to resolve any differences which they may have with respect to any matter specified in the Notice of Disagreement, and all such discussions related thereto (unless otherwise agreed by Buyer and Seller) shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar Law. At the end of such thirty (30) day period (or such longer period as Buyer and Seller may agree in writing), Buyer and Seller shall submit any and all matters (but only such matters) which remain in dispute and which were properly included in the Notice of Disagreement to a nationally-recognized independent accounting firm that is mutually selected by Buyer and Seller (the “Arbiter”) for review and resolution. Buyer and Seller shall instruct the Arbiter to, and the Arbiter, acting as an expert and not an arbitrator, shall make a final determination of the items included in the Closing Statement (to the extent such amounts are in dispute) based solely on written submissions by Buyer and Seller and in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review). Buyer and Seller shall cooperate with the Arbiter during the term of its engagement. Buyer and Seller shall instruct the Arbiter not to, and the Arbiter shall not, assign a value to any item in dispute greater than the greatest value for such item assigned by Buyer, on the one hand, or Seller, on the other hand, or less than the smallest value for such item assigned by Buyer, on the one hand, or Seller, on the other hand. The Closing Statement and the resulting calculation of the Cash Consideration shall become final and binding on the parties hereto, if not already mutually agreed by Buyer and Seller, on the date the Arbiter delivers its final determination in writing to Buyer and Seller (which final determination shall be requested by Buyer and Seller to be delivered not more than thirty (30) days following submission of such disputed matters), and such final determination by the Arbiter shall not be subject to court review or otherwise appealable. The fees and expenses of the Arbiter pursuant to this

Section 1.5(b) shall be borne by the Company, on the one hand, and Seller, on the other hand, based upon the percentage which the aggregate portion of the contested amount not awarded to Buyer and Seller, respectively, bears to the aggregate amount actually contested by such party. For example, if Seller claims the Cash Consideration is $1,000 greater than the amount determined by Buyer, and Buyer contests only $500 of the amount claimed by Seller, and if the Arbiter ultimately resolves the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of the Arbiter will be allocated 60% (i.e., 300 ÷ 500) to the Company and 40% (i.e., 200 ÷ 500) to Seller.

(c) If the Cash Consideration is greater than the Estimated Cash Consideration and the Fundamental Change Repurchase Date (as such term is defined in the Senior Secured Notes Indenture) has not yet occurred, within five (5) Business Days after the Closing Statement becomes final and binding in accordance with the terms hereof, the Company shall, and Buyer shall cause the Company to, make a payment to the Note Escrow Account of an amount equal to the amount by which the Cash Consideration exceeds the Estimated Cash Consideration (up to an excess equal to the amount of the Adjustment Escrow Amount) by wire transfer of immediately available funds for purposes of making an offer to repurchase the 2026 Notes and the 2025 Notes in accordance with Section 1.8; provided, that if the Fundamental Change Repurchase Date has occurred, the amount by which the Cash Consideration exceeds the Estimated Cash Consideration (up to an excess equal to the amount of the Adjustment Escrow Amount) shall instead be paid to Seller (and held in a deposit account subject to a control agreement in favor of the Consenting Noteholders) for the sole purpose of complying with mandatory repurchase requirements set forth in the Senior Secured Notes Supplemental Indenture with respect to any remaining 2025 Notes. If the Estimated Cash Consideration is greater than the Cash Consideration, within five (5) Business Days after the Closing Statement becomes final and binding in accordance with the terms hereof, Buyer and the Seller shall cause the Escrow Agent (including by delivering joint written instructions to the Escrow Agent) to make payment to Buyer (or its designees) of an amount equal to the lesser of (i) an amount equal to the amount by which the Estimated Cash Consideration exceeds the Cash Consideration, and (ii) the Adjustment Escrow Funds, in each case, from the Adjustment Escrow Account.

(d) Within five (5) Business Days after the Closing Statement becomes final and binding in accordance with the terms hereof and if the Fundamental Change Repurchase Date (as such term is defined in the Senior Secured Notes Indenture) has not yet occurred, Buyer and Seller shall cause the Escrow Agent (including by delivering joint written instructions to the Escrow Agent) to make a payment from the Adjustment Escrow Account to the Note Escrow Account of an amount equal to the remaining Adjustment Escrow Funds (if any) after any payments are made to Buyer pursuant to Section 1.5(c) (if any) by wire transfer of immediately available funds for purposes of making an offer to repurchase the 2026 Notes and the 2025 Notes in accordance with Section 1.8; provided, that if the Fundamental Change Repurchase Date has occurred, the remaining Adjustment Escrow Funds shall instead be released to Seller (and held in a deposit account subject to a control agreement in favor of the Consenting Noteholders) for the sole purpose of complying with mandatory repurchase requirements set forth in the Senior Secured Notes Supplemental Indenture with respect to any remaining 2025 Notes.

1.6 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Buyer or its designee and the Company shall be entitled to withhold and deduct from the consideration otherwise payable pursuant to this Agreement such amounts as Buyer or its designee or the Company are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. Tax Law. If Buyer believes that any withholding of Tax is required with respect to the payment of the purchase price to Seller (other than due to Seller’s failure to deliver the form described in Section 1.4(b)(v)), then Buyer shall give written notice to Seller describing the basis for such withholding and Buyer shall provide Seller with a reasonable opportunity to provide any applicable certificate, form or documentation that would reduce or eliminate the requirement to deduct and withhold Tax with respect to such payment, and Buyer shall otherwise reasonably cooperate with Seller and take such steps as Seller may reasonably request to reduce or eliminate such withholding obligation to the extent permitted by applicable Tax Law. To the extent that amounts are so withheld and paid to the applicable Tax authority by the withholding party, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

1.7 Tax Escrow Account.

(a) In accordance with Section 1.4(a)(iii), at the Closing, Buyer shall deliver or cause to be delivered to the Escrow Agent the Tax Escrow Amount for deposit into the Tax Escrow Account. The Tax Escrow Account shall be an individual, separate account of the Escrow Agent that is used solely to hold the Tax Escrow Funds. The Tax Escrow Funds shall only be released from the Tax Escrow Account pursuant to the terms of this Agreement and the Escrow Agreement. The purpose of the Tax Escrow Account is to enable Seller to pay any and all of its Taxes that become due and payable by Seller as a result of the Contemplated Transactions. In furtherance thereof, (i) Seller shall inform the Escrow Agent and Buyer when Taxes resulting from the Contemplated Transactions are due, to which Tax authority such Taxes are due, and the amount of such Taxes, and any relevant wiring or transmission information (“Seller’s Notice”), and (ii) Seller and Buyer shall issue joint written instructions to the Escrow Agent in accordance with the Escrow Agreement directing the Escrow Agent to distribute all or any portion of the Tax Escrow Amount to such Tax authority within five (5) business days of Buyer’s receipt of any Seller’s Notice.

(b) After delivery of any Seller’s Notice, Seller shall provide to Buyer reasonable access, during regular business hours, in such a manner as to not interfere with the normal operation of Seller (subject to the execution of customary work paper access letters, if requested), to work papers and books and records relating to the preparation of such Seller’s Notice and to the employees of Seller and its Subsidiaries who are knowledgeable about the preparation of such Seller’s Notice, in each case, solely for the purpose of assisting Buyer and its Representatives in their review of such Seller’s Notice and the calculations contained therein. Seller shall consider in good faith any reasonable comments of Buyer to any Seller’s Notice and make any corresponding changes to such Seller’s Notice and potential adjustments to the calculation set forth therein that Seller reasonably deems appropriate based on Buyer’s proposed adjustments.

(c) If any portion of the Tax Escrow Funds remains in the Tax Escrow Account after Seller has paid all of its Taxes that have become due and payable by Seller as result of the Contemplated Transactions and the Fundamental Change Repurchase Date (as such term is defined in the Senior Secured Notes Indenture) has not yet occurred, then Buyer and Seller shall cause the Escrow Agent (including by delivering joint written instructions to the Escrow Agent) to make a payment from the Tax Escrow Account to the Note Escrow Account of an amount equal to the remaining Tax Escrow Funds (if any) after all payments are made to the applicable Tax authorities pursuant to this Section 1.7, by wire transfer of immediately available funds for purposes of making an offer to repurchase the 2026 Notes and the 2025 Notes in accordance with Section 1.8; provided, that if the Fundamental Change Repurchase Date has occurred, the remaining Tax Escrow Funds shall instead be released to Seller (and held in a deposit account subject to a control agreement in favor of the Consenting Noteholders) for the sole purpose of complying with mandatory repurchase requirements set forth in the Senior Secured Notes Supplemental Indenture with respect to any remaining 2025 Notes.

1.8 Notes Escrow Account.

(a) In accordance with Section 1.4(a)(iv), at the Closing, Buyer shall deliver or cause to be delivered to the Escrow Agent the Notes Escrow Amount for deposit into the Notes Escrow Account. The Notes Escrow Account shall be an individual, separate account of the Escrow Agent that is used solely to hold the Notes Escrow Funds. The Notes Escrow Funds shall only be released from the Notes Escrow Account pursuant to the terms of this Agreement and the Escrow Agreement. The purpose of the Notes Escrow Funds is to, on behalf of Seller, (a) fund the offer to repurchase all of the 2026 Notes in accordance with Section 15.02 of the Unsecured Notes Indenture and (b) fund the offer to repurchase all of the 2025 Notes in accordance with Section 15.02 of the Senior Secured Notes Indenture (it being acknowledged and agreed that certain 2025 Notes shall not be tendered in such repurchase offer pursuant to the Noteholder Support Agreement).

(b) As a result of the payment of a portion of the Notes Escrow Funds (which, as of the date hereof and based on certain assumptions that are subject to change, is currently estimated to be equal to $115,000,000) to the 2026 Noteholders, which payment is expected to occur on or around June 3, 2024, together with the payment of any other amounts to be made to the 2026 Noteholders concurrently with the payment of such portion of the Notes Escrow Funds as specified by the Unsecured Notes Indenture following a Fundamental Change (as such term is defined in the Unsecured Notes Indenture), which other amounts may be paid using amounts of the Notes Escrow Funds, the parties hereto hereby agree that the 2026 Notes shall be repurchased in full and no further amounts shall be owed by Seller or any other Person under the 2026 Notes or the Unsecured Notes Indenture in respect thereof, provided that all of the 2026 Noteholders accept the repurchase of the 2026 Notes pursuant to this Section 1.8(b). Notwithstanding the foregoing, if less then all of the 2026 Noteholders accept the repurchase of the 2026 Notes pursuant to this Section 1.8(b), the 2026 Notes held by such 2026 Noteholders who do not accept such repurchase shall remain outstanding and continue to be governed by the Unsecured Notes Indenture and the Unsecured Notes Supplemental Indenture, and the portion of the Notes Escrow Funds that would have otherwise been payable to such 2026 Noteholders with respect to such unrepurchased 2026 Notes shall instead be applied to the further repurchase of the 2025 Notes as set forth in Section 1.8(c).

(c) The amount that has been delivered as the Notes Escrow Amount pursuant to Section 1.4(a)(iv) for deposit in the Notes Escrow Account less the amounts to be paid as contemplated by Section 1.8(b) from the Notes Escrow Funds to the 2026 Noteholders shall be used to calculate the maximum principal amount of the 2025 Notes to be initially repurchased on or around June 3, 2024 using the Notes Escrow Funds (which, as of the date hereof and based on certain assumptions that are subject to change and presuming that all of the 2026 Noteholders accept the repurchase of the 2026 Notes pursuant to Section 1.8(b) as well as any other amounts of the Notes Escrow Funds paid in respect of the repurchase of the 2026 Notes, is estimated to be approximately $25,800,000) in accordance with the terms of the Senior Secured Notes Indenture in the event of a Fundamental Change (as such term is defined in the Senior Secured Notes Indenture), and Seller, in accordance with such terms of the Senior Secured Notes Indenture, shall make such payments of other amounts required to be made in connection with such repurchase, which other amounts may be paid using amounts of the Notes Escrow Funds, such that following the payment of the amounts to be paid for such initial repurchase of the 2025 Notes, a portion of the 2025 Notes shall remain outstanding (which, as of the date hereof and based on certain assumptions that are subject to change, is estimated to be approximately $31,427,000 in aggregate principal amount), the terms of which shall be governed by the 2025 Notes and the Senior Secured Notes Indenture and the Senior Secured Notes Supplemental Indenture (it being acknowledged and agreed that all of the 2025 Noteholders that have not signed the Noteholder Support Agreement will be repurchased in full with respect to their 2025 Notes to the extent such noteholders so elect and all of the 2025 Noteholders that have signed the Noteholder Support Agreement will be partially repurchased with respect to their 2025 Notes on a pro rata basis). In the event that any amounts remain outstanding of the Notes Escrow Funds, those amounts shall be used to offer to repurchase in part such anticipated outstanding amount of the 2025 Notes in accordance with the terms of the Senior Secured Notes Indenture in the event of a Fundamental Change (as such term is defined in the Senior Secured Notes Indenture).

(d) Buyer and Seller shall cause the Escrow Agent (including by delivering joint written instructions to the Escrow Agent) to release the Notes Escrow Funds to the applicable trustee or paying agent to effect the repurchase of up to all of the 2026 Notes and the initial partial repurchase of the 2025 Notes, respectively, in each case, on or around June 3, 2024 and in accordance with the foregoing provisions of this Section 1.8. For the avoidance of doubt, after the effectiveness of the Senior Secured Notes Supplemental Indenture, the remaining 2025 Notes will not be obligations of Buyer. Additionally, any repurchases of the 2025 Notes in accordance with this Article I will be made at a premium of 5.00% to the principal amount of such 2025 Notes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

As a material inducement to Buyer to enter into this Agreement and consummate the Contemplated Transactions, Seller, on behalf of the Company, hereby represents and warrants to Buyer as follows in this Article II, except as set forth in the Schedules (subject to Section 12.15), as of the date of this Agreement and as of the Closing Date:

2.1 Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and, solely with respect to the qualifications to do business in any such jurisdictions, any such failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company possesses all requisite limited liability company power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to execute and consummate the Contemplated Transactions. The copies of the Company’s limited liability company agreement and certificate of formation which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books (containing the records of meetings of the equityholders, the board of managers and any committees of the board of managers) and record books of the Company are true, correct and complete in all material respects. The Company is not in default under or in violation of any provision of its operating agreement or certificate of formation in any material respect. Schedule 2.1 sets forth a list of all officers and managers of the Company and its Subsidiaries as of the date of this Agreement.

2.2 Authorization. The execution, delivery and performance of this Agreement and all of the other Transaction Agreements to which the Company is a party have been duly authorized by the Company, and no other act (corporate or otherwise) or other proceeding on the part of the Company is necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Agreements to which the Company is a party and the consummation of the Contemplated Transactions. This Agreement and all other Transaction Agreements to which the Company is a party or by which the Company is bound, when executed and delivered by the Company in accordance with the terms hereof and thereof, shall each constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors rights generally and (b) general principles of equity (collectively, the “Bankruptcy and Equity Exception”). Neither Seller nor the Company will require the approval of any court or any other Governmental Authority to consummate the Contemplated Transactions.

2.3 Noncontravention. Except as set forth on Schedule 2.3, the execution and delivery by the Company of this Agreement and all of the other Transaction Agreements to which the Company is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) result in the creation of any Lien upon the Company Interests or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) except for compliance with the HSR Act, require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any Governmental Authority pursuant to (i) the Company’s operating agreement, certificate of formation or other constituent documents (including trust instruments), (ii) any Law to which the Company is subject, or (iii) any Material Contract, lease, permit, order, judgment or decree to which the Company is subject. The Company is not a party to or bound by any written or oral agreement or understanding with respect to an Acquisition Transaction other than this Agreement and all other Transaction Agreements, and each such Person has terminated all discussions with third parties (other than with Buyer and its Affiliates) regarding any Acquisition Transaction.

2.4 Equity Interests and Related Matters; Title to Company Interests.

(a) The Company has duly authorized and approved each issuance of the Company’s Equity Interests. All of the Equity Interests of the Company were issued in compliance with applicable Law and any requirements set forth in the Company’s governing documents. No Equity Interests of the Company are subject to any preemptive rights, rights of first refusal or restrictions on transfer. Seller owns of record and beneficially 100% of the Equity Interests of the Company free and clear of all Liens (other than any restrictions under applicable securities Laws and Permitted Liens) and the Company Interests constitute all of the issued and outstanding membership interests of the Company. There are no outstanding or authorized options, warrants, contracts, calls, puts, rights to subscribe, conversion rights or other similar rights providing for the issuance, disposition or acquisition of any membership interests of the Company (other than this Agreement). There are no outstanding or authorized equity appreciation, phantom stock, profits interests, profit participation or similar rights with respect to the Company. Except for the governing documents of the Company listed on Schedule 2.4(a) and this Agreement, there are no member agreements, voting trusts, proxies or other contracts or understandings with respect to the voting, control or disposition of the Company’s Equity Interests. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the Company Interests. No former direct or indirect holder of any Company Interests has any claim or rights against the Company or Seller that remains unresolved or to which the Company or Seller has or may have any liability and, to the Knowledge of the Company, no such claim is threatened. The Company has no obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(b) Schedule 2.4(b) correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of its organization and the Persons owning the outstanding equity interests of such Subsidiary. Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and possesses all requisite power and authority necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify and, solely with respect to the qualifications to do business in any such jurisdictions, any such failure to do so would not reasonably be expected be material to the Company and its Subsidiaries (taken as a whole).

(c) All of the equity interests of each Subsidiary of the Company is validly issued, fully paid and nonassessable, and, except as set forth on Schedule 2.4(c), all of the equity interests of each such Subsidiary is owned by the Company free and clear of all Liens (other than restriction under applicable securities Laws and Permitted Liens). There are no outstanding rights or options to subscribe for or to purchase any equity interests of any Subsidiary of the Company or any stock or securities convertible into or exchangeable for such equity interests. No Subsidiary of the Company is subject to any option or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its equity interests or any warrants, options or other rights to acquire its equity interests. None of the equity interests of any Subsidiary of the Company is subject to, or was issued in violation of, any purchase option, call option, right of first refusal or offer, co-sale or participation right, preemptive right, subscription right or similar right.

(d) Except as set forth on Schedule 2.4(d), neither the Company nor any of its Subsidiaries owns or holds the right to acquire any equity interests or any other security or interest in any other Person or has any obligation to make any investment in any Person. The copies of each Subsidiary’s articles of incorporation and bylaws (or similar governing documents or operating agreements) which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are true, correct and complete.

2.5 Financial Statements.

(a) Attached hereto as Schedule 2.5(a) are the following financial statements:

(i) the unaudited combined balance sheet of the Company and its Subsidiaries as of September 30, 2023 (the “Latest Balance Sheet”), and the related statements of income and cash flows (or the equivalent) for the nine (9)-month period then ended; and

(ii) the unaudited combined balance sheet of the Company and its Subsidiaries as of December 31, 2022 and December 31, 2021, and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended.

(b) The foregoing financial statements (including in all cases the notes thereto, if any) fairly present the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the operating results, cash flows and retained earnings of the Company and its Subsidiaries for the periods covered thereby and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject to the absence of footnote disclosures and changes resulting from normal year-end adjustments for recurring accruals (none of which footnote disclosures or changes would, alone or in the aggregate, be materially adverse to the business, operations, assets, Liabilities, financial condition, operating results, value, cash flow or net worth of the Company and its Subsidiaries taken as a whole). The reserves reflected in the financial statements referenced above are adequate, appropriate, specific and reasonable and have been calculated in a consistent manner in accordance with GAAP.

(c) The Company and its Subsidiaries have established and adhered to a system of internal accounting controls which is designed to provide assurance regarding the reliability of financial reporting. There has never been (i) any significant deficiency or weakness in any system of internal accounting controls used by the Company or its Subsidiaries, (ii) any fraud or other wrongdoing that involves any of the management or other employees of the Company or its Subsidiaries who have a role in the preparation of financial statements or the internal accounting controls used by the Company or its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(d) All accounts receivable of the Company and its Subsidiaries (including costs incurred and income recognized in excess of billings) (i) are bona fide and valid receivables arising from sales actually made or services actually performed, in each case, on an arm’s length basis, and were incurred in the ordinary course of business, (ii) are properly reflected on the Company’s books and records and balance sheets in accordance with GAAP consistently applied and (iii) are not subject to any setoffs, counterclaims, credits or other offsets, and are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Balance Sheet (rather than in the notes thereto). Except as set forth on Schedule 2.5(d), no Person has any Lien on any accounts receivable or any part thereof, and no agreement for deduction, free goods or services, discount or other deferred price or quantity adjustment has been made by the Company or its Subsidiaries with respect to any accounts receivable other than in the ordinary course of business. There is no pending contest or dispute with respect to the amount or validity or any amount of any such accounts receivable.

2.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.6, neither the Company nor any of its Subsidiaries has any obligation or liability (whether accrued or not, absolute or contingent, asserted or unasserted, known or unknown, liquidated or unliquidated, due or to become due, fixed or unfixed, and regardless of when or by whom asserted, collectively, “Liabilities”) other than (a) Liabilities specifically reflected and adequately reserved on the Latest Balance Sheet, (b) Liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, misappropriation, violation of Law or an Action), (c) obligations under contracts and commitments described on Schedule 2.11(a) or under contracts and commitments entered into in the ordinary course of business which are not required to be disclosed on Schedule 2.11(a) (but not Liabilities for any breach of any such contract or commitment) and (d) Liabilities incurred in connection with the execution, negotiation and delivery of this Agreement and the Contemplated Transactions.

2.7 No Material Adverse Effect; Ordinary Course of Business. Between December 31, 2022 and the date hereof, no fact, event or circumstance has occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or would reasonably be expected to have a Material Adverse Effect. Since December 31, 2022 through the date of this Agreement, other than in connection with the Contemplated

Transactions or as set forth on Schedule 2.7, the Company has conducted its business only in the ordinary course of business.

2.8 Absence of Certain Developments. Except as set forth on Schedule 2.8 or as expressly contemplated by this Agreement, since December 31, 2022 through the date of this Agreement, neither the Company nor any of its Subsidiaries nor Seller (solely with respect to the Business) has:

(a) amended its operating agreement, certificate of formation or other organizational documents;

(b) issued or sold any Equity Interests or other equity securities, securities convertible into Equity Interests or other equity securities, or warrants, options or other rights to purchase Equity Interests or other equity securities;

(c) declared, set aside or made any payment or distribution of cash or other property to any of its equityholders with respect to their Equity Interests or otherwise, or purchased, redeemed or otherwise acquired any Equity Interests or other equity securities (including any warrants, options or other rights to acquire Equity Interests or other equity securities);

(d) entered into, amended or terminated any Material Contract, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or changed in any significant respect any business practice (in anticipation of the Contemplated Transactions or otherwise);

(e) (i) acquired (by merger, consolidation, acquisition of stock or assets or otherwise) or organized any Person, (ii) acquired any rights, assets or properties other than in the ordinary course of business or (iii) acquired any Equity Interest or other securities of any Person;

(f) sold, assigned, transferred, leased or licensed any of its material tangible assets, except in the ordinary course of business;

(g) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property, other than non-exclusive licenses entered in the ordinary course of business;

(h) (1) disclosed any material Confidential Information, Trade Secret, or Personal Information (other than Personal Information that is publicly available business-to-business contact information) to any Person (other than pursuant to a written agreement with terms requiring that Person to maintain the confidentiality of, and preserving all rights of the Company in, such Confidential Information, Trade Secret, or Personal Information), (2) disclosed, licensed, released, delivered, escrowed or made available any source code or knowingly received any Confidential Information or Trade Secret of any Person in violation of any obligations of confidentiality; (3) taken or failed to take any action that could reasonably be expected to result in the loss, lapse or abandonment of any Intellectual Property or Confidential Information (except where there was a commercially reasonable decision by the Company or its applicable Subsidiary to take or not to take an action that resulted in such lapse or abandonment of Intellectual Property or Confidential Information, in each case, that was not material to or necessary for the operation of the Business);

(i) made any loans or Investments (other than advances to employees in the ordinary course of business);

(j) issued, created, incurred, assumed, guaranteed, endorsed or otherwise became liable or responsible with respect to (whether directly, contingently or otherwise) indebtedness for borrowed money, guaranteed any Liability of any other Person, or mortgaged or encumbered any of its assets (other than Permitted Liens) or permitted any of its assets to become subject to any Liens (other than Permitted Liens), other than indemnification obligations for intellectual property infringement entered in the ordinary course of business;

(k) (i) granted or promised any incentive awards, bonuses, change in control payments, deferred compensation, severance, retention, equity or equity based rights or other compensatory payments or benefits or increased any compensation, salary, bonus or fee increase to any current or former Company Employee with an annual compensation opportunity in excess of $150,000, (ii) made or granted any increase in compensation or benefits under any Plan, (iii) established, adopted, amended, modified or terminated any Plan, or any existing employment, transaction, retention, change in control or severance agreement or arrangement, (iv) established or adopted any new benefit or compensation plan, program, policy, agreement or arrangement or employment, severance, transaction, retention or change in control agreement or arrangement for the benefit of any current or former Company Employee (except in the ordinary course of business), (v) taken any action to accelerate the payment, funding, right to payment or vesting of any compensation or benefits, (vi) hired, terminated (other than for cause), furloughed or temporarily laid off any director, officer, employee or other individual service provider with an annual compensation opportunity in excess of $150,000, or (vii) (A) entered into, adopted, modified, extended or terminated any Labor Agreement or (B) recognized or certified any labor union, works council, or other labor organization or employee representative or group of employees as the bargaining representative for any Company Employee;

(l) implemented any plant closing or layoff of employees that could implicate the WARN Act;

(m) suffered any material damage, destruction or other casualty loss with respect to material property owned by the Company or waived any rights of material value;

(n) incurred, authorized or committed to make any capital expenditure (or series of related capital expenditures) that exceeds $50,000 in the aggregate;

(o) accelerated the collection of or discounted accounts receivable, billed for work not yet performed, delayed the payment of accounts payable or accrued expenses, delayed the purchase of supplies or delayed capital expenditures, repairs or maintenance except in the ordinary course of business;

(p) taken any action or failed to take any action that has had, or could reasonably be expected to have, the effect of accelerating to pre-Closing periods sales to customers or others that would otherwise be expected to occur after the Closing except in the ordinary course of business;

(q) changed its accounting policies or cash management practices or canceled any debts owed to it or claims held by it;

(r) (i) made or changed any election in respect of Taxes, (ii) adopted or changed any method of accounting or annual reporting, (iii) settled or compromised any federal, state, local or non-U.S. Tax Liability, claim or assessment, (iv) filed any amended Tax return, (v) entered into any closing agreement relating to any Tax, (vi) agreed to an extension or waiver of a statute of limitations period applicable to any Tax claim or assessment, (vii) failed to pay any Tax when due and payable, (viii) surrendered any right to claim a Tax refund or (ix) taken any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(s) failed to maintain in full force and effect any insurance policy in effect, except for any policy replaced by a new or successor policy of substantially similar coverage;

(t) terminated, amended, failed to renew or preserve or failed to maintain in full force and effect (i) any material permit, except for amendments completed in the ordinary course of business, or (ii) any registration or application for any Intellectual Property (except where there was a commercial reason to do so); or

(u) made any material change to the operation or the security of, or any administrative, technical or physical safeguards related to, or any of the policies or procedures related to, any System or Personal Information, except as required by applicable Law; or

(v) agreed, whether orally or in writing, to do any of the foregoing.

2.9 Tangible Assets. The Company and its Subsidiaries have good and marketable title to, or a valid and enforceable interest in, all buildings, machinery, equipment, and other tangible assets used in or necessary for the conduct of the Business as presently conducted and as it was conducted in the twelve (12)-month period prior to the Closing, free and clear of all Liens (other than Permitted Liens). Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with Law and normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

2.10 Real Property. The Company does not own any real property. Schedule 2.10 sets forth the address of each Leased Real Property and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties so such Lease document) as of the date of this Agreement. The Company has made available to Buyer true, correct and complete copies of each such Lease document. Except as set forth in Schedule 2.10, as of the date of this Agreement, with respect to each of the Leases: (a) such Lease is legal, valid, binding, enforceable and in full force and effect; (b) neither the Company or Subsidiary nor, to the Knowledge of the Company, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (c) the Company or Subsidiary has not subleased, licensed or otherwise granted to any Person the right to use or occupy the such Leased Real Property or any portion thereof; and (d) the Company or Subsidiary has not collaterally assigned or granted any other security interest in such Lease or any interest therein. The Leased Real Property identified in Schedule 2.10 comprise all of the real property used or intended to be used in, or otherwise related to, the Business.

2.11 Contracts and Commitments.

(a) Except as set forth on Schedule 2.11(a), as of the date of this Agreement, neither the Company nor any of its Subsidiaries nor Seller (solely with respect to the Business) is a party to or bound by any of the following, whether written or oral:

(i) any pension, profit sharing, stock option, employee stock purchase or other plan, program, policy, agreement or arrangement providing for deferred or other compensation (including any bonuses or other renumeration and whether in cash or otherwise) to any current or former managers, officers, employees or other individual service providers or severance, change in control, or transaction related bonus agreements, programs, policies or arrangements;

(ii) any contract for the employment or service of any current manager, officer, employee or other individual service provider on a full-time, part-time, consulting or other basis providing for annual compensation opportunities in excess of $150,000;

(iii) any collective bargaining agreement or other contract with any union, works council, or other labor organization or employee representative (each, a “Labor Agreement”);

(iv) any contract under which the Company or its Subsidiaries has advanced or loaned money to, guaranteed an amount for the benefit of or made an Investment in any other Person;

(v) any agreement, promissory note or indenture relating to any Indebtedness or the guarantees thereof or the mortgaging, pledging, creating, granting or otherwise placing a Lien on any material asset or group of assets of the Company or its Subsidiaries;

(vi) any lease or agreement pursuant to which the Company or its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

(vii) any lease or agreement pursuant to which the Company or its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries;

(viii) any contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in the aggregate in excess of $150,000, other than purchase and sales contracts, orders incurred in the ordinary course of business, and contracts responsive to clause (ii) above or clause (xiv) below;

(ix) any contract or agreement (A) relating to the licensing or granting of any rights or covenants with respect to, any Intellectual Property (whether granted to or by the Company or any of its Subsidiaries, or to or by Seller or any of its other Affiliates with respect to the Business), other than (1) non-exclusive licenses granted to the Company or any of its Subsidiaries in the ordinary course of business for generally available commercial, unmodified, “off the shelf” software used solely for the Company’s or its applicable Subsidiary’s own internal use for an aggregate fee, royalty or other consideration for any such software or group of related software licenses of no more than $100,000 (“Software Licenses”), (2) licenses for Open Source Software, (3) incidental non-exclusive licenses of Intellectual Property granted in the ordinary course of business that are ancillary to the overall subject matter of the contract or agreement, the primary purpose of which is something other than the grant of rights under Intellectual Property (“Ancillary Licenses”), (B) related to the acquisition, divestiture, or development of Intellectual Property (other than employee invention assignment agreements, consulting agreements, or contractor agreements, in each case, executed on the Company’s or its applicable Subsidiary’s standard form of agreement, which agreements, together with the Software Licenses and Ancillary Licenses, shall be deemed to be Material Contracts) or (C) affecting the Company’s or any of its Subsidiaries’ ability to use, enforce, or disclose any Company Intellectual Property or otherwise arising out of any Intellectual Property-related dispute (which shall include concurrent use agreements, settlement agreements and consent to use agreements);

(x) any contract or agreement with a term of more than six months which is not terminable upon less than thirty (30) days’ notice without penalty and involves a consideration in excess of $250,000 annually;

(xi) any contract or agreement regarding any material indemnification provided to or by the Company or any of its Subsidiaries;

(xii) any contract or agreement containing any of the following provisions enforceable against the Company: (A) most favored customer pricing covenants; (B) non-competition with any Person in any business; (C) prohibitions on engagement in any business in any market or geographic area or during any time period; (D) non-solicitation of clients or customers; (E) non-solicitation and/or non-hire of any individual that does not include exceptions for general solicitations or advertisements (other than those entered into in the ordinary course of business); (F) grants of exclusive rights, rights of first refusal, rights of first negotiation, or similar rights to any Person; (G) scheduled price reductions, customer credits or similar concessions; (H) commitments to future development or modifications of any of the Company’s Software (other than pursuant to commitments performed in the ordinary course of business under service level agreements, maintenance and support agreements); (I) revenue-sharing or commission obligations; or (J) obligation to purchase all or substantially all of the Company’s requirements of a particular product or service from a supplier or vendor, or otherwise containing “take or pay” or minimum purchase provisions;

(xiii) any settlement, conciliation or similar agreement with any Governmental Authority or other Person containing obligations yet to be performed or completed by either or both parties;

(xiv) any contract or agreement with any Material Customer or Material Supplier (except statements of work or purchase orders entered into in the ordinary course of business);

(xv) any contract or agreement, expected to generate receipts in excess of $100,000 during the Company’s current fiscal year, with (A) any Governmental Authority, (B) any prime contractor of a

Governmental Authority in its capacity as a prime contractor to any Governmental Authority or (C) any subcontractor at any tier with respect to any agreement or contract of a type described in clauses (A) or (B) above; or

(xvi) any other agreement which is material to the Company’s operations or business prospects or involves a consideration in excess of $250,000 annually.

The descriptions of all contracts, leases, agreements and instruments identified on Schedule 2.11(a) together with the disclosures on Schedule 2.11(b) identify all amendments, waivers and other modifications to such agreements.

(b) Each of the contracts, leases, agreements and instruments set forth or required to be set forth on Schedule 2.11(a) (each, a “Material Contract”) is valid, binding and enforceable in accordance with its terms, and shall be in full force and effect without penalty in accordance with its terms upon consummation of the Closing (unless such Material Contract has expired in accordance with its terms). Except as set forth on Schedule 2.11(b), (i) the Company and its Subsidiaries has performed all obligations required to be performed by it under each Material Contract and (with or without the lapse of time or the giving of notice, or both) is not in breach or default thereunder, (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or its Subsidiaries under any Material Contract, (iii) neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all of its obligations under a Material Contract, (iv) no Material Contract is currently subject to or is expected to be subject to cancellation, termination or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery, and (v) neither the Company nor any of its Subsidiaries has Knowledge of any breach or anticipated breach by the other parties to any Material Contract. There are no renegotiations of, or attempts or requests to renegotiate or outstanding rights to renegotiate, any terms of any of the Material Contracts.

(c) The Company has made available to Buyer true, correct and complete copies of each of the written contracts, leases, agreements and instruments and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on Schedule 2.11(a), together with all amendments, waivers or other changes thereto.

2.12 Intellectual Property.

(a) Schedule 2.12(a) contains a complete and accurate description and list of all (i) registered or applied for Company Intellectual Property (including patents and patent applications, registered copyrights and copyright applications, registered trademarks and trademark applications, domain names, and social media accounts), and (ii) material unregistered Trademarks and Software included in the Company Intellectual Property, in each case, together with, as applicable, the title, owner(s), jurisdiction, and date of filing and registration. Each item of Company Intellectual Property is subsisting, in full force and effect, valid and enforceable. The Company and its Subsidiaries exclusively own and possess, or as of the Closing, will exclusively own and possess, all right, title and interest in and to all Company Intellectual Property, in each case, free and clear of all Liens other than Permitted Liens. There are no judgments or proceedings pending, and in the past three (3) years, there have not been any Action threatened in writing, or otherwise threatened, contesting the validity, ownership or enforceability of any of the Company Intellectual Property.

(b) The Company and its Subsidiaries own or have pursuant to a valid written contract or agreement sufficient rights to (and at the Closing, will own or have pursuant to a valid written contract or agreement sufficient rights to) all Intellectual Property used in or necessary for the conduct of the Business (together with the Company Intellectual Property, the “Business Intellectual Property”), free and clear of all Liens other than Permitted Liens. The Contemplated Transactions will not have an adverse effect on the Company’s or any of its Subsidiaries’ right, title or interest in and to any of the Business Intellectual Property and all Business Intellectual

Property shall be owned, or available for use from a third party, by the Company and its Subsidiaries on terms and conditions immediately after the Closing identical to those under which such Business Intellectual Property was owned or available for use by the Company, its Subsidiaries, or the Business immediately before the Closing. After giving effect to the Intellectual Property Assignment Agreement, there is no Intellectual Property owned by Seller or any of its Affiliates (other than the Company or its Subsidiaries) that is Business Intellectual Property.

(c) The Company, its Subsidiaries, and the Seller Group are using and have used their reasonable best efforts (and implemented and maintained commercially reasonable measures) to protect the confidentiality of the confidential or proprietary Business Data (which shall include all Trade Secrets included in the Company Intellectual Property or otherwise Processed in connection with the Business). Each Person who has participated in the authorship, conception, creation, reduction to practice, or development of any Intellectual Property for or in connection with the Business have entered into written contracts or agreements providing for (i) the confidentiality and non-disclosure by such Person of all such Business Data and (ii) the assignment by such employee or Person (by way of a present grant of assignment or otherwise by operation of law as work for hire) to the Company or one of its Subsidiaries of all right, title, and interest in and to such Intellectual Property, arising out of such Person’s employment by, engagement by, or contract with the Company or any of its Subsidiaries. No such material Business Data has been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to a written, appropriate confidentiality and non-disclosure contract or agreement. No Person is in violation of any contract or agreement referenced in this Section 2.12(c).

(d) Except as set forth on Schedule 2.12(d), (i) there is not and have not been any Actions pending or, threatened in writing (or communications set or received) or to the Knowledge of the Seller, verbally, by or against the Company, any of its Subsidiaries, or the Seller Group with respect to Intellectual Property (including with respect to the validity, infringement, misappropriation, conflict with, use, ownership or enforceability of any Intellectual Property) including any demand or request to license any rights from a third party or any unsolicited offer to license a patent, and, there is no basis for any such Action, (iii) neither the Company, any of its Subsidiaries, the Seller Group, nor the conduct of the Business, has infringed, misappropriated, violated or conflicted with, or is infringing, misappropriating, or conflicting with, any Intellectual Property of any Person, and (iv), the Company Intellectual Property has not been infringed, misappropriated, violated or conflicted by any Person.

(e) No source code for Software included in the Company Intellectual Property (including Company Software) has been disclosed, licensed, released, escrowed, or made available to any Person and no Person has been granted any rights thereto or agreed to disclose, license, release, deliver, or otherwise grant any right thereto under any circumstance. No event has occurred, and no circumstance or condition exists that will, or would reasonably be expected to, result in a requirement that any such source code be disclosed, licensed, released, distributed, escrowed or made available to or for, or any other grant of any right be made with respect thereto, any Person. No source code for Software included in the Company Intellectual Property (including Company Software) uses, incorporates, or is integrated, bundled, or distributed with any Open Source Software or any derivative thereof in a manner that would under any circumstances (i) require the Company, its Subsidiaries, or the Seller Group to distribute (or condition any grant of rights on the distribution of) any source code for any Software included in the Company Intellectual Property (including Company Software) to any third party, (ii) require or create obligations for the Company, its Subsidiaries, or the Seller Group to grant, or purport to grant, or condition any grant of rights upon the granting, to any third party any rights or immunities under any Company Intellectual Property (including conditional licenses, patent non-asserts or patent licenses), or (iii) impose (or require or condition any grant of rights upon the imposition of) any present economic limitations on the Company’s, its Subsidiaries’, or the Seller Group’s commercial exploitation thereof. With respect to any Open Source Software that the Company, its Subsidiaries and the Seller Group uses, or has used, in any way in connection with any source code for Software included in the Company Intellectual Property (including Company Software), the Company, its Subsidiaries, and the Seller Group each comply and have complied, in all material respects, with all applicable licenses with respect thereto. None of Seller or any of its Affiliates (other than the Company and its Subsidiaries) have possession of any, and the Company and its Subsidiaries have sole possession of all, source code for Software included in the Company Intellectual Property (including Company Software).

2.13 Information Technology, Cybersecurity and Data Matters.

(a) Except as provided on Schedule 2.13(a), all Systems (i) are free from any Malicious Code, (ii) are fully functional and operate and run in a reasonable and efficient business manner, (iii) are sufficient for the current and currently contemplated needs of the Business, including as to capacity and ability to meet current peak volumes and anticipated volumes in a timely manner and (iv) conform in all material respects to the specifications and purposes thereof. There have been no Security Incidents in the past three (3) years. In the past three (3) years, each of the Company, its Subsidiaries and the Seller Group has taken commercially reasonable steps to safeguard the internal and external integrity and security of the Systems and any Business Data or Personal Information that such Systems Process. The Contemplated Transactions will not have an adverse effect on the Company’s or any of its Subsidiaries’ ownership or use from a third party of the Systems, and the Systems shall be owned, or available for use from a third party, by the Company and its Subsidiaries on terms and conditions immediately after the Closing identical to those under which such Systems were owned or available for use by the Company, its Subsidiaries and the Seller Group immediately before the Closing.

(b) Each of the Company, its Subsidiaries and the Seller Group has and maintains a plan for the continuance of its Systems in the event of any unplanned interruption in service or unavailability of the Systems used by it. In the past three (3) years, the Systems of the Company have remained fully operational at all times during Systems continuity and disaster recovery plan testing, which testing takes place no less frequently than once every twelve (12) months.

(c) Each of the Company, its Subsidiaries and the Seller Group is, and in the past three (3) years has been, in compliance with all applicable Data Laws and Requirements and has taken commercially reasonable measures to protect and maintain the privacy and security of all Personal Information Processed in connection with the Business. For the past three (3) years, all Personal Information Processed by the Company or any of its Subsidiaries, or on behalf of the Company, any of its Subsidiaries, the Seller Group, or otherwise in connection with the Business, has been Processed in accordance with applicable contracts and as required by applicable Data Laws and Requirements and has been used by the Company, its Subsidiaries and the Seller Group only for the purposes for which it was initially collected. In the past three (3) years none of the Company, any of its Subsidiaries nor the Seller Group has received written notice of any Action with respect to any Data Laws and Requirements or any Security Incident. In the past three (3) years, none of the Company, any of its Subsidiaries or the Seller Group has provided (or been required to provide under Data Laws and Requirements) any notices to any Person regarding Personal Information (including in connection with any Security Incident). The consummation of the Contemplated Transactions does not and will not violate or breach any of the Data Laws and Requirements. Except as set forth on the attached Schedule 2.13(c), (i) there is not and has not, in the past three (3) years, been any Actions pending or threatened in writing (or communications sent or received) or to the Knowledge of Seller, orally, by or against the Company, any of its Subsidiaries or the Seller Group with respect to any Data Laws and Requirements or Security Incident and there is no basis for any such Action.

2.14 Litigation. Except as set forth on Schedule 2.14, with respect to the Business, there are no (and, during the past three (3) years, there have not been any) Actions pending or, to Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries (or to Company’s Knowledge, pending or threatened against any of the officers, managers, independent contractors, consultants, other individual service providers, or employees of the Company with respect to their activities for or on behalf of the Company), or pending or threatened by the Company or any of its Subsidiaries against any Person, at law or in equity, or before or by any Governmental Authority (including any Actions with respect to the Contemplated Transactions). None of the Company or any of its Subsidiaries, or any asset thereof, or any of their respective assets to the extent related to the Business, is subject to any grievance or arbitration proceeding under any Labor Agreements or otherwise or any governmental investigation, audit, or inquiry. The foregoing includes Actions pending or threatened involving the prior employment or engagement of any of the Company’s employees, independent contractors, consultants or other individual service providers, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers or contracting entities. The Company and its Subsidiaries are not subject to any judgment, settlement, award, order, injunction or decree involving any Governmental Authority or other Person containing obligations yet to be performed or completed by the Company.

2.15 Compliance with Laws. Except as set forth on Schedule 2.15:

(a) The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with all applicable Laws relating to the operation of the Business and the maintenance and operation of its properties and assets. In the past three (3) years, the Company has not received any written or to the Company’s Knowledge verbal notice, and no Actions have been initiated against, the Company or any of its Subsidiaries alleging or pertaining to a violation of any such Laws relating to the operation of the Business and the maintenance of its properties and assets.

(b) The Company, its Subsidiaries, and their respective employees and to the Company’s Knowledge, their contractors (including its professional interpreters) hold and are in material compliance with all material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of all non-U.S., federal, state and local Governmental Authorities required for the conduct of its business and the ownership of its properties, and Schedule 2.15(b) sets forth a list of all of such material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations. No terminations, suspensions, adverse modifications, revocations, or cancellations of any of the foregoing is pending or, to the Knowledge of the Company, threatened. All of such permits, licenses, bonds, approvals, accreditations, certificates, registrations and authorizations are valid and in full force and effect and will be available for use by the Company and its Subsidiaries immediately after the Closing.

2.16 Certain Business Practices. Except as set forth on Schedule 2.16:

(a) None of the Company, any Subsidiary thereof, nor any of their respective directors, managers, or officers, or, to the Company’s Knowledge, any employees, agents or representatives thereof has in the past three (3) years offered, paid, promised to pay, or authorized the payment of any money or any other thing of value to any Person (i) with the intention of inducing improper conduct on the part of the recipient, (ii) acceptance of which would violate the policies of the recipient’s employer or cause the recipient to breach a duty owed to his or her employer, or (iii) to otherwise secure an undue or improper advantage for the Company or any Subsidiary, in the case of the foregoing clauses (i) – (iii), in violation of any Anti-Corruption Law.

(b) None of the Company, any Subsidiary thereof, nor, any of their respective directors, managers, officers, or, to the Company’s Knowledge, any employees agents or representatives thereof in the past three (3) years (i) has been or is a Sanctioned Person, (ii) has (acting for or on behalf of the Company or any Subsidiary) transacted business with or for the benefit of a Sanctioned Person or otherwise violated applicable Sanctions, or (iii) has committed a violation of any applicable Ex-Im Law.

(c) To the Company’s Knowledge, none of the Company nor any of its Subsidiaries has been, in the last three (3) years, the subject of any allegation, voluntary disclosure, government investigation, prosecution, or enforcement action related to any Anti-Corruption Laws, Sanctions Ex-Im Laws, or relevant Company policies, procedures, and internal controls related to the foregoing.

2.17 Environmental Matters. Except as set forth on Schedule 2.17:

(a) The Company is, and during the past three (3) years has been, in compliance in all material respects with all Environmental Laws and all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations required thereunder.

(b) The Company has not received any notice or report, nor is the Company subject to any pending, or to the Company’s Knowledge, threatened Action, in each case regarding any actual or alleged material violation of, or any material Liabilities under, Environmental Laws.

(c) The Company (nor any other Person to the extent giving rise to Liability for the Company) has not treated, stored, disposed or arranged for disposal of, transported, handled, released or exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Material, in each case so as to give rise to any material Liabilities for the Company pursuant to any Environmental Laws.

(d) Seller and the Company have provided to Buyer all material environmental assessments, audits and reports regarding the Company’s facilities and operations in their possession.

2.18 Employees.

(a) Schedule 2.18(a) correctly sets forth (redacted where required by applicable Law) the (i) name or employee ID, (ii) job title, (iii) work location, (iv) start date, (v) annual salary or hourly wage (as applicable), (vi) overtime exemption status (for United States based employees), (vii) full-time or part-time status, (viii) visa status (including type and sponsoring entity), and (ix) accrued but unused vacation and sick time of all current Company Employees as of the date hereof, and for each such Company Employee who is absent from active employment as of the date of this Agreement (including as a result of leave of absence or disability), the anticipated date of return to active employment. No employees of Seller or its Affiliates, other than the Company Employees, have devoted more than half (1/2) of their respective working time to the business of the Company during the prior twelve (12) months (or such shorter period as they have worked for Seller or its Affiliates) or are otherwise key to the business of the Company or its Subsidiaries. Except as set forth on Schedule 2.18(a), each current Company Employee as of the date hereof has job duties that are primarily or exclusively dedicated to the business of the Company. Except as contemplated by the Transition Services Agreement, the Company Employees are sufficient in number and skill to operate the Business in substantially the same manner as conducted by Seller and its Affiliates (including the Company) prior to the Closing.

(b) Except as set forth on Schedule 2.18(b), (i) neither the Company nor Seller has Knowledge that any executive of the Company or key Company Employee or any group of Company Employees has any plans to terminate employment with the Company; (ii) the Company and Seller and its Affiliates, with respect to the Business, have complied for the past three (3) years in all material respects and are in compliance in all material respects with all Laws relating to labor, employment, personnel, and employment practices (including provisions thereof relating to employment or labor standards, terms and conditions of employment, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), overtime, equal opportunity, independent contractors, contingent workers, collective bargaining, labor relations, industrial relations, unions, affirmative action, harassment, sexual harassment, discrimination, retaliation, plant closures and layoffs (including the WARN Act), workers’ compensation, workplace safety, occupational health and safety, pay equity, pay transparency, restrictive covenants, disability rights or benefits, employee leave issues, employee trainings and notices, employment or unemployment insurance, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas) and the withholding and payment of social security and other Taxes) and are not liable for any material assessments, penalties or other sums for failing to comply with any such Laws; and (iii) there is no, and during the past three (3) years has been no, Action pending, outstanding, or to the Knowledge of the Company, threatened, nor is there any order, injunction, ruling, writ, decree, decision, settlement, award, direction or conviction currently registered or outstanding against or in respect of the Company or its Subsidiaries or Seller and its Affiliates, with respect to the business of the Company, under or in respect of or in connection with any Laws relating to labor, employment, personnel, or employment practices.

(c) Neither the Company or its Subsidiaries nor Seller or its Affiliates is party to, or bound by, any Labor Agreement, and no Company Employees are represented by any labor union, works council, or other labor organization or employee representative or group of employees with respect to their employment. To the Company’s Knowledge, no organizing or decertification activities are underway, threatened, or have occurred within the past three (3) years and no other question concerning representation exists. The Company has not made any commitments to, entered into any collective bargaining agreements or other labor contracts with, or conducted negotiations with any labor union, labor organization or association, or employee representative or group of employees with respect to any employees of the Company or any Company Employees within the past three (3) years. No strike, picketing, handbilling, work stoppage or slowdown, lockout, unfair labor practice charge or other material labor dispute, grievance, arbitration, or disruption involving or affecting the Company is underway or, to the Company’s Knowledge, threatened, and no such dispute or disruption has occurred within the past three (3) years.

(d) To the Company’s Knowledge, no Company Employee or individual, independent contractor or consultant of the Company or Seller or its Affiliates, with respect to the business of the Company, is in violation of any noncompete, nonsolicitation, nondisclosure, confidentiality, restrictive covenant, employment, consulting or similar agreement or fiduciary duty or common law nondisclosure obligation owed to (i) the Company or Seller or its Affiliates, or (ii) any third party with respect to such person’s right to be employed or engaged by the Company or Seller and its Affiliates.

(e) Schedule 2.18(c) sets forth the bonuses paid to the Company’s officers and employees in respect of the fiscal year ended December 31, 2022, and the maximum bonus which may be earned by such officers and employees in respect of the fiscal year ending December 31, 2023.

(f) Except as set forth on Schedule 2.18(f): (i) the Company is, and for the past three (3) years has been, in material compliance with Laws respecting the proper classification and treatment of all individuals providing services to the Company or its Subsidiaries or Seller and its Affiliates, with respect to the Business, as independent contractors or other non-employee service providers; and (ii) except as would not result in any material Losses for the Company, the Company, its Subsidiaries and Seller and its Affiliates, with respect to the Business, have paid all wages, salaries, bonuses, commissions, wage premiums, fees, expense reimbursement, severance and termination payments and other compensation that has come due and payable to all current and former employees, consultants, independent contractors, and other individual service providers pursuant to any Law, contract or policy. With respect to this transaction, any labor or employment related notice, information, consultation or bargaining obligation owed to any labor union, works council, or other labor organization or employee representative or employee under any Law or contract has been fully and timely satisfied. Within the ninety (90) days prior to Closing, neither the Company nor Seller and its Affiliates, with respect to the Business, have implemented any plant closing or layoff of employees that could implicate the WARN Act, nor are any such actions currently contemplated, planned or announced.

(g) In the past three (3) years, the Company, its Subsidiaries, and Seller and its Affiliates, with respect to the Business, have reasonably investigated all sexual harassment, or other harassment, discrimination or retaliation allegations of which any of them was aware. With respect to each such allegation (except those the Company or Seller and its Affiliates reasonably deemed to not have merit), the Company or Seller or its respective Affiliate has taken reasonable corrective action. To the Company’s Knowledge, no such allegations are expected to result in material liability.

2.19 Employee Benefit Plans.

(a) Schedule 2.19(a) sets forth a complete and correct list of each material Plan, other than employee offer letters that do not materially deviate from the form of letter provided for review or employment agreements for non-U.S. based employees that do not contain any contractual notice above 90 days or severance provisions, and separately designates each Plan sponsored by the Company (such Plan, a “Company Plan”) excluding each of (i) any “at will” employment offer letters and employment agreements that do not include severance, retention, change in control, acceleration, or notice of termination provisions and that do not materially deviate from the representative forms of such offer letters and employment agreements made available to Buyer, (ii) individual forms of equity award grant notice and agreements that do not materially deviate from the representative forms made available to Buyer and (iii) any individual consulting or independent contractor agreement which is terminable upon 30 days’ notice or less without payment of any penalty or termination fee. No Company Plan covers employees of Seller or any of its Affiliates (other than the Company Employees and other service providers of the Company). For purposes of this Agreement, a “Plan” is each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), each employment, transaction, retention, change of control, termination, severance, separation, individual consulting, individual independent contractor, retirement, welfare, accident, disability, fringe benefit, vacation or paid time off, bonus, commission, incentive, stock option, stock purchase, restricted stock unit, stock appreciation, phantom equity or other equity or equity-based compensation, deferred compensation and each other benefit or compensation plan, program, policy, agreement or arrangement in each case that is either (i) maintained, sponsored, or contributed (or required to be contributed) to by the Company, to which the Company is a party, or, under or with respect to which the Company has any Liability, or (ii) maintained, sponsored, or contributed (or required to be contributed) to by the Seller or any of its Affiliates for the benefit of Company Employees or other individual service providers of the Company.

(b) The Company does not have any Liability under any Plan or otherwise to provide post-employment, post-ownership or post-service medical, health, life insurance or other welfare-type benefits to current or future retired or terminated employees or to any other Person (except for continued benefit coverage required to be provided under COBRA or similar state law for which the covered Person pays the full cost of coverage). Neither the Company nor any ERISA Affiliate has incurred (whether or not assessed) or is reasonably expected to incur or be subject to any Tax or other penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(c) No Plan is, and neither the Company nor any Person that, together with the Company, at any relevant time would be treated as a single employer under Section 414 of the Code (each, an “ERISA Affiliate”) maintains, sponsors, contributes (or is required to contribute) to, or has any Liability under or with respect to, any: (i) “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or any other plan that is or was subject to Title IV or Section 302 of ERISA or Section 412 or 430 of the Code; (ii) “multiemployer plan” (as defined in Section 3(37) of ERISA); (iii) multiple employer welfare arrangement (as defined in Section 3(40) of ERISA); or (iv) multiple employer plan as described in Section 413(c) of the Code. The Company has no Liability on account of at any time being considered a single employer with any other Person under Section 414 of the Code.

(d) With respect to the Plans, all payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any unfunded Liabilities which are not reflected on the Latest Balance Sheet. Without limiting the generality of the other provisions of this Section 2.19, with respect to each Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States law also applies) (a “Non-U.S. Plan”): (i) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, and (ii) no Non-U.S. Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA).

(e) The Plans and all related trusts, insurance contracts and funds have been established, maintained, funded and administered in compliance in all material respects with their terms and with the applicable provisions of ERISA, the Code, and the requirements of other applicable Laws. There has been no non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Plan. There are no Actions (other than routine claims for benefits) pending or threatened with respect to any Plan, nor is there any basis for or any fact or circumstance that could reasonably be expected to give rise to any such Action.

(f) Each Plan intended to be qualified under Section 401(a) of the Code is so qualified, has received a current favorable determination or opinion letter from the Internal Revenue Service, and there are no circumstances that could adversely affect the qualified status of any such Plan.

(g) With respect to each Plan listed on Schedule 2.19(a), the Company has provided Buyer with true and complete copies of, as applicable: (i) the plan document (and all amendments thereto) or a written description of the terms of any unwritten Plan; (ii) all related trust agreements, insurance policies and contracts, and other funding arrangements; (iii) the most recent Internal Revenue Service determination or opinion letter; (iv) the most recently filed IRS Form 5500 (with all schedules and attachments thereto); (v) the most recent summary plan description (and all summaries of material modification thereto); (vi) the nondiscrimination testing results for the most recently completed plan year; and (vii) any non-routine correspondence within the preceding three (3) years to or from a Governmental Authority with respect to such Plan.

(h) Except as set forth on Schedule 2.19(h), neither the execution or delivery of this Agreement nor the consummation of the Contemplated Transactions, either alone or in combination with another event, could (i) increase the amount or value of, any compensation or benefits (whether in cash, property, the vesting of property or otherwise) to any current or former Company Employee, (ii) result in or cause any acceleration of the time of payment or vesting of any compensation or benefits (including funding of compensation or benefits through a trust or otherwise) to any current or former Company Employee, (iii) result in any severance, termination or similar types of payments or benefits to any current or former Company Employee, (iv) result in any forgiveness of indebtedness of any current or former Company Employee, (v) limit or restrict the ability of the Company or its Subsidiaries to merge, amend or terminate any Company Plan, or (vi) result in any “parachute payment” (as such term is defined in Section 280G of the Code) to any current or former Company Employee.

(i) Each Plan that constitutes in any part a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been established, operated and maintained at all times in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder and no amount under any such Plan has been or could reasonably be expected to be, subject to the interest or additional Tax under Section 409A of the Code.

2.20 Insurance. Schedule 2.20 contains a true and complete list of all material insurance policies held by the Company and its Subsidiaries (the “Insurance Policies”) as of the date of this Agreement, indicating in each case the type of coverage, the insurer, the expiration date of each policy, the amount of coverage and the policy number. The Company has made available to Buyer true and complete copies of all such Insurance Policies. Each Insurance Policy is in full force and effect and shall remain in full force and effect in accordance with its terms following the Closing. The Company and its Subsidiaries are current with all premiums or other payments due under the Insurance Policies and have otherwise complied in all respects with all of their obligations under each Insurance Policy. The Company and its Subsidiaries have given timely notice to its insurers of all material claims currently pending that are insured under the Insurance Policies, and, to the Company’s Knowledge, insurance coverage of such currently pending claims has not been denied by any insurer.

2.21 Tax Matters. Except as set forth on Schedule 2.21:

(a) The Company and its Subsidiaries have duly and timely filed, or caused to be duly and timely filed, all material Tax Returns required to be filed by it on or before the Closing Date. Each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by the Company and its Subsidiaries have been timely paid in full (whether or not shown or required to be shown on any Tax Return). The unpaid material Taxes of the Company of its Subsidiaries did not, as of the date of the Latest Balance Sheet, exceed the Tax Liability accrued on the Latest Balance Sheet and will not exceed such accrual as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in filing its Tax Returns.

(b) The Company and its Subsidiaries have deducted, withheld and timely paid to the appropriate Governmental Authority all material Taxes required by Law to be deducted, withheld or paid by it in connection with amounts paid or owing to, or allocated to, any employee, independent contractor, creditor, owner, equityholder, member or other third party, and the Company or its Subsidiaries have timely and accurately complied with all reporting and record keeping requirements related thereto, including filing of Forms W–2 and 1099s (or other applicable forms).

(c) There are no Liens for Taxes (other than Permitted Liens) upon any of the Company Interests or the assets of the Company or its Subsidiaries. No Governmental Authority has threatened in writing that it is in the process of imposing any Lien for Taxes on the Company Interests or assets of the Company or its Subsidiaries.

(d) Neither the Company nor its Subsidiaries have waived any statute of limitations with respect to any Taxes, agreed to any extension of time for filing any Tax Return that has not been filed, or consented to extend the period in which any Tax may be assessed or collected by any Tax authority and no such request to waive or extend is outstanding. The Company and its Subsidiaries do not have any currently effective agreement or waiver that would have the effect of extending any applicable statute of limitations in respect of any of its Tax Liabilities.

(e) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Company or its Subsidiaries. No issue has been raised by any Governmental Authority in connection with an audit or examination of any Tax Return which, if raised with regard to any other Tax Return not so audited or examined, would reasonably be expected to result in a proposed deficiency with respect to the period covered by such other Tax Return.

(f) The Company and its Subsidiaries are not subject to any current, pending or, to the Company’s Knowledge, proposed or threatened Tax audit or examination, Tax claim or Tax proceeding. The Company and its Subsidiaries have not received from any federal, state, local, or non-U.S. taxing authority (including jurisdictions where the Company and its Subsidiaries have not filed Tax Returns) (i) any written notice indicating an intent to open an audit or other review, (ii) any request for information related to Tax matters, or (iii) any notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any such entity.

(g) No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns that the Company or its Subsidiaries are or may be subject to taxation by that jurisdiction.

(h) The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date.

(i) The Company and its Subsidiaries have not adopted as a method of accounting, or otherwise accounted for any material advance payment or prepaid amount under, (A) the “deferral method” of accounting described in Rev. Proc. 2004-34, 2004-22 IRB 991 (or any similar method under state, local or non-U.S. Law) or (B) the method described in Treasury Regulation Section 1.451-5(b)(1)(ii) (or any similar method under state, local or non-U.S. Law).

(j) None of the Company or its Subsidiaries has been a member of an Affiliated Group filing a consolidated Tax Return or of any affiliated, consolidated, combined, or unitary group, as defined under applicable state, local or non-U.S. Law, nor does the Company or its Subsidiaries have any Liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, or otherwise.

(k) The Company and its Subsidiaries are not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or non-U.S. Law).

(l) The Company and its Subsidiaries are not partners or members of any partnership, limited liability company treated as a partnership for federal income tax purposes or joint venture, or any other entity classified as a partnership for federal income tax purposes.

(m) The Company and its Subsidiaries are not, nor have they been a party to any “reportable transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(n) The Company and its Subsidiaries are not subject to Tax in any jurisdiction outside the United States by virtue of (i) having a permanent establishment or other place of business or (ii) having a source of income in that jurisdiction.

(o) The Company and its Subsidiaries have properly collected and remitted all material sales and similar taxes with respect to sales made to its customers or has properly received and retained any appropriate tax exemption certificates and other documentation for all sales made without charging or remitting sales or similar taxes that qualify such sales as exempt from sales and similar taxes.

(p) The Company and its Subsidiaries maintain no obligations to indemnify, gross-up or reimburse any individual for any Taxes or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code.

(q) The Company and each of its Subsidiaries is and at all times since the acquisition of the Company by Seller has been a disregarded entity for U.S. federal and applicable state and local income Tax purposes, and no election has been made (or is pending) for the Company or any of its Subsidiaries to be classified as an association taxable as a corporation.

2.22 Brokerage and Transaction Bonuses. Except as set forth on Schedule 2.22, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Contemplated Transactions based on any arrangement or agreement binding upon Seller, the Company or any of their Affiliates. Except as set forth on Schedule 2.22 or as expressly contemplated by this Agreement, there are no transaction, change in control or special bonuses, severance or other similar compensation (discretionary or otherwise) payable to any employee of the Company or its Subsidiaries in connection with or arising out of the Contemplated Transactions.

2.23 Affiliate Transactions. Except as set forth on Schedule 2.23, no officer, equityholder, employee, manager or Affiliate of the Company, the Company’s Subsidiaries or, to the Company’s Knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with or is indebted to or is owed amounts from the Company or any of its Subsidiaries or any of the Company’s or any of its Subsidiaries’ material customers or suppliers or has any interest in any assets or property related to, developed for, used in, necessary for, or otherwise material to the Business (including any Intellectual Property). Schedule 2.23 contains a description of all intercompany services provided to or on behalf of the Company or any of its Subsidiaries by Seller or any of its Affiliates (other than the Company and its Subsidiaries) and the costs associated therewith. Except as set forth and described on Schedule 2.23, none of the assets, tangible or intangible, or properties (including any Intellectual Property or Systems) that are related to, developed for, used in, necessary for, or otherwise material to the Business are owned by any Seller or their Affiliates (other than the Company and its Subsidiaries) or, to the Company’s Knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest.

2.24 Customers and Suppliers. Schedule 2.24 sets forth (a) a list of the Company’s top twenty (20) customers (on a consolidated basis) (by gross revenues generated from sales and services provided to such customers) (collectively, the “Material Customers”) and (b) a list of the Company’s top ten (10) suppliers (on a consolidated basis) (by aggregate cost of products and/or services purchased from such suppliers) (collectively, the “Material Suppliers”), for the fiscal year ended December 31, 2022 and for the nine (9)-month period ended September 30, 2023. The Company or its Subsidiaries has not received any written notice from any such customer to the effect that, and neither the Company, its Subsidiaries nor Seller has any Knowledge that, any such customer will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, buying products and/or services from the Company or its Subsidiaries (whether as a result of the consummation of the Contemplated Transactions or otherwise). The Company or its Subsidiaries has not received any written notice from any such supplier to the effect that, and neither the Company, its Subsidiaries nor Seller has any Knowledge that, any such supplier will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company or its Subsidiaries (whether as a result of the consummation of the Contemplated Transactions or otherwise). There are no suppliers of products or services to the Company or its Subsidiaries that are material to the Business with respect to which practical alternative sources of supply are not generally available on comparable terms and conditions in the marketplace.

2.25 Bank Accounts; Names and Locations. Schedule 2.25 lists all of the Company’s and its Subsidiaries’ bank accounts (designating each authorized signatory and the level of each signatory’s authorization). Except as set forth on Schedule 2.25, during the five-year period prior to the execution and delivery of this Agreement, neither the Company nor any of its predecessors has used any other name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business.

2.26 Healthcare Regulatory Matters.

(a) The Company is, and for the past three (3) years has been, in compliance in all material respects with all Healthcare Laws. No Action alleging a violation of, or liability or potential responsibility under, or any citation for material noncompliance with, Healthcare Laws has been initiated or filed against the Company or any of its Subsidiaries at any time during the past three (3) years, nor has the Company or any of its Subsidiaries received any written or, to the Company’s Knowledge, verbal notice or communication from any Governmental Authority alleging any violation or noncompliance in any material respect or material liability of, the Company or any of its Subsidiaries under any applicable Healthcare Law. There is no Action pending or, to the Knowledge of the Company, threatened, with respect to the termination or suspension of the participation by the Company or its Subsidiaries in any Governmental Health Program.

(b) Neither the Company, its Subsidiaries, nor any of their current respective directors, officers, managers, managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)) employees or, to the Knowledge of the Company, independent contractors is or has been in the past three (3) years: (i) debarred, excluded, or suspended from participating in any Governmental Health Program; (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act in connection with any material violation of any Governmental Health Program requirement; (iii) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (iv) convicted of or entered a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of any item or service under a Governmental Health Program. To the Knowledge of the Company, neither the Company, its Subsidiaries, nor any of their current respective directors, officers, mangers, managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)), employees or independent contractors are named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act or any qui tam action.

(c) The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with HIPAA. The Company and its Subsidiaries have implemented reasonable physical, technical and administrative safeguards to protect “protected health information” or “PHI” (as defined under HIPAA), including (i) conducting an enterprise-wide HIPAA security risk analysis and implementing appropriate corrective action to address any material vulnerabilities identified as a result of any security risk analysis required by HIPAA; (ii) implementing a HIPAA compliance program that consists of written policies and procedures; (iii) training its “workforce” (as defined by HIPAA) with respect to the Company’s obligations under HIPAA; and (iv) entering into contracts satisfying, in all material respects, the requirements of 45 C.F.R. § 164.504(e) with each “covered entity” and “subcontractor” (as defined by HIPAA) when required by HIPAA. To the Company’s Knowledge, neither the Company nor its Subsidiaries has in the past three (3) years (1) experienced a “breach” of “unsecured PHI” (as defined by HIPAA); nor (2) received written notice, or, to the Company’s Knowledge, verbal complaints, or audit requests from any Governmental Authority or other Person regarding uses or disclosures of PHI or its alleged failure to comply with HIPAA or any other Healthcare Law applicable to PHI. The Company and its Subsidiaries have, in the past three (3) years (x) obtained written permission prior to engaging in the de-identification of client PHI provide data aggregation services; (y) de-identified all PHI in accordance with HIPAA regulations; and (z) not sold, licensed, or otherwise commercialized any PHI.

(d) For the past three (3) years, the Company and its Subsidiaries have established and maintained a compliance program reasonably designed to promote compliance with Healthcare Laws and ethical standards.

(e) The Company and its Subsidiaries do not employ, contract with, or otherwise engage any healthcare professionals to provide services on behalf of the Company or its Subsidiaries.

2.27 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

2.28 Sufficiency of Assets. Upon (a) the purchase and acquisition of the Company Interests in accordance with this Agreement and (b) the receipt by Buyer of the services and other rights to be provided by Seller and its Affiliates to Buyer under the Transition Services Agreement, Buyer shall own or have the right to use, directly or indirectly, immediately following the Closing, the assets, properties, rights and services necessary and sufficient to (i) operate the Business immediately following the Closing in all material respects as the Business is current conducted and has been conducted for the past twelve (12) months and (ii) perform Buyer’s obligations as of immediately following the Closing under the Transition Services Agreement. No controlled Affiliate of Seller other than the Company and the Company’s Subsidiaries participates in the operation of the Business.

2.29 No other Representations or Warranties of the Company. Except as expressly set forth in this Article II and Article III, any certificate entered into in connection with this Agreement or any other Transaction Agreement, none of the Company, its Affiliates or any of their respective Representatives or any other person makes or have made any other representation or warranty, express or implied, at law or in equity, in respect of Company or the Contemplated Transactions, including with respect to (a) any other information made available (orally or in writing) to Buyer or its Affiliates or (b) any other matter, as the case may be. Any such other representation or warranty is hereby expressly disclaimed by the Company and Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES CONCERNING SELLER

As a material inducement to Buyer to enter into this Agreement and consummate the Contemplated Transactions, Seller hereby represents and warrants to Buyer as follows in this Article III as of the date of this Agreement and as of the Closing Date:

3.1 Authorization; Board Approval; Requisite Stockholder Approval.

(a) Authorization. Seller possesses all requisite power and authority necessary to carry out the Contemplated Transactions, subject only to the Requisite Stockholder Approval. Seller’s execution, delivery and performance of this Agreement and all other Transaction Agreements to which Seller is a party have been duly authorized by Seller, subject only to the Requisite Stockholder Approval. This Agreement and all other Transaction Agreements to which Seller is a party or by which Seller is bound, when executed and delivered by Seller in accordance with the terms hereof, shall each constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception. The assignments, endorsements, unit powers and other instruments of transfer delivered by Seller to Buyer at the Closing are sufficient to transfer Seller’s entire interest, legal and beneficial, in the Company Interests owned by Seller. Seller has full power and authority to convey good and marketable title to all of the Company Interests owned by Seller, and upon transfer to Buyer of the Company Interests, Buyer will receive good and marketable title to the Company Interests, free and clear of all Liens (other than restrictions under applicable securities Laws). Neither Seller nor the Company will require the approval of any court or any other Governmental Authority to consummate the Contemplated Transactions.

(b) Board Approval. The Seller Board has: (i) unanimously resolved that the entry by Seller into this Agreement and the consummation of the Contemplated Transactions are expedient and in the best interests of Seller and its stockholders, and declared it advisable and in Seller’s best interests to enter into this Agreement and perform its obligations hereunder, (ii) unanimously approved (A) the execution and adoption of this Agreement and the other Transaction Agreements and the consummation of the Contemplated Transactions and (B) the performance by Seller of its covenants and other obligations hereunder on the terms and subject to the conditions set forth in this Agreement, subject to the Requisite Stockholder Approval, and (iii) unanimously resolved to provide the Seller Board Recommendation, subject to the provisions of Section 5.8.

(c) Requisite Stockholder Approval. Except for the affirmative vote in favor of the Contemplated Transactions by the holders of a majority of the issued and outstanding shares of common stock of Seller entitled to vote thereon, voting together as a single class in person or by proxy at the Seller Stockholder Meeting (the “Requisite Stockholder Approval”), no other corporate proceedings on the part of Seller or its Subsidiaries are necessary to approve or adopt this Agreement under applicable Law and to consummate the Contemplated Transactions in accordance with the terms hereof.

3.2 Title to Company Interests. Seller owns of record and beneficially the Company Interests, and Seller has good and marketable title to such Company Interests, free and clear of all Liens (other than restrictions under applicable securities Laws and Permitted Liens). Seller is not a party to (a) any option, warrant, purchase right or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer or otherwise dispose of any Equity Interests of the Company or (b) except for the governing documents of the Company listed on Schedule 2.4(a) and this Agreement, any voting trust, proxy, or other agreement or understanding with respect to the voting of any Equity Interests of the Company. At the Closing, Seller shall sell, transfer and convey the Company Interests to Buyer free and clear of all Liens (other than restrictions under applicable securities Laws). Seller does not own any other equity interests of the Company, securities, instruments or rights convertible into equity interests of the Company or options, warrants or other rights to acquire equity interests of the Company.

3.3 Noncontravention. The execution and delivery by Seller of this Agreement and all of the other Transaction Agreements to which Seller is a party and the fulfillment of and compliance with the respective terms hereof and thereof by Seller do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) result in the creation of any Lien upon the Company Interests pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) except for compliance with the HSR Act, require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party (assuming receipt of the Requisite Stockholder Approval) or any Governmental Authority (other than the SEC in connection with Requisite Stockholder Approval) pursuant to (i) Seller’s charter documents, bylaws or other constituent documents (including trust instruments), if applicable, (ii) any Law to which Seller is subject, or (iii) any material agreement, instrument, license, permit, order, judgment or decree to which Seller is subject. Seller is not a party to or bound by any written or oral agreement or understanding with respect to an Acquisition Transaction other than this Agreement and all other Transaction Agreements, and Seller has terminated all discussions with third parties (other than with Buyer and its Affiliates) regarding any Acquisition Transaction.

3.4 Litigation. There are no Actions pending or, to Seller’s Knowledge, threatened against or affecting Seller, at law or in equity, which would adversely affect Seller’s performance under this Agreement or the consummation of the Contemplated Transactions.

3.5 Financial Statements.

(a) Attached hereto as Schedule 3.5 are the following financial statements:

(i) the audited combined balance sheet of Seller and its Subsidiaries (including the Company) as of December 31, 2022 and December 31, 2021, and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended; and

(ii) the unaudited combined balance sheet of Seller and its Subsidiaries (including the Company) as of September 30, 2023 (the “Seller Latest Balance Sheet”), and the related statements of income and cash flows (or the equivalent) for the nine (9)-month period then ended.

(b) The foregoing financial statements (including in all cases the notes thereto, if any) fairly present the financial condition of Seller and its Subsidiaries as of the respective dates thereof and the operating results of Seller and its Subsidiaries for the periods covered thereby and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the Seller Latest Balance Sheet, to the absence of footnote disclosures and changes resulting from normal year-end adjustments for recurring accruals (none of which footnote disclosures or changes would, alone or in the aggregate, be materially adverse to the business, operations, assets, Liabilities, financial condition, operating results, value, cash flow or net worth of Seller and its Subsidiaries taken as a whole). The reserves reflected in the financial statements referenced above are adequate, appropriate and reasonable and have been calculated in a consistent manner.

3.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.6, Seller and its Subsidiaries do not have any Liabilities other than (a) Liabilities specifically reflected and adequately reserved on the Seller Latest Balance Sheet, (b) Liabilities which have arisen after the date of the Seller Latest Balance Sheet in the ordinary course of business (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, violation of Law or an Action), and (c) obligations under contracts and commitments described on Schedule 2.11(a) or under contracts and commitments entered into in the ordinary course of business which are not required to be disclosed on Schedule 2.11(a) (but not Liabilities for any breach of any such contract or commitment).

3.7 Solvency.

(a) Seller is not entering into this Agreement or the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors.

(b) After giving effect to the Contemplated Transactions, at and immediately after the Closing, (i) Seller will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its existing debts as they mature or become due in the ordinary course of business), (ii) Seller will have adequate capital and liquidity with which to engage in its businesses and (iii) Seller will not have incurred and does not plan to incur debts beyond its ability to pay as they mature or become due in the ordinary course of business.

3.8 No Seller Insolvency Event. (a) Seller has not (i) voluntarily commenced any case, proceeding or action or filed any petition seeking relief under Title 11 of the United States Code, Sections 101 et. seq. or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law (collectively, a “Bankruptcy Event”), (ii) consented to the institution of, or failed to contravene in a timely and appropriate manner, any such Bankruptcy Event or the filing of any such petition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator or similar official for Seller or any Subsidiary, as applicable, or for a substantial part of its property or assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any Bankruptcy Event, (v) made a general assignment for the benefit of creditors or (vi) taken any action or entered into any agreement for the purpose of effecting any of the foregoing; (b) there has not been commenced against Seller any case, proceeding, action or petition that would constitute a Bankruptcy Event or any other action of a nature referred to in the foregoing clause (a) above; (c) there has not been commenced against Seller any case, proceeding, action or petition seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets; and (d) Seller has not taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above (collectively, a “Seller Insolvency Event”).

3.9 No other Representations or Warranties of Seller. Except as expressly set forth in Article II and this Article III, any certificate entered into in connection with this Agreement or any other Transaction Agreement, none of Seller, its Affiliates or any of their respective Representatives or any other person makes or have made any other representation or warranty, express or implied, at law or in equity, in respect of Seller, the Company, the Company’s Subsidiaries or the Contemplated Transactions, including with respect to (a) any other information made available (orally or in writing) to Buyer or its Affiliates or (b) any other matter, as the case may be. Any such other representation or warranty is hereby expressly disclaimed by Seller and the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES CONCERNING BUYER

As a material inducement to Seller and the Company to enter into this Agreement and consummate the Contemplated Transactions, Buyer hereby represents and warrants to Seller and the Company as follows as of the date of this Agreement and as of the Closing Date:

4.1 Organization. Buyer is a limited liability company validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite power and authority to execute and deliver this Agreement and the other Transaction Agreements to which Buyer is a party, and to perform its respective obligations hereunder and thereunder.

4.2 Authorization. The execution, delivery and performance by Buyer of this Agreement and all of the other Transaction Agreements to which Buyer is a party and the consummation of the Contemplated Transactions have been duly and validly authorized by Buyer, and no other act or proceeding on the part of Buyer, its board of managers (or equivalent body) or equityholders is necessary to authorize the execution, delivery or performance of this Agreement and all of the other Transaction Agreements to which Buyer is a party and the consummation of the Contemplated Transactions. This Agreement and all other Transaction Agreements to which Buyer is a party or by which Buyer is bound, when executed and delivered by Buyer in accordance with the terms hereof, shall each constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

4.3 Noncontravention. The execution and delivery by Buyer of this Agreement and all of the other Transaction Agreements to which Buyer is a party and the fulfillment of and compliance with the respective terms hereof and thereof by Buyer do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) give any third party the right to modify, terminate or accelerate any obligation under, (d) result in a violation of or (e) except for compliance with the HSR Act, require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any Governmental Authority pursuant to (i) Buyer’s charter documents, bylaws or other constituent documents, (ii) any Law to which Buyer is subject or (iii) any material agreement, instrument, license, permit, order, judgment or decree to which Buyer is subject.

4.4 Litigation. There are no Actions pending or, to Buyer’s knowledge, threatened in writing against or affecting Buyer, at law or in equity, which would adversely affect Buyer’s performance under this Agreement or the consummation of the Contemplated Transactions.

4.5 Financing.

(a) Assuming the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (or waived), and subject to the terms and conditions of the Equity Commitment Letter, Buyer will have, as of the Closing, sufficient access to immediately available cash in an amount contemplated by the Equity Commitment Letter. Other than as expressly set forth in the Equity Commitment Letter, the Equity Financing, including the funding, investing or use of the full proceeds thereof, is not subject to any condition precedent or other contingency. As of the date of this Agreement, neither Buyer nor any counterparty to the Equity Commitment Letter has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Equity Commitment Letter. As of the date of this Agreement, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any party to the Equity Commitment Letter, (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Equity Commitment Letter required to be complied with or satisfied by the parties to the Equity Commitment Letter, or (iii) otherwise result in any portion of the Equity Financing not being available when required pursuant to the terms of the Equity Commitment Letter. As of the date of this Agreement, assuming satisfaction or waiver of the conditions to Buyer’s obligation to consummate the Closing pursuant to Section 7.1, and satisfaction or waiver of the conditions to Seller’s and the Company’s obligation to consummate the Closing pursuant to Section 7.2 (other than Section 7.2(a), Section 7.2(b) and Section 7.2(h)), Buyer has no reason to believe that (A) it will be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter to be satisfied by it; or (B) the Equity Financing will not be made available as of the Closing if the terms or conditions contained in the Equity Commitment Letter to be satisfied by it are satisfied.

(b) Concurrently with the execution of this Agreement, Buyer has delivered to Seller a true, correct and complete copy of the Equity Commitment Letter, pursuant to which the Guarantors have committed to invest in Buyer, directly or indirectly, the cash in the respective pro rata portions set forth therein, and on the terms and conditions, set forth therein (the “Equity Financing”). The Equity Commitment Letter provides that Seller is a third-party beneficiary of, and entitled to enforce, the Equity Commitment Letter, subject to the terms and conditions therein. As of the date of this Agreement, the Equity Commitment Letter, in the executed form delivered by Buyer to Seller, is in full force and effect, and constitutes the legal, valid and binding obligation of Buyer and the other parties thereto, as applicable, in accordance with its terms, except insofar as such enforceability may be limited by the Bankruptcy and Equity Exception.

(c) As of the date of this Agreement, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified prior to the date of this Agreement, (ii) other than as expressly contemplated by the Equity Commitment Letter, no amendment or modification is contemplated by Buyer or by any counterparty to the Equity Commitment Letter that would permit the parties to the Equity Commitment

Letter to reduce the amount of the Equity Financing or impose new or additional conditions precedent to the availability of the Equity Financing or that would otherwise adversely affect the availability of the Equity Financing on the Closing Date, and (iii) the respective commitments contained in the Equity Commitment Letter have not been withdrawn, terminated, repudiated or rescinded in any respect, and no such withdrawal, termination, repudiation or rescission is contemplated. As of the date of this Agreement, there are no contracts, agreements, side letters or other written arrangements relating to the funding or use of the Equity Financing to which the Guarantors, Buyer or any of their respective Affiliates is a party that would permit the parties to the Equity Commitment Letter to reduce the amount of the Equity Financing, impose new or additional conditions precedent to the availability of the Equity Financing or that would otherwise adversely affect the availability of the Equity Financing on the Closing Date, other than as expressly contemplated by the Equity Commitment Letter.

(d) Notwithstanding anything to the contrary in this Agreement, Buyer acknowledges and agrees that in no event shall the receipt, grant, or availability of any funds or financing (including, for the avoidance of doubt, the Equity Financing) by Buyer or any Affiliate thereof or any other financing be a condition to any obligation of Buyer hereunder.

(e) Concurrently with the execution of this Agreement, Buyer has delivered to Seller a true, correct and complete copy of the Debt Commitment Letter.

4.6 Limited Guaranty. Concurrently with the execution of this Agreement, the Guarantors have delivered to Seller and the Company a duly executed Limited Guaranty. As of the date of this Agreement, the Limited Guaranty is in full force and effect and constitutes legal, valid and binding obligations of the Guarantors, enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception. As of the date of this Agreement, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantors pursuant to the Limited Guaranty. The Guarantors have sufficient cash, available lines of credit, capital commitments or other sources of available funds to satisfy the full amount of their guaranteed obligations under the Limited Guaranty.

4.7 Solvency. Assuming (a) the truth and accuracy of the representations and warranties set forth in Article II and Article III, (b) the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (or waived) and (c) immediately prior to the Closing, the Company is solvent, then immediately after giving effect to the Contemplated Transactions, Buyer and each of its Subsidiaries (including the Company), on a consolidated basis, (a) will be able to pay their respective debts as they become due in the ordinary course of business and will own property that has a fair saleable value (measured on a going concern basis) greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) as such debts become due in the ordinary course of business and (b) will have adequate capital to carry on their respective businesses contemplated as of the date of this Agreement (it being understood that for purposes of this sentence, the amount of any contingent liability shall be computed as the amount that would reasonably be expected to become an actual and matured liability). No transfer of property is being made and no obligation is being incurred in connection with the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of Buyer or its Subsidiaries (including the Company).

4.8 No Prior Activities. Buyer was formed solely for the purpose of engaging in the Contemplated Transactions. Except for Liabilities incurred in connection with its formation and the Contemplated Transactions, Buyer has not incurred, directly or indirectly, through any Subsidiary or Affiliate, any Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person, in each case, other than as would not be expected to be material.

4.9 Restricted Securities. Buyer understands and acknowledges that: (a) none of the Company Interests have been registered or qualified under the Securities Act, or under any securities laws of any state of the United States or other jurisdiction, in reliance upon specific exemptions thereunder for transactions not involving any public offering; (b) all of the Company Interests constitute “restricted securities” as defined in Rule 144 under the Securities Act; (c) none of the Company Interests are traded or tradable on any securities exchange or over the counter; and (d) none of the Company Interests may be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act with respect to such Company Interests and qualification in accordance with any applicable state securities laws becomes effective or unless such registration and qualification is inapplicable, or an exemption therefrom is available. Buyer is an “accredited investor” as defined in Rule 501(a) of the Securities Act.

4.10 Due Diligence Review. Buyer acknowledges that: (a) except for the specific representations and warranties made by the Company and Seller in Article II and Article III and any certificate entered into in connection with this Agreement or in any other Transaction Agreement, it is not relying upon any representation or warranty of Seller, the Company or any Affiliate, officer, director, employee, agent or advisor thereof, nor upon the accuracy of any record, projection or statement made available or given to Buyer in the performance of such investigation and (b) except for the specific representations and warranties made by the Company and Seller in Article II and Article III and any certificate entered into in connection with this Agreement or in any other Transaction Agreement, is not relying on any representation or warranty of any kind or nature whatsoever concerning or as to the accuracy or completeness of any projections, budgets, forecasts or other forward-looking financial information concerning the future revenue, income, profit or other financial results of the Business, Seller, the Company or its Subsidiaries. In furtherance of the foregoing, Buyer acknowledges and agrees that, except for the specific representations and warranties made by the Company and Seller in Article II and Article III and any certificate entered into in connection with this Agreement or in any other Transaction Agreement, no other representations and warranties of any kind or nature, expressed or implied, have been made by any Person in connection with the Contemplated Transactions. For the avoidance of doubt, nothing contained in this Section 4.10, shall in any manner limit any remedy of Buyer for Fraud.

4.11 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Buyer for which Seller could become liable.

4.12 No other Representations or Warranties of Buyer. Except as expressly set forth in this Article IV, the Limited Guaranty and the Equity Commitment Letter and any certificate entered into in connection with this Agreement, none of Buyer, its Affiliates or any of their respective Representatives or any other person makes or have made any other representation or warranty, express or implied, at law or in equity, in respect of Buyer or the Contemplated Transactions, including with respect to (a) any other information made available (orally or in writing) to Seller, the Company or their respective Affiliates or (b) any other matter, as the case may be. Any such other representation or warranty is hereby expressly disclaimed by Buyer.

ARTICLE V

CERTAIN COVENANTS

5.1 Seller Operation of Business. Notwithstanding anything in this Agreement to the contrary, from the date hereof until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Closing, except as otherwise contemplated by this Agreement, including pursuant to the Supplemental Indentures, as set forth on Schedule 5.1 or as otherwise approved in writing by Buyer, Seller will not incur any Indebtedness of the types set forth in clauses (i) or (ii) of the definition of Indebtedness.

5.2 Operation of Business. From the date hereof until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Closing, Seller will, and will cause each of the Company and each of the Company’s Subsidiaries to, use its reasonable best efforts to (i) conduct the Business in the ordinary course of business consistent with past practice, and (ii) keep available the services of its managerial employees, and preserve their goodwill and relationships with their customers, clients, suppliers, vendors and others doing business with them, except (A) as otherwise approved in writing by Buyer (which approval will not be unreasonably withheld, conditioned or delayed), (B) as otherwise expressly contemplated by this Agreement, including the activities of Seller and the Company pursuant to Section 5.6 and Section 5.8, (C) as required by appliable Law or (D) as set forth on Schedule 5.2. From the date hereof until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Closing, except (i) as set forth on Schedule 5.2, (ii) as otherwise expressly contemplated by this Agreement, including the activities of Seller and the Company pursuant to Section 5.6 and Section 5.8, or pursuant to the Supplemental Indentures, (iii) as otherwise approved in writing by Buyer (which approval will not be unreasonably withheld, conditioned or delayed), or (iv) as required by applicable Law, neither the Company nor any of its Subsidiaries nor Seller (with respect to the Business) will:

(a) sell, assign, transfer, abandon, permit to lapse, license, sublicense, lease or subject to any Lien (other than a Permitted Lien), any material portion of the tangible properties or assets of the Company or any of its Subsidiaries or Seller (with respect to the Business), other than in the ordinary course of business or pursuant to the Supplemental Indentures (provided that any such liens on the Company Interests or the assets of the Company and its Subsidiaries will be released at or prior to the Closing);

(b) sell, assign, transfer, lease, license, sublicense, or otherwise encumber, any Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business;

(c) disclose any Confidential Information, Trade Secret, or Personal Information (other than Personal Information that is publicly available business-to-business contact information) to any Person (other than pursuant to a written agreement with terms requiring that Person to maintain the confidentiality of, and preserving all rights of the Company in, such Confidential Information, Trade Secret, or Personal Information), (2) disclose, license, release, deliver, escrow or make available any source code or knowingly receive any Confidential Information or Trade Secret of any Person in violation of any obligations of confidentiality; (3) take or fail to take any action that could reasonably be expected to result in the loss, lapse or abandonment of any Intellectual Property or Confidential Information (other than (A) the expiration of Intellectual Property at the end of its maximum statutory term or (B) pursuant to a commercially reasonable decision by the Company or its applicable Subsidiary to take or not to take an action that will result in such lapse or abandonment of Intellectual Property or Confidential Information, in each case, that is not material to or necessary for the operation of the Business);

(d) make any material change to the operation or the security of, or any administrative, technical or physical safeguards, or any of the policies or procedures related to, any System or Personal Information, except as required by applicable Law;

(e) (i) terminate, modify, waive any rights under or amend any Material Contract or (ii) enter into any new contract that would be required to be set forth on Schedule 2.11(a) if entered into prior to the date hereof;

(f) (A) increase the compensation (including equity or equity-based compensation), incentive arrangements, or other benefits to any Company Employee, except increases in base compensation to non-officer Company Employees in the ordinary course of business or as required by law, (B) enter into any new employment, incentive, severance, change of control, deferred compensation or similar agreement or arrangement with any Company Employee or (C) take any action to accelerate the timing, funding or vesting of any payment or benefit (including equity or equity-based compensation) to any Company Employee;

(g) (A) negotiate, modify, extend, terminate or enter into any Labor Agreement applicable to the Business or (B) recognize or certify any labor union, works council, or other labor organization or group of employees as the bargaining representative for any Company Employees;

(h) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reduction, work schedule changes or other actions that could implicate the WARN Act;

(i) hire, engage, terminate (without cause), furlough, or temporarily layoff any Company Employee with an annual base salary in excess of $150,000;

(j) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company Employee;

(k) issue any Equity Interests, ownership interests, shares of capital stock, phantom equity, stock appreciation rights or other equity security of the Company or any of its Subsidiaries or any security, right, option or warrant convertible into or exercisable or exchangeable for any such equity interests, ownership interests, shares of capital stock or other equity security of the Company or any of its Subsidiaries;

(l) adjust, split, combine, reorganize, recapitalize or reclassify, or declare, set aside or pay any dividend or other distribution in respect of the Equity Interests of the Company or any of its Subsidiaries;

(m) establish, enter into, terminate or amend (except amendments required to comply with changes in applicable Law) any Company Plan;

(n) acquire or agree to acquire in any manner (whether by merger or consolidation, the purchase of an Equity Interest in or a material portion of the assets of or otherwise) any business or any corporation, partnership, association or other business organization or division thereof or any other Person, or acquire any material assets;

(o) except as required by GAAP to be implemented during the period between the date of this Agreement and the Closing Date, change any of their accounting principles, policies or procedures;

(p) divest or dispose of, or agree to divest or dispose, in any manner a material portion of the properties or assets of the Company or any of its Subsidiaries or any member of the Seller Group (with respect to the Business);

(q) make any capital expenditures in excess of $250,000 in the aggregate or commitments therefor, except (A) in the ordinary course of business or (B) for such capital expenditures or commitments therefor that are reflected in the Business’ current budget;

(r) settle any Action or waive or forgive any amount owed to the Company where the amount paid exceeds $100,000;

(s) make or change any material Tax election, including any entity classification election for U.S. income tax purposes, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any Tax Return other than consistent with past practice, amend any Tax Return, file any claims for Tax refunds, enter into any pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement in relation to Taxes, settle or compromise any Tax claim, audit or assessment, consent to any extension or waiver of the limitation period, incur any liability for Taxes outside the ordinary course of business, fail to pay any Tax that becomes due and payable, or surrender any material right to claim Tax refund, offset or other reduction in Tax Liability;

(t) authorize or effect any liquidation or other dissolution

(u) assume, guaranty or incur any Indebtedness of the types set forth in clauses (i) or (ii) of the definition of Indebtedness; or

(v) commit to do any of the foregoing.

5.3 Third-Party Notices and Consents. Seller and the Company shall give all required notices to third parties and use reasonable best efforts to obtain all required third-party consents.

5.4 HSR.

(a) Seller and Buyer will, as promptly as practicable, but in no event later than 10 Business Days following the execution and delivery of this Agreement, submit all filings required by the HSR Act (the “HSR Filing”), and thereafter provide any supplemental information requested in connection therewith. Seller and Buyer will furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. Each of Seller and Buyer will promptly inform the other party of any material communication received by such party from any Governmental Authority in respect of the HSR Filing. Each of Seller and Buyer will: (i) use its respective reasonable best efforts to provide a reasonable response as expeditiously as possible with all requests of any Governmental Authority for additional information and documents, including information or documents requested under the HSR Act; (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any agreement with any Governmental Authority not to consummate the Contemplated Transactions, except, in each case, with the prior consent of the other parties; and (iii) cooperate with the other and use reasonable best efforts to consummate the Contemplated Transactions by the Closing Date. Any such disclosures, rights to participate or provisions of information by one party to the other may be made on an outside-counsel-only basis and such material may be redacted as necessary to the extent required under applicable Law or as appropriate to protect confidential business information.

(b) Buyer will be responsible for all filing fees under the HSR Act, and each party will be responsible for its own fees and expenses incurred in responding to any requests for additional information.

5.5 Access. During the period from the date of this Agreement until the earlier of the valid termination of this Agreement pursuant to Article VIII and the Closing, Seller shall grant, and cause the Company and the Company’s Subsidiaries, officers, managers, directors, employees, attorneys, accountants and other agents to grant, to Buyer and its authorized Representatives and potential lenders, as well as their respective officers, employees, affiliates and other agents, reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, financial information, books and records of the Company and the Company’s Subsidiaries and Seller (to the extent related to the Business), except that Seller and the Company may restrict or otherwise prohibit such access to the extent that (a) any applicable Law requires Seller or the Company or any of the Company’s Subsidiaries to restrict or otherwise prohibit such access or (b) such access would give rise to a material risk of waiving any attorney-client privilege or work product doctrine; provided that, in the case that Seller or the Company would restrict access under any of clauses (a) or (b), Seller shall give notice to Buyer of the fact that Seller or the Company is withholding such access and thereafter Seller and the Company shall reasonably cooperate with Buyer to allow the disclosure of such information (or as much of it as possible) in an appropriate substitute disclosure arrangement or otherwise in a manner that would not violate any of clauses (a) or (b). Any investigation conducted pursuant to the access contemplated by this Section 5.5 will be conducted in a manner that does not unreasonably interfere with the conduct of the businesses of Seller, the Company and the Company’s Subsidiaries. Any access to the properties of Seller, the Company and the Company’s Subsidiaries will be subject to Seller’s, the Company’s and the Company’s Subsidiaries’ reasonable security measures and insurance requirements, as applicable, and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Buyer or any of its Representatives or any third party in connection with any investigation conducted pursuant to the access contemplated by this Section 5.5. Notwithstanding anything in the Confidentiality Agreement to the contrary, the Confidentiality Agreement will automatically terminate and be of no further force or effect upon the Closing.

5.6 Financing Assistance; Equity Commitment Letter.

(a) Prior to the Closing, Seller shall provide, and shall cause the Company and each Subsidiary of the Company to provide, and shall use reasonable best efforts to cause its and their respective Seller Related Parties to provide such cooperation in connection with the arrangement of the Debt Financing as may be required by the terms of the Debt Commitment Letter (for the avoidance of doubt, in the executed form provided to Seller by Buyer on the date of this Agreement) and reasonably requested by Buyer, including to (i) make available to Buyer, its advisors and its Debt Financing Sources such financial and other pertinent information regarding the Company and each Subsidiary as may be reasonably requested by Buyer, its advisors or its Debt Financing Sources, including (I) the financial statements and other information necessary to satisfy the conditions set forth in paragraph 6 of Exhibit C of the Debt Commitment Letter and (II) such information as is necessary to allow Buyer, its advisors and its Debt Financing Sources to prepare pro forma financial statements; (ii) to provide to Buyer financial statements and other information regarding the Company and its Subsidiaries and their assets reasonably requested by Buyer, to the extent that such financial statements and information are readily available to Seller; (iii) deliver, at least three (3) Business Days prior to Closing, all documentation and other information as is reasonably requested by Buyer, its advisors and its Debt Financing Sources at least ten (10) days prior to Closing with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and beneficial ownership regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230); (iv) assist with Buyer’s preparation, negotiation and execution of definitive written financing documentation and the schedules and exhibits thereto (including loan agreements, guarantees, collateral agreements, hedging arrangements, customary officer’s certificates and corporate resolutions, as applicable) as may reasonably be requested and, in each case, subject to the occurrence of the Closing and (v) to the extent required by the Debt Financing, facilitating the pledging of collateral effective no earlier than Closing; provided, however, that nothing in this Section 5.6 will require any such cooperation to the extent that it would (A) require Seller or any of its Subsidiaries to pay any fees or reimburse any expenses (other than any such payment or reimbursement by the Company and its Subsidiaries which is conditioned upon the occurrence of the Closing) for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Buyer, or waive or amend any terms of this Agreement or any other contract, (B) require Seller or any of its Subsidiaries to give or agree to give to any other Person any indemnities in connection with the Debt Financing (other than any indemnities from the Company and its Subsidiaries provided such indemnities are only effective following the Closing), (C) provide in connection with the Debt Financing any information the disclosure of which is prohibited or restricted under applicable Law or is legally privileged, (D) take any action which would result in Seller or any of its Subsidiaries or any of its or their respective Affiliates incurring any liability with respect to matters relating to the Debt Financing or cause any director, officer or employee of the Company or any of its Subsidiaries or any of its or their respective Affiliates or Representatives to incur any personal liability in connection with the Debt Financing, (E) provide pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information or (F) unreasonably interfere with the ongoing business operations of Seller and its Subsidiaries including the Company and its Subsidiaries. Notwithstanding the foregoing, (i) none of the Seller Related Parties shall be required to execute or enter into any agreement with respect to the Debt Financing (other than those officers or employees of the Company and its Subsidiaries continuing in such roles after Closing, and solely with respect to agreements contingent upon the Closing and that would not be effective prior to the Closing), and (ii) no directors of the Company or its Subsidiaries shall be required to approve, adopt, execute or enter into or perform any agreement with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing (other than those directors of the Company and its Subsidiaries continuing in such roles after Closing, and solely with respect to agreements contingent upon the Closing and that would not be effective prior to the Closing).

(b) Upon the earlier of the Closing and the termination of this Agreement in accordance with its terms, Buyer shall promptly reimburse the Seller Related Parties and its and their respective Representatives for all reasonable, documented and invoiced out-of-pocket costs and expenses (including reasonable, documented and invoiced out-of-pocket attorneys’ fees for one counsel) incurred by such Persons in connection with any cooperation contemplated by this Section 5.6 other than the preparation, review and/or audit of historical financial information.

(c) Buyer shall indemnify and hold harmless each of Seller and its and their respective Seller Related Parties from and against any and all losses and other liabilities suffered or incurred by any of them in connection with the arrangement and preparation of the Debt Financing and any information used in connection therewith, in each case other than as a result of Fraud, bad faith, gross negligence or willful misconduct by or on behalf of such Person or Seller Related Parties.

(d) Buyer acknowledges and agrees that obtaining the Debt Financing is not a condition to the Closing. If any Debt Financing has not been obtained, Buyer will continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Section 7.1, to consummate the Closing.

(e) The parties hereto understand and agree that all obligations of the parties relating to the Debt Financing shall be governed exclusively by this Section 5.6.

(f) Subject to the terms and conditions of this Agreement, Buyer shall not (without the prior written consent of Seller) agree to, or permit any amendment, modification, supplement or termination of, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter. Subject to and without limiting the other terms and conditions of this Agreement, Buyer will use its reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter.

5.7 Notice of Material Developments. Each party hereto shall give prompt written notice to the other parties following the discovery by such party of (a) any material variances in any of its representations or warranties contained in Article II, Article III or Article IV, as the case may be, (b) any breach of any covenant or agreement hereunder by such notifying party and (c) any other material development adversely affecting, or that would reasonably be expected to adversely affect, the ability of such notifying party to consummate the Contemplated Transactions; provided, that delivery of any such notice by any party hereto shall have no effect on the rights and obligations of the parties hereunder; provided, further, that any failure by a party to provide such notification shall not (A) in and of itself be deemed to result in a breach of any covenant or agreement of such party hereunder (other than this Section 5.7), or (B) with respect to any breach of any representation or warranty under this Agreement, be deemed to cause the failure of the condition set forth in Section 7.1(b) to be satisfied unless the breach of such representation and warranty would also cause the failure of the condition set forth in Section 7.1(a) to be satisfied (it being understood that this proviso shall have no effect on whether the underlying facts, matters or circumstances otherwise result in a breach of a representation, warranty, covenant or agreement (other than this Section 5.7) contained in this Agreement).

5.8 No Solicitation.

(a) No Solicitation or Negotiation. Except as expressly permitted by this Section 5.8, from the date hereof until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Closing, Seller and the Company will, and will cause their Affiliates, Subsidiaries and its and their respective officers and directors, and will instruct and use reasonable best efforts to cause each of its and their other Representatives, to cease and cause to be terminated any discussions or negotiations with any Third Party and its Representatives relating to any Acquisition Proposal or Acquisition Transaction that are not expressly permitted by Section 5.8(b), promptly (and in any event, within five (5) Business Days following the date hereof) request the prompt return or destruction of all non-public information concerning Seller, the Company or the Business theretofore furnished to any such Person with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the twenty-four (24) month period immediately prior to the date of this Agreement and will (i) cease providing any further information with respect to Seller, the Company, the Business or any Acquisition Proposal to any such Third Party or its Representatives; and (ii) immediately terminate all access granted to any such Third Party and its Representatives to any physical or electronic data room (or any other diligence access). Except as expressly permitted by Section 5.8(b), from the date hereof until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Closing, Seller and the Company will not, and will cause their Subsidiaries and its and their directors and officers not to, and will instruct and use reasonable best efforts to cause their other Representatives not to, directly or indirectly,

(i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Party any non-public information relating to the Seller, the Company or their Subsidiaries or the Business or afford to any Third Party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Seller, the Company, their Subsidiaries or the Business, in any such case with the intent to induce, or that could reasonably be expected to result in, the making, submission or announcement of, or to knowingly encourage, facilitate or assist any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) enter into, engage in, knowingly encourage, continue or otherwise participate in any discussions, communications or negotiations with any Third Party with respect to any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, other than solely informing such Third Party of the existence of the provisions contained in this Section 5.8 (without knowingly conveying, requesting or attempting to gather any other information except as otherwise permitted hereunder); (iv) approve, endorse or recommend any offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”).

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in Section 5.8(a) but subject to compliance with the other provisions of this Section 5.8(b), at any time prior to Seller’s receipt of the Requisite Stockholder Approval, Seller, its Subsidiaries and the Seller Board (or a committee thereof) may, directly or indirectly, through one or more of its Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to Seller and/or its Subsidiaries (including the Company and its Subsidiaries) to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Seller and/or its Subsidiaries (including the Company and its Subsidiaries) pursuant to an Acceptable Confidentiality Agreement to any Person (or such Person’s Representatives, including prospective debt and equity financing sources and/or their respective Representatives) that has made, renewed, furnished or delivered to Seller or its Representatives a bona fide written Acquisition Proposal after the execution and delivery of this Agreement that did not directly or indirectly result from a breach of this Section 5.8; provided, that the Seller Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would be reasonably likely to lead to a Superior Proposal, and the Seller Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.8(b) would or would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; provided, further, however, that the Seller, the Company and each of their respective Representatives may contact any Person in writing (with a request that any response from such Person is in writing) with respect to an Acquisition Proposal solely to clarify any ambiguous terms and conditions thereof which are reasonably necessary to determine whether the Acquisition Proposal constitutes or would be reasonably likely to lead to a Superior Proposal; and provided, further, that Seller will provide to Buyer and its Representatives any such non-public information that is provided to any Person or its Representatives given such access that was not previously made available to Buyer prior to or concurrently with the time it is provided to such Person.

(c) No Change in Seller Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.8(d), at no time after the date hereof may the Seller Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Seller Board Recommendation, in each case, in a manner adverse to

Buyer (it being understood that it shall be considered a modification adverse to Buyer if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Seller Board fails to publicly recommend against acceptance of such tender or exchange offer by the stockholders of Seller within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act (or, if earlier, by the second (2nd) Business Day prior to the then-scheduled Seller Stockholder Meeting, if an Acquisition Proposal has been publicly disclosed at least three (3) Business Days prior to the then-scheduled Seller Stockholder Meeting) or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Seller Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Seller Board reaffirms the Seller Board Recommendation) (or, if earlier, by the second (2nd) Business Day prior to the then-scheduled Seller Stockholder Meeting, if an Acquisition Proposal has been publicly disclosed at least three (3) Business Days prior to the then-scheduled Seller Stockholder Meeting); (B) adopt, authorize, approve, agree to, accept, endorse or recommend, submit to vote of the stockholders of Seller or otherwise declare advisable (or propose to adopt, authorize, approve, agree to, accept, endorse or recommend, submit to vote of the stockholders of Seller or otherwise declare advisable) an Acquisition Proposal; (C) fail to publicly reaffirm the Seller Board Recommendation within three (3) Business Days after Buyer so requests in writing (it being understood that Seller will have no obligation to make such reaffirmation on more than two (2) separate occasions); (D) fail to include the Seller Board Recommendation in the Proxy Statement; (E) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Seller Board (or a committee thereof) to the stockholders of Seller pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Seller Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal that is a tender offer or exchange offer until the close of business on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.8); or (F) formally resolve to effect, publicly announce an intention or resolution to, or agree to take any of the foregoing actions (any action described in clauses (A) through (F), a “Seller Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Seller Board (or a committee thereof) to the stockholders of Seller pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (2) the determination by the Seller Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal, solely to the extent such determination is not publicly disclosed or (3) the delivery by Seller to Buyer of any notice contemplated by Section 5.8(e) will constitute a Seller Board Recommendation Change; or

(ii) cause or permit Seller or the Company to enter into an Alternative Acquisition Agreement.

(d) Seller Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) the Seller Board (or a committee thereof) may effect a Seller Board Recommendation Change of the type described in clauses (A), (C) and (D) of the definition thereof solely in response to any positive material event, fact, circumstance development or occurrence that was (A) not known to, or reasonably foreseeable by, the Seller Board as of the date hereof but becomes known to the Seller Board after the date hereof; and (B) does not relate to, (I) any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (II) the fact, in and of itself, that Seller meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Equity Interests or the credit rating of Seller (it being understood that the underlying cause of any of the foregoing in this clause (II) may be considered and taken into account in determining whether an Intervening Event has occurred); (III) any fact relating to Buyer or its Affiliates; or (IV) any change in the composition of the Seller Board (each such event, an “Intervening Event”), if the Seller Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(A) Seller has provided prior written notice to Buyer at least five (5) Business Days (the “Event Notice Period”) in advance to the effect that the Seller Board (or a committee thereof) intends to effect a Seller Board Recommendation Change pursuant to this Section 5.8(d)(i), which notice will specify the basis for such Seller Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

(B) the Seller, the Company, their Subsidiaries and their Representatives have complied with the requirements of and their obligations under, and not violated the provisions of, this Section 5.8;

(C) prior to effecting such Seller Board Recommendation Change, Seller and its Representatives, during such Event Notice Period, have (1) negotiated with Buyer and its Representatives in good faith (to the extent that Buyer desires to so negotiate) to allow Buyer to offer such adjustments to the terms and conditions of this Agreement, the Debt Commitment Letter, Equity Commitment Letter and/or the Limited Guaranty to obviate the need to effect a Seller Board Recommendation Change for the Seller Board to comply with its fiduciary duties pursuant to applicable Law, in response to such Intervening Event and (2) taken into account any adjustments to the terms and conditions of this Agreement, the Debt Commitment Letter, Equity Commitment Letter and/or the Limited Guaranty proposed by Buyer and other information provided by Buyer in response to the notice described in clause (A) of this Section 5.8(d)(i), in each case, that are offered in writing by Buyer, no later than 11:59 p.m. (Eastern time) on the last day of the Event Notice Period; and

(D) following such Event Notice Period, the Seller Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Buyer’s proposed revisions to the terms and conditions of this Agreement, the Debt Commitment Letter, Equity Commitment Letter and/or the Limited Guaranty) shall have determined in good faith that the failure of the Seller Board (or a committee thereof) to make such a Seller Board Recommendation Change would continue to be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, Seller shall deliver a new written notice to Buyer and comply with the requirements of this Section 5.8(d)(i) with respect to such new written notice (it being understood that the “Event Notice Period” in respect of such new written notice will be three (3) Business Days).

(ii) if Seller has received a bona fide written Acquisition Proposal that has not been withdrawn, and that the Seller Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Seller Board may (A) effect a Seller Board Recommendation Change with respect to such Superior Proposal; and/or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Seller Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) or (B) unless:

(A) the Seller Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;

(B) Seller, its Subsidiaries and its Representatives have complied with the requirements of and their obligations under, and not violated the provisions of, this Section 5.8;

(C) (1) Seller has provided prior written notice to Buyer at least five (5) Business Days in advance (the “Proposal Notice Period”) to the effect that the Seller Board (or a committee thereof) has (x) received a bona fide Acquisition Proposal that has not been withdrawn; (y) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (z) resolved to effect a Seller Board Recommendation Change and/or to terminate this Agreement pursuant to Section 8.1(h) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Seller Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; (2) prior to effecting such Seller Board Recommendation Change and/or termination, Seller and its Representatives, during the Proposal Notice Period, have (x) negotiated with Buyer and its Representatives in good faith (to the extent that Buyer desires to so negotiate) to offer such adjustments to the terms and conditions of this Agreement, the Debt Commitment Letter, Equity Commitment Letter and/or the Limited Guaranty so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (y) taken into account any adjustments to the terms and conditions of this Agreement, the Debt Commitment Letter, Equity Commitment Letter and/or the Limited Guaranty proposed by Buyer and other information provided by Buyer during the Proposal Notice Period, in each case, that are offered in writing by Buyer, no later than 11:59 p.m. (Eastern time) on the last day of the Proposal Notice Period; and (3) Seller has permitted Buyer and its Representatives to make a presentation to the Seller Board regarding this Agreement and any adjustments with respect thereto (to the extent Buyer requests to make such a presentation); provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), Seller will be required to deliver a new written notice to Buyer and to comply with the requirements of this Section 5.8(d)(ii)(C) with respect to such new written notice (it being understood that the Proposal Notice Period in respect of such new written notice will be three (3) Business Days);

(D) following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.8(d)(ii)(C), the Seller Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Buyer’s proposed revisions to the terms and conditions of this Agreement, the Debt Commitment Letter, Equity Commitment Letter and/or the Limited Guaranty and any other information provided by Buyer) shall have determined that the failure of the Seller Board (or a committee thereof) to make such a Seller Board Recommendation Change or to terminate this Agreement would continue to be inconsistent with its fiduciary duties pursuant to applicable Law; and

(E) in the event of any termination of this Agreement in order to cause or permit Seller and/or its Subsidiaries (including the Company and its Subsidiaries) to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, Seller will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Termination Fee in accordance with Section 8.3(a)(iii).

(e) Notice. Seller shall as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours) notify Buyer in writing if Seller, the Company, any of their Subsidiaries or any of their respective Representatives receives any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals, including the identity of the Person making such Inquiry, Acquisition Proposal, offer or proposal, a summary of the material terms and conditions and copies of any written materials and documents relating thereto provided to Seller, its Subsidiaries or their Representatives. Thereafter, Seller must keep Buyer informed, on a reasonably prompt basis, or upon Buyer’s reasonable request (and in any event within forty-eight (48) hours thereafter), of the status (and supplementally provide the material terms) of any such Inquiries, Acquisition

Proposals, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided by or to Seller, the Company or their Representatives) and inform Buyer promptly (and in any event within forty-eight (48) hours) of any material correspondence with respect to such Inquiries, offers or proposals. Each of Seller and the Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof which prohibits Seller or the Company from complying with this Section 5.8(e).

(f) Certain Disclosures. Nothing in this Agreement will prohibit Seller, the Company or the Seller Board (or a committee thereof) from (i) taking and disclosing to the stockholders of Seller a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Seller Board (or a committee thereof) to the stockholders of Seller pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.8; or (iv) making any disclosure to the stockholders of Seller with respect to an Acquisition Proposal as required by applicable Law, regulation or stock exchange rule or listing agreement; provided, that the Seller Board shall publicly reaffirm the Seller Board Recommendation in such disclosure and nothing in the foregoing will be deemed to permit Seller, the Company or the Seller Board (or a committee thereof) to effect a Seller Board Recommendation Change other than in accordance with Section 5.8(d), and any public disclosure (other than any “stop, look and listen” statement) by Seller, the Company or the Seller Board thereof relating to any determination or other action by the Seller Board with respect to any Acquisition Proposal shall be deemed to be a Seller Board Recommendation Change unless the Seller Board expressly publicly reaffirms the Seller Board Recommendation in such disclosure; provided, further, that any such statement or disclosure made by the Seller Board (or a committee thereof) pursuant to this Section 5.8(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise modify the effect, if any, that any such action has under this Agreement or the obligations of Seller, the Company or the Seller Board (or any committee thereof) and the rights of Buyer under this Section 5.8.

(g) Breach by Representatives. Seller and the Company agree that any breach of this Section 5.8 by any of its or their Representatives, including any failure of such Representatives to comply with the terms of Section 5.8(a), shall be deemed to be a breach of this Agreement by Seller and the Company.

5.9 Migration Activities.

(a) As soon as reasonably practicable and in any event within ten (10) Business Days after all applicable waiting periods under the HSR Act shall have expired or been terminated, Seller and Buyer shall each appoint two representatives (each, a “Migration Coordinator”), and such other representatives of such party as it deems appropriate (together, the “Migration Committee”), of which Seller’s Migration Coordinators will be subject to reasonable approval by Buyer and all members of the Migration Committee will be subject to confidentiality and other restrictions necessary or appropriate to ensure compliance with applicable Law, for the purposes set forth in this Section 5.9. Either party may replace its Migration Coordinators with an individual or individuals of comparable qualifications and experience at any time by providing notice in accordance with Section 12.4; provided, that any such replacement by Seller shall be reasonably acceptable to Buyer. As soon as reasonably practicable following the appointment of the Migration Committee and from time to time during the period prior to Closing as set forth in this Section 5.9, the Migration Committee will confer to discuss a plan to complete the Migration Activities (as defined in Section 5.9(b) below), and to further develop any specific requirements of Buyer in connection therewith, which plan and requirements shall be approved in advance in writing by Buyer (which approval shall not be unreasonably withheld or delayed) prior to undertaking any Migration Activities. The Migration Coordinators shall meet (in person or via videoconference) weekly (or at such other frequency as the parties may agree, and with at least one Migration Coordinator of each party), to discuss the matters set forth above, review the progress of the Migration Activities, and oversee (solely in an advisory capacity, and not with the authority to bind any party) the performance of each party’s obligations under this Agreement. Seller and Buyer shall allocate sufficient personnel and other resources to the extent commercially reasonable, reasonably cooperate, and negotiate in good faith to permit the Migration Committee to carry out its responsibilities as set out in this Section 5.9.

(b) As soon as reasonably practicable and in any event within ten (10) Business Days following the formation of the Migration Committee (but in all cases, prior to the Closing), Seller shall complete, with no less than the same functionality and features used in connection with the Business as of the date hereof with respect to any System, the following activities (collectively, the “Migration Activities”) through a third party consultant engaged by Seller and approved in advance in writing by Buyer (which approval shall not be unreasonably withheld or delayed) (the “Migration Consultant”):

(i) engage vendors and set up Company-specific interim tools and processes for enterprise resource planning, human capital management, a benefits portal, information technology general controls, and such other tools and processes as reasonably requested by Buyer, including to replace Workday with Paycor or a similar solution;

(ii) engage vendors and set up standalone payroll and employee benefit plans (including 401(k) and health and welfare plans) for the Company’s and its Subsidiaries’ employees and new hires, including any Company Employee;

(iii) engage vendors and set up standalone insurance policies as reasonably requested by Buyer for the Company and its Subsidiaries;

(iv) set up standalone workplace technology tools, including Gsuite (or other similar applications), Slack, Helpdesk, DocuSign and MSFT for the colocation data center facilities;

(v) set up standalone research, development, and development operations tools, to the extent not already set up at the Company or one of its Subsidiaries;

(vi) separate of the Company’s marketing site; and

(vii) set up corporate security functions such that the Company and its Subsidiaries have their own independent access to all of their applications and tools (including those transferred to the Company or its Subsidiaries in connection with this Agreement) and including replacing Crowdstrike with Rocket Cyber or other similar tools;

in each case of (i)-(vii), such that the Company and its Subsidiaries (as applicable) can operate the Business with respect to such activities independently of Seller and its Affiliates as of the Closing Date in substantially the same manner as the Company and its Subsidiaries operated the Business immediately prior to the date hereof. Notwithstanding anything in this Agreement to the contrary, neither Seller nor any of its Affiliates (including the Company and its Subsidiaries) may enter into any contract in connection with any of the Migration Activities without Buyer’s pre-approval in writing (not to be unreasonably conditioned or withheld); provided, however, that in the event Buyer fails to respond to a request to provide such pre-approval within ten (10) Business Days, Seller will not be deemed in breach of any of its obligations hereunder.

(c) Seller shall effectuate the Migration Activities in accordance with all reasonable instructions from Buyer. If the Migration Activities require the acquisition or licensing of any contract or other resources, then notwithstanding anything to the contrary in this Agreement, Buyer shall have the right to pre-approve (which approval shall not be unreasonably withheld or delayed) such acquisition or licensing (and contract and resources therefor); provided, however, that in the event Buyer fails to respond to a request to provide such pre-approval within ten (10) Business Days, Seller will not be deemed in breach of any of its obligations hereunder. Seller shall keep detailed books, accounts, and records of all activities carried out in the performance of its obligations under this Section 5.9.

(d) Subject to the other provisions of the Transaction Agreements, (i) Seller and Buyer shall (A) take or avoid taking any action as may reasonably be requested by the other party in furtherance of this Section 5.9; and

(B) reasonably cooperate with the other party and generally act reasonably and in good faith; and (ii) to the extent reasonably required, Seller shall (and shall procure that its Affiliates shall), as may be reasonably be requested by Buyer, (A) provide such documents or other information as reasonably necessary to implement the Migration Activities in anticipation of the Transition Services (as defined in the Transition Services Agreement) in the possession or control of Seller (or its Affiliates or third-party contractors) to the Company and its Subsidiaries; and (B) provide reasonable access, upon providing Seller with sufficient advance notice, to the premises and personnel of Seller to Buyer, in each case of clauses (i) and (ii), whether through the Migration Committee or as otherwise reasonably requested by Buyer, in order to implement the Migration Activities.

(e) Seller shall notify Buyer as soon as reasonably practicable and in any event within five (5) Business Days after completion of each Migration Activity, and shall provide Buyer with written notice of the Company confirming the same. Seller, upon advance notice from Buyer, shall provide Buyer or its delegate with reasonable access to the Company, its Subsidiaries, and any relevant Systems and facilities (with respect to such facilities, subject to approval of any third party service provider as applicable), to assess the completion of such Migration Activity. If any Migration Activity is not completed to Buyer’s reasonable satisfaction, Buyer shall provide Seller with a written report with a reasonably detailed description of any incomplete or deficient activities, and Seller shall, and shall cause its Affiliates to, promptly remediate such incompleteness or deficiency.

(f) Upon Buyer’s written notice to Seller in accordance with Section 12.4 at any time prior to the Closing, Buyer may remove any or all of the Transition Services (as defined in the Transition Services Agreement), or portion thereof, from Schedule A of the Transition Services Agreement, at which time, such Transition Services shall be deemed deleted from Schedule A of the Transition Services Agreement and the parties will revise Schedule A of the form of the Transition Services Agreement to reflect such deletion.

(g) Buyer will: (i) pay the reasonable and documented customary costs and expenses of the Migration Consultant; (ii) pay Seller an hourly rate of $200 per hour, per individual (prorated for partial hours) for the reasonable and documented time of Seller’s personnel spent to carry out the Migration Activities up to a maximum aggregate amount not to exceed $100,000 (the “Internal Expenses”); and (iii) reimburse Seller for any reasonable and documented third-party out-of-pocket expenses incurred by Seller to complete any Migration Activities (the “Third-Party Expenses”), which amounts will be paid within thirty (30) days after the Closing Date; provided, however, that (A) Seller will provide reasonable supporting details and documentation as reasonably necessary for Buyer to verify the costs and expenses of the Migration Consultant, the Internal Expenses (including time sheets for any personnel) and the Third-Party Expenses and (B) in the event the Closing does not occur, (1) Buyer will have no responsibility for paying any Internal Expenses and (2) Buyer’s obligation to reimburse Seller for Third-Party Expenses will be limited to only those Third-Party Expenses that were incurred in connection with Migration Activities taken at Buyer’s request to engage a different third-party vendor than the third-party vendor engaged by Seller or any of its Affiliates as of the date hereof (for example, the third-party expenses incurred to replace Crowdstrike with Rocket Cyber and Workday with Paycor shall be reimbursed by Buyer if the Closing does not occur, but the third-party expense of engaging vendors and setting up standalone payroll and employee benefit plans will not be reimbursed by Buyer if the Closing does not occur). Buyer will pay the costs and expenses of the Migration Consultant whether or not the Closing occurs.

(h) Seller shall keep, from the date hereof until the second anniversary of the Closing Date, detailed books, accounts, and records of all activities carried out, and all costs and expenses incurred, in the performance of its obligations under this Section 5.9. From the date hereof and thereafter, Buyer or any of its representatives (including independent auditors) shall have the right, on no less than five (5) Business Days’ prior written notice to Seller and during business hours, to inspect and audit all of such books, accounts and records for the purpose of verifying Seller’s compliance with this this Section 5.9 (including the amounts of the Internal Expenses and Third-Party Expenses). Buyer may not exercise the audit right granted in this Section 5.9 more than once after the Closing. Such right shall be exercised at Buyer’s sole expense and shall include having access to Seller’s and its Affiliates’ personnel and auditing Seller’s compliance with, and implementation of the Migration Activities under, this Agreement; provided, however, that the audit will not unreasonably interfere with Seller’s normal conduct of business. In connection with performance of an audit under this Section 5.9(h), Seller shall assist and cooperate fully with Buyer and its auditors and shall provide access to data, documentation, information, personnel, records, and systems as reasonably requested by Buyer or its auditors, in each case in an expeditious manner to facilitate the timely completion of the audit. In the event any such audit identifies any deficiency, issue, or non-compliance by Seller in connection with its performance under this Section 5.9, without limiting any other remedy, then the parties shall promptly develop an action plan to remediate such deficiency, issue, or non-compliance and Seller shall, at its sole expense, promptly take remedial action in accordance with such action plan. In the event any such audit reveals any overcharge by Seller, Seller shall promptly (and in no more than five (5) Business Days) refund such overcharge to Buyer.

5.10 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. As promptly as reasonably practicable (but in no event later than thirty (30) days following the date hereof), Seller will prepare and file with the SEC a preliminary proxy statement relating to the Seller Stockholders Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 5.8, Seller must include the Seller Board Recommendation in the Proxy Statement. Seller shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable.

(b) Other Required Company Filing. If Seller determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Contemplated Transactions pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then Seller will as promptly as reasonably practicable prepare and file such Other Required Company Filing with the SEC. Seller will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. Seller may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Buyer and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Buyer or its counsel. On the date of filing, the date of mailing to the stockholders of Seller (if applicable) and at the time of the Seller Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Seller with respect to any information supplied by Buyer or any of its Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing.

(c) Other Required Buyer Filing. If Buyer or any of its Affiliates determines that it is required to file any document with the SEC in connection with the Contemplated Transactions or the Seller Stockholder Meeting pursuant to applicable Law (an “Other Required Buyer Filing”), then Buyer will, and will cause its Affiliates to, as promptly as reasonably practicable prepare and file such Other Required Buyer Filing with the SEC. Buyer will cause, and will cause its Affiliates to cause, any Other Required Buyer Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Buyer nor any of its Affiliates may file any Other Required Buyer Filing with the SEC without first providing Seller and its counsel a reasonable opportunity to review and comment thereon, and Buyer will give due consideration to all reasonable additions, deletions or changes suggested thereto by Seller or its counsel. On the date of filing, the date of mailing to the stockholders of Seller (if applicable) and at the time of the Seller Stockholder Meeting, no Other Required Buyer Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Buyer with respect to any information supplied by Seller for inclusion or incorporation by reference in any Other Required Buyer Filing. The information supplied by Buyer and its Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Buyer Filing will not, at the time that the Proxy Statement or such Other Required Buyer Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no covenant is made by Buyer with respect to any information supplied by Seller for inclusion or incorporation by reference in any Other Required Buyer Filing.

(d) Furnishing Information. Each of Seller, on the one hand, and Buyer, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Buyer Filing. If at any time prior to the Seller Stockholder Meeting or any such filing, any information relating to Seller, the Company, Buyer, or any of their respective Affiliates should be discovered by Seller, on the one hand or Buyer on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Buyer Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the stockholders of Seller.

(e) Consultation Prior to Certain Communications. Seller and its Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Buyer Filing, as the case may be (including in response to any notice or request contemplated by Section 5.10(f)), without first providing the other party a reasonable opportunity to review and comment on such written communication, and each party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other parties or their respective counsel.

(f) Notices. Seller, on the one hand, and Buyer, on the other hand, will advise the other, and supply the other with copies, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Buyer Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Buyer Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. Without limiting the application of Section 5.10(e), Seller and Buyer, as applicable, shall use their respective reasonable best efforts to respond to as promptly as practicable, and resolve, any comments or requests from the SEC or its staff.

(g) Dissemination of Proxy Statement. Subject to applicable law, Seller will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the stockholders of Seller as promptly as reasonably practicable (and in any event within five (5) Business Days) following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified Seller prior to the tenth calendar day after initially filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement.

5.11 Seller Stockholder Meeting.

(a) Call of Seller Stockholder Meeting. Subject to the provisions of this Agreement, Seller will, within five (5) Business Days after the date of this Agreement, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and will take all action necessary in accordance with the DGCL, the organizational documents of Seller and the rules of the NYSE to establish a record date for (and Seller will not change the record date without the prior written consent of Buyer), duly call, give notice of, convene and hold the Seller

Stockholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the stockholders of Seller for the purpose of obtaining the Requisite Stockholder Approval. Subject to Section 5.8, and unless there has been a Seller Board Recommendation Change in compliance with Section 5.8, Seller will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Without the prior written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed, unless there has been a Seller Board Recommendation Change in accordance with Section 5.8), obtaining the Requisite Stockholder Approval and adjournment shall be the only matters (other than procedural matters) which Seller shall propose to be acted on by the stockholders of Seller at the Seller Stockholder Meeting.

(b) Adjournment of Seller Stockholders Meeting. Notwithstanding anything to the contrary in this Agreement, Seller may (and, if requested by Buyer on no more than two (2) occasions, shall for a reasonable period of time not to exceed ten (10) Business Days in the aggregate) postpone or adjourn the Seller Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Equity Interests of Seller present or represented by proxy at the Seller Stockholder Meeting to constitute a quorum at the Seller Stockholder Meeting; (ii) to allow reasonable additional time for any supplemental or additional disclosure required to be disseminated to the stockholders of Seller to be so disseminated and reviewed by the stockholders of Seller; (iii) Seller is required to postpone or adjourn the Seller Stockholder Meeting by applicable Law, order or a request from the SEC or its staff; or (iv) to allow additional solicitation of votes, if proxies granted by the time of time of the Seller Stockholder Meeting are insufficient to obtain the Requisite Stockholder Approval; provided that in no event shall Seller postpone or adjourn the Seller Stockholder Meeting more than two times pursuant to clauses (i) or (iv) or for an aggregate period of time in excess of thirty (30) days from the date on which the Seller Stockholder Meeting was originally scheduled, in each case without the prior written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the date of the Seller Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, Seller agrees that, without the prior written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed), it shall use reasonable best efforts to implement such adjournment or postponement or other delay in such a way that Seller does not establish a new record date for the Seller Stockholder Meeting, as so adjourned, postponed or delayed, except as required by applicable Law. Unless this Agreement is validly terminated in accordance with Article VIII, Seller will submit this Agreement and the Contemplated Transaction to its stockholders at the Seller Stockholder Meeting even if the Seller Board (or a committee thereof) has effected a Seller Board Recommendation Change.

5.12 Buyer Insurance Policy. In the event that Buyer or any of its Affiliates binds any third party representations and warranties insurance policy related to the representations and warranties in this Agreement (a “Buyer Insurance Policy”), such Buyer Insurance Policy shall expressly provide that the insurer or insurers issuing such policy shall have no right, and waive any right, of subrogation, contribution or otherwise against the Seller (including any former, current or future Representative of Seller) based upon, arising out of, or in any way connected to this Agreement, the Contemplated Transactions, or such Buyer Insurance Policy, except with respect to Fraud of Seller. Seller shall be intended third party beneficiaries under any Buyer Insurance Policy of the immediately preceding provision. Buyer and its Affiliates shall not amend, waive, modify or otherwise revise the foregoing subrogation provision in any Buyer Insurance Policy.

5.13 Intercompany Agreements and Accounts.

(a) Subject to the terms of the Transition Services Agreement, prior to the Closing, Seller shall, and shall cause its Affiliates to, terminate, effective as of the Closing Date, all contracts solely between or among the Seller or any of its Affiliates (excluding the Company and its Subsidiaries), on the one hand, and any of the Company or its Subsidiaries, on the other hand, in each case without any further Liability for the Company or any of its Subsidiaries thereunder.

(b) On or prior to the Closing Date, Seller shall cause (i) all intercompany accounts or balances owing to Seller or any of its Affiliates (excluding the Company and its Subsidiaries) by the Company or its Subsidiaries,

and (ii) all intercompany accounts or balances owing by Seller or any of its Affiliates (other than the Company and its Subsidiaries) to the Company or its Subsidiaries, in each case, to be forgiven, discharged, released, settled, cancelled (including by way of capital contribution) or paid, in each case without any further Liability for the Company and its Subsidiaries thereunder. For the avoidance of doubt, such intercompany accounts solely between and among the Company and any of its Subsidiaries as of immediately prior to the Closing shall not be affected by this provision.

5.14 Supplemental Indentures. Seller shall (a) on or prior to December 20, 2023, use its reasonable best efforts to take all actions that may be required under or in connection with the execution of the Supplemental Indentures; provided that Seller will provide copies of the Supplemental Indentures to the Buyer at least three (3) Business Days prior to execution and (b) not amend, modify or terminate the Supplemental Indentures in a manner adverse to Buyer without the prior written consent of Buyer.

ARTICLE VI

Employment Matters

6.1 Employment Matters.

(a) Prior to the Closing, Seller or its Affiliates shall transfer the employment of any Company Employee who is employed by Seller or its Affiliates (other than the Company or its Subsidiaries) to the Company, including those Company Employees specifically set forth on Schedule 6.1(a), but excluding any Company Employee set forth on Schedule 6.1(a) employed in India (the “India Company Employees”). Seller and Buyer shall reasonably cooperate prior to Closing to determine the mechanism by which any India Company Employee shall transfer to Buyer or an Affiliate of Buyer. No later than fifteen (15) business days prior to the Closing Date, Seller shall provide Buyer with a final Schedule 2.18(a), updated to reflect (i) any replacement of a Company Employee due to termination of employment and any other Company Employees hired by Seller or its Affiliates (in each case, solely to the extent permitted by, and otherwise in accordance with, the terms of this Agreement), and (ii) the addition of any Company Employee as mutually agreed upon by Buyer and Seller. Seller and its Affiliates shall waive any notice requirements, post-termination restrictions or other contractual constraints that might prevent the Company Employees from commencing employment with, or providing services to, the Company on or immediately following the Closing.

(b) Other than the Company Plans designated as such on Schedule 2.19(a), Seller shall retain and be solely responsible for all Liabilities relating to any Plan, or any other compensation or benefit plan, program, policy, agreement, or arrangement at any time maintained, sponsored, contributed to, or required to be contributed to by Seller or any of its Affiliates or under or with respect to which Seller or any of its Affiliates has any Liability. Notwithstanding the foregoing, with respect to any Plan in which Company Employees continue active participation after the Closing Date pursuant to the Transition Services Agreement, the Company or Buyer shall be responsible for the fees associated with such coverage pursuant to the terms of the Transition Services Agreement. Seller or one of its Affiliates (other than the Company and its Subsidiaries) shall retain responsibility for complying with the requirements of Section 4980B of the Code with respect to any “M&A qualified beneficiary” as that term is defined in Treasury Regulation Section 54.4980B-9.

(c) Effective as of the Closing Date, or such other date as specified in the Transition Services Agreement, Seller shall take all actions reasonably necessary to ensure that each Company Employee ceases active participation in the Plans (other than a Company Plan) and that the Company is removed as an active participating employer in such Plans, except as provided in Section 6.1(d). Prior to the Closing, if such actions would not require Seller to provide additional benefits to Plan participants who are not Company Employees in order to avoid a non-discrimination compliance issue, Seller shall take all actions necessary or appropriate to cause all Company Employees to be fully vested in their account balances under any Plan intended to be qualified under Section 401(a) of the Code (if not otherwise already fully vested), and Seller shall make to such

Plan all employer contributions on behalf of Company Employees with respect to the portion of the Plan year preceding the Closing Date that have not yet been made, without regard to any hours or end of year service requirements.

(d) Seller hereby agrees that any Company Employee who (i) as of the Closing Date is receiving or entitled to receive short-term disability benefits under any Plan and who subsequently becomes eligible to receive long-term disability benefits, or (ii) as of the Closing Date is receiving or entitled to receive long-term disability benefits under any Plan, shall become eligible or continue to be eligible, as applicable, to receive long-term disability benefits under a Plan retained by Seller that is a long-term disability plan unless and until such individual is no longer disabled as determined, by the terms of such Plan.

(e) Seller shall use reasonable best efforts to ensure that any foreign national who requires a visa in order to work for the Company or its Subsidiaries in his or her current position may continue to work in such position as a Company Employee on the Closing Date.

(f) For a period commencing upon the Closing Date and continuing through the first anniversary of the Closing Date (or, if earlier, the date of a Continuing Employee’s termination), Buyer shall cause the Company or a Subsidiary of Buyer to provide to each Continuing Employee (i) an annual base salary or base rate of pay (as applicable), and target cash-based short term incentive compensation opportunities, if any, that are, in each case substantially comparable in the aggregate as those provided to such Continuing Employee immediately prior to the Closing Date, and (ii) employee benefits that are substantially comparable in the aggregate to the benefits (other than equity or equity-based compensation, nonqualified deferred compensation, change of control, transaction retention, post-employment or retiree health and welfare plans or arrangements, severance, nonqualified deferred compensation, long-term incentive, post-employment welfare and defined benefit pension benefits) provided to each Continuing Employee immediately prior to the Closing Date under the Plans set forth under Schedule 2.19(a).

(g) For purposes of eligibility to participate, vesting, and paid time off benefits under any employee benefit plans of Buyer or a Subsidiary in which any Continuing Employee is eligible to participate following the Closing Date, Buyer shall use reasonable best efforts to cause each Continuing Employee to be credited with his or her years of service with the Seller or the Company before the Closing Date, to the same extent and for the same purpose as such Continuing Employee was entitled, before the Closing Date, to credit for such service under the corresponding employee benefit plan, except (x) for purposes of benefit accrual under defined benefit or post-employment or retiree welfare plans, (y) for any purpose where service credit for the applicable period is not provided to participants generally, and (z) to the extent such credit would result in a duplication of benefits or compensation.

(h) With respect to each group health benefit plan maintained by Buyer or the applicable Subsidiary thereof benefiting any Continuing Employee (and his or her eligible dependents), Buyer or the applicable Subsidiary thereof shall use reasonable best efforts to: (i) cause to be waived any eligibility waiting periods, actively at work requirements, evidence of insurability requirements and the application of any pre-existing conditions or limitations under such plan or program, and (ii) cause each Continuing Employee (and his or her eligible dependents) to be given credit under such group health plan for all amounts paid by and credited to such Continuing Employee (or his or her eligible dependents) under the corresponding group health plans for the plan year that includes the Closing Date for purposes of applying the corresponding deductibles, coinsurance and out of pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable plan maintained by Buyer or the applicable Subsidiary thereof for the plan year in which the Closing Date occurs.

6.2 No Third-Party Beneficiary Rights. This Article VI shall not confer any rights or remedies (including any third-party beneficiary rights) on any Company Employee or any other Person not a party to this Agreement. No provision of this Agreement, express or implied (including any other provision of this Article VI) shall (i) be construed as in any way establishing, modifying, amending, or terminating any Plan or any other benefit or compensation plan, program, policy, contract, agreement, or arrangement, (ii) require Buyer or any of its Affiliates (including, following the Closing, the Company) to establish or continue any benefit or compensation plan, program, policy, contract, agreement or arrangement or be construed to prevent or limit Buyer or any of its Affiliates (including, following the Closing, the Company) from terminating or modifying any benefit or compensation plan, program, policy, contract, agreement or arrangement or (iii) require Buyer or any of its Affiliates (including, following the Closing, the Company) to continue or maintain the employment of any Company Employee or any other person for any period following the Closing Date.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following conditions at or prior to the Closing:

(a) (i) Each of the Fundamental Representations (other than those set forth in Section 2.4(a), Section 2.4(c) and Section 3.2) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties that are made specifically as of an earlier date, which representations and warranties shall have been true and correct in all material respects as of such earlier date), (ii) each of the representations and warranties in Section 2.4(a), Section 2.4(c) and Section 3.2 shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties that are made specifically as of an earlier date, which representations and warranties shall have been true and correct (other than de minimis inaccuracies) as of such earlier date) and (iii) each of the other representations and warranties of the Company and Seller contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or similar qualifier that may be set forth in such representations and warranties) as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties that are made specifically as of an earlier date, which representations and warranties shall have been so true and correct as of such earlier date), except, in the case of this clause (iii), where the failure of any such representation or warranty to be so true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or similar qualifier that may be set forth in such representations and warranties) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Seller and the Company shall have performed in all material respects all of the covenants and agreements required to be performed by them hereunder prior to the Closing;

(c) Since the date of this Agreement, no fact, event or circumstance has occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries;

(d) Seller shall have received the Requisite Stockholder Approval at the Seller Stockholder Meeting;

(e) Buyer, Seller and the Company shall have received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary for the consummation of the Contemplated Transactions, and all applicable waiting periods under the HSR Act shall have expired or been terminated;

(f) No Action shall have been taken or overtly threatened by any Governmental Authority of competent jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to (i) prevent the performance of this Agreement or the consummation of the Contemplated Transactions or declare the Contemplated Transactions unlawful, (ii) cause the Contemplated Transactions to be rescinded following consummation, (iii) adversely affect the right of Buyer to own the Company Interests or operate the businesses of or control the Company and its Subsidiaries, (iv) affect adversely the right of the Company and its Subsidiaries to own their respective assets or control their respective businesses or (v) result in any material damages being assessed against the Company or any of its Subsidiaries; and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

(g) The Escrow Agent and Seller shall have duly executed the Escrow Agreement, and such agreement shall be in full force and effect and a copy thereof shall have been delivered to Buyer;

(h) Seller shall have duly executed the Intellectual Property Assignment Agreement in the form attached hereto as Exhibit A, and such agreement shall be in full force and effect and a copy thereof shall have been delivered to Buyer;

(i) Seller shall have duly executed the Transition Services Agreement (the “Transition Services Agreement”) in the form attached hereto as Exhibit B, and such agreement shall be in full force and effect and a copy thereof shall have been delivered to Buyer;

(j) Seller shall have delivered to Buyer, in a form and media reasonably acceptable to Buyer, a true and complete copy of all Data relating to the Business that is stored on any System owned or controlled by Seller or any of its Affiliates (other than the Company or any of its Subsidiaries), including all finance and human resources data, together with the full configuration files, of and from Workday as of the Closing Date;

(k) Seller shall have obtained and delivered to Buyer (i) a customary fairness opinion confirming that the Contemplated Transactions are fair to Seller’s stockholders and (ii) a customary solvency opinion confirming that Seller will remain solvent following the Contemplated Transactions, in each case on terms and conditions reasonably satisfactory to Buyer and duly completed by one of the independent financial advisors listed on Schedule 7.1(k);

(l) The Senior Management Agreement shall remain in full force and effect as of the Closing Date;

(m) No Seller Insolvency Event has occurred;

(n) Seller shall have delivered to Buyer, in a form reasonably acceptable to Buyer, valid and enforceable evidence of assignment of each of the contracts listed on Schedule 7.1(n) from Seller or any of its Affiliates (other than the Company or any of its Subsidiaries) to the Company or one of its Subsidiaries;

(o) Seller and the Company shall have completed, to Buyer’s reasonable satisfaction, all Migration Activities;

(p) Seller and the Company shall have delivered the fully executed Supplemental Indentures to Buyer and the Supplemental Indentures shall remain in full force and effect in accordance with their terms;

(q) The Estimated Net Working Capital as set forth in the Estimated Closing Statement shall be equal to or greater than $5,000,000; and

(r) At the Closing, Seller and the Company shall have delivered to Buyer: (i) a certificate dated the date of the Closing and signed by an authorized officer of Seller, stating that the conditions specified in Section 7.1(a) and Section 7.1(b) and Section 7.1(c) (with respect to the Company) have been satisfied as of the Closing; (ii) certified copies of the resolutions of Seller as the Company’s sole member authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Company is a party and the consummation of the Contemplated Transactions; (iii) certified copies of the certificate of formation and limited liability company agreement (or similar governing documents) for each of the Company and its Subsidiaries; and (iv) resignations of each of the officers and board members (or equivalently positions) of the Company and its Subsidiaries, as applicable, effective as of the Closing.

Any condition specified in this Section 7.1 may be waived by Buyer if such waiver is set forth in a writing duly executed and delivered to Seller by Buyer.

7.2 Conditions to the Company’s and Seller’s Obligations. The obligation of the Company and Seller to consummate the Closing is subject to the satisfaction of the following conditions at or prior to the Closing:

(a) Each of the representations and warranties of Buyer set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties that are made specifically as of an earlier date, which representations and warranties shall have been true and correct in all material respects as of such earlier date);

(b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it hereunder prior to the Closing;

(c) All applicable waiting periods under the HSR Act shall have expired or been otherwise terminated;

(d) Seller shall have received the Requisite Stockholder Approval at the Seller Stockholder Meeting;

(e) No Action shall have been taken or overtly threatened by any Governmental Authority of competent jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would reasonably be expected to (i) prevent the performance of this Agreement or the consummation of the Contemplated Transactions or declare the Contemplated Transactions unlawful or (ii) cause the Contemplated Transactions to be rescinded following consummation; and no such injunction, judgment, order, decree or ruling shall be in effect;

(f) The Escrow Agent and Buyer shall have duly executed the Escrow Agreement, and such agreement shall be in full force and effect and a copy thereof shall have been delivered to Seller;

(g) Buyer shall have duly executed the Transition Services Agreement in the form attached hereto as Exhibit B, and such agreement shall be in full force and effect and a copy thereof shall have been delivered to Seller; and

(h) At the Closing, Buyer shall have delivered to Seller: (i) a certificate dated the date of the Closing and signed by an authorized officer of Buyer, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) above have been satisfied; and (ii) certified copies of the resolutions of Buyer’s board of managers authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements to which Buyer is a party and the consummation of the Contemplated Transactions.

Any condition specified in this Section 7.2 may be waived if such waiver is set forth in a writing duly executed and delivered to Buyer by Seller.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

(a) by the mutual written consent of Buyer, on the one hand, and Seller, on the other hand;

(b) by Buyer, if there has been a breach on the part of the Company or Seller of any of their (i) representations or warranties contained in this Agreement such that the condition set forth in Section 7.1(a)

would not be satisfied (treating such time as if it were the Closing for purposes of applying this Section 8.1(b)) or (ii) covenants or agreements contained in this Agreement such that the condition set forth in Section 7.1(b) would not be satisfied (treating such time as if it were the Closing for purposes of applying this Section 8.1(b)), except that, in each case, if such breach is capable of being cured, Buyer will not be entitled to terminate this Agreement pursuant to this Section 8.1(b) prior to the delivery by Buyer to Seller of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Outside Date; the shorter of such periods, the “Seller Breach Notice Period”), stating Buyer’s intention to terminate this Agreement pursuant to this Section 8.1(b) and the basis for such termination, it being understood that Buyer will not be entitled to terminate this Agreement pursuant to this Section 8.1(b) if (A) such breach has been cured within the Seller Breach Notice Period or (B) Seller has the valid right to terminate this Agreement pursuant to Section 8.1(c);

(c) by Seller, if there has been a breach on the part of Buyer of any of its (i) representations or warranties contained in this Agreement such that the condition set forth in Section 7.2(a) would not be satisfied (treating such time as if it were the Closing for purposes of applying this Section 8.1(c)) or (ii) covenants or agreements contained in this Agreement such that the condition set forth in Section 7.2(b) would not be satisfied (treating such time as if it were the Closing for purposes of applying this Section 8.1(c)), except that, in each case, if such breach is capable of being cured, Seller will not be entitled to terminate this Agreement pursuant to this Section 8.1(c) prior to the delivery by Seller to Buyer of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Outside Date; the shorter of such periods, the “Buyer Breach Notice Period”), stating Seller’s intention to terminate this Agreement pursuant to this Section 8.1(c) and the basis for such termination, it being understood that Seller will not be entitled to terminate this Agreement pursuant to this Section 8.1(c) if (A) such breach has been cured within the Buyer Breach Notice Period or (B) Buyer has the valid right to terminate this Agreement pursuant to Section 8.1(b);

(d) by either Buyer or Seller, if the Closing has not been consummated by May 16, 2023 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party hereto if the failure of the Closing to have been consummated on or before the Outside Date was primarily caused by the failure of such party to perform any of its covenants or obligations under this Agreement;

(e) by either Buyer or Seller, if a Law is enacted that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if the consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction or require the approval of any court or any other Governmental Authority to consummate the Contemplated Transaction;

(f) by either Buyer or Seller, at any time prior to the Closing, if Seller fails to obtain the Requisite Stockholder Approval at the Seller Stockholders Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Contemplated Transactions, except that the right to terminate this Agreement pursuant to this Section 8.1(f) will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Seller Stockholder Meeting (or any adjournment or postponement thereof);

(g) by Buyer, if at any time (i) the Seller Board (or a committee thereof) has effected a Seller Board Recommendation Change or (ii) Seller, its Affiliates or any of their respective Representatives shall have breached the obligations under Section 5.8;

(h) by Seller, at any time prior to receiving the Requisite Stockholder Approval, if (i) Seller has received a Superior Proposal; (ii) the Seller Board (or a committee thereof) has authorized Seller to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with Section 5.8; (iii) the Company has complied with its obligations under Section 5.8; and (iv) concurrently with such termination the Company pays the Termination Fee due to Buyer in accordance with Section 8.3(a); or

(i) by Buyer, in the event (i) of the occurrence of a Seller Insolvency Event or (ii) Seller and the Company are not able to satisfy the condition set forth in Section 7.1(k).

In the event of termination pursuant to this Section 8.1, written notice thereof (describing the basis therefor) shall forthwith be delivered to the other parties hereto.

8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall immediately terminate and have no further force and effect without Liability of any party (or Representative of such party) to the other parties, as applicable, except that (a) the covenants and agreements set forth in this Section 8.2, Section 8.3 and Article XII (Miscellaneous) shall survive such termination indefinitely and (b) nothing in Section 8.1 or this Section 8.2 shall be deemed to release any party from any Liability for any willful breach by such party of the terms and provisions of this Agreement prior to such termination. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement or (in the case of a termination of this Agreement pursuant to Section 8.1(c)) the Limited Guaranty, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing or anything in this Agreement to the contrary, following the termination of this Agreement, the maximum aggregate liability of Buyer and its Affiliates for any and all Liabilities or damages suffered as a result of the breach of this Agreement or the other Transaction Agreements or any representation, warranty, covenant or agreement contained herein of Buyer or the failure to consummate the Contemplated Transactions shall in no event exceed $14,400,000.

8.3 Termination Fee.

(a) Seller Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(d) (an “Applicable Termination”); (B) following the execution and delivery of this Agreement and prior to an Applicable Termination, Seller or the Company has received an Acquisition Proposal (and such Acquisition Proposal has not subsequently been irrevocably withdrawn prior to the Applicable Termination) or an Acquisition Proposal has been publicly made or disclosed (and not publicly irrevocably withdrawn at least four (4) Business Days prior to the Seller Stockholder Meeting (or an adjournment or postponement thereof) at which a vote is taken on the Contemplated Transactions); and (C) within twelve (12) months following such Applicable Termination, an Acquisition Transaction is consummated or Seller enters into a definitive agreement with respect to an Acquisition Transaction, then Seller will, concurrently with the earlier of the execution of the definitive agreement and the consummation of such Acquisition Transaction, pay to Buyer an amount equal to $7,200,000 (the “Termination Fee”), in accordance with the payment instructions which have been provided to Seller by Buyer as of the date hereof, or as further updated by written notice by Buyer from time to time. For purposes of this Section 8.3(a)(i), all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(b), Section 8.1(f), Section 8.1(g) or Section 8.1(i), then Seller must promptly (and in any event within two (2) Business Days) following such termination pay to Buyer the Termination Fee.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then Seller must prior to or concurrently with such termination pay to Buyer the Termination Fee.

(b) Single Payment Only. The parties acknowledge and agree that in no event will Seller be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(c) Integral. Buyer and Seller acknowledge that the agreements contained in this Section 8.3 are an integral part of the Contemplated Transactions, and that, without these agreements, the parties would not enter into this Agreement.

(d) Liquidated Damages. Each of the parties hereto acknowledges that the Termination Fee does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate Buyer for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

(e) Sole and Exclusive Remedy. Subject to the last sentence of this Section 8.3(e), if this Agreement is terminated pursuant to Section 8.1 and the Termination Fee is due and payable pursuant to the terms of Section 8.3(a), Buyer’s receipt of the Termination Fee will be the sole and exclusive remedy of the Buyer Related Parties against the Seller Related Parties in respect of this Agreement, any agreement executed in connection herewith or the Contemplated Transactions, the termination of this Agreement, the failure to consummate the Contemplated Transaction or any claims or actions under applicable Law arising out of any breach, termination or failure. Subject to the last sentence of this Section 8.3(e), Buyer’s receipt of the Termination Fee (in the circumstances in which the Termination Fee is due and payable pursuant to the terms of Section 8.3(a)) will be the only monetary damages the Buyer Related Parties may recover from the Seller Related Parties in respect of this Agreement, any agreement executed in connection herewith or the Contemplated Transactions, the termination of this Agreement, the failure to consummate the Contemplated Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (i) none of the Seller Related Parties will have any further liability or obligation to any of the Buyer Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the Contemplated Transactions or any matters forming the basis of such termination (except that the parties hereto (or their Affiliates) will remain obligated with respect to, and Buyer may be entitled to remedies with respect to, the Confidentiality Agreement); and (ii) none of the Buyer Related Parties or any other Person will be entitled to bring or maintain any claim, action or proceeding against any of the Seller Related Parties arising out of this Agreement, any agreement executed in connection herewith or the Contemplated Transactions or any matters forming the basis for such termination (except that the parties hereto (or their Affiliates) will remain obligated with respect to, and Buyer may be entitled to remedies with respect to, the Confidentiality Agreement). Notwithstanding the foregoing, this Section 8.3(e) will not relieve Seller or the Company from liability (1) for any Fraud or willful breach of this Agreement or (2) for any breaches of the Confidentiality Agreement.

ARTICLE IX

NON-SURVIVAL; NON-RECOURSE

9.1 Non-Survival. None of the representations, warranties, covenants or agreements contained in this Agreement (including the Schedules and exhibits attached hereto (but excluding the Intellectual Property Assignment Agreement and the Transition Services Agreement, once executed by the parties thereto) and the certificates delivered pursuant Section 7.1(r) and Section 7.2(h)) will survive the Closing, and none of Buyer, the Company, Seller and their respective Affiliates, and none of their respective successors and permitted assigns, heirs, officers, employees, directors, managers, members, partners, stockholders, agents, attorneys or representatives, will have any liability whatsoever with respect to any such representations, warranties, covenants or agreements, whether in contract, tort or otherwise, except that any covenant or agreement contained in this Agreement that by its terms is required to be performed in whole or in part after the Closing will survive the Closing to the extent so required to be performed after the Closing; provided, that the foregoing shall not prevent or otherwise limit the right of any party in the event of Fraud. Following the Closing, no party or its Affiliates may seek the rescission of this Agreement or the Contemplated Transactions. In furtherance of the foregoing: (a) Seller hereby unconditionally and irrevocably acquits, remises, discharges and forever releases, effective as of the Closing, Buyer, the Company and their respective Subsidiaries, equityholders, partners, managers, trustees, employees, officers, directors, managers and agents, in their capacities as such, from any and all Liabilities and Losses of every kind whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, contract, agreement, arrangement, commitment or undertaking, whether written or oral, to the extent arising on or prior to the Closing; provided, however, that the foregoing shall not apply to (i) any rights of Seller under this Agreement (including the Exhibits and Schedules) or the other Transaction Agreements, (ii) rights to any compensation or benefits payable pursuant to a contract entered into prior to the date hereof to such party as a director, officer, contractor or employee of the Company in connection with employment or services provided to the Company during the pay period which includes the Closing Date, (iii) any rights that, as a matter of law, may not be waived, and (iv) any claim for Fraud; and (b) Buyer (on behalf of itself, the Guarantors, the Company and the Company’s Subsidiaries) hereby unconditionally and irrevocably acquits, remises, discharges and forever releases, effective as of the Closing, Seller and its Subsidiaries, equityholders, partners, managers, trustees, employees, officers, directors, managers and agents, in their capacities as such, from any and all Liabilities and Losses of every kind whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, contract, agreement, arrangement, commitment or undertaking, whether written or oral, to the extent arising on or prior to the Closing; provided, however, that the foregoing shall not apply to (i) any rights of Buyer under this Agreement (including the Exhibits and Schedules) or the other Transaction Agreements, (ii) any rights that, as a matter of law, may not be waived, and (iii) any claim for Fraud. EACH OF SELLER AND BUYER (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES) EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE LAW, WHICH STATES AS FOLLOWS OR SOMETHING SIMILAR:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

9.2 Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or the Contemplated Transactions, or the negotiation, execution or performance of this Agreement or the Contemplated Transactions (including any representation or warranty made in or in connection with this Agreement or the Contemplated Transactions), may be made only against the Persons that are expressly identified as parties hereto. No Person who is not a named party to this Agreement or the Contemplated Transactions, including any past, present or future director, officer, employee, incorporator, member, partner, stockholder, creditor, Affiliate, agent, attorney or representative of any named party to this Agreement or the Contemplated Transactions (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or the Contemplated Transactions (as the case may be) or for any claim based on, in respect of, or by reason of this Agreement or the Contemplated Transactions (as the case may be) or the negotiation or execution hereof or thereof; and each part hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Nothing in this Section 9.2 shall prevent or otherwise limit (a) any claim for Fraud; or (b) any rights under any other Transaction Agreement.

ARTICLE X

POST-CLOSING AND OTHER COVENANTS

10.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party. Seller acknowledges and agrees that, from and after the Closing, Buyer and the Company will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort to the extent relating to the Company.

10.2 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer, the Company and Seller for certain Tax matters following the Closing Date:

(a) Seller shall indemnify the Buyer Related Parties and hold each of them harmless from and against all Losses attributable to (i) Taxes (or the non-payment thereof) imposed on or with respect to the assets and operations of the Company and its Subsidiaries for all taxable periods ending on or before the Closing Date and, for any Straddle Period, the portion of such Straddle Period through the end of the day on the Closing Date (the “Pre-Closing Tax Period”), (ii) any and all Taxes of any Person (other than the Company and its Subsidiaries) imposed on the Company or any of its Subsidiaries as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing and (iii) any and all payroll and employment Taxes imposed with respect to any compensatory payments pursuant to or in accordance with this Agreement (including payments upon the release of any amounts pursuant to the Escrow Agreement and amounts paid as Transaction Expenses or as bonus or incentive compensation and treated as Indebtedness hereunder); provided, however, Seller shall be liable with respect to an item of Taxes only to the extent that the amount of such item of Taxes exceeds the amount, if any, included in the calculation of the Cash Consideration (as finally determined under Section 1.5). Seller shall reimburse the Buyer Related Parties for any Taxes which are the responsibility of Seller pursuant to this Section 10.2(a) within five (5) days after receiving notice from Buyer with respect thereto.

(b) Buyer shall prepare or cause to be prepared all Tax Returns for the Company and its Subsidiaries, as applicable, for all Tax periods ending on or before the Closing Date that are filed after the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the terms of this Agreement and the Company’s past practices, except to the extent required by applicable Law.

(c) The parties hereto will, to the extent permitted or required under applicable Law, treat the Closing Date as the last day of the taxable period of the Company and its Subsidiaries for all applicable Tax purposes. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes that is allocable under this Agreement to the portion of such Straddle Period ending on the Closing Date shall, (i) in the case of any Taxes based on or measured by income, gross or net sales, use, payments (including payroll) or receipts for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (ii) in the case of any other Taxes be deemed to be the amount of such Tax for the entire taxable period, multiplied by a fraction, the numerator of which is the number of days during the Straddle Period on or prior to the day before the Closing Date, and the denominator of which is the number of days in such Straddle Period; provided that permitted credits, exemptions, allowances or deductions that are normally calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall accrue on a daily basis and shall be allocated between the pre-Closing portion of the Straddle Period and the post-Closing portion of the Straddle Period in proportion to the number of days in each such period.

(d) Seller shall cooperate to the extent reasonably requested by Buyer, in connection with the preparation and filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes related to the Company and its Subsidiaries. Such cooperation shall include the reasonable retention and (upon Buyer’s request) the provision of records and information, to the extent available, which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Seller and Buyer agree to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period (or portion thereof) ending on or before the Closing Date until the expiration of the statute of limitations (and to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. Seller and Buyer agree to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.

(e) All transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest), incurred in connection with the Contemplated Transactions (“Transfer Taxes”) shall be borne 50% by Seller and 50% by Buyer, and Buyer or Seller, as appropriate, shall file any necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Buyer or Seller, as applicable, shall join in the execution of any such Tax Returns and other documentation.

(f) All tax sharing and similar agreements (other than agreements the principal subject matter of which is not the sharing of Taxes, such as agreements with customers, vendors, lenders, lessors, purchasers, sellers and the like) with respect to or involving the Company or any of its Subsidiaries shall be terminated as of the Closing Date, and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

(g) Within ninety (90) days following the Closing Statement becoming final pursuant to Section 1.5, Buyer will deliver to Seller, for Seller’s review and comment, a draft schedule allocating the Cash Consideration, any assumed liabilities of the Company and its Subsidiaries and other relevant items to the Company’s and its Subsidiaries’ assets (the “Purchase Price Allocation Schedule”). The Purchase Price Allocation Schedule will be prepared in accordance with Code Section 1060 and the Treasury Regulations promulgated thereunder and in a manner consistent with the methodology set forth on Exhibit C attached hereto. Seller shall have thirty (30) days to review and comment with respect to the Purchase Price Allocation Schedule by delivery of a Notice of Disagreement to Buyer that provides reasonable detail concerning each item in the Purchase Price Allocation Schedule that Seller disputes and a reasonable basis for each such dispute. If Seller does not deliver a Notice of Disagreement to Buyer within such 30-day period (or if Seller waives in writing its right to deliver a Notice of Disagreement), the proposed Purchase Price Allocation Schedule shall conclusively be deemed final. If Seller delivers a Notice of Disagreement to Buyer within such 30-day period, Buyer and Seller shall reasonably cooperate to promptly resolve any all of the disputed items set forth in the Notice of Disagreement with respect to the Purchase Price Allocation Schedule. In the event that Buyer and Seller are unable to resolve such dispute within (30) days of Seller providing the Notice of Disagreement to Buyer in accordance with this 10.2(g), Buyer and Seller shall jointly retain the Arbiter to resolve such dispute in accordance with Section 1.5(b) mutatis mutandis. The Purchase Price Allocation Schedule, as finally agreed or determined by the Arbiter, shall be binding upon the parties hereto and the parties shall file all Tax Returns, including any forms or reports required to be filed pursuant to the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and non-U.S. Law. Buyer and Seller intend that Buyer will not be deemed to receive a payment from Seller in exchange for assuming any deferred revenue of the Company and its Subsidiaries and shall not take a position on any income Tax Return inconsistent with such intent.

(h) For U.S. federal and applicable state and local income Tax purposes, the purchase and sale of the Company Interests is intended to be treated as the purchase and sale of the assets of the Company and its Subsidiaries, and none of Seller, Buyer, nor the Company will take any position for income Tax purposes (including on any Tax Return) that is inconsistent therewith unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code or pursuant to a resolution of an audit by a taxing authority.

(i) Any Tax refunds received by Buyer, the Company, or any Subsidiary that are set forth on Schedule 10.2(i) that are attributable to Taxes of the Company or its Subsidiaries paid by the Company or its Subsidiaries prior to the Closing will be for the Seller’s benefit, except, in each case, to the extent such refund or credit thereof (i) is included as an asset in the calculation of Cash Consideration, (ii) results from a carryback of attributes generated in a Tax period or portion thereof beginning after the Closing, (iii) is payable to another party pursuant to a contractual arrangement entered into by the Company or any of its Subsidiaries prior to the Closing or (iv) is received by Buyer, the Company, or any of its Subsidiaries after the earlier of the second-year anniversary of the Closing Date or a direct or indirect change of control of Buyer, the Company or any of its Subsidiaries. As soon as reasonably practicable after receipt of any such Tax refund, Buyer will deliver an amount equal to such Tax refund (minus all out-of-pocket costs, including Taxes, incurred by Buyer or any of its Affiliates, including the Company, or any of its Subsidiaries on account of such Tax refund) to the Seller by wire transfer of immediately available funds.

(j) Following the Closing Date, Buyer shall not (i) make or change any Tax election of the Company or any Subsidiary for a Pre-Closing Tax Period (including any election under Section 336(e) or Section 338 of the Code, or under any analogous or similar rules in any relevant Tax jurisdiction), or (ii) make any election under Section 336(e) or Section 338 of the Code, or any analogous or similar rules in any relevant Tax jurisdiction, with respect to the Company or any Subsidiary for any Tax period following the Closing Date.

10.3 Use of Company Name and Information.

(a) Seller shall, and shall cause its Affiliates (other than the Company and its Subsidiaries) to, promptly, and in any event no later than (i) thirty (30) days after the Closing Date, remove all Company Brands from legal entity names of such Person, including in any organizational document, certificate of assumed name or “doing business as” filing by such Person and (ii) sixty (60) days after the Closing Date, destroy all written, printed or other materials in its possession or control that use or include any Company Brands or other Company Intellectual Property or modify such materials to remove or permanently obscure and cover over any Company Brands or other Company Intellectual Property, including signage on any real property, vehicle, or any website or other media owned, registered, or controlled by the Seller or any of its Affiliates (other than the Company and its Subsidiaries). “Company Brands” means any (a) Trademark included in the Company Intellectual Property, which shall include “Cloudbreak” and “MARTTI”, (b) any Trademark that is similar to, or is a variation or derivative of, any of the foregoing (including any translation, abbreviation, adaptation or combination thereof), and (c) any application for registration, registration or renewal of, or Internet domain name or social media handle associated with or including, any of the foregoing items referenced in clause (b) or (c) (in each case of (a)-(c), regardless of whether used alone or together with any other mark, word or logo, slogan, symbol, design or other formative).

(b) From and after the Closing, as between the parties hereto, Buyer and its Affiliates are the sole and exclusive owners of all right, title and interest in and to the Company Brands and all other Company Intellectual Property. Subject to this Section 10.3(b), Seller shall not, and shall cause each of its Affiliates (other than the Company and its Subsidiaries) not to, directly or indirectly, at any time or in any form or manner following the Closing in any jurisdiction (i) use any Company Brands (including, for the avoidance of doubt, as part of an Internet domain name, social media handle or company name) or other Company Intellectual Property, (ii) file any application to register or otherwise seek to register or obtain any rights (including Seller Marks) with respect to, or including any Company Brands or other Company Intellectual Property, or (iii) challenge the ownership, use, validity, enforceability or registrability of any Company Brands or other Company Intellectual Property. After the Closing, Seller shall not, and shall cause each of its Affiliates (other than the Company and its Subsidiaries) not to, hold itself out as having any affiliation with Buyer or any of its Affiliates.

10.4 Use of Seller Marks. Effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby grants and hereby causes each of its Affiliates to grant, to the Company, its Subsidiaries, and Buyer and its Affiliates a limited, non-exclusive, worldwide, royalty-free, fully paid-up license, for twelve (12) months after the Closing, to use the Seller Marks in connection with the Business, in a form and manner, and with standards of quality, generally consistent with the use of the Seller Marks made in connection with the Business during the twelve (12) months prior to the Closing.

10.5 Wrong Pockets. To the extent that, at any time following the Closing, either Buyer or any of its Subsidiaries, on the one hand, or Seller or any of its Subsidiaries, on the other hand, receives payment of an account receivable or other payment or benefit, or is in possession of any asset, in each case that in accordance with this Agreement or the Transition Services Agreement is owned by or owed to the other (each, a “Misdirected Item”), then the Person receiving such Misdirected Item shall promptly upon becoming aware of such fact provide written notice to the Person entitled to such Misdirected Item and cooperate to deliver such Misdirected Item to such entitled Person, without the payment of additional consideration. At the Closing, Seller shall provide and deliver to Buyer all assets, properties and rights that are items primarily used in the Business regardless of whether title to such items was held by another member of the Seller Group and not by the Company as of the Closing. Notwithstanding the foregoing, the obligations set forth in this paragraph shall terminate and expire upon the sixth (6th) anniversary of the Closing.

10.6 Non-Competition; Non-Solicitation; Non-Disparagement.

(a) Seller hereby acknowledges that it is familiar with the Company’s and its Subsidiaries’ trade secrets and with other Confidential Information. Seller acknowledges and agrees that Buyer and the Company and its Subsidiaries would be irreparably damaged if it were to provide services to or otherwise participate in the business of any Person competing with the Company or its Subsidiaries and that any such competition by Seller (or its Affiliates) would result in a significant loss of goodwill by Buyer and the Company and its Subsidiaries. Seller further acknowledges and agrees that the covenants and agreements set forth in this Section 10.6 were a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, and that Buyer and its equityholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if Seller breached the provisions of this Section 10.6. Therefore, Seller agrees, in further consideration of the amounts to be paid hereunder for the Company Interests on the Closing Date and the goodwill of the Company and its Subsidiaries sold by Seller, that during the period from the Closing Date until the fifth (5th) anniversary of the Closing Date, Seller shall not (and shall cause its Affiliates and Subsidiaries not to), directly or indirectly, own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, member, agent, representative or otherwise), consult with, render services for, or in any other manner engage anywhere in the Restricted Territories (as defined below) in any other business engaged directly or indirectly in the Business; provided that nothing herein shall prohibit Seller or any of its Affiliates from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as none of such Persons has any active participation in the business of such corporation. Seller acknowledges that the Company’s and its Subsidiaries’ businesses have been conducted or are presently proposed to be conducted throughout all fifty (50) United States (the “Restricted Territories”) and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Company’s and its Subsidiaries’ businesses being sold by Seller pursuant to this Agreement.

(b) Seller agrees that during the period from the Closing Date until the fifth (5th) anniversary of the Closing Date, it shall not (and shall cause its Affiliates and Subsidiaries not to), directly or indirectly through another Person, (i) induce or attempt to induce any employee of the Company or its Subsidiaries as of the Closing Date (including any Company Employee) to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, (ii) hire any person who is then an employee of the Company or its Subsidiaries or who was an employee of the Company or its Subsidiaries at any time during the one-year period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any dispute under this Section 10.6(b) that any such hiring within such one-year period is also in violation of clause (i) above), or (iii) for so long as Seller has continuing obligations under Section 10.6(a) above, call on, solicit or service any customer, supplier, lessee, lessor, licensee, licensor or other business relation of the Company or its Subsidiaries (including any Person that was a customer, supplier, lessee, lessor, licensee, licensor or other potential business relation of the Company or its Subsidiaries at any time during the 12-month period immediately prior to such call, solicitation or service), induce or attempt to induce such Person to cease doing business with the Company or its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, lessee, lessor, licensee, licensor or other business relation and the Company or its Subsidiaries (including making any negative statements or communications about the Company or its Subsidiaries, other than as protected by law) in a manner harmful to the Company or its Subsidiaries.

(c) Seller agrees that from and after the Closing it shall not (and shall cause its Affiliates and Subsidiaries not to), directly or indirectly through another Person, except to the extent done in good faith in any claim, suit, action or proceeding against Buyer or the Company or as otherwise protected by law, (i) make any negative statement or communication regarding Buyer, the Company or any of their respective Affiliates or employees with the intent to harm any such Person or (ii) make any derogatory or disparaging statement or communication regarding Buyer, the Company or any of their respective Affiliates or employees. Nothing in this Section 10.6(c) shall limit Seller’s or its Affiliate’s ability to make true and accurate statements or communications in connection with any disclosure Seller or its Affiliates reasonably believe is required pursuant to applicable Law.

(d) Seller shall not (and shall cause its Affiliates and Subsidiaries not to) at any time disclose or use any Confidential Information of which Seller (or its Affiliates or Subsidiaries) is or becomes aware, whether or not such information was or is developed by Seller or its employees or Affiliates. Seller shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event Seller or any of its Affiliates is required by Law to disclose any Confidential Information, Seller shall, to the extent legally permissible, promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and Seller shall reasonably cooperate with the Buyer and the Company to preserve the confidentiality of such information consistent with applicable Law. The foregoing shall not, however, prohibit disclosure by any Person of Confidential Information that (i) has been published in a form generally available to the public other than as a result of Seller’s or any of Seller’s Affiliates’ acts or omissions to act prior to the date such Person proposes to disclose such information or (ii) is required to be disclosed pursuant to any applicable Law or court order.

(e) If, at the time of enforcement of the covenants contained in this Section 10.6 (the “Restrictive Covenants”), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Seller has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company’s and its Subsidiaries’ businesses and the substantial investment in the Company and its Subsidiaries made by Buyer hereunder. Seller further acknowledges and agrees that the Restrictive Covenants are being entered into by it in connection with the sale of the Company Interests owned by Seller and the goodwill of the Company’s and its Subsidiaries’ businesses pursuant to this Agreement and not directly or indirectly in connection with Seller’s relationship with the Company or its Subsidiaries.

(f) If Seller or an Affiliate or Subsidiary of Seller breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer, the Company or any of their respective Affiliates at Law or in equity: (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and Buyer and that money damages would not provide an adequate remedy to the Company; and (ii) the right and remedy to require Seller to account for and pay over to the Company and Buyer any profits, monies, accruals, increments or other benefits derived or received by such Person as the result of any transactions constituting a breach of the Restrictive Covenants.

(g) In the event of any breach or violation by Seller of any of the Restrictive Covenants, the time period of such covenant shall be tolled until such breach or violation is resolved.

10.7 Insurance. As of the Closing Date, the coverage under all Insurance Policies (including all captive and self-insurance programs) shall continue in force for the benefit of Seller and its Affiliates only and shall cease with respect to any acts, events, facts, circumstances, matters, incidents or omissions involving the Company and its Subsidiaries or the Business that occur on or after the Closing (including, for “claims-made” policies only, any matters that have not been the subject of a notice of claim or circumstance prior to the Closing Date) (“Post-Closing Insurance Matters”). Buyer shall arrange for coverage under its own insurance policies covering all periods from and after the Closing and shall not seek, through any means, to benefit from any Insurance Policies with respect to any Post-Closing Insurance Matters. Notwithstanding the foregoing, in respect of any coverages under “occurrence” based third party Insurance Policies (and not any Insurance Policies that are captive or self-insurance programs), upon the written request of Buyer, from and after the Closing Date, Seller shall use its reasonable best efforts to assist Buyer and the Company and its Subsidiaries in processing any claims with respect to any acts, events, facts, circumstances, matters, incidents or omissions involving the Company and its Subsidiaries or the Business that occurred prior to the Closing (“Pre-Closing Insurance Matters”). In the event there is a qualifying claim to be filed with respect to any Pre-Closing Insurance Matters under any such third-party Insurance Policies, Buyer and the Company and its Subsidiaries shall be responsible for any deductible payable under the terms of the applicable Insurance Policy and any other out-of-pocket costs and expenses (including any self-insured retention) incurred by Seller or any of its Affiliates in connection with any such claim. Other than as set forth in the in this Section 10.7, from and after the Closing, Seller shall have no duties with regard to insurance for the Company and its Subsidiaries.

ARTICLE XI

DEFINITIONS

11.1 Definitions. The terms defined in Annex A hereto, whenever used herein, shall have the meanings set forth in Annex A for all purposes of this Agreement. The definitions in Annex A are incorporated into this Agreement as if fully set forth at length herein and all references to a section in such Annex A are references to such section of this Agreement.

11.2 Usage.

(a) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(c) The word “or” shall not be exclusive.

(d) The phrase “to the extent” shall mean the degree to which a subject or other matter extends, and such phrase shall not simply mean “if.”

(e) The words “hereof”, “herein”, “hereto”, and “hereunder”, and words of similar import, shall refer to this Agreement as a whole and not any particular provision of this Agreement.

(f) Words denoting any gender shall include all genders. Where a word is defined herein, references to the singular shall include references to the plural and vice versa.

(g) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(h) All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(i) All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

ARTICLE XII

MISCELLANEOUS

12.1 Expenses. Except as otherwise expressly provided in this Agreement, Buyer will be responsible for all costs and expenses incurred by Buyer and its Affiliates in connection with the negotiation, preparation and entry into this Agreement and the consummation of the Contemplated Transactions. Except as otherwise expressly provided in this Agreement, Seller will be responsible for all costs and expenses incurred by Seller, the Company and their Affiliates in connection with the negotiation, preparation and entry into of this Agreement and the consummation of the Contemplated Transactions (to the extent that any such amount is not included in Transaction Expenses).

12.2 Public Announcements. Prior to the Closing, Buyer, on the one hand, and the Seller and its Subsidiaries (including the Company), on the other hand, shall consult with each other before issuing any press release or making any other public announcements, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the Contemplated Transactions and shall not issue any such press release or make any such other public announcement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except (i) as such release or announcement may be required by applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of Seller or Buyer, as applicable, are listed, in which case the party required to make the release or announcement shall use reasonable best efforts to consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance and (ii) for statements that are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), or relate to a “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

12.3 Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by such party. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

12.4 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by next-day courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service for next day delivery, (c) if deposited in the United States mail, first class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, or (d) if delivered by electronic mail (provided the relevant computer record does not indicate a failed transmission), on the date of such transmission. Notices, demands and communications shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below:

Notices to Seller:

UpHealth, Inc.

14000 South Military Trail, Suite 203

Delray Beach, Florida 33484

Attention: Dr. Avi Katz; Martin Beck

Email: ***

with a copy (which shall not constitute notice) to:

DLA Piper

555 Mission Street, Suite 2400

San Francisco, California 94105

Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

Notices to the Company or Buyer:

c/o GTCR LLC

300 North LaSalle St., Suite 5600

Chicago, Illinois 60654

Attention: Mark M. Anderson; Sean L. Cunningham; Geoffrey Tresley

Email: ***

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, IL 60654

Attention: Michael H. Weed, P.C.; Daniel A. Guerin, P.C.; Rachael G. Coffey,

P.C.; Neil K. Vohra

Email: michael.weed@kirkland.com; daniel.guerin@kirkland.com;

rachael.coffey@kirkland.com; neil.vohra@kirkland.com

12.5 Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, following the Closing, assign its rights and obligations hereunder, in whole or in part, to any of its Affiliates without the consent of any other Person. In addition, (a) following the Closing, Buyer may assign its rights and obligations pursuant to this Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of the Company or its business in any form of transaction without the consent of any other Person; and (b) Buyer and, following the Closing, the Company, may assign any or all of its rights pursuant to this Agreement to any of their respective lenders as collateral security without the consent of any other Person. Notwithstanding the foregoing, no assignment by any party hereto will relieve such party of any of its obligations hereunder (or the obligations of the Guarantors under the Limited Guaranty or the Equity Commitment Letter), and any assignment other than in accordance with this Section 12.5 shall be invalid ab initio.

12.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.7 Descriptive Headings; Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Annex, Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Each provision of this Agreement shall be given independent significance. Whenever this Agreement indicates that a document has been “provided”, “delivered” or “made available” to Buyer, such statement will mean that such document was (i) delivered or provided to Buyer or (ii) made available for viewing by Buyer and its representatives in the electronic data room operated by Venue, as such materials were posted to the electronic data room at least one Business Day prior to the date of this Agreement and not removed on or prior to the date of this Agreement.

12.8 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. The parties hereto agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect to the terms hereof.

12.9 No Third-Party Beneficiaries. Except as set forth in Article IX, the penultimate sentence of Section 12.5, Section 12.16(g)(i) and Section 12.17(g)(i), nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees and creditors of the Company and shareholders of Seller.

12.10 Entire Agreement. This Agreement, the Limited Guaranty, the Equity Commitment Letter and the other Transaction Agreements contain the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

12.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

12.12 Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail in portable document format or similar format (any such delivery, an “Electronic Delivery”), shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them (by means other than Electronic Delivery) to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

12.13 Specific Performance.

(a) Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms, that Buyer, Seller and the Company would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, the parties hereto acknowledge and agree that (i) in addition to any other remedy to which any party hereto may be entitled at law, each party hereto shall be entitled to injunctive relief, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to specifically enforce the terms and provisions hereof, and (ii) the right of specific performance, an injunction and other equitable relief is an integral part of the Contemplated Transactions and without that right, neither Buyer, on the one hand, nor Seller and the Company, on the other hand, would have entered into this Agreement.

(b) The parties hereto agree not to raise any objection to (i) the granting of an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement by Buyer, on the one hand, or Seller and the Company, on the other hand, and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Buyer, Seller or the Company pursuant to this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to post a bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each party waives any defenses in any action for specific performance, including the defense that money damages would be adequate. Without limiting the foregoing, the parties hereto explicitly agree that if, and only if and for so long as, (A) all of the conditions to Buyer’s obligation to effect the Closing set forth in Section 7.1 have been satisfied (other than those conditions that, by their terms, cannot be satisfied until the Closing but which are fully capable of being satisfied at the Closing), (B) Buyer fails to fulfill its obligation to effect the Closing by the date it was required to do so pursuant to Section 1.3, and (C) Seller and the Company have irrevocably confirmed in a written notice to Buyer that (x) Seller and the Company are ready, willing and able to perform their obligations to effect the Closing and (y) if specific performance is granted and the Equity Financing is funded, then the Closing will occur, then Seller shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Buyer’s obligations to consummate the Closing and cause the Equity Financing to be funded.

12.14 Governing Law; JURISDICTION; WAIVER OF JURY TRIAL.

(a) This Agreement shall be interpreted and construed in accordance with the Laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-Laws or other rule, whether of the State of Delaware or any other jurisdiction, that would result in the application of the Laws of any jurisdiction other than the State of Delaware.

(b) SUBJECT TO THE PROVISIONS OF SECTION 1.5 (WHICH SHALL GOVERN ANY DISPUTE ARISING THEREUNDER), THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT, THE LIMITED GUARANTY OR THE EQUITY COMMITMENT LETTER, OR OTHERWISE IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LIMITED GUARANTY OR THE EQUITY COMMITMENT LETTER, OR OTHERWISE IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

(c) THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d) Notwithstanding anything to the contrary in this Agreement, this Section 12.14 does not apply in respect of the Intellectual Property Assignment Agreement or the Transition Services Agreement.

12.15 Schedules. Each section of the Schedules will be deemed to incorporate by reference all information disclosed in any other section of the Schedules to the extent the relevance of such information to such other section of the Schedules is reasonably apparent on its face from a plain reading. A contract disclosed in one section of the Schedules will be deemed to have been disclosed in every other section of the Schedules to the extent the relevance of such contract to such other section of the Schedules would be reasonably apparent to a person who reviewed such contract pursuant to a plain reading of any such disclosure. The disclosure of an item therein does not constitute an admission that such item is material, that it was necessary to schedule such item, or that it would be appropriate or necessary to schedule a similar item. The headings contained in the Schedules are for reference only and shall not affect in any way the meaning or interpretation of the Schedules. No exceptions to any representations or warranties disclosed on one Schedule herein shall constitute an exception to any other representations or warranties made in the Agreement unless the exception is disclosed or deemed to have been disclosed pursuant to the foregoing principles on such other applicable Schedule. Each representation and warranty in this Agreement is given independent effect so that if a particular representation and warranty proves to be incorrect or is breached, the fact that another representation and warranty concerning the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty.

12.16 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the parties on behalf of itself and each of its Affiliates hereby: (a) agrees that any legal action (whether in Law or in equity, whether in contract or in tort or otherwise), involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County and any appellate court thereof (each such court, the “Subject Courts”) and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such Subject Courts and agrees that any such dispute shall be governed by, and construed in accordance with, the Laws of the State of New York, except as otherwise set forth in the Debt Commitment Letter with respect to (i) the interpretation of the definition of Material Adverse Effect (and whether or not a Material Adverse Effect has occurred), (ii) the determination of the accuracy of any “specified acquisition agreement representation” (as such term or similar term is defined in the Debt Commitment Letter) and whether as a result of any inaccuracy thereof Buyer or any of its Affiliates has the right to terminate its or their obligations hereunder pursuant to Section 8.1(b) or decline to consummate the Closing as a result thereof pursuant to Section 7.1(b) and (iii) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall in each case be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule that would cause the application of Laws of any other jurisdiction, (b) agrees not to bring or support or permit any of its Affiliates to bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise), against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Subject Court, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such Subject Court, (d) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any legal action brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that none of the Debt Financing Sources will have any liability to any of the Seller Related Parties, the Company, the Company’s Subsidiaries or their respective Affiliates relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and that none of the Seller Related Parties, the Company, the Company’s Subsidiaries or any of their respective Affiliates shall bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise), against any of the Debt Financing Sources relating to or in any way arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action involving any Debt Financing Source or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, and (g) agrees (i) that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions in this Section 12.16 (or the definitions of any terms used in this Section 12.16), (ii) to the extent any amendments to any provision of this Section 12.16 (or, solely as they relate to such Section, the definitions of any terms used in this Section 12.16) are materially adverse to the Debt Financing Sources, such provisions shall not be amended without the prior written consent of the Debt Financing Sources and (iii) that, notwithstanding anything contained in Section 12.5, Buyer may assign this Agreement or any of the rights, interests or obligations hereunder for collateral security purposes to any existing or future lender or group thereof (including without any limitation any agent, trustee or other representative acting on their behalf) providing financing to Buyer and/or any of its Affiliates and to any purchaser (including the Debt Financing Sources) or other transferee in any foreclosure sale or other exercise of remedies thereby, and any such lenders (or agent, trustee or other representative) or such purchaser (or other transferee) (including the Debt Financing Sources) may exercise all of the rights and remedies of Buyer hereunder, all without any further consent of Seller; provided, that the foregoing shall not relieve Buyer of any of its obligations hereunder (or the obligations of the Guarantors under the Limited Guaranty or the Equity Commitment Letter). Notwithstanding anything contained herein to the contrary, nothing in this Section 12.16 shall in any way affect any party hereto’s or any of its Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including the Debt Commitment Letter. No Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

12.17 Consenting Holders. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto on behalf of itself and each of its Affiliates hereby: (a) agrees that any legal action (whether in Law or in equity, whether in contract or in tort or otherwise), involving the Consenting Holders, arising out of or relating to this Agreement or any of the transactions contemplated hereby, shall be subject to the exclusive jurisdiction of the Subject Courts and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such Subject Courts and agrees that any such dispute shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice or conflict of Law provision or rule that would cause the application of Laws of any other jurisdiction, (b) agrees not to bring or support or permit any of its Affiliates to bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise), against the Consenting Holders in any way arising out of or relating to this Agreement or any of the transactions contemplated hereby in any forum other than any Subject Court, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such Subject Court, (d) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any legal action brought against the Consenting Holders in any way arising out of or relating to this Agreement or any of the transactions contemplated hereby, (e) agrees that none of the Consenting Holders will have any liability to any of the Seller Related Parties, the Company, the Company’s Subsidiaries or their respective Affiliates relating to or arising out of this Agreement or any of the transactions contemplated hereby and that none of the Seller Related Parties, the Company, the Company’s Subsidiaries or any of their respective Affiliates shall bring or support any legal action (including any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise), against any of the Consenting Holders relating to or in any way arising out of this Agreement or any of the transactions contemplated hereby, (f) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action involving any Consenting Holder or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, and (g) agrees (i) that the Consenting Holders are express third party beneficiaries of, and may enforce, any of the provisions in Article I, this Section 12.17 or any other provision relating to the Escrow Agreement, Noteholder Support Agreement or Supplemental Indentures (or the definitions of any terms used in Article I, this Section 12.17 or any other provision relating to the Escrow Agreement, Noteholder Support Agreement or Supplemental Indentures) and (ii) any modification, amendment, waiver or supplement to (x) Article I or this Section 12.17, or any other provision or term in this Agreement relating to the Fundamental Change Repurchase Offers (as defined in the Noteholder Support Agreement), the Escrow Agreement, the Noteholder Support Agreement or the Supplemental Indentures or (y) the Noteholder Support Agreement, the Escrow Agreement or the Supplemental Indentures, shall require the prior written consent of the Required Noteholders (as defined in the Noteholder Support Agreement). Notwithstanding anything contained herein to the contrary, nothing in this Section 12.17 shall in any way affect any party hereto’s or any of its Affiliates’ rights and remedies under any binding agreement to which a Consenting Holder is a party, including the Noteholder Support Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, the maximum aggregate liability of the Consenting Noteholders for any and all liabilities or damages suffered as a result of the breach of the Noteholder Support Agreement or any representation, warranty, covenant or agreement contained therein of the Consenting Noteholders or the failure to consummate the Contemplated Transactions shall in no event exceed $14,400,000.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Membership Interests Purchase Agreement as of the date first written above.

BUYER:

FOREST BUYER, LLC

By:	/s/ Mark Anderson
Name:	Mark Anderson
Title:	President

COMPANY:

CLOUDBREAK HEALTH, LLC

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

SELLER:

UPHEALTH, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S.A. Beck
Title:	Chief Executive Officer

Annex A

“2025 Noteholders” means all beneficial holders of 2025 Notes under the Senior Secured Notes Indenture.

“2025 Notes” means those variable rate convertible senior secured notes due 2025 issued under the Senior Secured Notes Indenture.

“2025 Notes Repurchase Amount” means, as of such date, the amount required to repurchase and discharge all of the 2025 Notes in accordance with the terms of the Senior Secured Notes Indenture (which shall include, for the avoidance of doubt, any accrued and unpaid interest on such 2025 Notes, as well as related premiums).

“2026 Noteholders” means all beneficial holders of 2026 Notes under the Unsecured Notes Indenture.

“2026 Notes” means those unsecured convertible notes due 2026 issued under the Unsecured Notes Indenture.

“2026 Notes Repurchase Amount” means, as of such date, the amount required to repurchase and discharge all of the 2026 Notes in accordance with the terms of the Unsecured Notes Indenture (which shall include, for the avoidance of doubt, any accrued and unpaid interest on such 2026 Notes, as well as related premiums).

“Acceptable Confidentiality Agreement” means an agreement with Seller or the Company that is either (i) in effect as of the date hereof; or (ii) executed, delivered and effective after the date hereof, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of or with respect to Seller, the Company or the Business to keep such information confidential (subject to customary exceptions); provided, however, that, the provisions contained therein are not less favorable to Seller or the Company in any material respect than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or provisions that otherwise prohibit the making of any Acquisition Proposal). For the avoidance of doubt, a joinder to an Acceptable Confidentiality Agreement pursuant to which a Third Party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement shall be an Acceptable Confidentiality Agreement.

“Accounting Principles” means the methodologies, practices, valuation and other principles set forth on Annex B.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Buyer) relating to an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Contemplated Transactions) involving:

(i) any direct or indirect purchase or other acquisition by any Third Party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from Seller or any other Person(s), of securities representing more than 15% of the total outstanding voting power of Seller or any of its Subsidiaries after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding voting power of Seller or any of its Subsidiaries after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, exclusive license or other acquisition by any Third Party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of Seller and its Subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any joint venture, partnership, merger, consolidation, business combination, tender offer, exchange offer, recapitalization, reorganization, liquidation, dissolution or other transaction involving Seller pursuant to which (x) any Third Party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 15% of the total outstanding voting power of Seller or any of its Subsidiaries outstanding after giving effect to the consummation of such transaction or (y) stockholders of Seller or any of its Subsidiaries immediately preceding such transaction hold less than 85% of the equity interests of the surviving or resulting entity of such transaction.

“Action” means any claim, complaint, charge, action, suit, audit, arbitration, mediation, grievance, inquiry, investigation or other proceeding, whether or not brought by or pending before any Governmental Authority.

“Adjustment Escrow Account” means the purchase price adjustment escrow account established pursuant to the Escrow Agreement.

“Adjustment Escrow Amount” means $3,000,000.

“Adjustment Escrow Funds” means the Adjustment Escrow Amount held in the Adjustment Escrow Account, including any dividends, interest, distributions and other income received in respect thereof, less any losses on investment thereof, less distributions thereof in accordance with this Agreement and the Escrow Agreement.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means any affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. income Tax Law).

“Agreement” has the meaning set forth in the Preamble.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the United Kingdom Bribery Act 2010, and any other anti-bribery or anti-corruption Law of any jurisdiction applicable to the Company or its Subsidiaries.

“Arbiter” has the meaning set forth in Section 1.5(b).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.2.

“Business” means the business of providing video remote interpreter services, over the phone interpreter services, onsite interpreter services, document translation and localization services and/or any services related or ancillary thereto and/or any other services or activities presently conducted or presently proposed to be conducted, or conducted in the last twelve (12) months, by or on behalf of the Company or any of its Subsidiaries.

“Business Data” means all Trade Secrets or other Data related to, developed for, used in, necessary for, or otherwise material to the Business.

“Business Day” means any day, other than a Saturday, Sunday or other date on which banks located in Chicago, Illinois or Delray Beach, Florida are closed for business as a result of federal, state or local holiday.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Insurance Policy” has the meaning set forth in Section 5.12.

“Buyer Related Parties” means, collectively, (i) Buyer, (ii) the Guarantors, (iii) the Debt Financing Sources and (iv) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Buyer, the Guarantors and the Debt Financing Sources.

“Calculation Time” means 11:59 p.m. (Delray Beach, Florida time) on the day immediately prior to the Closing Date; provided that, with respect to any calculation made pursuant to this Agreement as of the Calculation Time, such calculation shall take into account the use or transfer of any assets of the Company (including Cash) outside of the ordinary course of business, including to the extent such assets are sold, liquidated, disposed of or otherwise used to pay any distributions to equityholders of the Company or repurchase any Equity Interests of the Company, in each case following the Calculation Time and prior to the Closing.

“Cash” means, as of any applicable time of determination, the cash and cash equivalents of the Company and its Subsidiaries, plus the amount of any checks, drafts or wire transfers held for the benefit of the Company and its Subsidiaries but not yet cleared, less the amount of any checks, drafts or wire transfers written or initiated by the Company or any of its Subsidiaries but not yet cleared, in each case, excluding Restricted Cash and as determined on a consolidated basis.

“Cash Consideration” means an amount equal to $180,000,000, minus the Closing Indebtedness, plus the Closing Cash Amount, plus the amount (if any) by which the Closing Net Working Capital is greater than the Target Net Working Capital, minus the amount (if any) by which the Closing Net Working Capital is less than the Target Net Working Capital, minus the Transaction Expenses.

“Closing” has the meaning set forth in Section 1.3.

“Closing Cash Amount” means the aggregate amount of all Cash as of the Calculation Time.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Indebtedness” means the aggregate amount of Indebtedness as of immediately prior to the Closing. For the avoidance of doubt, Closing Indebtedness shall not include any amount included in the computation of Closing Net Working Capital or Transaction Expenses.

“Closing Net Working Capital” means the Net Working Capital of the Company and its Subsidiaries as of the Calculation Time. For the avoidance of doubt, Closing Net Working Capital shall not include any amount included in the computation of Closing Indebtedness or Transaction Expenses.

“Closing Statement” has the meaning set forth in Section 1.5(a).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Company” has the meaning set forth in the Preamble.

“Company Employee” means each director, officer employee, or other individual service provider (i) employed by the Company or any of its Subsidiaries, or (ii) employed by Seller or an Affiliate of Seller (other than the Company and its Subsidiaries) whose job responsibilities are and have for the past twelve (12) months been primarily dedicated to the business of the Company or any of its Subsidiaries, including, for the avoidance of doubt, (a) the individuals set forth on Schedule 6.1(a), and (b) any such employee of the Company or any of its Subsidiaries hired on or after the date of this Agreement in accordance with the terms of this Agreement.

“Company Intellectual Property” means (i) all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries immediately prior to the date hereof or the Closing and (ii) all Intellectual Property that is to be assigned by Seller or any of its Affiliates (other than the Company or its Subsidiaries) pursuant to the Intellectual Property Assignment Agreement.

“Company Interests” has the meaning set forth in the Recitals.

“Company Software” means all Software and other technology-enabled products and services either existing or under development, including MARTII, and that are currently or currently intended to be marketed, sold, licensed, or distributed by or for the Company, any of its Subsidiaries, or any member of the Seller Group, in each case together with any and all supplements, modifications, updates, corrections and enhancements to such software, any English and foreign language versions of such software, and any and all documentation relating to the foregoing.

“Confidential Information” means all information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to, or developed or learned by, the Company, Seller or any of their respective employees, consultants or advisors, as the case may be, that relates to the business, products, operations, financial condition, services, research or development of the Company or its customers, vendors, suppliers, processors, independent contractors or other business relations, including: (i) internal business information (including information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company or its Affiliates, its customers and its confidential information; (iii) industry research compiled by, or on behalf of Company, including identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, Company; (iv) compilations of data and analyses, processes, methods, track and performance records, and Data relating thereto; (v) Personal Information; and (vi) information related to Company Intellectual Property and updates of any of the foregoing; provided, however, that “Confidential Information” shall not include any information that (A) is or becomes generally available to the public other than as a result of Seller’s acts or omissions or (B) becomes available to Seller on a non-confidential basis from a source other than Company, provided that such source is not known by Seller to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Company or any other party with respect to such information.

“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated as of June 27, 2023, by and between Seller and GTCR LLC.

“Consenting Holders” has the meaning set forth in the Noteholder Support Agreement.

“Continuing Employees” means those Company Employees who are employed by the Company or its Subsidiaries immediately prior to the Closing and who continue to be employed by any of the Company, Buyer or an Affiliate thereof immediately after the Closing Date.

“Data Laws and Requirements” means the following, in each case, to the extent applicable and relating to Personal Information or otherwise relating to privacy, security, or security breach notification requirements applicable to the Business, the Company, any of its Subsidiaries, or the Seller Group (with respect to the Business): (a) all applicable Laws, (b) the Company’s, any of its Subsidiaries’, or any Seller Group member’s (with respect to the Business) own data protection and privacy policies, notices, and principles, (c) contracts or agreements the Company or any of its Subsidiaries, have entered into or by which they are bound, and (d) industry or self-regulatory standards to which the Company any of its Subsidiaries, or the Seller Group (with respect to the Business) are bound (including the Payment Card Industry Data Security Standard, if applicable) or with which any of the Company or any of its Subsidiaries or Seller (with respect to the Business) holds itself out to any Person as being compliant.

“Debt Commitment Letter” means that certain commitment letter, dated as of the date hereof, executed by Buyer and certain Debt Financing Sources, together with all term sheets, exhibits, annexes, schedules and other attachments thereto, and a fee letters executed in connection therewith, as amended, restated, supplemented, waived, replaced, extended or otherwise modified in accordance with the terms herein.

“Debt Financing” means the debt financing committed pursuant to the Debt Commitment Letter.

“Debt Financing Sources” means the Persons that have committed to provide or otherwise entered into agreements in connection with the Debt Financing in connection with the Contemplated Transactions, including the parties named in the Debt Commitment Letter and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto together with their Affiliates, officers, directors, employees and representatives involved in the Debt Financing and their successors and assigns.

“Electronic Delivery” has the meaning set forth in Section 12.12.

“Environmental Laws” means all Laws regarding public or worker health or safety, pollution, or protection of the environment.

“Equity Commitment Letter” has the meaning set forth in the Recitals.

“Equity Financing” has the meaning set forth in Section 4.5(b).

“Equity Interests” means: (a) shares of capital stock, stock options, restricted stock, restricted stock units, performance stock units or similar ownership interests; (b) any other interest or participation that confers phantom equity, equity appreciation rights, the right to receive a share of the profits and losses of, or distribution of assets of a Person, or any similar right; (c) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire shares of capital stock or any other equity securities; or (d) any securities convertible into or exercisable or exchangeable for shares of capital stock or any other equity securities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any reference to any particular ERISA section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“ERISA Affiliate” has the meaning set forth in Section 2.19(c).

“Escrow Agent” means Citibank, N.A., in its capacity as escrow agent under the Escrow Agreement, and any successor escrow agent designated in accordance with the Escrow Agreement, unless another Person is mutually agreed upon by Buyer and Seller.

“Escrow Agreement” means the escrow agreement (or escrow agreements) in a customary form to be agreed upon by Buyer, Seller, the Required Noteholders (as defined in the Noteholder Support Agreement) (which shall be acceptable to the Buyer in its sole and exclusive discretion and acceptable to the Required Parties (as defined in the Noteholder Support Agreement)) and the Escrow Agent following the date hereof and before the Closing, in respect of the Adjustment Escrow Account, the Notes Escrow Account and the Tax Escrow Account, such Escrow Agreement to limit the investments of deposits into one or more demand deposit, money market or other interest bearing and liquid accounts of similar nature and not into any equities or other investments subject to potential loss. Buyer and Seller acknowledge and agree that the Required Noteholders shall be permitted to obtain and perfect a first priority lien in favor of the 2025 Noteholders and 2026 Noteholders with respect to the Adjustment Escrow Account (and the Adjustment Escrow Funds) (provided that all such liens will be released against any portion of the Adjustment Escrow Funds that are released to Buyer), Tax Escrow Account (and the Tax Escrow Funds) and the Note Escrow Account (and the Note Escrow Funds), subject to the terms of the Supplemental Indentures and any related intercreditor agreements.

“Estimated Cash Consideration” has the meaning set forth in Section 1.2.

“Estimated Closing Cash Amount” means an estimate of the Closing Cash Amount as estimated in good faith by Seller and delivered in accordance Section 1.2.

“Estimated Closing Indebtedness” means an amount equal to the Closing Indebtedness as estimated in good faith by Seller and delivered in accordance with Section 1.2.

“Estimated Closing Statement” has the meaning set forth in Section 1.2.

“Estimated Net Working Capital” means an amount equal to the Closing Net Working Capital as estimated in good faith by Seller and delivered in accordance with Section 1.2.

“Estimated Transaction Expenses” means an amount equal to the Transaction Expenses as estimated in good faith by Seller and delivered in accordance with Section 1.2.

“Ex-Im Laws” means all applicable Laws, rules and regulations relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import Laws administered by U.S. Customs and Border Protection).

“Fraud” means common law fraud with intent to deceive under Delaware law in the making of the representations and warranties set forth in Article II, Article III, Article IV or Article V, as applicable.

“Fundamental Representations” means the representations and warranties in Section 2.1 (Organization), Section 2.2 (Authorization), Section 2.4 (Equity Interests and Related Matters; Title to Company Interests), Section 2.21 (Tax Matters), Section 2.22 (Brokerage and Transaction Bonuses), Section 3.1 (Authorization), Section 3.2 (Title to Company Interests), Section 3.7 (Solvency) and Section 3.8 (No Seller Insolvency Event).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state or local governmental, quasi-governmental, regulatory or administrative authority, agency, commission, official, body, department, commission, board, bureau or instrumentality of any country or any court, tribunal or judicial or arbitral body (public or private). Notwithstanding the foregoing, hospitals and other medical services facilities shall not be considered a “Governmental Authority” even if all or partially funded by a “Governmental Authority.”

“Governmental Health Program” means any federal health program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, Title XIX of the Social Security Act (TRICARE) CHAMPVA, and

state healthcare programs (as defined therein), and any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code.

“Guarantors” means, collectively, GTCR Strategic Growth Fund I/B LP, GTCR Strategic Growth Fund I/C LP and GTCR Strategic Growth Co-Invest I LP, each a Delaware limited partnership.

“Hazardous Material” means any material, substance or waste for which Liability may be imposed pursuant to Environmental Laws, including petroleum, asbestos and per- and polyfluoroalkyl substances.

“Healthcare Laws” means laws relating to healthcare or the regulation, provision, consultation, management, administration of, and payment for, healthcare items and services applicable to the business of the Company, including: the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b); the federal Physician Self-Referral Law (42 U.S.C. 1395nn); the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); the Federal Health Care Fraud law (18 U.S.C. § 1347); Title XVIII of the Social Security Act (42 U.S.C. §§ 1395-1395lll) (“Medicare”); Title XIX of the Social Security Act (42 U.S.C. §§ 1396-1396w-7) (“Medicaid”); the False Claims Act (31 U.S.C. §§ 3729-3733); the False Claim Law (42 U.S.C. § 1320a-7b(a)); the exclusion law (42 U.S.C. § 1320a-7); HIPAA (as defined herein) and applicable state laws regulating the privacy and security of healthcare records; 42 C.F.R. Part 2; the Deficit Reduction Act of 2005 (Pub. L. 109–171); the Patient Protection and Affordable Care Act of 2010 (Pub. L. 111 – 148); the 21st Century Cures Act (Pub. L. 114-255); laws relating to fee-splitting, patient brokering, corporate practice of medicine and licensed professionals, reimbursement, kickbacks, medical record documentation requirements, Governmental Health Program requirements, telemedicine and any and all similar state or local laws; and any and all amendments or modifications made from time to time to the items referenced in this definition.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and their implementing regulations set forth at 45 C.F.R. Parts 160, 162, and 164.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, as of any applicable time of determination, without duplication, the following consolidated monetary liabilities or obligations of the Company and its Subsidiaries: (i) all indebtedness for borrowed money (other than letters of credit (solely to the extent undrawn) or bankers’ acceptances), (ii) all liabilities evidenced by bonds, debentures, notes, or other similar instruments or debt securities, (iii) all liabilities under or in connection with letters of credit or bankers’ acceptances or similar items, in each case solely to the extent funds have been drawn and are payable thereunder, (iv) all liabilities for deferred purchase price of property, assets, securities or services and all deferred purchase price Liabilities related to past acquisitions, whether contingent or otherwise (including any Tax-related payments, seller notes, post-closing true-up obligations, indemnities and “earn-out” or similar payments or obligations at the maximum amount payable in respect thereof), (v) all deferred rent obligations, (vi) all liabilities under leases which were classified as finance or capital leases in the financial statements referenced in Section 2.5 or leases that in accordance with GAAP are or will be required to be capitalized (other than liabilities pursuant to leases which were classified as operating leases in the financial statements referenced in Section 2.5), (vii) all liabilities under conditional sale or other title retention agreements, (viii) all liabilities arising out of interest rate, currency or other hedge agreements or other hedging arrangements, (ix) all unpaid bonus, severance, unfunded or underfunded deferred compensation obligations, and all other similar amounts payable to any current or former director, officer, employee or other individual service provider (including the employer portion of any payroll, social security, unemployment or similar Taxes imposed on such amounts, determined as though all such amounts were payable as of the Closing), (x) all indebtedness of others guaranteed by the Company or secured by any Lien on the assets of the Company, (xi) any amounts deposited by a customer with the Company or pre-paid by a customer to the Company in respect of goods or services to be provided by the Company, (xii) declared and unpaid dividends or distributions, or any other amounts owed to Seller or Seller’s Affiliates, (xiii) all unpaid Taxes of the Company and its Subsidiaries for all Pre-Closing Tax Periods whether or not such Taxes are due and payable as of Closing (which will not be an amount less than zero in any jurisdiction or with respect to any type of Tax and which shall not include any offsets or claims with respect to Tax refunds or overpayments of Tax), and (xiv) deferred revenue, including for each of the foregoing clauses (i) through (xiv), any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, make-whole payments, commitment, breakage and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith. Notwithstanding the foregoing, “Indebtedness” shall not include any amount included in any computation of Net Working Capital or Transaction Expenses or the Indentures.

“Indentures” means, collectively, the Senior Secured Notes Indenture and the Unsecured Notes Indenture.

“India Company Employee” has the meaning set forth in Section 6.1(a).

“Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

“Insurance Policies” has the meaning set forth in Section 2.20.

“Intellectual Property” means all of the following in any jurisdiction throughout the world and all rights therein and thereto: (i) patents, patent applications and patent disclosures, and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos, corporate names, social media accounts and account identifies, and other indicia of origin (collectively, “Trademarks”), and registrations and applications for registration thereof together with all translations, transliterations, adaptations, derivations and combinations thereof and including all of the goodwill associated therewith; (iii) copyrights and copyrightable works (registered or unregistered), and other works of authorship; (iv) Trade Secrets; (v) Software; (vi) data, databases, data repositories, data leaks and collections of data (collectively, “Data”), data classifications and data analysis, enrichment, measurement and management tools; (vii) registrations and applications for any of the foregoing; and (viii) other proprietary, intellectual property or industrial rights.

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interests (including limited liability company interests, partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

“Knowledge” means, when referring to the “knowledge” of the Company, or any similar phrase or qualification based on knowledge of the Company or Seller, the actual knowledge that any of Martin Beck, Andy Panos, Kerry Moreno, Jeremy Kokalis or David Cochran would have upon reasonable inquiry as of the date of this Agreement.

“Latest Balance Sheet” has the meaning set forth in Section 2.5(a).

“Law” means any federal, state, local or non-U.S. statute, law, act, common law, ordinance, regulation, rule, code, order, directive, judgment, injunction, ruling, award, decree, writ, requirement or rule of law.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“Liability” has the meaning set forth in Section 2.6.

“Lien” means any mortgage, pledge, hypothecation, lien, preference, priority, security interest, license, community property interest, security agreement, easement, covenant, restriction or other encumbrance of any kind or nature whatsoever.

“Limited Guaranty” has the meaning set forth in the Recitals.

“Losses” means any loss, Liability, demand, claim, cost, damage, deficiency, diminution in value, award, royalty, penalty, Tax, fine or expense (including interest, penalties, reasonable attorneys’ fees and expenses and amounts paid in investigation or defense, and amounts paid in settlement, of any of the foregoing).

“Malicious Code” means any (i) “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry), or (ii) other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a System on which such code is stored or installed; or (b) damaging or destroying any Data or file without the user’s consent.

“Material Adverse Effect” means any occurrence, change, event or effect that, individually or in the aggregate, (x) has had a material adverse effect on the assets, financial condition, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole or (y) would reasonably be expected to prevent or materially delay the consummation of the Contemplated Transactions; provided, however, solely with respect to clause (x), that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) general business or economic conditions in the industries or geographic markets in which the Company and its Subsidiaries operate, except to the extent such general business or economic conditions have a materially disproportionate effect on the Company and its Subsidiaries as compared to any of the other companies in the industry in which the Company and its Subsidiaries operate; (b) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway, and any conditions affecting the financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), in each case except to the extent such adverse effect has a materially disproportionate effect on the Company and its Subsidiaries as compared to any of the other companies in which the Company and its Subsidiaries operate; (c) hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters and other force majeure events in the United States or any other country or region in the world, except to the extent such event has a materially disproportionate effect on the Company and its Subsidiaries as compared to any of the other companies in the industry in which the Company and its Subsidiaries operate; (d) the announcement, execution, delivery or performance of this Agreement or the pendency or consummation of the Contemplated Transactions; (e) any change in GAAP or any change in applicable Laws or the interpretation thereof, in each case, following the date of this Agreement; (f) any pandemic, epidemic or disease outbreak, except to the extent such pandemic, epidemic or disease outbreak has a materially disproportionate effect on the Company and its Subsidiaries as compared to any of the other companies in which the Company and its Subsidiaries operate; and (g) the failure, in and of itself, of the financial or operating performance of the Company and its Subsidiaries or the Business to meet internal or external (including Buyer, the Guarantors or analysts) projections, forecasts or budgets for any period (provided that the underlying facts causing such failure, to the extent not otherwise excluded by this definition, may be deemed to constitute or contribute to a Material Adverse Effect).

“Material Contract” has the meaning set forth in Section 2.11(b).

“Material Customers” has the meaning set forth in Section 2.24.

“Material Suppliers” has the meaning set forth in Section 2.24.

“Net Working Capital” means the amount by which (i) the aggregate amount of current assets of the Company and its Subsidiaries on a consolidated basis (excluding any Cash, Restricted Cash, Tax assets and any receivables from Affiliates of Seller or the Company), exceeds (ii) the aggregate amount of current liabilities of the Company and its Subsidiaries on a consolidated basis (excluding any payables to Affiliates of Seller or the Company), in each case, determined in accordance with the Accounting Principles; provided that “Net Working Capital” shall not include any amounts that are included in the computation of Indebtedness or Transaction Expenses hereunder as well as any corresponding assets or contra liabilities related to Indebtedness (such as unamortized debt issuance costs). For the avoidance of doubt, if the accounting scenarios that arise are not accounted for in the Accounting Principles, then such past practices of the Company will govern so long as such practices are consistent with GAAP. If any accounting scenarios that arise are not accounted for in the Accounting Principles or in such past practices of the Company, then GAAP will govern. For illustrative purposes only, Annex C sets forth an illustrative example calculation of Net Working Capital as of September 30, 2023.

“Notes” means (i) the 2025 Notes and (ii) the 2026 Notes.

“Notes Escrow Account” means the notes escrow account established pursuant to the Escrow Agreement.

“Notes Escrow Amount” has the meaning set forth in Section 1.4(a)(iv).

“Notes Escrow Funds” means the Notes Escrow Amount held in the Notes Escrow Account, including any dividends, interest, distributions and other income received in respect thereof, less any losses on investment thereof, less distributions thereof in accordance with this Agreement and the Escrow Agreement.

“Notice of Disagreement” has the meaning set forth in Section 1.5(a).

“Open Source Software” means any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses/, or any license under which Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms or models.

“ordinary course of business” means, with respect to any Person, the usual and ordinary course of such Person’s business consistent with past custom and practice (including with respect to frequency, quantity and magnitude).

“Permitted Liens” means (i) Liens for Taxes that are not yet due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) Liens imposed by applicable Law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, repairmen, materialmen and the like, (iii) Liens arising from zoning ordinances, building codes and other land use Laws regulating the use or occupancy of any real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the current use or occupancy of any real property or the operation of the Company’s business thereon, (iv) easements, covenants, conditions, restrictions and other similar matters affecting title to any real property which do not materially detract from the value of or materially impair the use or occupancy of such real property or the operation of the business of the Company, (v) non-exclusive licenses of Intellectual Property granted in the ordinary course of business, and (vi) Liens to be released at or prior to the Closing.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, other entity or governmental entity (whether non-U.S., federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

“Personal Information” means (a) any information that relates to, identifies, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular person; and (b) any information that constitutes “personal information” or “personal data” or other similar terms under applicable Law.

“Plan” has the meaning set forth in Section 2.19(a).

“Pre-Closing Tax Period” has the meaning set forth in Section 10.2(a).

“Process” (or “Processed”) means any operation or set of operations that are performed on any Data or information (including Personal Information or on sets of Personal Information) or Systems, whether or not by automated mean or other similar terms under applicable Law including access, collection, use, processing, storage, sharing, sale, distribution, transfer, disclosure, sorting, treatment, compromise, modification, manipulation, transmit, performance of operations on, enhancement, aggregation, destruction, theft, loss, security, or disposal thereof or thereto.

“Representatives” means, with respect to a Person, its directors, managers, officers, employees, financial advisors, attorneys, accountants, consultants, and other representatives and advisors.

“Restricted Cash” means any cash or cash equivalents not freely usable by the Company or its Subsidiaries because it is subject to restrictions or limitations on use or distribution under applicable Law or any contract, in each case determined in accordance with GAAP, excluding, however, any restriction under any account control agreement or similar instrument that is released in connection with the Closing.

“Sanctioned Person” means any Person who is the target of Sanctions by virtue of being (a) listed on any Sanctions-related list of designated or blocked persons; (b) a Governmental Authority of, resident in, or organized under the Laws of a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine); or (c) 50% or more owned or (where applicable under relevant Sanctions) controlled by any of the foregoing.

“Sanctions” means trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures, including those administered, enacted or enforced by (a) the United States (including the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations or (d) His Majesty’s Treasury.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” means (i) unauthorized acquisition of computerized data that compromises the security, confidentiality, or integrity of any Trade Secret, Business Data, or Personal Information maintained by or on behalf of the Company, its Subsidiaries, or the Seller Group, (ii) a successful phishing incident, ransomware or malware attack affecting any System, including any containing Trade Secrets, Business Data, or Personal Information, whether or not it (a) has caused or would reasonably be expected to cause a material disruption to the conduct of the Company’s Business or (b) which is required to be disclosed under applicable Law, (iii) incident in which any Trade Secret, Business Data, or Personal Information Processed by or for the Company, any of its Subsidiaries, the Seller Group, or the Business was or may have been Processed in an unauthorized manner or otherwise lost, compromised, or exfiltrated, (iv) cyber or security incident with respect to any Systems, Trade Secrets, Business Data, or Personal Information or (v) similar event as describe in (i) – (iv) of this definition using similar terms under applicable Law.

“Seller” has the meaning set forth in the Preamble.

“Seller Group” means, to the extent with respect to the Business, the Seller and/or any of its Affiliates (other than the Company and its Subsidiaries).

“Seller Marks” means any trademarks owned by Seller or any of its Affiliates (other than the Company and its Subsidiaries) and used in the Business during the twelve (12) months prior to the Closing, including “UpHealth.”

“Seller Related Parties” means, collectively, (i) Seller and its Affiliates, including (prior to the Closing) the Company and its Subsidiaries, and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Seller and its Affiliates, including (prior to the Closing) the Company and its Subsidiaries.

“Seller Stockholder Meeting” means a meeting of the stockholders of Seller (as promptly as reasonably practicable following the mailing of the Proxy Statement to the stockholders of Seller) for the purpose of obtaining the Requisite Stockholder Approval.

“Senior Management Agreement” means the senior management agreement entered into between the Company and the Andy Panos, dated as of the date of this Agreement and effective as of the Closing.

“Senior Secured Notes Indenture” means that certain indenture, dated as of August 18, 2022, by and among Seller, as issuer, the subsidiary guarantors party thereto, and the Trustee as trustee and collateral agent, as the same may be amended, restated, supplemented or otherwise modified from time to time (including pursuant to the Senior Secured Notes Supplemental Indenture).

“Senior Secured Notes Supplemental Indenture” means that certain supplement to the Senior Secured Notes Indenture to be agreed, entered, and effected by no later than December 20, 2023 (which shall be acceptable to the Buyer in its sole and exclusive discretion and acceptable to the Required Parties (as defined in the Noteholder Support Agreement)), for the purpose of implementing the terms set forth on Annex A to the Noteholder Support Agreement and other terms necessary for consistency with the Noteholder Support Agreement.

“Software” means (i) computer programs and software, whether in source code, object code, or other form, (ii) Data, data classifications and data analysis, enrichment, measurement and management tools (iii) software implementations of algorithms, models, and methodologies, firmware, and application programming interfaces, (iv) descriptions, schematics, specifications, flow charts and other work product used to design or develop any of the foregoing, and (v) related documentation.

“Straddle Period” has the meaning set forth in Section 10.2(c).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, at least a majority of the partnership or other similar ownership interest thereof and the power to direct the policies, management and affairs thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

“Superior Proposal” means, any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) was not the result or effect of a violation of Section 5.8 and (ii) is on terms that the Seller Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing), the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Seller Board (or a committee thereof) deems relevant, and, if consummated, would be more favorable from a financial point of view to the stockholders of Seller (in their capacity as such) than the Contemplated Transactions (taking into account (A) any revisions to this Agreement made or proposed in writing by Buyer prior to the time of such determination in accordance with Section 5.8 and (B) all legal, regulatory, financial (including any termination fee amounts and conditions), timing, financing and other aspects of such proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, (x) all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (y) all references to “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

“Supplemental Indentures” means, collectively, the Unsecured Notes Supplemental Indenture and the Senior Secured Notes Supplemental Indenture.

“Systems” means all (i) Software, computers, computer systems, servers, hardware, telecommunications and network equipment firmware, middleware, websites, Data, networks, servers, workstations, routers, hubs, switches, communication equipment and lines, telecommunications equipment and lines, co-location facilities and equipment, and all other information technology equipment and related items of automated, computerized or software systems, including any outsourced systems and processes and the data transmitted thereby or thereon, in each case owned, leased or licensed by the Company, its Subsidiaries or used in or relied on in connection with the Business. The “Systems” include all Company Software.

“Target Net Working Capital” means $8,117,000.

“Tax” or “Taxes” means (i) any federal, state, local or municipal, or non-U.S. income, gross receipts, franchise, profits, capital gains, capital stock, transfer, sales, use, goods and services, harmonized, occupation, property, escheat, abandoned or unclaimed property, excise, estimated, severance, windfall profits, stamp, duty, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, disability, registration or any other taxes, assessments, charges, duties, fees, levies, imposts or other similar governmental charges of any kind whatsoever, whether disputed or not, together with all estimated taxes, fines, deficiency assessments, additions to tax, penalties and interest; (ii) any Liability for the payment of any amounts of the type described in clause (i) arising as a result of being (or having been) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (iii) any Liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the Liability of any other Person, including as a transferee or successor, by contract or otherwise.

“Tax Escrow Account” means the tax escrow account established pursuant to the Escrow Agreement.

“Tax Escrow Amount” means $27,000,000; provided, however, that, if, based upon the combined balance sheet of Seller and its Subsidiaries (including the Company) as of December 31, 2023 and the related statements of income and cash flows (or the equivalent) for the fiscal year then ended, as such is being audited by the Company’s independent public accounting firm, which Seller shall have delivered to Buyer at least five (5) Business Days prior to the Closing Date, and factoring in the effects on such financial statements for those Subsidiaries of Seller that are in bankruptcy and as a result are deconsolidated from such financial statements, Buyer and Seller mutually determine and agree that the maximum possible amount of Taxes that would become due and payable by Seller as a result of the Contemplated Transactions (the “Maximum Seller Tax Amount”) should be less than $27,000,000 (it being understood and agreed by Buyer and Seller that, upon Seller’s delivery of such financial statements to Buyer, they shall act reasonably and make good faith efforts to determine the Maximum Seller Tax Amount), the “Tax Escrow Amount” shall be reduced to an amount equal to the Maximum Seller Tax Amount agreed upon by Buyer and Seller. For the avoidance of doubt, (i) the Tax Escrow Amount shall only be released in accordance with the provisions of Article I and the Escrow Agreement and (ii) in the event Buyer and Seller are unable to reach a joint determination of a Maximum Seller Tax Amount that is less than $27,000,000 at least one (1) day prior to the Closing Date, then the Tax Escrow Amount will be $27,000,000.

“Tax Escrow Funds” means the Tax Escrow Amount held in the Tax Escrow Account, including any dividends, interest, distributions and other income received in respect thereof, less any losses on investment thereof, less distributions thereof in accordance with this Agreement and the Escrow Agreement.

“Tax Return” means any and all returns, reports, declarations, information statements, elections, claims for refund or filings with respect to Taxes, including any schedules, supplements or attachments thereto and including any amendment thereof.

“Third Party” means any means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) Seller or any of its controlled Affiliates, including the Company and its Subsidiaries or (ii) Buyer, any Guarantor or any their respective Affiliates or any “group” including Buyer, any Guarantor or any their respective Affiliates.

“Trade Secrets” means, any and all trade secrets and other confidential or sensitive information (including of third parties), enrichment, measurement and management tools, inventions (whether or not patentable or reduced to practice), ideas, know-how, processes, methods, techniques, research and development, source code, drawings, specifications, layouts, designs, formulae, algorithms, compositions, industrial models, architectures, plans, proposals, technical data, financial, business and marketing plans and proposals, customer and supplier lists, and price and cost information.

“Transaction Agreements” means this Agreement, the Transition Services Agreement, the Intellectual Property Assignment Agreement, the Limited Guaranty, the Equity Commitment Letter, the Voting and Support Agreement, the Noteholder Support Agreement and any other agreements, documents, letters and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement.

“Transaction Expenses” means (without duplication), (i) the collective amount payable by, or Liabilities of, or subject to reimbursement by, Seller, the Company and their respective Subsidiaries to outside legal counsel (including, for the avoidance of doubt, Akin Gump Strauss Hauer & Feld LLP, pursuant to the Noteholder Support Agreement), accountants, advisors, brokers, investment bankers, and other service providers or Persons in connection with, or otherwise arising by the preparation, negotiation, documentation or consummation of, the Contemplated Transactions, whether accrued for or not and (ii) (A) all Liabilities of the Company and their respective Subsidiaries under or in connection with any severance arrangements, stay bonuses, incentive bonuses, transaction bonuses, termination and change of control arrangements and similar obligations that are owed to any person or that will be triggered, either automatically or with the passage of time in whole or in part by reason of or in connection with the consummation of the Contemplated Transactions (excluding severance benefits payable in connection with the termination of service of any Continuing Employees which termination occurs at the direction of or by the Buyer after the Closing), including the employer’s share of any payroll, social security, unemployment or similar Taxes attributable to such amounts or to offset or gross-up any Person for any excise Taxes or income Taxes related to the foregoing items, and (B) any Taxes related to any equity or equity-based payments or benefits (including, without limitation, any cancellation or accelerated vesting of any equity or equity-based arrangements) due or payable to any Person in connection with the consummation of the Contemplated Transactions; provided, that “Transaction Expenses” shall not include any amounts included in any computation of Indebtedness or Net Working Capital hereunder. For the avoidance of doubt, “Transaction Expenses” shall not include any of the costs associated with obtaining any Buyer Insurance Policy, including any premium, broker fee, underwriting fee, due diligence fee, carrier commissions, legal fees for counsel engaged by the underwriter and surplus lines taxes and fees.

“Trustee” means Wilmington Trust, National Association, as trustee and collateral agent under the Senior Secured Notes Indenture and as trustee under the Unsecured Notes Indenture, as applicable.

“Unsecured Notes Indenture” means that certain indenture, dated as of June 9, 2021, by and among Seller and the Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time (including pursuant to the Unsecured Notes Supplemental Indenture).

“Unsecured Notes Supplemental Indenture” means that certain supplement to the Unsecured Notes Indenture to be agreed, entered into, and effected by no later than December 20, 2023 (which shall be acceptable to the Buyer in its sole and exclusive discretion and acceptable to the Required Parties (as defined in the Noteholder Support Agreement)), for the purpose of implementing the terms set forth on Annex B to the Noteholder Support Agreement and other terms necessary for consistency with the Noteholder Support Agreement.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. § 2101 et seq. or any similar Law.

Annex B

Accounting Principles

Annex B

Accounting Principles

The Estimated Closing Statement and the Closing Statement (the “Closing Calculations”), including the calculation of the amounts set forth in the Agreement that are required to be determined by applying the Accounting Principles, shall be calculated in accordance with the principles and treatments set out below:

The Accounting Principles mean:

(i)	the accounting methods, policies, principles, practices, procedures, and classifications set out in paragraphs 1 to 9 below (the “Specific Policies”);

(ii)

to the extent not inconsistent with paragraph (i) above and only to the extent consistent with GAAP, the accounting methods, policies, principles, practices, procedures, and classifications applied in the preparation of the unaudited combined balance sheet of the Company and its Subsidiaries as of December 31, 2022; and

(iii)	to the extent not inconsistent with paragraphs (i) and (ii) above, GAAP.

For the avoidance of doubt, paragraph (i) shall take precedence over each of paragraph (ii) and paragraph (iii), and paragraph (ii) shall take precedence over paragraph (iii).

Capitalized terms used in this Annex B without separate definition shall have the respective meanings given to them in the Agreement.

Specific Policies

1.	The Closing Calculations shall be calculated and prepared in accordance with the definitions included in the Agreement and this Annex B.

2.

Net Working Capital shall be calculated using the same format set out in Annex C. Annex C shall be used for illustrative purposes only. The line items included on Annex C represent the only line items to be included in Net Working Capital at Closing; however, the amounts contained within the line items on Annex C shall not form part of the calculation of Net Working Capital and remain subject to the terms and provisions of the Agreement, including this Annex B.

3.

The Accounting Principles shall be interpreted and applied so as to avoid double counting (whether positive or negative) of any item to be included in the calculation of the Closing Net Working Capital, Closing Cash, Closing Indebtedness or Transaction Expenses as included in the Closing Calculations. Additionally, Net Working Capital shall exclude all assets and liabilities relating to operating leases.

4.

Subject to the other Specific Policies, there shall be no change in the classification (a) to a current liability of any liability that has not previously been characterized as a current liability in the unaudited combined balance sheet of the Company and its Subsidiaries as of December 31, 2022 or (b) to a long-term asset of any asset that has not previously been characterized as a long-term asset in the unaudited combined balance sheet of the Company and its Subsidiaries as of December 31, 2022, (c) to a current asset of any asset that has not previously been characterized as a current asset in the unaudited combined balance sheet of the Company and its Subsidiaries as of December 31, 2022 or (d) to a long-term liability of any liability that has not previously been characterized as a long-term liability in the unaudited combined balance sheet of the Company and its Subsidiaries as of December 31, 2022, in each case, other than any such change resulting solely from the passage of time.

5.	Accounts Receivable for purposes of the calculation of Net Working Capital shall only include Accounts Receivable less than 90 days past due date as of the Calculation Time.

6.

Net Working Capital shall be prepared (a) applying no minimum materiality limit, (b) using the information extracted from the accounting records of the Company and its Subsidiaries, and (c) as if the Calculation Time occurs at the end of an accounting period and in accordance with those specific procedures that would be adopted at a financial year-end, including detailed analysis of accruals and cut-off procedures. No amount shall be included in Net Working Capital for changes in assets or liabilities as a result of purchase accounting adjustments.

7.

Net Working Capital shall include a full accrual (determined ratably as the Calculation Time) in respect of unpaid salaries, wages, benefits, including with respect to any unused holiday or paid time off to which employees are contractually entitled to have taken, in each instance including tax and social security costs. For the avoidance of doubt, these accruals will include amounts for all Company Employees regardless of if they were employed through the Company or another member of the Seller Group.

8.

For the avoidance of doubt, in the event of a mid-month Calculation Time, accounts receivable within Net Working Capital shall (i) include receivables for the month to date revenue earned and (ii) be reduced for any collections received month to date, in each case up to the Calculation Time. Liability accruals will be made for corresponding costs and expenses incurred month to date up to the Calculation Time and such balances will be included in Net Working Capital.

9.

Intercompany balances between or among the Company or its Subsidiaries shall be reconciled and eliminated. Net Working Capital shall exclude any receivables from or liabilities to the Seller or any of its Affiliates (other than the Company and its Subsidiaries).

Annex C

Illustrative Calculation of Net Working Capital

Exhibit A

Intellectual Property Assignment Agreement

Exhibit B

Form Transition Services Agreement

Exhibit C

Purchase Price Allocation Schedule

Exhibit C

Purchase Price Allocation Schedule

As provided in Section 10.2(g) of this Agreement, the Cash Consideration, including all items treated as purchase price for U.S. federal income tax purposes (“Total Consideration”), shall be allocated as follows in a manner consistent with Section 1060 of the Code and the Treasury Regulations thereunder:

	Asset Class	Allocation Method
I.	Cash and General Deposit Accounts	Cash amount as of the Closing Date
II.	Actively Traded Securities	Fair market value as of the Closing Date
III.	Prepaids, Deposits and Receivables	Net book value as of the Closing Date
IV.	Inventory	Net book value as of the Closing Date
V.	Other Tangible Personal Property (assumes no real estate)	Net book value as of the Closing Date
VI. and VII.	Intangible Assets (other than Goodwill) and Goodwill	Balance of the Total Consideration

(PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION)

SCAN TO VIEW MATERIALS & VOTE

UPHEALTH, INC. 14000 S. MILITARY TRAIL, SUITE 203 DELRAY BEACH, FL 33484

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UPH2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow above and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V27625-TBD KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

UPHEALTH, INC.

The Board of Directors recommends you vote “FOR” Proposal No. 1—The Sale Proposal and Proposal No. 2—The Adjournment Proposal.	For	Against	Abstain

1. To approve the Purchase Agreement for the Sale of Cloudbreak, as such Sale constitutes the sale of substantially all of the assets of UpHealth under Delaware law.	☐	☐	☐

2.  To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Purchase Agreement.

	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

To Be Held on [TBD], 2024:

The Notice and Proxy Statement is available at www.proxyvote.com.

To attend the Special Meeting of Stockholders, please go to www.virtualshareholdermeeting.com/UPH2024SM.

V27626-TBD

UPHEALTH, INC.

SPECIAL MEETING OF STOCKHOLDERS

[TBD], 2024 [TBD] ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Dr. Avi S. Katz and Martin Beck, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UPHEALTH, INC. that the stockholder(s) are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] ET on [TBD], 2024, virtually at www.virtualshareholdermeeting.com/UPH2024SM, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF YOU FAIL TO VOTE ON PROPOSAL NO. 1, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST PROPOSAL NO. 1. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL NO. 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Continued and to be marked, dated and signed on the reverse side